Filed pursuant to Rule 433
Registration Statement No.: 333-126661-06

The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED MARCH 15, 2006, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-126661) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-3813 (collect call) or by emailing Avinash Bappanad at bappanad_avinash@jpmorgan.com.

$1,980,793,000 (Approximate)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP6

Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Depositor

JPMorgan Chase Bank, N.A.
Eurohypo AG, New York Branch
Nomura Credit & Capital, Inc.
IXIS Real Estate Capital Inc.
PNC Bank, National Association

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2006-LDP6

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2006-LDP6 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP6. The assets of the issuing entity will primarily be 164 fixed rate mortgage loans secured by first liens on 229 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2006-LDP6 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates — Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus. The Series 2006-LDP6 certificates are obligations of the issuing entity only and are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2006-LDP6 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest on the 15th day of each month, commencing on April 17, 2006.

	Initial Class Certificate Balance or Notional Amount(1)	Initial Approx. Pass-Through Rate	Pass-Through Rate Description		Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/S&P)(5)	Rated Final Distribution Date(3)
Class A-1	$60,030,000%			(7)	January 15, 2011	Aaa/AAA	April 15, 2043
Class A-2	$155,890,000%			(7)	April 15, 2011	Aaa/AAA	April 15, 2043
Class A-3FL	$100,000,000 (8)	LIBOR + %	Floating	(9)	December 15, 2012	Aaa/AAA(10)	April 15, 2043
Class A-3B	$55,733,000%			(7)	March 15, 2014	Aaa/AAA	April 15, 2043
Class A-4	$820,579,000%			(7)	March 15, 2016	Aaa/AAA	April 15, 2043
Class A-SB	$103,816,000%			(7)	May 15, 2015	Aaa/AAA	April 15, 2043
Class A-1A	$204,959,000%			(7)	March 15, 2016	Aaa/AAA	April 15, 2043
Class A-M	$214,429,000%			(7)	March 15, 2016	Aaa/AAA	April 15, 2043
Class A-J	$163,503,000%			(7)	March 15, 2016	Aaa/AAA	April 15, 2043
Class X-2	$2,098,755,000	(11)%	Variable	(12)	March 15, 2013	Aaa/AAA	April 15, 2043
Class B	$48,247,000%			(7)	April 15, 2016	Aa2/AA	April 15, 2043
Class C	$18,762,000%			(7)	April 15, 2016	Aa3/AA–	April 15, 2043
Class D	$34,845,000%			(7)	April 15, 2016	A2/A	April 15, 2043

(Footnotes to table on page S-9)

You should carefully consider the risk factors beginning on page S-42 of this free writing prospectus and page 10 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The underwriters, J.P. Morgan Securities Inc., Nomura Securities International, Inc., EHY Securities (USA), LLC, IXIS Securities North America Inc., PNC Capital Markets LLC, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch Pierce Fenner & Smith Incorporated will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are acting as co-lead managers for this offering and Banc of America Securities LLC, Citigroup Global Markets Inc., EHY Securities (USA), LLC, IXIS Securities North America Inc., Merrill Lynch Pierce Fenner & Smith Incorporated and PNC Capital Markets LLC are acting as co-managers for this offering. J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are acting as joint bookrunners for this offering in the following manner: Nomura Securities International, Inc. is acting as sole bookrunner with respect to 37.2% of the Class A-4 certificates. J.P. Morgan Securities Inc. is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about March 30, 2006. We expect to receive from this offering approximately  % of the initial aggregate principal balance of the offered certificates, plus accrued interest from March 1, 2006, before deducting expenses payable by us.

JPMorgan	NOMURA

EHY Securities (USA), LLC IXIS Securities North America Inc.	PNC Capital Markets LLC

Banc of America Securities LLC Citigroup	Merrill Lynch & Co.

March     , 2006

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Commercial Mortgage Pass-Through Certificates, Series 2006-LDP6

Washington
1 property
$22,947,051
1.1% of total
Idaho
1 property
$5,775,000
0.3% of total
Utah
1 property
$8,100,000
0.4% of total
Iowa
1 property
$2,394,524
0.1% of total
Illinois
25 properties
$92,249,188
4.3% of total
Wisconsin
7 properties
$25,805,254
1.2% of total
Michigan
6 properties
$43,482,701
2.0% of total
New York
15 properties
$390,982,000
18.2% of total
Maine
2 properties
$13,178,523
0.6% of total
Massachusetts
4 properties
$29,634,120
1.4% of total
Indiana
4 properties
$20,903,307
1.0% of total
Pennsylvania
14 properties
$157,219,588
7.3% of total
Connecticut
6 properties
$63,808,000
3.0% of total
Oregon
2 properties
$38,378,274
1.8% of total
Ohio
8 properties
$49,234,100
2.3% of total
New Jersey
6 properties
$81,728,400
3.8% of total
Nevada
10 properties
$32,960,203
1.5% of total
Delaware
1 property
$10,700,000
0.5% of total
California
35 properties
$430,740,590
20.1% of total
Maryland
5 properties
$144,614,000
6.7% of total
Virginia
3 properties
$12,747,348
0.6% of total
Arizona
3 properties
$38,425,000
1.8% of total
North Carolina
11 properties
$79,449,548
3.7% of total
Colorado
2 properties
$9,350,000
0.4% of total
Georgia
2 properties
$10,669,744
0.5% of total
South Carolina
3 properties
$14,559,057
0.7% of total
Kansas
2 properties
$4,671,293
0.2% of total
Texas
21 properties
$133,833,859
6.2% of total
Alabama
2 properties
$5,019,769
0.2% of total
Kentucky
2 properties
$11,727,000
0.5% of total
Florida
11 properties
$88,931,172
4.1% of total
Oklahoma
3 properties
$17,577,450
0.8% of total
Arkansas
2 properties
$22,508,145
1.0% of total
Tennessee
8 properties
$29,992,000
1.4% of total
< 1.0% Cut-off Date Balance
1.0% - 9.99% Cut-off Date Balance
≥10.0% Cut-off Date Balance

WAL★MART
Pharmacy

THE HOME DEPOT

Centro Portfolio — Various, Various

Panos/Smith Hotel Portfolio — Various, Various

CenterPoint II Portfolio — Various, Various

Smith Haven Mall — Lake Grove, NY

Bath & Body Works

Valley Mall — Hagerstown, MD

The Benson Hotel Portland, OR

The Gap Building San Francisco, CA

IDT Entertainment Plaza Burbank, CA

215 Park Avenue South New York, NY

30 BROAD
H&R BLOCK

30 Broad Street New York, NY

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of offered certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus.

The information contained herein supersedes any previous information delivered to you and may be superseded by information delivered to you prior to the time of sale.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, attached as Annex I hereto, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this free writing prospectus and the accompanying prospectus, you should rely on the information contained in this free writing prospectus.

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the Series 2006-LDP6 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-9 of this free writing prospectus, which sets forth important statistical information relating to the Series 2006-LDP6 certificates;

Summary of Terms, commencing on page S-11 of this free writing prospectus, which gives a brief introduction of the key features of the Series 2006-LDP6 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-42 of this free writing prospectus, which describe risks that apply to the Series 2006-LDP6 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-228 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 132 of the prospectus.

All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

In this free writing prospectus, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

Until ninety days after the date of this free writing prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a free writing prospectus and the prospectus. This is in addition to the dealers’ obligation to deliver a free writing prospectus and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE

COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE ‘‘FSMA’’)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUER; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF CERTIFICATES	S-9
SUMMARY OF TERMS	S-11
RISK FACTORS	S-42
Geographic Concentration Entails Risks	S-42
Risks Relating to Mortgage Loan Concentrations	S-43
Risks Relating to Enforceability of Cross-Collateralization	S-45
The Borrower’s Form of Entity May Cause Special Risks	S-45
Ability to Incur Other Borrowings Entails Risk	S-46
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date	S-50
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	S-51
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-51
Tenant Concentration Entails Risk	S-53
Certain Additional Risks Relating to Tenants	S-54
Substitution of Mortgaged Properties May Lead to Increased Risks	S-55
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-56
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-57
Tenant Bankruptcy Entails Risks	S-57
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-57
Retail Properties Have Special Risks	S-57
Office Properties Have Special Risks	S-59
Industrial Properties Have Special Risks	S-59
Multifamily Properties Have Special Risks	S-60
Hotel Properties Have Special Risks	S-62
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-63
Manufactured Housing Community Properties Have Special Risks	S-63
Self Storage Properties Have Special Risks	S-64
Lack of Skillful Property Management Entails Risks	S-65
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-65
Condominium Ownership May Limit Use and Improvements	S-65
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-66
Limitations of Appraisals	S-67
Shari’ah Compliant Loans	S-68
Potential Conflicts of Interest	S-68
Special Servicer May Be Directed to Take Actions	S-70
Bankruptcy Proceedings Entail Certain Risks	S-70
Risks Relating to Prepayments and Repurchases	S-71
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-74
Sensitivity to LIBOR and Yield Considerations	S-74
Risk Relating to the Swap Contract	S-74
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-75
Risks Relating to Interest on Advances and Special Servicing Compensation	S-75
Risks of Limited Liquidity and Market Value	S-76
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-76
Subordination of Subordinate Offered Certificates	S-76
Limited Information Causes Uncertainty	S-76
Environmental Risks Relating to the Mortgaged Properties	S-76
Tax Considerations Relating to Foreclosure	S-78
Risks Associated with One Action Rules	S-79

Potential Absence of Attornment Provisions Entails Risks	S-79
Property Insurance May Not Be Sufficient	S-79
Zoning Compliance and Use Restrictions May Adversely Affect Property Value	S-81
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	S-82
No Reunderwriting of the Mortgage Loans	S-82
Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans	S-83
Risks Relating to Book-Entry Registration	S-83
Risks Relating to Inspections of Properties	S-83
Certain of the Mortgage Loans Lack Customary Provisions	S-83
Mortgage Electronic Registration Systems (MERS)	S-83
Other Risks	S-84
DESCRIPTION OF THE MORTGAGE POOL	S-85
General	S-85
Assistance Programs	S-86
Additional Debt	S-86
The CenterPoint II Whole Loan	S-90
AB Mortgage Loan Pairs	S-91
General	S-91
Mezz Cap AB Mortgage Loans	S-92
Top Fifteen Mortgage Loans	S-94
ARD Loans	S-95
Certain Terms and Conditions of the Mortgage Loans	S-95
Additional Mortgage Loan Information	S-104
Sale of Mortgage Loans: Mortgage File Delivery	S-107
Representations and Warranties; Repurchases and Substitutions	S-108
Repurchase or Substitution of Cross-Collateralized Mortgage Loans	S-113
Lockbox Accounts	S-114
TRANSACTION PARTIES	S-115
The Sponsors	S-115
JPMorgan Chase Bank, National Association	S-115
Eurohypo AG, New York Branch	S-116
Nomura Credit & Capital, Inc.	S-118
IXIS Real Estate Capital Inc.	S-124
PNC Bank, National Association	S-126
The Depositor	S-129
Significant Obligor	S-129
The Mortgage Loan Sellers	S-129
JPMorgan Chase Bank, N.A.	S-129
Eurohypo AG, New York Branch	S-129
Nomura Credit & Capital, Inc.	S-129
IXIS Real Estate Capital Inc.	S-129
PNC Bank, National Association	S-129
Underwriting Guidelines and Processes	S-130
The Issuing Entity	S-132
The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent	S-132
The Master Servicers	S-133
General	S-133
Midland	S-134
GMAC	S-135
The Special Servicer	S-136
Replacement of the Special Servicer	S-138
Servicing and Other Compensation and Payment of Expenses	S-138
DESCRIPTION OF THE CERTIFICATES	S-142
General	S-142
Book-Entry Registration and Definitive Certificates	S-144
Distributions	S-146
Allocation of Yield Maintenance Charges and Prepayment Premiums	S-165
Assumed Final Distribution Date; Rated Final Distribution Date	S-166
Subordination; Allocation of Collateral Support Deficit	S-167
Advances	S-170
Appraisal Reductions	S-174
Reports to Certificateholders; Certain Available Information	S-176
Voting Rights	S-180
Termination; Retirement of Certificates	S-181
DESCRIPTION OF THE SWAP CONTRACT	S-182
General	S-182
The Swap Contract	S-182
Termination Fees	S-183
The Swap Counterparty	S-183
SERVICING OF THE MORTGAGE LOANS	S-185
General	S-185
The Directing Certificateholder	S-188

Limitation on Liability of Directing Certificateholder	S-191
Maintenance of Insurance	S-192
Modifications, Waiver and Amendments	S-194
Realization Upon Defaulted Mortgage Loans	S-195
Inspections; Collection of Operating Information	S-198
Certain Matters Regarding the Master Servicers, the Special Servicer and the Depositor	S-199
Events of Default	S-200
Rights Upon Event of Default	S-201
Amendment	S-202
YIELD AND MATURITY CONSIDERATIONS	S-205
Yield Considerations	S-205
Weighted Average Life	S-209
Yield Sensitivity of the Class X-2 Certificates	S-216
Effect of Loan Groups	S-217
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-219
Taxation of the Swap Contract	S-220
CERTAIN ERISA CONSIDERATIONS	S-222
LEGAL MATTERS	S-224
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-225
RATINGS	S-226
LEGAL INVESTMENT	S-227
INDEX OF DEFINED TERMS	S-228

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

ANNEX B	CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING COMMUNITY LOANS

ANNEX C	STRUCTURAL AND COLLATERAL FREE WRITING PROSPECTUS

ANNEX D	FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX E	CLASS X-2 COMPONENT NOTIONAL AMOUNTS

ANNEX F	CLASS X-2 REFERENCE RATES

ANNEX G	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approximate Credit Support(2)	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/ S&P)(5)		Principal Window(4)
Offered Certificates
A-1(6)	$60,030,000		30.000%	(7)	January 15, 2011	%	3.01	Aaa/AAA		04/06 – 01/11
A-2(6)	$155,890,000		30.000%	(7)	April 15, 2011	%	4.90	Aaa/AAA		02/11 – 04/11
A-3FL(6)	$100,000,000	(8)	30.000%	Floating(9)	December 15, 2012	LIBOR + %	6.71	Aaa/AAA	(10)	12/12 – 12/12
A-3B(6)	$55,733,000		30.000%	(7)	March 15, 2014	%	7.14	Aaa/AAA		12/12 – 03/14
A-4(6)	$820,579,000		30.000%	(7)	March 15, 2016	%	9.85	Aaa/AAA		05/15 – 03/16
A-SB(6)	$103,816,000		30.000%	(7)	May 15, 2015	%	7.08	Aaa/AAA		01/11 – 05/15
A-1A(6)	$204,959,000		30.000%	(7)	March 15, 2016	%	8.28	Aaa/AAA		04/06 – 03/16
A-M	$214,429,000		20.000%	(7)	March 15, 2016	%	9.96	Aaa/AAA		03/16 – 03/16
A-J	$163,503,000		12.375%	(7)	March 15, 2016	%	9.96	Aaa/AAA		03/16 – 03/16
X-2	$2,098,755,000	(11)	N/A	Variable(12)	March 15, 2013	%	N/A	Aaa/AAA		N/A
B	$48,247,000		10.125%	(7)	April 15, 2016	%	10.02	Aa2/AA		03/16 – 04/16
C	$18,762,000		9.250%	(7)	April 15, 2016	%	10.04	Aa3/AA–		04/16 – 04/16
D	$34,845,000		7.625%	(7)	April 15, 2016	%	10.04	A2/A		04/16 – 04/16
Non-Offered Certificates
X-1	$2,144,296,207	(13)	N/A	Variable(14)	N/A	%	N/A	Aaa/AAA		N/A
E	$21,443,000		6.625%	(7)	N/A	%	N/A	A3/A–		N/A
F	$29,484,000		5.250%	(7)	N/A	%	N/A	Baa1/BBB+		N/A
G	$21,443,000		4.250%	(7)	N/A	%	N/A	Baa2/BBB		N/A
H	$21,443,000		3.250%	(7)	N/A	%	N/A	Baa3/BBB–		N/A
J	$10,722,000		2.750%	(7)	N/A	%	N/A	Ba1/BB+		N/A
K	$10,721,000		2.250%	(7)	N/A	%	N/A	Ba2/BB		N/A
L	$5,361,000		2.000%	(7)	N/A	%	N/A	Ba3/BB–		N/A
M	$5,361,000		1.750%	(7)	N/A	%	N/A	NR/B+		N/A
N	$5,360,000		1.500%	(7)	N/A	%	N/A	NR/B		N/A
P	$8,041,000		1.125%	(7)	N/A	%	N/A	NR/B−		N/A
NR	$24,124,207		N/A	(7)	N/A	%	N/A	NR/NR		N/A

(1)	Approximate, subject to a permitted variance of plus or minus 10%.

(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3FL, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus. The rated final distribution date for each class of certificates is April 15, 2043. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this free writing prospectus and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)	Ratings shown are those of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

(6)	For purposes of making distributions on the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 132 mortgage loans, representing approximately 90.4% of the aggregate principal balance of the mortgage loans. As of the cut-off date, loan group 2 will consist of 32 mortgage loans, representing approximately 9.6% of the aggregate principal balance of the mortgage loans. As of the cut-off date, loan group 2 will include approximately 85.6% of all the mortgage loans secured by multifamily and manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-1A, Class A-SB and Class X certificates and the Class A-3FL regular interest, interest and principal distributions on the Class A-1, Class A-2, Class A-3B and Class A-4 certificates and the Class A-3FL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-SB certificates and the Class A-3FL regular interest will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balance of the Class A-4 and Class A-SB certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class B through Class NR certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, pro rata.

(7)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates and the Class A-3FL regular interest on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(8)	The certificate balance of the Class A-3FL certificates will be equal to the certificate balance of the Class A-3FL regular interest.

(9)	The pass-through rate applicable to the Class A-3FL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-3FL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on March , 2006 and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period.

(10)	The ratings assigned to the Class A-3FL certificates only reflect the receipt of a fixed rate of interest at a rate equal to % per annum. See ‘‘Ratings’’ in this free writing prospectus.

(11)	The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates and the Class A-3FL regular interest.

(12)	The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-2 certificates. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

(13)	The Class X-1 notional amount will be equal to the aggregate of the class balances of the certificates (other than the Class A-3FL certificates) and the Class A-3FL regular interest.

(14)	The pass-through rate on the Class X-1 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 certificates. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

The Class S, Class R and Class LR certificates are not offered by this free writing prospectus and are not represented in this table.

 SUMMARY OF TERMS

This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus attached as Annex I hereto carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9271. See ‘‘Transaction Parties—The Depositor’’ in this free writing prospectus.

Issuing Entity	A New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this free writing prospectus.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, Eurohypo AG, New York Branch, the New York branch of a German banking corporation, Nomura Credit & Capital, Inc., a Delaware corporation, IXIS Real Estate Capital Inc., a New York corporation, and PNC Bank, National Association, a national banking association. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this free writing prospectus.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
JPMorgan Chase Bank, N.A.	76	$986,580,176	46.0%	46.5%	40.9%
Eurohypo AG, New York Branch	23	$375,722,152	17.5%	18.4%	9.6%
Nomura Credit & Capital, Inc.	12	$305,971,602	14.3%	13.1%	25.0%
IXIS Real Estate Capital Inc.	33	$295,978,474	13.8%	14.2%	10.3%
PNC Bank, National Association	20	$180,043,804	8.4%	7.8%	14.2%
Total	164	$2,144,296,208	100.0%	100.0%	100.0%

Master Servicers	Midland Loan Services, Inc., a Delaware corporation, will act as master servicer with respect to 119 of the mortgage loans, representing approximately 71.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (96 mortgage loans in loan group 1, representing approximately 72.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 23 mortgage loans in loan group 2, representing approximately 64.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). Its servicing offices are located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000. Midland Loan Services, Inc. is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and of PNC Capital Markets LLC, one of the underwriters.

GMAC Commercial Mortgage Corporation, a California corporation, will act as master servicer with respect to 45 of the mortgage loans, representing approximately 28.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (36 mortgage loans in loan group 1, representing approximately 27.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 9 mortgage loans in loan group 2, representing approximately 35.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). Its principal servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258. See ‘‘Transaction Parties—The Master Servicers’’ in this free writing prospectus.

The master servicers will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans that are not part of the trust fund. See ‘‘Servicing of the Mortgage Loans’’ in this free writing prospectus.

Special Servicer	LNR Partners, Inc., a Florida corporation, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The primary servicing offices of the special servicer are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. The special servicer may be removed without cause under certain circumstances described in this free writing prospectus. See ‘‘Transaction Parties—The Special Servicer’’ in this free writing prospectus.

Trustee and Paying Agent	Wells Fargo Bank, N.A., a national banking association with its principal corporate offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See ‘‘Transaction Parties—The Trustee, Certificate Registrar, Authenticating Agent and Paying Agent’’ in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Sponsors	JPMorgan Chase Bank, National Association, a national banking association, Eurohypo AG, New York Branch, the New York branch of a German banking corporation, Nomura Credit & Capital, Inc., a Delaware corporation, PNC Bank, National Association, a national banking association, and IXIS Real Estate Capital Inc., a New York corporation. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus and ‘‘The Sponsors’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates are playing several roles in this transaction. JPMorgan Chase Commercial Mortgage Securities Corp. is the Depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the Depositor. JPMorgan Chase Bank, N.A. is also an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. JPMorgan Chase Bank, N.A. is also a sponsor and the swap counterparty. Eurohypo AG, New York Branch, a sponsor, mortgage loan seller and originator, is an affiliate of EHY Securities (USA), LLC, one of the underwriters. Nomura Credit & Capital, Inc., a sponsor, mortgage loan seller and originator, is an affiliate of Nomura Securities Internaitonal, Inc., one of the underwriters. IXIS Real Estate Capital Inc., a sponsor, mortgage loan seller and originator, is an affiliate of IXIS Securities North America Inc., one of the underwriters. PNC Bank, National Association, a sponsor, mortgage loan seller and originator, is an affiliate of each of Midland Loan Services, Inc., one of the master servicers, and PNC Capital Markets LLC, one of the underwriters. These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under ‘‘Risk Factors—Potential Conflicts of Interest’’.

Significant Obligors	The mortgaged property that secures the Centro Portfolio loan represents approximately 11.2% of the aggregate principal balance of the mortgage loans as of the cut-off date.

Swap Counterparty	JPMorgan Chase Bank, N.A will provide an interest rate swap contract for the benefit of the Class A-3FL Certificates, which are not offered by this free writing prospectus.

Cut-off Date	With respect to each mortgage loan, the due date of that mortgage loan in March 2006 or, with respect to those mortgage loans that were originated in February 2006 and have their first due date in April 2006, March 1, 2006, or, with respect to those mortgage loans that were originated in March 2006 and have their first due date after March 2006, the origination date of that mortgage loan.

Closing Date	On or about March 30, 2006.

Distribution Date	The 15th day of each month or, if the 15th day is not a business day, on the next succeeding business day, beginning in April 2006.

Interest Accrual Period	Interest will accrue on the offered certificates (other than with respect to the Class A-3FL certificates) and the Class A-3FL regular interest during the calendar month prior to the related distribution date. With respect to the Class A-3FL certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to, but excluding, the related distribution date. Except with respect to the Class A-3FL certificates, interest will be calculated on the offered certificates and the Class A-3FL regular interest assuming that each month has 30 days and each year has 360 days. With respect to the Class A-3FL certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days, provided that if the pass-through rate for the Class A-3FL certificates converts to a fixed rate, the interest calculation method and interest accrual period for the Class A-3FL certificates will be the same as the Class A-3FL regular interest.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Swap Contract	The trust will have the benefit of an interest rate swap contract relating to the Class A-3FL certificates issued by JPMorgan Chase Bank, N.A., which, as of the date of this free writing prospectus, has a long-term certificates of deposit rating of "Aa2" by Moody's Investors Service, Inc. and "AA-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

The initial notional amount of the interest rate swap contract will be equal to the aggregate initial certificate balance of the Class A-3FL regular interest (and correspondingly, the Class A-3FL certificates). The notional amount of the swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-3FL regular interest (and correspondingly, the Class A-3FL certificates). The swap contract will have a maturity date of April 15, 2043 (the same date as the rated final distribution date of the Class A-3FL certificates). Under the swap contract, the trust will generally be obligated to pay to the swap counterparty one business day prior to each distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the Class A-3FL regular interest and (ii) the product of (A) the notional amount of the swap contract and (B) the pass-through rate on the Class A-3FL regular interest. The swap counterparty will generally be obligated to pay to the trust one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the swap contract and (ii) LIBOR plus % per annum. If there is an interest shortfall with respect to the Class A-3FL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-3FL certificates for that distribution date. See "Risk Factors—Risks Relating to the Swap Contract" and "Description of the Swap Contract" in this free writing prospectus.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of March 1, 2006 among the depositor, the master servicers, the special servicer and the trustee. The master servicers will service the mortgage loans (other than the specially-serviced mortgage loans) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2006-LDP6:

•	Class A-1

•	Class A-2

•	Class A-3FL

•	Class A-3B

•	Class A-4

•	Class A-SB

•	Class A-1A

•	Class A-M

•	Class A-J

•	Class X-2

•	Class B

•	Class C

•	Class D

Series 2006-LDP6 will consist of the above classes and the following classes that are not being offered through this free writing prospectus and the accompanying prospectus: Class X-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR.

The Series 2006-LDP6 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 164 fixed rate mortgage loans secured by first liens on 229 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 10%:

Class A-1	$60,030,000
Class A-2	$155,890,000
Class A-3FL	$100,000,000
Class A-3B	$55,733,000
Class A-4	$820,579,000
Class A-SB	$103,816,000
Class A-1A	$204,959,000
Class A-M	$214,429,000
Class A-J	$163,503,000
Class X-2	$2,098,755,000
Class B	$48,247,000
Class C	$18,762,000
Class D	$34,845,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial pass-through rate is set forth below for each class:

Class A-1%		(1)
Class A-2%		(1)
Class A-3FL	LIBOR + %	(2)
Class A-3B	%	(1)
Class A-4%		(1)
Class A-SB	%	(1)
Class A-1A	%	(1)
Class A-M	%	(1)
Class A-J	%	(1)
Class X-2%		(3)
Class B	%	(1)
Class C	%	(1)
Class D	%	(1)

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D certificates and the Class A-3FL regular interest on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(2)	The pass-through rate applicable to the Class A-3FL certificates on each distribution date will be a per annum rate equal to LIBOR plus % per annum. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-3FL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on March , 2006, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See "Description of the Swap Contract—The Swap Contract" in this free writing prospectus.

(3)	The interest accrual amount on the Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all or some of the other classes of certificates or the Class A-3FL regular interest or portions thereof. The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of the components of the Class X-2 certificates. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

B. Interest Rate Calculation Convention	Interest on the certificates (other than the Class A-3FL certificates) and the Class A-3FL regular interest will be calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360 basis." Interest on the Class A-3FL certificates will be calculated based on the actual number of days in each interest accrual period and a 360-day year, or an "actual/360 basis." However, if the pass-through rate for the Class A-3FL certificates converts to a fixed rate, interest will be calculated on a 30/360 basis.

For purposes of calculating the pass-through rates on each class of certificates with a pass-through rate that is based on, limited by or equal to, the weighted average of the net mortgage rates on the mortgage loans, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions—Pass-Through Rates’’ and ‘‘—Interest Distribution Amount’’ in this free writing prospectus.

C. Servicing and Administration Fees	The master servicers and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated based on the outstanding principal amount of the pool of mortgage loans in the trust fund and one-twelfth of the master servicing fee rate ranging from 0.020000% to 0.110000%. The special servicing fee for each distribution date is equal to the greater of (1) the amount calculated based on the outstanding principal amount of each mortgage loan that is a specially serviced mortgage loan and one-twelfth of the special servicing fee rate equal to 0.35% and (2) $4,000 per specially serviced mortgage loan. The master servicers and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated based on the outstanding principal amount of the pool of mortgage loans in the trust fund and one-twelfth of the trustee fee rate equal to 0.0007%. See ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates and the Class A-3FL regular interest: To pay interest concurrently, (a) on the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-SB certificates and the Class A-3FL regular interest, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X-1 and Class X-2 certificates, pro rata, from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes, pro rata, without regard to loan groups, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest: To the extent of funds allocated to principal and available for distribution, (a)(1) first, to the Class A-SB certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, funds attributed to principal received from loan group 2 remaining after payments specified in clause (b) below have been made, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex G to this free writing prospectus, (2) then to principal on the Class A-1 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a)(1) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-1 certificates has been reduced to zero, (3) then to principal on the Class A-2 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-2 certificates has been reduced to zero, (4) then (i) prior to July 15, 2012, first to principal on the Class A-3B certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 until the certificate balance of the Class A-3B certificates has been reduced to zero, and then to principal on the Class A-3FL regular interest, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above and the payments to the Class A-3B certificates have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the Class A-3FL regular interest has been reduced to zero, and (ii) on or after July 15, 2012, first to principal on the Class A-3FL regular interest, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 until the Class A-3FL regular interest has been reduced to zero, and then to principal on the Class A-3B certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above and the payments to the Class A-3FL regular interest have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-3B certificates has been reduced to zero, (5) then to principal on the Class A-4 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3) and (a)(4) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-4 certificates has been reduced to zero and (6) then to principal on the Class A-SB certificates in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3), (a)(4) and (a)(5) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-SB certificates has been reduced to zero, and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-4 and Class A-SB certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a) have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, pro rata, rather than sequentially, without regard to loan groups, the distribution priorities above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest: To reimburse the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M certificates: To the Class A-M certificates as follows: (a) first, to interest on the Class A-M certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest), to principal on the Class A-M certificates until the certificate balance of the Class A-M certificates has been reduced to zero; and (c) third, to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class A-J certificates: To the Class A-J certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Sixth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Eighth/Class D certificates: To the Class D certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Ninth/Non-offered certificates (other than the Class S and Class X-1 certificates): In the amounts and order of priority described in ‘‘Description of the Certificates—Distributions—Priority’’ in this free writing prospectus.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 132 mortgage loans, representing approximately 90.4% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 32 mortgage loans, representing approximately 9.6% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 85.6% of all the mortgage loans secured by multifamily and manufactured housing community properties as a percentage of the aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this free writing prospectus will set forth the loan group designation with respect to each mortgage loan.

On each distribution date, funds available for distribution on the Class A-3FL certificates (which includes any net swap payments) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-3FL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-3FL regular interest, to principal on the Class A-3FL certificates until the certificate balance of the Class A-3FL certificates has been reduced to zero; and (c) third, to reimburse the Class A-3FL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of offered certificates and the Class A-3FL regular interest can be found in ‘‘Description of the Certificates—Distributions—Interest Distribution Amount’’ in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of offered certificates and the Class A-3FL regular interest entitled to principal on a particular distribution date also can be found in ‘‘Description of the Certificates—Distributions —Principal Distribution Amount’’ in this free writing prospectus.

C. Prepayment Premiums; Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates (other than the Class X-2 Certificates and the Class A-3FL certificates) and the Class A-3FL regular interest as described in ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus. For so long as the swap contract is in effect, any yield maintenance charges distributable in respect of the Class A-3FL regular interest will be payable to the swap counterparty pursuant to the terms of the swap contract.

If the swap contract is no longer in effect, any yield maintenance charges allocable to the Class A-3FL regular interest will be paid to the holders of the Class A-3FL certificates.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class S certificates. This interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates and the Class A-3FL regular interest will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and the Class A-3FL regular interest. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates and the Class A-3FL regular interest (other than excess interest that accrues on the mortgage loans that have anticipated repayment dates) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates and the Class A-3FL regular interest). It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates and the Class A-3FL regular interest in ascending order (beginning with the other classes of certificates (other than the Class S, Class R and Class LR certificates) that are not being offered by this free writing prospectus). No principal payments or mortgage loan losses will be allocated to the Class S, Class R, Class LR, Class X-1 or Class X-2 certificates, although principal payments and mortgage loan losses may reduce the notional amount of the Class X-1 and/or Class X-2 certificates and, therefore, the amount of interest they accrue. In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-3FL certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-3FL regular interest, in reduction of the certificate balance of the Class A-3FL regular interest, and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-3FL regular interest will result in a corresponding decrease in the certificate balance of the Class A-3FL certificates and any interest shortfalls suffered by the Class A-3FL regular interest will reduce the amount of interest distributed on the Class A-3FL certificates to the extent described in this free writing prospectus.

*	The Class X-1 and Class X-2 certificates are interest-only certificates, and the Class X-1 certificates are not offered by this free writing prospectus.

**	The Class A-3FL certificates are entitled to receive floating rate payments from a swap provider under an interest rate swap contract in exchange for the fixed rate payments to which the Class A-3FL regular interest is entitled.

***	Excluding the Class X-1 certificates.

Other than the swap contract for the Class A-3FL certificates and the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class A-3FL, Class X-1, Class X-2, Class S, Class R or Class LR certificates) or the Class A-3FL regular interest will reduce the certificate balance of that class of certificates, the Class A-3FL regular interest (and correspondingly the Class A-3FL certificates), respectively.

See ‘‘Description of the Certificates’’ in this free writing prospectus.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities or the Class A-3FL regular interest: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by a master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. Reductions in distributions to the Class A-3FL regular interest will cause a corresponding reduction in distributions to the Class A-3FL certificates to the extent described in this free writing prospectus. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the applicable master servicer are required to be allocated to the certificates and the Class A-3FL regular interest (and thus to the Class A-3FL certificates to the extent described in this free writing prospectus), on a pro rata basis, to reduce the amount of interest payable on the certificates and the Class A-3FL regular interest (and thus to the Class A-3FL certificates, to the extent described in this free writing prospectus). See ‘‘Description of the Certificates—Distributions—Priority’’ in this free writing prospectus.

Advances

A. P&I Advances	Each master servicer with respect to those mortgage loans for which it is acting as master servicer is required to advance a delinquent periodic mortgage loan payment if it determines that the advance will be recoverable (unless the special servicer determines that the advance would be non-recoverable). The applicable master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus. There may be other circumstances in which the applicable master servicer will not be required to advance one full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the applicable master servicer nor the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus. If an interest advance is made by a master servicer, that master servicer will not advance its servicing fee, but will advance the trustee’s fee. None of the master servicers or the trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-3FL certificates or be liable for any breakage, termination or other costs owed by the trust fund to the related swap counterparty. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus.

B. Property Protection Advances	Each master servicer may be required (with respect to those mortgage loans for which it is acting as master servicer), and the special servicer will have the option ( with respect to emergency advances), to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the applicable master servicer fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicers, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus.

C. Interest on Advances	The applicable master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and

‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 164 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 229 commercial, multifamily and manufactured housing community properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $2,144,296,208.

The CenterPoint II loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus) with a principal balance as of the cut-off date of $67,419,000 and representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), is one of two mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the CenterPoint II loan, which is included in the trust. The second of these mortgage loans, the CenterPoint II pari passu companion loan, is part of the split loan structure but is not included in the trust, and is pari passu in right of payment with the CenterPoint II loan. The CenterPoint II pari passu companion loan has an outstanding principal balance as of the cut-off date of $7,491,000.

The CenterPoint II loan and the CenterPoint II pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the master servicers and special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holder of the CenterPoint II loan (the directing certificateholder will be the holder of the CenterPoint II loan for this purpose) will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the master servicers and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the CenterPoint II loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The CenterPoint II Whole Loan’’ in this free writing prospectus.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the CenterPoint II loan is the aggregate principal balance of the CenterPoint II loan and the CenterPoint II pari passu companion loan.

In addition, 8 mortgage loans (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. The AB mortgage loans are each secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Bigg’s Place, Village Properties, Danville Manor Shopping Center, 3525 Decatur Avenue, Superior Townhomes, Timberstone Commons, Tullahoma Shopping Center and Alabama Center, and are set forth below.

Mortgage Loan	A Note Cut-off Date Loan Balance	% of Initial Pool Balance	% of Initial Loan group 1 Balance	% of Initial Loan group 2 Balance	B Note Original Balance
Bigg’s Place	$29,600,000	1.4%	1.5%	0.0%	$1,850,000
Village Properties	$28,800,000	1.3%	1.5%	0.0%	$1,800,000
Danville Manor Shopping Center	$9,807,000	0.5%	0.5%	0.0%	$ 622,000
3525 Decatur Avenue	$5,750,000	0.3%	0.0%	2.8%	$364,000
Superior Townhomes	$4,717,254	0.2%	0.0%	2.3%	$304,000
Timberstone Commons	$3,990,539	0.2%	0.2%	0.0%	$250,000
Tullahoma Shopping Center	$3,112,000	0.1%	0.2%	0.0%	$194,500
Alabama Center	$2,344,769	0.1%	0.1%	0.0%	$157,500

Each AB mortgage loan and its related subordinate companion loan are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the related mortgage loan prior to a monetary event of default, or material non-monetary event of default to the mortgage loan in the trust fund and the related subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust and second to the related subordinate companion loan. The master servicers and the special servicer will service and administer each AB mortgage loan and its subordinate companion loan pursuant to the pooling and servicing agreement and the related intercreditor agreement so long as such AB mortgage loan is part of the trust fund. Amounts attributable to each subordinate companion loan will not be assets of the trust, and will be beneficially owned by the holder of the subordinate companion loan. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holder of certain of the subordinate companion loans will have the right to approve certain modifications to the related senior loan under certain circumstances. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this free writing prospectus, information presented in this free writing prospectus (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this free writing prospectus is presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-Off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance(1)	$2,144,296,208	$1,939,336,672	$204,959,535
Number of mortgage loans	164	132	32
Number of mortgaged properties	229	196	33
Number of crossed loan pools	4	4	0
Crossed loan pools as a percentage of the aggregate outstanding principal balance	3.3%	3.7%	0.0%
Range of mortgage loan principal balances	$1,342,000 to $240,000,000	$1,342,000 to $240,000,000	$1,497,950 to $28,000,000
Average mortgage loan principal balance	$13,074,977	$14,691,944	$6,404,985
Range of mortgage rates	5.130000% to 6.850000%	5.130000% to 6.850000%	5.400900% to 6.361428%
Weighted average mortgage rate	5.618843%	5.604452%	5.755014%
Range of original terms to maturity(2)	60 months to 180 months	60 months to 180 months	60 months to 180 months
Weighted average original term to maturity(2)	112 months	113 months	106 months
Range of remaining terms to maturity(2)	58 months to 180 months	59 months to 179 months	58 months to 180 months
Weighted average remaining term to maturity(2)	111 months	112 months	105 months
Range of original amortization terms(3)	240 months to 360 months	240 months to 360 months	330 months to 360 months
Weighted average original amortization term(3)	355 months	354 months	359 months
Range of remaining amortization terms(3)	239 months to 360 months	239 months to 360 months	328 months to 360 months
Weighted average remaining amortization term(3)	354 months	354 months	359 months
Range of loan-to-value ratios	23.8% to 80.0%	34.8% to 80.0%	23.8% to 80.0%
Weighted average loan-to-value ratio	67.2%	66.8%	71.7%
Range of loan-to-value ratios as of the maturity date(2)(4)	23.8% to 79.1%	30.3% to 75.6%	23.8% to 79.1%
Weighted average loan-to-value ratio as of the maturity date(2)(4)	60.4%	59.9%	65.4%
Range of debt service coverage ratios(5)	1.19x to 3.81x	1.19x to 2.96x	1.19x to 3.81x
Weighted average debt service coverage ratio(5)	1.55x	1.56x	1.42x
Percentage of aggregate outstanding principal balance consisting of:
Partial Interest Only(6)	51.6%	51.4%	53.6%
Interest Only(7)	24.6%	24.2%	27.8%
Balloon	23.9%	24.4%	18.5%

(1)	Subject to a permitted variance of plus or minus 10%.

(2)	In the case of the mortgage loans with anticipated repayment dates (identified as Loan Nos. 27, 60 and 125 on Annex A-1 to this free writing prospectus), as of the related anticipated repayment date.

(3)	Excludes the mortgage loans that pay interest-only to maturity.

(4)	Excludes the fully amortizing mortgage loans.

(5)	In the case of 2 mortgage loans (identified as Loan Nos. 104 and 122 on Annex A-1 to this prospectus supplement), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on a "stabilized" basis that are consistent with the respective performance-related criteria required to obtain the release of certain escrows or letters of credit pursuant to the related mortgage loan documents.

(6)	Includes 1 partial interest-only ARD loan representing 0.2% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(7)	Includes 2 interest-only ARD loans representing 1.2% of the aggregate principal balance of the mortgage loans as of the cut-off date.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	162	$2,118,770,208	98.8%	98.7%	100.0%
30/360	2	25,526,000	1.2	1.3	0.0
Total	164	$2,144,296,208	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Partial Interest-Only(1)	81	$1,105,963,000	51.6%	51.4%	53.6%
Interest Only(2)	12	526,545,000	24.6	24.2	27.8
Balloon Loans	71	511,788,208	23.9	24.4	18.5
Total	164	$2,144,296,208	100.0%	100.0%	100.0%

(1)	Includes 1 partial interest only mortgage loans with anticipated repayment dates representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

(2)	Includes 2 interest-only mortgage loans with anticipated repayment dates representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

3 mortgage loans, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the deferred interest will be paid to the Class S certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans’ anticipated repayment dates. See ‘‘Description of the Mortgage Pool—ARD Loans’’ in this free writing prospectus.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Lockout followed by Defeasance(1)	151	$2,022,879,147	94.3%	94.4%	93.6%
Lockout followed by Yield Maintenance	12	96,417,061	4.5	4.3	6.4
Lockout followed by Yield Maintenance/ Defeasance(2)	1	25,000,000	1.2	1.3	0.0
Total	164	$2,144,296,208	100.0%	100.0%	100.0%

(1)	Includes one mortgage loan that is prepayable in part prior to the expiration of the defeasance lockout period in connection with a partial release.

(2)	Includes one mortgage loan (identified as Loan No. 18) that is prepayable with yield maintenance on and after February 11, 2008 through the July 11, 2015 payment date and also permits defeasance on and after April 11, 2008 through the July 11, 2015 payment date.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	11	$162,336,474	7.6%	7.9%	4.4%
2	4	28,042,000	1.3	0.8	6.5
3	37	430,836,738	20.1	19.5	25.9
4	95	1,121,954,947	52.3	53.9	37.4
5	3	81,364,278	3.8	4.2	0.0
6	5	50,908,706	2.4	1.7	9.0
7	5	49,253,065	2.3	2.5	0.0
11	1	180,000,000	8.4	9.3	0.0
13	2	11,600,000	0.5	0.3	3.0
18	1	28,000,000	1.3	0.0	13.7
Total	164	$2,144,296,208	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this free writing prospectus.

Current Uses of the Mortgaged Properties

Current Use	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	73	$905,657,378	42.2%	46.7%	0.0%
Office	41	488,750,541	22.8	25.2	0.0
Industrial	47	281,036,384	13.1	14.5	0.0
Multifamily	35	223,049,535	10.4	1.2	97.4
Hotel	24	216,448,050	10.1	11.2	0.0
Manufactured Housing	5	16,523,309	0.8	0.6	2.6
Self Storage	4	12,831,010	0.6	0.7	0.0
Total	229	$2,144,296,208	100.0%	100.0%	100.0%

The mortgaged properties are located in 34 states. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
California	35	$430,740,590	20.1%
New York	15	$390,982,000	18.2%
Pennsylvania	14	$157,219,588	7.3%
Maryland	5	$144,614,000	6.7%
Texas	21	$133,833,859	6.2%

Geographic Distribution—Loan Group 1

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
California	32	$401,450,590	20.7%
New York	9	$363,497,000	18.7%
Pennsylvania	14	$157,219,588	8.1%
Maryland	4	$138,514,000	7.1%
Texas	17	$114,295,859	5.9%

Geographic Distribution—Loan Group 2

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
North Carolina	6	$43,580,000	21.3%
California	3	$29,290,000	14.3%
New York	6	$27,485,000	13.4%
Texas	4	$19,538,000	9.5%
Wisconsin	2	$16,067,254	7.8%
Arkansas	1	$15,920,000	7.8%
Oklahoma	1	$13,200,000	6.4%
Florida	3	$12,385,111	6.0%

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class A-3FL and Class X-2 certificates) will be offered in minimum denominations of $10,000 initial certificate balance. The Class A-3FL certificates will be offered in minimum denominations of $100,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class X-2 certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this free writing prospectus and in the prospectus.

Information Available to Certificateholders	On each distribution date, the trustee will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the trustee’s website initially located at www.ctslink.com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class S, Class R and Class LR certificates), including the Class X-1 and Class X-2 certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus and ‘‘Description of the Certificates—Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust as a result of a material document defect or a material breach of the representations and warranties given by the mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan. Furthermore, the AB subordinate companion loan holders may also have a purchase option with respect to defaulted AB mortgage loans and holders of mezzanine loans may have a purchase option on the related defaulted mortgage loan. See ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus.

Tax Status	Elections will be made to treat a portion of the trust (exclusive of the Class A-3FL regular interest, the swap contract, the floating rate account and the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs—a lower-tier REMIC and an upper-tier REMIC—for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes, and the Class S certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust also will hold the Class A-3FL regular interest, the swap contract and the floating rate account, and the Class A-3FL certificates will represent undivided beneficial interests in such portion of the grantor trust. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates (other than the Class A-3FL certificates) and the Class A-3FL regular interest will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

•	It is anticipated that the Class certificates will be issued with original issue discount, that the Class certificates will be issued with a de minimis amount of original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this free writing prospectus and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this free writing prospectus and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In particular, fiduciaries of plans contemplating a purchase of the Class A-3FL certificates should review the additional requirements for purchases of Class A-3FL certificates by plans, as discussed under "Certain ERISA Considerations" in this free writing prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this free writing prospectus and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Moody’s	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3FL	Aaa	AAA
Class A-3B	Aaa	AAA
Class A-4	Aaa	AAA
Class A-SB	Aaa	AAA
Class A-1A	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class X-2	Aaa	AAA
Class B	Aa2	AA
Class C	Aa3	AA–
Class D	A2	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address the application of net aggregate prepayment interest shortfalls to the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2 certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). In addition, a security rating of the Class A-3FL certificates does not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate. With respect to the Class A-3FL certificates, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. are only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-3FL regular interest. The ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address any shortfalls or delays in payment that investors in the Class A-3FL certificates may experience as a result of the conversion of the pass-through rate on the Class A-3FL certificates from a floating interest rate to a fixed rate. See "Yield and Maturity Considerations," "Risk Factors" and "Description of the Certificates—Advances" in this free writing prospectus and "Yield and Maturity Considerations" in the prospectus.

See ‘‘Ratings’’ in this free writing prospectus and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

 RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

Geographic Concentration Entails Risks

Mortgaged properties located in California, New York, Pennsylvania, Maryland and Texas secure mortgage loans, representing approximately 20.1%, 18.2%, 7.3% 6.7% and 6.2% respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in California, New York, Pennsylvania, Maryland and Texas secure mortgage loans, representing approximately 20.7%, 18.7%, 8.1%, 7.1%, and 5.9% respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

Mortgaged properties located in North Carolina, California, New York, Texas, Wisconsin, Arkansas, Oklahoma and Florida secure mortgage loans, representing approximately 21.3%, 14.3%, 13.4%, 9.5%, 7.8%, 7.8%, 6.4%, and 6.0% respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

With respect to the mortgaged properties located in California, 28 of the mortgaged properties, securing mortgage loans representing approximately 13.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in southern California (approximately 13.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 14.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), and 7 of the mortgaged properties, securing mortgage loans representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in northern California (approximately 7.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See ‘‘—Other Risks—Recent Hurricanes’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan represents approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represents approximately 12.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 13.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 3 largest mortgage loans represent, in the aggregate, approximately 24.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately 27.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 30.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans represent, in the aggregate, approximately 44.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately 49.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represents approximately 62.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus.

Each of the other mortgage loans represents no more than 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 3.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	73	$905,657,378	42.2%	46.7%	0.0%
Office	41	$488,750,541	22.8%	25.2%	0.0%
Industrial	47	$281,036,384	13.1%	14.5%	0.0%
Multifamily	35	$223,049,535	10.4%	1.2%	97.4%
Hotel	24	$216,448,050	10.1%	11.2%	0.0%

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	15 groups of mortgage loans, representing approximately 12.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11 groups of mortgage loans in loan group 1 representing approximately 10.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, 3 groups of mortgage loans in loan group 2 representing approximately 18.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date and 1 group of mortgage loans in both loan group 1 and loan group 2 representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage Loans with related borrowers are identified under ‘‘Related Borrower’’ on Annex A-1 to this free writing prospectus.

•	4 groups of mortgage loans (comprised of 10 mortgage loans), representing in the aggregate approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted.

•	14 mortgage loans, representing approximately 24.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13 mortgage loans in loan group 1 representing approximately 26.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 4.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus. Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this free writing prospectus, the mortgage loans in 4 groups of mortgage loans, comprised of 10 mortgage loans, representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10 mortgage loans in loan group 1, representing approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted with each other. These mortgage loans include, among others, those indicated on Annex A-1 to this free writing prospectus as Loan Nos. 8, 9 and 10, Loan Nos. 83 and 93, Loan Nos. 115, 135 and 141 and Loan Nos. 88 and 130. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 9 mortgage loans, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 and mortgage loans in loan group 2, representing approximately 7.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are not required to be single-purpose entities. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

With respect to 23 mortgage loans (including certain mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus), representing approximately 12.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (19 mortgage loans in loan group 1, representing approximately 10.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 31.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus. As a result, if a borrower that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 8 mortgage loans (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Bigg’s Place, Village Properties, Danville Manor Shopping Center, 3525 Decatur, Superior Townhomes, Timberstone Commons, Tullahoma Shopping Center, and Alabama Center, representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1, representing approximately 4.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust. The second loan in each case is a AB subordinate companion loan and is not included in the trust. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement.

The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan, as applicable, under certain limited circumstances. In addition, the holders of certain of the AB subordinate companion loans will have the right to approve certain modifications to the related senior loans under certain circumstances. In exercising such rights, the holder of the AB subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this free writing prospectus. The AB subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this free writing prospectus.

In addition to the AB mortgage loans, the CenterPoint II loan, representing approximately 3.1% of the aggregate principal balance of the mortgage loans in the trust (approximately 3.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged properties. The first of these mortgage loans is the CenterPoint II loan, which is included in the trust and is pari passu in the right of payment with the CenterPoint II pari passu companion loan. The second mortgage loan in the split loan structure is the CenterPoint II pari passu companion loan, which is not included in the trust. However, the CenterPoint II pari passu companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—The CenterPoint II Whole Loan’’ in this free writing prospectus. The CenterPoint II pari passu companion loan bears interest at a floating rate based on LIBOR. Accordingly, debt service for the CenterPoint II pari passu companion loan will generally increase as LIBOR rises and, therefore, the related borrower’s ability to make all payments due on the CenterPoint II loan may be adversely affected. The related borrower, however, has purchased an interest rate cap agreement to protect the related borrower against significant movements in LIBOR during the term of the CenterPoint II loan. Based on the interest rate cap agreement, to the extent LIBOR increases above a certain specified level, the related borrower will be entitled to receive payments calculated by applying an interest rate equal to the difference between LIBOR and such level. At high interest rates, the related borrower may be dependent on the interest rate cap agreement for income needed to pay a portion of the interest due on the CenterPoint II pari passu companion loan. There can be no assurance that any counterparty will have sufficient assets or otherwise be able to fulfill its obligations under the interest rate cap agreement. The failure of a counterparty to fulfill its obligations under a LIBOR Cap during periods of higher levels of LIBOR could result in the inability of the related borrower to pay its required debt service on the CenterPoint II loan.

Although the CenterPoint II pari passu companion loan and each subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the CenterPoint II loan or the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations (including pari passu obligations, as applicable), and the subordinate obligations upon the maturity of the CenterPoint II loan or related AB mortgage loan.

See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Additional Debt,’’ ‘‘—AB Mortgage Loan Pairs’’ and ’’—the CenterPoint II Whole Loan,’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The borrowers under certain of the mortgage loans have incurred or may incur in the future secured, subordinate debt. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 1 mortgage loan (identified as Loan No. 142 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit the related borrowers to incur secured subordinate debt, subject to various conditions, including that each rating agency confirms in writing that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See ‘‘Description of the Mortgage Pool—Additional Debt—Unsecured Subordinate Indebtedness’’ in this free writing prospectus. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘—The Borrower’s Form of Entity May Cause Special Risks’’ above. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	With respect to 5 mortgage loans (identified as Loan Nos. 5, 47, 49, 84 and 90 on Annex A-1 to this free writing prospectus), representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 10.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

•	In the case of 14 mortgage loans (identified as Loan Nos. 1, 5, 13, 32, 43, 59, 84, 98, 114, 132, 142, 152, 156 and 160 on Annex A-1 to this free writing prospectus), representing approximately 19.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9 mortgage loans in loan group 1, representing approximately 21.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2, representing approximately 6.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

•	In the case of 1 mortgage loan (identified as Loan No. 3 of Annex A-1 to this free writing prospectus), representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 5.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the indirect equity in the borrower has been pledged as collateral for a revolving credit facility in the currently outstanding amount of $47,000,000 provided to an entity that wholly owns the borrower. In the event of a default, the lender may foreclose on the equity pledge in the related borrower.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that all of the mortgage loans are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 81 mortgage loans, representing approximately 51.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (61 mortgage loans in loan group 1, representing approximately 51.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 20 mortgage loans in loan group 2, representing approximately 53.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 12 to 60 months of their respective terms and 12 mortgage loans, representing approximately 24.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9 mortgage loans in loan group 1 representing approximately 24.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 27.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only until their respective anticipated repayment dates or maturity dates, as applicable.

The applicable mortgage loan sellers have informed us that 136 of the mortgage loans, representing approximately 78.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (110 mortgage loans in loan group 1, representing approximately 79.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 26 mortgage loans in loan group 2, representing approximately 62.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2016.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 14 mortgage loans, representing approximately 10.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of the mortgage loans. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See "Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks" below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates or anticipated repayment dates of those mortgage loans. See Annex A-1 to this free writing prospectus for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Additionally mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. For example, in the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 2.9% of the aggregate principal balance of the pool mortgage loans as of the cut-off date (approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), two of the mortgaged properties are leased to single tenants that in each case have sub-leased a majority of their respective space. For more information, see ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this free writing prospectus relating to the Millennium Industrial Portfolio loan. For example, with respect to 1 mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the sole tenant has subleased the majority of its space to seven tenants.

The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. In the case of 1 mortgage loan (identified as Loan No. 60 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the aggregate principal balance of the pool mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgaged property is leased in its entirety to one tenant who currently occupies approximately 80% of the net rentable area. See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this free writing prospectus. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. In the case of 1 mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the Urban Redevelopment Authority of Pittsburgh (URA) has the right to purchase the east parking area of the mortgaged property. Per the disposition contract between related borrower and the URA, the URA must replace the then existing parking spaces that will be released from the mortgaged property by development in such a way and at such a location as to minimize inconvenience to tenants who would have otherwise used such displaced parking. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus.

Substitution of Mortgaged Properties May Lead to Increased Risks

With respect to 3 mortgage loans (identified as Loan Nos. 1, 6, and 40 on Annex A-1 to this free writing prospectus), representing approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrowers are permitted to substitute properties of like kind and quality or substantially similar use for the mortgaged properties currently securing the related mortgage loans. As a result, it is possible that the mortgaged properties that secure those mortgage loans as of the cut-off date may not secure the related mortgage loans for their entire term. Any substitution will require the borrower to meet certain conditions, including debt service coverage tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. For example, in the case of 1 mortgage loan (identified as Loan No. 36 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the borrower is in the process of expanding the existing building through the addition of an approximately 26,200 square foot addition; the borrower is obligated under its lease with the related tenant to fund $5,700,000 in construction costs, of which $4,200,000 was escrowed at origination. With respect to 1 mortgage loan (identified as Loan No. 17 on Annex A-1 to this free writing prospectus), representing 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group 1), the primary tenant at the mortgaged property is currently building out its expansion space; at origination, the lender held back approximately $3,700,000 in loan proceeds for associated tenant improvements, leasing commissions and rent abatements. With respect to 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the borrower has advised the lender that it intends to upgrade apartment units as they become vacant and expects to complete approximately $4,638,000 of renovations at the mortgaged property during the loan term; at origination, the lender required a borrower principal to guarantee payment of $3,000,000 of costs associated with the renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. We cannot assure you the space ‘‘leased’’ by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, the borrower or an affiliate of the borrower entered into a lease at the mortgaged properties identified on Annex A-1 to this free writing prospectus as CenterPoint II and Hawthorne Square Shopping Center.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Retail Properties Have Special Risks

Retail properties secure 54 mortgage loans, representing approximately 42.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 46.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

42 of the mortgaged properties, securing mortgage loans representing approximately 34.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 37.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ 11 of the mortgaged properties, securing mortgage loans representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored.’’ 20 of the mortgaged properties, securing mortgage loans representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail properties, including the mortgaged property securing 2 mortgage loans (identified as Loan Nos. 1 and 4 on Annex A-1 to this free writing prospectus), representing approximately 15.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 17.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have a movie theater as part of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

Office Properties Have Special Risks

Office properties secure 30 mortgage loans, representing approximately 22.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 25.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Industrial Properties Have Special Risks

Industrial properties secure 19 of the mortgage loans, representing approximately 13.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date

(approximately 14.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Multifamily Properties Have Special Risks

Multifamily properties secure 33 mortgage loans, representing approximately 10.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 31 mortgage loans in loan group 2, representing 97.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	in the case of student housing facilities (mortgaged properties securing the mortgage loans identified as Loan Nos. 81 and 95, on Annex A-1 to this free writing prospectus), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and

Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Recent Hurricanes’’ in this free writing prospectus.

Certain of the mortgaged properties securing mortgage loans may be eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain government programs in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We cannot assure you that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such borrower to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See ‘‘Description of the Mortgage Pool—Assistance Programs’’ in this free writing prospectus.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties Have Special Risks

Hotel properties secure 19 of the mortgage loans, representing approximately 10.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

18 of the hotel properties that secure the mortgage loans, representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Manufactured Housing Community Properties Have Special Risks

Manufactured housing community properties secure 5 mortgage loans, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loans in loan group 2, representing approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Self Storage Properties Have Special Risks

Self storage properties secure 4 mortgage loans, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, 1 mortgaged property (identified as Loan No. 21 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which is part of a condominium regime, may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’ and "—Manufactured Housing Community Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

6 mortgaged properties securing mortgage loans, representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on a leasehold interest under a ground lease on the related mortgaged property. In addition, 3 mortgaged properties, securing mortgage loans representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 1 mortgage loan (identified as Loan No. 68 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) the appraised value represented is the "as-stabilized" value. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Shari’ah Compliant Loan

1 mortgage loan (identified as Loan No. 17 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is structured to comply with Islamic law (Shari’ah). Title to the mortgaged property is held by the related borrower, which is owned by a corporate service company. The borrower has master leased the related mortgaged property to a master lessee, which is owned by certain Muslim investors. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan. There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease. If such recharacterization occurred, the master lessee could own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. To mitigate the effect of such recharacterization, the master tenant has been formed as a special purpose entity and a title endorsement was obtained.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this free writing prospectus.

Notwithstanding the foregoing, the applicable master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the applicable master servicer, the special servicer or any of their respective affiliates holds Series 2006-LDP6 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. LNR Securities Holdings, LLC, which we anticipate will be the initial controlling class representative, is an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2006-LDP6 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-LDP6 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the applicable master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. For example, with respect to 5 mortgage loans made to related borrowers (identified as Loan Nos. 5, 47, 49, 84 and 90 on Annex A-1 to this free writing prospectus), representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans, representing approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans, representing approximately 10.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the interests in those borrowers secure $31,550,000 in mezzanine debt, which debt is held by the related mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

JPMorgan Chase Bank, National Association is one of the mortgage loan sellers and the swap counterparty and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters.

Eurohypo AG, New York Branch is one of the mortgage loan sellers and is an affiliate of EHY Securities (USA), LLC, one of the underwriters. Nomura Credit & Capital, Inc. is one of the mortgage loan sellers and is an affiliate of Nomura Securities International, Inc., one of the underwriters. IXIS Real Estate Capital Inc. is one of the mortgage loan sellers and is an affiliate of IXIS Securities North America Inc., one of the underwriters. PNC Bank, National Association is one of the mortgage loan sellers and is an affiliate of Midland Loan Services, Inc., one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Eight (8) mortgage loans, representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1, representing approximately 4.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 5.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The AB subordinate companion loan, in each case, will not be included as an asset of the trust fund. However, each AB subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of an AB subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting the related AB mortgage loan and certain actions proposed by the special servicer with respect to the related mortgaged property or to purchase the related AB mortgage loan if the AB mortgage loan is in default. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus. In exercising such rights, no holder of any AB subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The CenterPoint II pari passu companion loan will not be included as an asset of the trust fund, but will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holder of the CenterPoint II loan has certain rights with respect to the CenterPoint II whole loan and the related mortgaged property, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions with respect to the mortgaged property proposed by the special servicer. In exercising such rights, the holder of the CenterPoint II loan does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

The holder of any companion loan may have interests in conflict with, and its decisions or other actions may adversely affect, the certificateholders.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder (or, with respect to an AB mortgage loan, in certain circumstances the holder of a related AB subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. Each of the directing certificateholder, the operating advisor and the holder of an AB subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder, the operating advisor for the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this free writing prospectus. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs)’’, ‘‘Servicing of the Mortgage Loans—General" and "Transaction Parties—The Special Servicer" in this free writing prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the applicable master servicer’s or the special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For example, a principal of the borrower under 2 mortgage loans (identified as Loan Nos. 112 and 143 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), was involved in bankruptcy filings in the last 10 years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest (and correspondingly, the Class A-3FL certificates) will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3FL, Class A-3B, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on each of the classes of certificates with a pass-through rate equal to, limited by, or based on, the weighted average net mortgage rate of the mortgage loans could (or in the case of any class of certificates with a pass-through rate equal to, or based on, the weighted average of the net mortgage rate of the mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of certain classes of the other certificates, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates. Investors in the Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 17 months. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ for an overview of the open periods. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the applicable master servicer’s or the special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i) will be released to the related borrower upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus.

Sensitivity to LIBOR and Yield Considerations

The yield to investors in the Class A-3FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-3FL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3FL certificates.

In addition, because interest payments on the Class A-3FL certificates may be reduced or the pass-through rate may convert to a fixed rate, in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-3FL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, which are not subject to these interest rate restrictions.

In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity. As a result, the effect on an investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-3FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have this kind of a negative impact. We cannot assure you that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-3FL certificates. See "Yield and Maturity Considerations" in this free writing prospectus.

Risks Relating to the Swap Contract

The trust will have the benefit of a swap contract relating to the Class A-3FL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-3FL regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-3FL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this free writing prospectus) will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap Contract—The Swap Counterparty" in this free writing prospectus.

If the swap counterparty's long-term rating is not at least "A3" by Moody's Investors Service, Inc. or "A–" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a rating agency trigger event will occur and the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause a rating agency trigger event to occur. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-3FL certificates to enforce the rights of the trust under the swap contract as may be permitted by the terms of that swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any proceeds will instead be distributed to the holders of the Class A-3FL certificates. We cannot assure you that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

During the occurrence of a trigger event and in the event that a replacement swap counterparty is not found, the Class A-3FL certificate pass-through rate will convert to a fixed interest rate. Any conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-3FL certificates within the time frame and in advance of the distribution date that DTC requires to modify the payment.

In addition, if the funds allocated to payment of interest distributions on the Class A-3FL regular interest are insufficient to make all required interest payments on the Class A-3FL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-3FL regular interest had been sufficient to make all required interest payments on the Class A-3FL regular interest. As a result, the holders of the Class A-3FL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this free writing prospectus.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this free writing prospectus, unless your certificates are Class A-1, Class A-2, Class A-3FL, Class A-3B, Class A-4, Class A-SB, Class A-1A or Class X-2 certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and to the Class X-1 certificates.

See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a lender’s environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 12.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), one of the properties securing the mortgage loan identified as Stratford Square on Annex A-1 to this free writing prospectus is a former asbestos landfill. A cap (synthetic membrane) was built over the landfill. The lender is taking an escrow of $70,000 per year to maintain the cap. In addition, there may be groundwater contamination that may have impacted the property from adjacent properties. 10 monitoring well clusters are currently monitored by the EPA. The related borrower has an environmental insurance policy in place. We cannot assure you that the $70,000 will be sufficient to maintain the cap or that the amount of the insurance will be sufficient to address any potential liability with respect to these environmental conditions.

With respect to 1 mortgage loan (identified as Loan No. 17 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgaged property is part of a larger Superfund site, which is registered on the EPA's National Priority List, due to contamination of regional groundwater from historic manufacturing use. In addition, the mortgaged property has contaminated soil and groundwater as a result of previous aircraft refurbishing activities by two entities: Pacific Airmotive Corporation ("PAC"), which occupied the mortgaged property from 1941 to 1971, and Lockheed Martin Corp. ("Lockheed"), which occupied the mortgaged property from 1980 to 1994. Both entities, as well as American Real Estate Holdings Corporation (the owner of the mortgaged property during the period of Lockheed's tenancy) are listed as "Responsible Parties" within a 1992 Cleanup and Abatement Order issued by California's local governing authority, under which they are jointly and severally liable for the clean-up costs. General Electric, the successor in interest to PAC, is currently managing soil remediation of soils at the mortgaged property, while Lockheed is managing the groundwater remediation. The environmental consultant recommended continued monitoring of the remediation being done by the Responsible Parties. In addition, Lockheed has indemnified the borrower (and its lenders) with respect to any third party claims associated with the remediation. The borrower has also obtained an environmental insurance policy with a limit of $3 million that provides coverage for certain losses that may arise from certain unknown or new adverse environmental conditions that exist or may arise at the related mortgaged property.

See ‘‘Transaction Parties—Underwriting Guidelines and Processes—Environmental Site Assessment’’ and ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factor—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 20.1%, 6.2% and 4.1% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 20.7%, 5.9% and 3.9%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 14.3%, 9.5% and 6.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount, are located in California, Texas and Florida, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions. For example, with respect to 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $92,116 and with respect to 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of twice the current annual casualty premium.

With respect to certain of the mortgage loans, the ‘‘all-risk’’ policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its ‘‘all-risk’’ policy or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the applicable master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

In the case of 1 mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgaged property is part of the Pittsburgh Technology Center (PTC) project. There are assessment fees and other such payments required to be made to the PTC as required per the PTC ByLaws which are paid by the related borrower and reimbursed by the tenant per the terms of the lease.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender's underwriting guidelines. For more information, see "Description of the Mortgage Pool—Underwriting Guidelines and Processes" and "Transaction Parties—The Sponsors."

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Other Risks

Recent Hurricanes. In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

 DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of 164 fixed rate mortgage loans secured by 229 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $2,144,296,208 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’) for the purpose of principal and interest distributions on the Class A Certificates (as described in this free writing prospectus). Loan Group 1 will consist of 132 mortgage loans, representing approximately 90.4% of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 32 mortgage loans, representing approximately 9.6% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this free writing prospectus sets forth the Loan Group designation with respect to each mortgage loan.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related AB subordinate companion loan, with respect to the CenterPoint II Loan, is calculated including the CenterPoint II Pari Pasu Companion Loan.

Each mortgage loan is evidenced by a promissory note (a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first mortgage lien:

(1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2) with respect to 6 mortgaged properties securing mortgage loans (identified as Loan Nos. 5, 58, 94.01, 94.02, 99 and 132 on Annex A-1 to this free writing prospectus), representing approximately 4.9% of the Initial Pool Balance (approximately 5.4% of the Initial Loan Group 1 Balance), on a leasehold estate in one or more commercial properties;

(3) with respect to 3 mortgaged properties securing mortgage loans (identified as Loan Nos. 1.10, 8.02, and 10 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the Initial Pool Balance (approximately 1.1% of the Initial Loan Group 1 Balance) on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a ‘‘Mortgaged Property’’).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

On or about March 30, 2006 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, National Association, Eurohypo AG, New York Branch, Nomura Credit & Capital, Inc., PNC Bank, National Association and IXIS Real Estate Capital Inc. (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to a five separate mortgage loan purchase agreements (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller. The

Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). In addition, on the Closing Date, the applicable Mortgage Loan Seller will be required to remit to Wells Fargo Bank, N.A., as paying agent (in such capacity, the ‘‘Paying Agent’’) an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until May 2006. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

The mortgage loans were originated in the period between May 2005 and March 2006. 79 of the mortgage loans, representing approximately 51.5% of the Initial Pool Balance (61 mortgage loans in Loan Group 1, representing approximately 50.0% of the Initial Loan Group 1 Balance, and 18 mortgage loans in Loan Group 2, representing approximately 65.8% of the Initial Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Assistance Programs

With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

Certain of the Mortgaged Properties are secured by mortgage loans that are eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related Mortgage Loan Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related Mortgaged Property could reduce the market value of the related Mortgaged Property.

Additional Debt

General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The CenterPoint II Loan. The CenterPoint II Loan is part of a split loan structure with the CenterPoint II Pari Passu Companion Loan (which is pari passu with the CenterPoint II Loan and not included in the trust). See ‘‘—The CenterPoint II Whole Loan’’ below.

AB Mortgage Loans. 8 mortgage loans (each, an ‘‘AB Mortgage Loan’’) (identified as Loan Nos. 8, 9, 10, 15, 86, 103, 114 and 143 on Annex A-1 to this free writing prospectus), representing approximately 4.1% of the Initial Pool Balance (6 mortgage loans in Loan Group 1, representing approximately 4.0% of the Initial Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 5.1% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Mortgage Loan Pair’’). No AB Subordinate Companion Loan is an asset of the trust. Each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

The first such AB Mortgage Loan (the ‘‘Bigg’s Place AB Mortgage Loan’’) (identified as Loan No. 15 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $29,600,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,850,000.

The second such AB Mortgage Loan (the ‘‘Village Properties AB Mortgage Loan’’) (identified as Loan No. 8 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $28,800,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,800,000.

The third such AB Mortgage Loan (the ‘‘Danville Manor Shopping Center AB Mortgage Loan’’) (identified as Loan No. 9 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $9,807,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $622,000.

The fourth such AB Mortgage Loan (the ‘‘3525 Decatur Avenue AB Mortgage Loan’’) (identified as Loan No. 86 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $5,750,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $364,000.

The fifth such AB Mortgage Loan (the ‘‘Superior Townhomes AB Mortgage Loan’’) (identified as Loan No. 103 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $4,717,254. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $304,000.

The sixth such AB Mortgage Loan (the ‘‘ Timberstone Commons AB Mortgage Loan’’) (identified as Loan No. 114 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $3,990,539. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $250,000.

The seventh such AB Mortgage Loan (the ‘‘Tullahoma Shopping Center AB Mortgage Loan’’) (identified as Loan No. 10 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $3,112,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $194,500.

The eighth such AB Mortgage Loan (the ‘‘Alabama Center AB Mortgage Loan’’) (identified as Loan No. 143 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $2,344,769. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $157,500.

The Bigg’s Place AB Mortgage Loan, the Village Properties AB Mortgage Loan, the Danville Manor Shopping Center AB Mortgage Loan, the 3525 Decatur Avenue AB Mortgage Loan, the Superior Townhomes AB Mortgage Loan, the Timberstone Commons AB Mortgage Loan, the Tullahoma Shopping Center AB Mortgage Loan and the Alabama Center AB Mortgage Loan are collectively referred to in this free writing prospectus as the ‘‘Mezz Cap AB Mortgage Loans’’ (and each, individually, a ‘‘Mezz Cap AB Mortgage Loan’’), and the related AB Mortgage Loan Pairs are collectively referred to in this free writing prospectus as the ‘‘Mezz Cap Loan Pairs’’ (and each, individually, a ‘‘Mezz Cap Loan Pair’’).

Each of the AB Subordinate Companion Loans and the CenterPoint II Pari Passu Companion Loan are referred to as ‘‘Companion Loan’’ in this free writing prospectus. The holders of the AB Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan, as described under ‘‘—AB Mortgage Loan Pairs’’ below.

The following table sets forth for each of the AB Mortgage Loans both the DSCR and LTV Ratios without taking into account the related AB Subordinate Companion Loans and the combined DSCR and LTV Ratios taking into account the related AB Subordinate Companion Loan, as applicable.

Mortgage Loan	Loan Group	Mortgage Loan DSCR	Combined DSCR	Mortgage Loan Cut-off Date LTV Ratio	Cut-off Date Combined LTV Ratio
Bigg’s Place	1	1.28x	1.14x	80.0%	85.0%
Village Properties(1)	1	1.30x	1.16x	80.0%	85.0%
Danville Manor Shopping Center(1)	1	1.28x	1.14x	78.8%	83.8%
3525 Decatur Avenue	2	1.20x	1.07x	74.7%	79.4%
Superior Townhomes	2	1.20x	1.07x	72.6%	77.3%
Timberstone Commons	1	1.28x	1.14x	79.8%	84.8%
Tullahoma Shopping Center(1)	1	1.45x	1.29x	80.0%	85.0%
Alabama Center	1	1.30x	1.15x	74.4%	79.4%

(1)	The DSCR's and LTV's set forth in the table for Village Properties, Danville Manor Shopping Center and Tullahoma Shopping Center are based on the mortgage loan and the related AB Subordinate Companion Loan only. The Village Properties, Danville Manor Shopping Center and Tullahoma Shopping Center are also crossed-collateralized with each other. The DSCR of the cross-collateralized mortgage loans is 1.31x and 1.16x including the related AB Subordinate Companion Loans. The LTV for the cross-collateralized mortgage loans is 79.7% and 84.7% including the related AB Subordinate Companion Loans.

Other Secured Subordinate Indebtedness. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 142, on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (approximately 1.2% of the Initial Loan Group 2 Balance), the related borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions in the mortgage loan.

Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 5.0% of the Initial Pool Balance (approximately 5.5% of the Initial Loan Group 1 Balance), the indirect equity in the borrower has been pledged as collateral for a revolving credit facility in the currently outstanding amount of $47,000,000 provided to an entity that wholly owns the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 3.9% of the Initial Pool Balance (approximately 4.3% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $4,500,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower and is secured by the owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $1,000,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by the owner's ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 49 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance (approximately 5.1% of the Initial Loan Group 2 Balance), a mezzanine loan with a principal balance of $21,500,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower and is secured by the owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 84 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (approximately 2.9% of the Initial Loan Group 2 Balance), a mezzanine loan with a principal balance of $4,200,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower and is secured by the owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 90 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (approximately 2.7% of the Initial Loan Group 2 Balance), a mezzanine loan with a principal balance of $350,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower and is secured by the owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 111 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $1,720,050 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower and is secured by one owner’s ownership interests in the borrower.

•	In the case of 14 mortgage loans (identified as Loan Nos. 1, 5, 13, 32, 43, 59, 84, 98, 114, 132, 142, 152, 156 and 160 on Annex A-1 to this free writing prospectus), representing approximately 19.6% of the Initial Pool Balance (9 mortgage loans in Loan Group 1, representing approximately 21.0% of the Initial Loan Group 1 Balance and 5 mortgage loans in Loan Group 2, representing approximately 6.6% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their direct or indirect ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and LTV Ratio and DSCR tests.

Unsecured Subordinate Indebtedness. The applicable Mortgage Loan Seller is aware of the following unsecured debt with respect to each mortgage loan:

•	In the case of 2 mortgage loans (identified as Loan Nos. 38 and 94 on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance and approximately 6.4% of the Initial Loan Group 2 Balance), the borrower is permitted to incur unsecured secondary financing from an affiliate, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 111 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance), the related borrower has incurred one or more unsecured loans having an aggregate principal balance of approximately $120,000 as of the time of origination of the related mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 127 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance), the related borrower has incurred an unsecured loan having a principal balance of approximately $144,000 as of the time of origination of the related mortgage loan.

•	In the case of 2 mortgage loans (identified as Loan Nos. 111 and 127 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), the related borrower is permitted to obtain future unsecured debt, subject to the satisfaction of certain predetermined conditions.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The CenterPoint II Whole Loan

The Loans. One mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus) (the ‘‘CenterPoint II Loan’’), representing approximately 3.1% of the Initial Pool Balance (approximately 3.5% of the Initial Loan Group 1 Balance), is part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the ‘‘CenterPoint II Mortgaged Property’’). The CenterPoint II Loan is evidenced by promissory note A1. The mortgage loan evidenced by promissory note A2 is referred to in this free writing prospectus as the ‘‘CenterPoint II Pari Passu Companion Loan." The mortgage loan evidenced by promissory note A2 has an outstanding principal balance of $7,491,000. The CenterPoint II Pari Passu Companion Loan is not included in the trust. Only the CenterPoint II Loan is included in the trust. The CenterPoint II Loan and the CenterPoint II Pari Passu Companion Loan are pari passu with each other and are referred to in this free writing prospectus as the ‘‘CenterPoint II Notes’’. The CenterPoint II Loan and the CenterPoint II Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the ‘‘CenterPoint II Whole Loan.’’

The holders of the CenterPoint II Notes (the ‘‘CenterPoint II Noteholders’’ ) have entered into an intercreditor agreement that sets forth the respective rights of each CenterPoint II Noteholder (the ‘‘CenterPoint II Intercreditor Agreement’’). Pursuant to the terms of the CenterPoint II Intercreditor Agreement, the CenterPoint II Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. The CenterPoint II Intercreditor Agreement provides that expenses, losses and shortfalls relating to the CenterPoint II Whole Loan will be allocated, on a pro rata and pari passu basis, to the CenterPoint II Noteholders.

As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus, the holder of the CenterPoint II Loan (the Directing Certificateholder will be the holder of the CenterPoint II Loan for this purpose) will have the right to consult with and advise the applicable Master Servicer and the Special Servicer with respect to the CenterPoint II Whole Loan but will be required to consult with the holder of the CenterPoint II Pari Passu Companion Loan with respect to such advice, consent or action. In the event that the Directing Certificateholder and the holder of the CenterPoint II Pari Passu Companion Loan disagree, the CenterPoint II Intercreditor Agreement provides that the Directing Certificateholder’s decision will be binding upon the holder of the CenterPoint II Pari Passu Companion Loan.

Servicing. The CenterPoint II Intercreditor Agreement generally provides that the CenterPoint II Whole Loan will be serviced by the applicable Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

Distributions. Under the terms of the CenterPoint II Intercreditor Agreement, any payment (whether principal or interest or prepayment under the CenterPoint II Notes, or proceeds relating to the CenterPoint II Mortgaged Property (in each case, subject to the rights of the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the CenterPoint II Loan and the CenterPoint II Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

AB Mortgage Loan Pairs

General

Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single Mortgage and a single assignment of leases and rents. The AB Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two notes, will not be part of the trust fund.

Each AB Mortgage Loan and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this free writing prospectus with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related AB Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an

‘‘Intercreditor Agreement’’). Under the terms of each Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan. The applicable Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

The AB Mortgage Loan Pairs and the related Mortgaged Properties will be serviced and administered by the Master Servicers and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under ‘‘Servicing of the Mortgage Loans’’ in this free writing prospectus. In servicing an AB Mortgage Loan Pair, the Servicing Standards set forth in the Pooling and Servicing Agreement will require the Master Servicers and the Special Servicer to take into account the interests of both the Certificateholders and the holder of any related AB Subordinate Companion Loans as a collective whole. The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB Mortgage Loan Pairs.

Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to the holder of the related AB Subordinate Companion Loan will be distributed to such holder net of certain fees and expenses on the related AB Subordinate Companion Loan.

Mezz Cap AB Mortgage Loans

Servicing Provisions of the Mezz Cap Loan Pairs’ Intercreditor Agreements. The applicable Master Servicers and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related mortgage loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related AB Subordinate Companion Loan (which may or may not be the Master Servicers or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The applicable Master Servicer and/or the Special Servicer may not enter into amendments, modifications, waivers or extensions of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan if, among other things, the proposed amendment, modification, waiver or extension adversely affects certain payment terms of such AB Subordinate Companion Loan or the lien priority of the related Mortgage without the consent of the holder of the related AB Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus.

Application of Payments on the Mezz Cap Loan Pairs. Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, the borrower will make separate monthly payments of principal and interest to the applicable Master Servicer and the servicer of the related AB Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan will be paid to the applicable Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, and subject to certain rights of the holder of the related AB Subordinate Companion Loan to purchase the related Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

First, to the applicable Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

Second, to the applicable Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan;

Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan (excluding any default interest);

Fourth, to the trust, in an amount equal to the principal balance of the Mezz Cap AB Mortgage Loan until paid in full;

Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan (or any servicer or trustee on its behalf);

Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate Companion Loan (excluding any default interest);

Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate Companion Loan until paid in full;

Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

Eleventh, to the trust and the holder of the related AB Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the applicable Master Servicer, the Special Servicer or the Trustee; and

Twelfth, any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the initial principal balances.

Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB Mortgage Loans. Amounts payable to the trust as holder of the Mezz Cap AB Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to the holders of the related AB Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the related AB Subordinate Companion Loans.

Purchase Options. In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap

AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related AB Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall described above, the holder of the related AB Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the applicable Master Servicer or Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on such Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, servicing advances, interest on advances and servicing fees and trustee fees payable prior to the date of purchase. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

Top Fifteen Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit	UW DSCR(1)(2)	Cut-off LTV Ratio(2)	Property Type
Centro Portfolio	1	$240,000,000	11.2%	$94	1.21x	65.8%	Retail
Smith Haven Mall	1	180,000,000	8.4	$322	2.86x	40.7%	Retail
The Gap Building	1	107,500,000	5.0	$380	1.91x	62.4%	Office
Valley Mall	1	90,000,000	4.2	$137	1.25x	75.0%	Retail
30 Broad Street	1	83,300,000	3.9	$195	1.20x	79.3%	Office
CenterPoint II	1	67,419,000	3.1	$16	2.76x	46.5%	Industrial
Millennium Industrial Portfolio	1	62,914,278	2.9	$108	1.21x	75.3%	Industrial
Village Properties Portfolio(3)	1	41,719,000	1.9	$35	1.31x	79.7%	Retail
Panos/Smith Hotel Portfolio	1	41,300,000	1.9	$71,207	1.38x	69.3%	Hotel
215 Park Avenue South..	1	38,000,000	1.8	$123	2.50x	42.2%	Office
Invitrogen Corporation Headquarters	1	37,000,000	1.7	$113	1.24x	71.2%	Industrial
The Benson Hotel	1	35,418,274	1.7	$123,409	1.39x	66.3%	Hotel
Bigg's Place	1	29,600,000	1.4	$74	1.28x	80.0%	Retail
Marquis at Carmel Valley Apartments	2	28,000,000	1.3	$66,038	1.31x	74.9%	Multifamily
IDT Entertainment Plaza	1	27,500,000	1.3	$177	1.20x	68.9%	Office
Total Weighted Average		$1,109,670,552	49.8%		1.71x	63.3%

(1)	The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(2)	Calculated based upon the aggregate principal balance and debt service of the CenterPoint II Loan and the CenterPoint II Pari Passu Companion Loan as of the Cut-off Date.

(3)	The Village Properties Portfolio is comprised of 3 cross-collateralized mortgage loans, the Village Properties loan, the Danville Manor Shopping Center loan and the Tullahoma Shopping Center Loan. The Cut-off Date Balance, DSCR's and LTV's are calculated based on all of these cross-collateralized loans.

For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information’’ in Annex A-3 to this free writing prospectus.

ARD Loans

3 mortgage loans (the ‘‘ARD Loans’’), representing approximately 1.4% of the Initial Pool Balance (approximately 1.5% of the Initial Loan Group 1 Balance), provide that, if after a certain date (the ‘‘Anticipated Repayment Date’’), the borrower has not prepaid the applicable ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the ‘‘Revised Rate’’) rather than the stated Mortgage Rate (the ‘‘Initial Rate’’). The Anticipated Repayment Date for each ARD Loan is generally 5 years after origination. The Revised Rate for each ARD Loan is generally equal to the greater of the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the applicable ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the applicable ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

Additionally, generally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not come into effect (i.e., spring) until immediately prior to, or on, the applicable Anticipated Repayment Date. See ‘‘—Lockbox Accounts’’ below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrowers on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1st	105	$1,423,269,981	66.4%	65.8%	71.4%
5th	24	242,588,474	11.3	12.1	4.3
6th	2	14,190,000	0.7	0.7	0.0
7th	4	90,744,000	4.2	4.3	3.4
11th	29	373,503,754	17.4	17.1	20.9
Total	164	$2,144,296,208	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0 days	62	$726,361,227	33.9%	34.2%	31.2%
5 days	28	607,873,804	28.3	29.8	14.2
7 days	68	719,422,777	33.6	32.8	40.9
10 days	6	90,638,399	4.2	3.2	13.7
Total	164	$2,144,296,208	100.0%	100.0%	100.0%

As used in this free writing prospectus, ‘‘grace period’’ is the number of days before a payment default under each Mortgage Loan.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’) or accrue interest on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	162	$2,118,770,208	98.8%	98.7%	100.0%
30/360	2	25,526,000	1.2	1.3	0.0
Total	164	$2,144,296,208	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Partial Interest Only(1)	81	$1,105,963,000	51.6%	51.4%	53.6%
Interest Only(2)	12	526,545,000	24.6	24.2	27.8
Balloon	71	511,788,208	23.9	24.4	18.5
Total	164	$2,144,296,208	100.0%	100.0%	100.0%

(1)	Includes 1 partial interest only ARD Loans, representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance).

(2)	Includes 2 amortizing ARD Loans, representing approximately 1.2% of the Initial Pool Balance (approximately 1.3% of the Initial Loan Group 1 Balance).

Prepayment Provisions. Most mortgage loans prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	151	$2,022,879,147	94.3%	94.4%	93.6%
Yield Maintenance	12	96,417,061	4.5	4.3	6.4
Yield Maintenance/Defeasance(1)	1	25,000,000	1.2	1.3	0.0
Total	164	$2,144,296,208	100.0%	100.0%	100.0%

(1)	Includes one mortgage loan (identified as Loan No. 18 on Annex A-1 to this free writing prospectus), representing approximately 1.2% of the Initial Pool Balance (approximately 1.3% of the Initial Loan Group 1 Balance), that is prepayable with yield maintenance on and after February 11, 2008 through the July 11, 2015 payment date and also permits defeasance on and after April 11, 2008 through the July 11, 2015 payment date.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of, (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the ‘‘Discount Rate’’ defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

The term ‘‘Discount Rate’’ referred to in the preceding two paragraphs, generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods

Open Period (payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	11	$162,336,474	7.6%	7.9%	4.4%
2	4	28,042,000	1.3	0.8	6.5
3	37	430,836,738	20.1	19.5	25.9
4	95	1,121,954,947	52.3	53.9	37.4
5	3	81,364,278	3.8	4.2	0.0
6	5	50,908,706	2.4	1.7	9.0
7	5	49,253,065	2.3	2.5	0.0
11	1	180,000,000	8.4	9.3	0.0
13	2	11,600,000	0.5	0.3	3.0
18	1	28,000,000	1.3	0.0	13.7
Total	164	$2,144,296,208	100.0%	100.0%	100.0%

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. For example, in the case of one mortgage loan (identified as Loan No. 36 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the Initial Pool Balance (approximately 0.7% of the Initial Loan Group 1 Balance), in the event that the related borrower does not complete certain construction work at the mortgaged property no later than February 28, 2009, at the lender’s option, an upfront reserve in the original principal amount of $4,200,000 will either (i) be retained as additional collateral for the related Mortgage Loan, and/or (ii) be applied to reduce the outstanding principal balance of the related Mortgage Loan. Such application of the holdback may require a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Property Releases. The terms of 152 of the mortgage loans, representing approximately 95.5% of the Initial Pool Balance (121 mortgage loans in Loan Group 1, representing approximately 95.7% of the Initial Loan Group 1 Balance and 31 mortgage loans in Loan Group 2, representing approximately 93.6% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a) pays or delivers to the applicable Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date (or, in some cases, the first day of the open period for such ARD Loan) and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties (or portion thereof) without releasing all such Mortgaged Properties by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the partial Defeasance.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the applicable Master Servicer, will be responsible for purchasing the U.S.

government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the applicable Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 11.2% of the Initial Pool Balance (approximately 12.4% of the Loan Group 1 Balance), the related borrower may obtain the release of each individual property by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment of, among other things, the following conditions: (i) in no event will the aggregate appraised values of all substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the original principal amount of the loan, (ii) the fair market value of the substitute property is not less than 100% of the greater of (a) the fair market value of the substituted property as of the origination date and (b) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) the net operating income (as adjusted and determined in accordance with the lender's standard underwriting practice and procedures as used in connection with the underwriting of the mortgage loan) for the substitute property is greater than 100% of the net operating income (as adjusted and determined in accordance with the lender's standard underwriting practice and procedures as used in connection with the underwriting of the mortgage loan) of the substituted property, and (iv) receipt by the lender of confirmation from S&P and Moody's that the substitution will not result in a withdrawal, qualification or downgrade of any of the then current ratings of the Certificates.

In the case of 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 3.1% of the Initial Pool Balance (approximately 3.5% of the Initial Loan Group 1 Balance), the related borrower may obtain the release of each individual property by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment of, among other things, the following conditions: (i) in no event will the aggregate allocated loan amount of all substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 50% of the original principal amount of the loan, (ii) the fair market value of the substitute property is not less than 100% of the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) after giving effect to the substitution, the debt service coverage ratio for the mortgaged properties (excluding the substituted property and including the substitute property) for the prior 12 month period is equal to or greater than the debt service coverage ratio for the collateral (including the substituted property and excluding the substitute property) for the 12 month period immediately preceding the substitution, and (iv) if the aggregate allocated loan amount of all substituted properties, either pursuant to a single substitution or multiple substitutions, exceeds 35% of the original appraisal value of the properties, receipt by the lender of confirmation from S&P and Moody’s that the substitution will not result in a withdrawal, qualification or downgrade of any of the then current ratings of the Certificates.

In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 2.9% of the Initial Pool Balance (approximately 3.2% of the Initial Loan Group 1 Balance), the mortgage loan documents permit the borrower to obtain the release of one or more Mortgaged Properties, (a) prior to the expiration of the applicable defeasance lockout period,subject to certain conditions, including (i) the payment of a release price of 120% of the related allocated loan amount of the Mortgaged Property to be released, together with payment of the applicable yield maintenance premium, (ii) the satisfaction of specified debt service coverage tests and loan to value ratio tests for the remaining Mortgaged Properties after the partial release, and (iii) confirmation from each Rating Agency that such release will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates; and (b) after the expiration of the applicable defeasance lockout period, subject to certain conditions, including (i) the principal balance of the defeased portion of the mortgage loan must equal or exceed 120% of the allocated loan amount of the Mortgaged Property to be released, (ii) the satisfaction of specified debt service coverage tests and loan to value ratio tests for the remaining Mortgaged Properties after the partial defeasance, and (iii) confirmation from each Rating Agency that such release will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates. In addition, in the case of both a partial prepayment and a partial defeasance, if the borrowers would otherwise fail to satisfy the specified debt service coverage tests and loan to value ratio tests for the remaining Mortgaged Properties after the partial release or partial defeasance, the borrowers are permitted to either prepay or defease an additional amount as woud be required to enable the borrowers to satisfy the specified debt service coverage tests and loan to value ratio tests.

In the case of 1 mortgage loan (identified as Loan No. 71 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), the mortgage loan documents permit the borrower to obtain the release of the property known as the Kokomo Mall Outlots, at any time following two years after the Closing Date subject to the satisfaction of certain conditions, including the following: (i) the borrower delivers to the lender a release price in the amount of $2.8 million, which will be used to pay down the principal amount of the loan (without the payment of a yield maintenance or prepayment premium), (ii) the debt service coverage ratio at the time of the release is not less than 1.40x and (iii) at the time such release is consummated, there exists no continuing event of default.

In the case of 1 mortgage loan (identified as Loan No. 79 on Annex A-1 to this free writing prospectus), secured by two properties and representing approximately 0.3% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance), in addition to the right to have one of the properties released through partial defeasance in the manner described above, the borrower has a one-time right, on any payment date after the payment date in January 2007, to split the mortgage loan into two separate loans that are not cross collateralized and cross defaulted with loan amounts selected by the borrower (but aggregating to the outstanding principal balance of the original loan), provided, among other things, the following conditions are met: (1) each new loan has a debt service coverage ratio not less than 1.30x, (2) each property has a loan-to-value ratio of no greater than 70%, (3) neither property will have leases that expire within six months after the date of the split which account for, in the aggregate more than 25% of the rents from the property.

In the case of 1 mortgage loan (identified as Loan No. 31 on Annex A-1 to this free writing prospectus), secured by two properties and representing approximately 0.7% of the Initial Pool Balance (approximately 0.8% of the Initial Loan Group 1 Balance) in addition to the right to have one of the properties released through partial defeasance in the manner described above, the borrower has a one-time right, on any payment date after the payment date in January 2007, to split the mortgage loan into two separate loans that are not cross collatralized and cross defaulted with loan amounts selected by the borrower (but aggregating to the outstanding principal balance of the original loan), provided, among other things, the following conditions are met: (1) each new loan has a debt service coverage ratio not less than 1.25x, (2) each property has a loan-to-value ratio of no greater than 70%, (3) neither property will have leases that expire within six months after the date of the split which account for, in the aggregate more than 25% of the rents from the property.

In the case of 1 mortgage loan (identified on Annex A-1 as Loan No. 2 to this free writing prospectus), representing approximately 8.4% of the Initial Pool Balance (approximately 9.3% of the Initial Loan Group 1 Balance), the related loan documents permit the related borrower to release one or more specified parcels from the mortgaged property in exchange for adding other specified parcels to the lien of the related mortgage upon satisfaction of certain conditions, including (i) no event of default has occurred and is continuing, (ii) delivery of evidence satisfactory to lender that the release parcel is not necessary for the remaining mortgaged property to comply with any zoning, building, land use or parking legal requirements and (iii) delivery of evidence satisfactory to lender that the fee interest in the exchange parcel has been acquired by the related borrower.

In the case of 1 mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance (approximately 0.9% of Initial Loan Group 1 Balance), the Urban Redevelopment Authority of Pittsburgh (URA) has the right to purchase the east parking area of the mortgaged property. Per the disposition contract between related borrower and the URA, the URA must replace the then existing parking spaces that will be released from the mortgaged property by development in such a way and at such a location as to minimize inconvenience to tenants who would have otherwise used such displaced parking.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this free writing prospectus.

The Special Servicer will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that (i) with respect to all mortgage loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (ii) with respect to any mortgage loan, together with all other mortgage loans that are cross-collateralized, cross-defaulted or together with all other mortgage loans with the same or an affiliated mortgagor (x) with a Stated Principal

Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the Special Servicer will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, the Special Servicer has obtained (a) the consent of the Directing Certificateholder and (b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans (provided, however, if the mortgage loan is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans, but less than $5,000,000, a confirmation from each Rating Agency will not be required) or (2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted has a Stated Principal Balance over $20,000,000. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, in connection with the exercise or waiver of rights under a due-on-sale or due-on-encumbrance clause of a mortgage loan sold to the Depositor by PNC Bank (which is not then a Specially Serviced Mortgage Loan), Midland (instead of the Special Servicer) will exercise (subject to the Special Servicer's review and final approval) the rights described above.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion,

smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 40 of the Mortgaged Properties, securing mortgage loans representing approximately 23.2% of the Initial Pool Balance (37 of the Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 24.2% of the Initial Loan Group 1 Balance and 3 of the Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 14.3% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada, Utah, Oregon and Washington. Except with respect to 1 of the Mortgaged Properties, securing a mortgage loan representing approximately 5.0% of the Initial Pool Balance (1 of the Mortgaged Properties securing a mortgage loan in Loan Group 1, representing approximately 5.5% of the Initial Loan Group 1 Balance), no Mortgaged Property has a probable maximum loss (‘‘PML’’) in excess of 20%.

Generally, an environmental insurance policy obtained in lieu of a Phase I environmental site assessment is a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance May Not Be Sufficient’’ in this free writing prospectus for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan. In addition, the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the CenterPoint II Loan is the aggregate principal balance and aggregate debt service of the CenterPoint II Loan and the CenterPoint II Pari Passu Companion Loan.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans were calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans other than the mortgage loans identified as Loan No. 83 and 93 on Annex A-1 to this free writing prospectus, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted to market rates with vacancy rates equal to the higher of the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or ‘‘NOI,’’ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases, master leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 1 mortgage loan (identified as Loan No. 68 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), the stabilized appraised value was used as defined in the related appraisal. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, except with respect to the mortgage loans identified as Loan Nos. 83 and 93 on Annex A-1 to this free writing prospectus, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination date, the information set forth in this free writing prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under ’’—Underwriting Guidelines and Processes’’ and in the prospectus under "Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans: Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by a title insurance company, the related mortgage loan seller or the applicable recorders office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by a title insurance company, the related mortgage loan seller or the applicable recorders office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller, (x) an original assignment in favor of the Trustee of any financing statement filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording or filing office) within a period of 90 days (plus any applicable extension) following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (and any applicable extension) or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ below.

The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been 30 days or more past due, without giving effect to any applicable notice and grace period;

(b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c) the Mortgage, together with any separate security agreements, UCC Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage, subject only to certain permitted encumbrances;

(d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e) to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy, subject only to certain permitted encumbrances;

(f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien in the original principal amount of the related mortgage loan, subject only to certain permitted encumbrances;

(h) no claims have been made under the related title insurance policy (or binding commitment therefor) and such policy is in full force and effect and all premiums thereon has been paid and will provide that the insured includes the owner of the mortgage loan;

(i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner of the mortgage loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien, encumbrance or security interest;

(j) the related assignment of Mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

(k) the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of the Mortgage Note, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(m) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(o) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any valid right of rescission or set-off, abatement, diminution or valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors’ rights and general equitable principles;

(p) each mortgage loan document complied in all material respects with all applicable local, state and federal laws, including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(q) to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

(r) to the Mortgage Loan Seller’s knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) no condemnation proceedings are pending;

(s) as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(t) all amounts required to be deposited by the borrower at origination have been deposited or have been withheld from the related mortgage loan proceeds at origination;

(u) to the Mortgage Loan Seller’s actual knowledge, as of the date of origination of the mortgage loan, there were, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan; and

(v) to the Mortgage Loan Seller’s actual knowledge, there exists no material default or breach, and no such material default or breach has been waived by the Mortgage Loan Seller with respect to the mortgage loan, and no event which, with the passage of time or the giving of notice, would constitute a material default or breach, other than those defaults that are covered by certain other representations and warranties.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect (or if it cannot cure, to repurchase or substitute as described above) if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the applicable Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (p) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicers, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, at the Mortgage Loan Seller’s election, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions’’. The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loan prior to such repurchase and provides the trustee with certain REMIC opinions.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 70 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 66.5% of the Initial Pool Balance (60 mortgage loans in Loan Group 1, representing approximately 70.4% of the Initial Loan Group 1 Balance and 10 mortgage loans in Loan Group 2, representing approximately 30.1% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 19 Lockbox Loans, representing approximately 20.3% of the Initial Pool Balance (17 mortgage loans in Loan Group 1, representing approximately 21.6% of the Initial Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 7.9% of the Initial Loan Group 2 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 17 Lockbox Loans, representing approximately 29.8% of the Initial Pool Balance (16 mortgage loans in Loan Group 1, representing approximately 32.7% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 2.9% of the Initial Loan Group 2 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 2 Lockbox Loans, representing approximately 1.0% of the Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 0.2% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 9.0% of the Initial Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 32 Lockbox Loans, representing approximately 15.3% of the Initial Pool Balance (26 mortgage loans in Loan Group 1, representing approximately 15.9% of the Initial Loan Group 1 Balance and 6 mortgage loans in Loan Group 2, representing approximately 10.3% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

 TRANSACTION PARTIES

The Sponsors

JPMorgan Chase Bank, National Association

General. JPMCB, a national banking association, is a sponsor. JPMCB is also acting as a Mortgage Loan Seller and as the swap counterparty under the Swap Contract with respect to the Class A-3FL Certificates. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsors’’ in the prospectus.

Sponsor’s Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB, and its wholly-owned subsidiary, J.P. Morgan Mortgage Capital Inc. (‘‘JPMMC’’), originate and underwrite loans through five regional offices.

JPMMC’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of January 1, 2006, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $36.5 billion. Of that amount, approximately $34.0 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2005, JPMCB originated approximately $12.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $12.0 billion in 2005. The commercial mortgage loans originated by JPMCB include both fixed- and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program, (‘‘LDP’’) in which JPMCB, Nomura Credit & Capital, Inc., LaSalle Bank National Association, Eurohypo AG, New York Branch, PNC Bank, National Association and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of December 30, 2005, JPMCB securitized approximately $18.2 billion through the CIBC program and approximately $14.8 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including GMAC Commercial Mortgage Corporation, Midland Loan Services, Inc. and Wachovia Bank National Association, among others.

JPMCB is also a Mortgage Loan Seller, the swap counterparty and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an Underwriter for this transaction.

Eurohypo AG, New York Branch

Eurohypo AG, New York Branch ("Eurohypo") is the New York Branch of Eurohypo Aktiengesellschaft ("Eurohypo AG"), a German banking corporation. Eurohypo AG was formed in September 2002 by the merger of real estate banking subsidiaries of Allianz Group/Dresdner Bank, Deutsche Bank and Commerzbank. In January 2003, Allianz Group/Dresdner Bank's U.S. Real Estate Investment Banking Group was merged into the newly formed Eurohypo AG. Commerzbank is currently in the process of acquiring the interests held by Deutsche Bank and Allianz Group/Dresdner Bank, which acquisition is expected to be completed by April, 2006. Eurohypo has offices in New York, Chicago and Los Angeles, and its principal offices are located at 1114 Avenue of the Americas, New York, New York 10036.

Eurohypo's primary business is the underwriting, origination, co-origination, participation, syndication and sale of loans secured by commercial or multifamily properties. Eurohypo originates loans both for its own portfolio and for securitization, utilizing separate criteria, processes and execution strategies for each. Mortgage loans originated by Eurohypo for its own portfolio may include loans that have structural features that may make them unsuitable for securitization. Some of these mortgage loans may be included in a securitization at a later time if at such time Eurohypo deems it desirable to do so. Eurohypo also originates mezzanine debt. Eurohypo sells some of loans that it originates through CMBS securitizations. Eurohypo began originating and securitizing commercial loans in 2003. As of December 31, 2005, the total amount of mortgage loans originated by Eurohypo since 2003 was approximately $12.6 billion, of which approximately $3.459 billion has been securitized. Eurohypo securitized approximately $428 million in 2003, $318 million in 2004, and $2.713 billion in 2005.

The commercial mortgage loans originated by Eurohypo include both fixed and floating rate loans and both conduit loans and large loans. In the U.S., Eurohypo primarily originates loans secured by retail, office, multifamily, industrial and hospitality properties, but also originates loans secured by self storage, manufactured housing communities, parking garages, land subject to a ground lease, mixed use properties and other commercial property types.

As a sponsor, Eurohypo originates mortgage loans, and together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. Eurohypo has acted as a loan seller to one commercial mortgage transaction in which Credit Suisse First Boston acted as depositor, and has acted as a loan seller to several commercial mortgage transactions in which Wachovia Bank acted as depositor. Eurohypo has also participated in the "Large Diversified Pool" program ("LDP") in which JPMCB, Nomura, LaSalle Bank National Association, PNC Bank and other financial institutions generally are or have been loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of December 31, 2005, Eurohypo securitized approximately $2.7 billion through the LDP program.

Neither Eurohypo nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Eurohypo sells the right to be appointed servicer of its securitized loans to third-party servicers, including Midland Loan Services, Inc., Wachovia Bank National Association and GMAC Commercial Mortgage Corporation, among others.

Eurohypo is also a Mortgage Loan Seller and an affiliate of EHY Securities (USA), LLC, which is acting as an underwriter for this transaction.

Underwriting Standards.    Generally, all of the Eurohypo loans intended to be sold into the securitization were originated or co-originated by Eurohypo. In general, mortgage loans which Eurohypo intends to securitize are generally originated in accordance with the underwriting criteria described in the paragraphs below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The below underwriting criteria are general, and in several instances exceptions to one or more of these guidelines may be approved. Consequently, there can be no assurance that every mortgage loan will comply in all respects with the general guidelines described in the paragraphs below. Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Analysis.    Generally, Eurohypo performs both a credit analysis and collateral analysis with respect to each loan applicant and mortgage loan. The credit analysis of the borrower and certain key principals of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Borrowers are generally required to be single-purpose entities although depending on the size of the mortgage loan are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis, to the extent available and/or applicable, of the recent historical property operating statements, rent rolls and certain tenant leases. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Eurohypo's collateral analysis also includes a review of third party appraisals, as well as environmental and property condition reports.

Loan Approval.    Prior to closing, all mortgage loans must be presented to a committee which includes senior personnel from Eurohypo, which committee may then submit the mortgage loan to Eurohypo's credit department for approval. Eurohypo's credit department may approve the proposed mortgage loan, decline the proposed mortgage loan, request additional due diligence, or modify the terms and/or conditions of the proposed mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    Eurohypo's underwriting includes a calculation of the debt service coverage ratio ("DSCR") and loan to value ratio ("LTV") in connection with the origination of a loan. Eurohypo's underwriting criteria generally require a minimum DSCR of 1.20x and maximum LTV of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics for particular mortgage loans. In addition, with respect to certain mortgage loans originated by Eurohypo, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DCSR and/or a higher LTV, if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The DSCR is generally calculated as underwritten net cash flow from the property as determined by Eurohypo divided by required payments on the mortgage loan based on the actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a highly subjective number based on a variety of assumptions regarding revenues and expenses with respect to the related property. For example, revenues or expenses may be expected to rise or fall based on property, submarket, market or industry norms or trends. In such cases, Eurohypo may choose to normalize certain income and/or expense items.

The LTV, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the debt facility divided by the estimated value of the related property based on an appraisal.

Escrow Requirements.    Generally, Eurohypo may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs and replacement reserves. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given escrow. Eurohypo conducts a case-by-case analysis to determine the need for a particular escrow. Consequently, the above escrows are not established for every mortgage loan originated by Eurohypo.

In some cases major tenants and/or a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, in certain cases, reserves may be funded (either at closing and/or during the term of the mortgage loan) to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

In some cases, cash reserves or letters of credit are posted by the borrower as additional security for the mortgage loan which may be released to the borrower upon the satisfaction of certain performance related conditions including, the property achieving a certain DSCR, occupancy level or LTV.

Assessment of Property Condition. As part of the underwriting process, Eurohypo generally obtains the property assessments and reports described below:

Appraisal.    Eurohypo requires that the mortgaged property be appraised by a state certified appraiser within the state the mortgaged property is located. Eurohypo requires that the appraisal is made in conformity with Federal Reserve Board regulations, the Uniform Standards of Professional Appraisal Practice ("USPAP") as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) and 12 CFR Part 34 (RTC). In general, such appraisals represent the analysis and opinions of the respective appraisers as of the date of valuation, and are not guarantees of, and may not be indicative of, present or future value.

Environmental Assessment.    At origination, Eurohypo generally requires an environmental site assessment ("ESA") with respect to the mortgaged property prepared by an environmental consulting firm. In certain cases, Eurohypo may utilize an update of a prior ESA or a desktop review. Depending on the findings of the ESA, Eurohypo may require additional due diligence and/or environmental testing, such as a Phase II environmental assessment with respect to a mortgaged property. In cases in which the ESA identifies environmental conditions, Eurohypo generally requires the borrower to carry out remediation activities as recommended by such environmental consulting firm, to establish an operations and maintenance plan, to place sufficient funds in escrow or post a letter of credit at the time of origination to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the mortgaged property or execute an indemnity agreement with respect to such condition. An ESA conducted at any particular mortgaged property, however, will not necessarily identify all potential environmental issues.

Property Condition Assessment.    In connection with the origination process, Eurohypo generally requires an independent licensed engineer to inspect the mortgaged property. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at the mortgaged property. Based on the resulting report, Eurohypo will determine its response to any recommended repairs, corrections or replacements and any identified deferred maintenance. In general, cash reserves may be established, or other security may be obtained, to fund or secure the payment of any material estimated deferred maintenance or replacement items.

Seismic Report.    Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination process, Eurohypo will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Nomura Credit & Capital, Inc.

General. Nomura Credit & Capital, Inc. (‘‘Nomura’’) is a Delaware corporation, which is a direct wholly owned subsidiary of Nomura Holdings America Inc. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura is an affiliate of Nomura Securities International, Inc., one of the underwriters.

Nomura’s Securitization Program. Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $441.0 million, $951.8 million, $2.0 billion and $3.7 billion of commercial mortgage loans during the calendar years 2002, 2003, 2004 and 2005, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Standards. Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura’s Underwriting Standards’’ section.

Loan Analysis. Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment. In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;

temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura’s Underwriting Standards’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

IXIS Real Estate Capital Inc.

General.    IXIS Real Estate Capital Inc. ("IXIS RE"), formerly known as CDC Mortgage Capital Inc., is a New York corporation. The Sponsor is a wholly-owned subsidiary of IXIS Capital Markets North America Inc., which is more than a 95% owned subsidiary of IXIS North America Inc., a wholly owned subsidiary of IXIS Corporate & Investment Bank ("IXIS CIB"), a fully licensed bank under French laws. The executive offices of IXIS RE are located at 9 West 57th Street, New York, New York 10019 (telephone number (212) 891-6152).

IXIS RE primarily engages in originating, purchasing and securitizing commercial and residential mortgage loans. IXIS RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. IXIS CIB and its affiliates are engaged in a wide range of banking and investment banking activities in France and internationally. IXIS RE is an affiliate of IXIS Securities North America Inc., one of the underwriters.

/XIS RE's Commercial Real Estate Securitization Program.    IXIS RE's primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for IXIS RE's securitization program. Substantially all mortgage loans originated by IXIS RE are sold to securitizations as to which IXIS RE acts as a mortgage loan seller. IXIS RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in 1998. As of December 31, 2005, the total amount of commercial mortgage loans originated and securitized by IXIS RE and its predecessors is in excess of $7 Billion. In its fiscal year ended December 31, 2005, IXIS RE securitized in excess of $2.8 billion of commercial mortgage loans.

IXIS RE's annual commercial mortgage loan originations have grown from approximately $870 million in 1999 to approximately $3.4 Billion in 2005. The commercial mortgage loans originated by IXIS RE include both fixed- and floating-rate loans and both smaller "conduit" loans and large loans. IXIS RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. IXIS RE originates loans in every state.

IXIS RE originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, IXIS Capital Markets North America Inc., and with other underwriters, IXIS RE works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. IXIS RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither IXIS RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitization.

Underwriting Standards

Loan Analysis and Approval.    Conduit mortgage loans originated by IXIS RE will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The IXIS RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the IXIS RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, IXIS RE also generally performs the procedures and obtains the third party reports or other documents described in this free writing prospectus under "Underwriting Guidelines and Processes" below.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from IXIS RE and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    IXIS RE's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, IXIS may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, IXIS RE's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by IXIS there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, IXIS RE's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this free writing prospectus.

Escrow Requirements.    IXIS RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. IXIS RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by IXIS RE.

PNC Bank, National Association

General. PNC Bank, National Association, a national banking association (‘‘PNC Bank’’), is a sponsor and one of the Mortgage Loan Sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., one of the Master Servicers, and PNC Capital Markets LLC, one of the underwriters.

PNC Bank is a wholly owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation (‘‘PNC Financial’’) and is PNC Financial’s principal bank subsidiary. As of December 31, 2005, PNC Bank, National Association had total consolidated assets representing 89.9% of PNC Financial’s consolidated assets. PNC Bank’s business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

PNC Bank’s Commercial Real Estate Securitization Program. PNC Bank and a predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland Loan Services, Inc., which acquired the businesses and operations of Midland Loan Services, L.P. (‘‘Midland LP’’). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor

PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

As of December 31, 2005, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $9.9 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $9.6 billion in approximately 33 securitizations for as to which PNC Bank acted as sponsor or loan seller, and approximately $1.0 billion of these loans were included in securitizations under the Depositor’s ‘‘Large Diversified Pool’’ program. In its fiscal year ended December 31, 2005, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this free writing prospectus).

Servicing. Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization. Midland Loan Services, Inc. will act as a Master Servicer in this transaction. See ‘‘Transaction Parties—The Master Servicers’’ in this free writing prospectus for more information.

Loan Underwriting. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third party reports or other documents described in this free writing prospectus under ‘‘Underwriting Guidelines and Processes’’ below.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank. The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio. PNC Bank’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Annex A-l hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this free writing prospectus.

Escrow Requirements. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘The Depositor’’ in the prospectus.

Significant Obligor

The Mortgaged Property that secures the Centro Portfolio Loan represents approximately 11.2% of the Initial Pool Balance. See Annex A-1 in this free writing prospectus.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB, Nomura Credit & Capital, Inc., Eurohypo AG, New York Branch, IXIS Real Estate Capital Inc and PNC Bank, National Association. JPMorgan Chase Bank, N.A. is also the swap counterparty and is an affiliate of each of the depositor and J.P. Morgan Securities Inc., one of the Underwriters. Eurohypo AG, New York Branch is an affiliate of EHY Securities (USA), LLC, one of the underwriters. Nomura Credit & Capital, Inc. is an affiliate of Nomura Securities International, Inc., one of the underwriters. IXIS Real Estate Capital Inc. is an affiliate of IXIS Securities North America Inc., one of the underwriters. PNC Bank, National Association is an affiliate of each of Midland Loan Services, Inc., one of the master servicers, and PNC Capital Markets LLC, one of the underwriters.

JPMorgan Chase Bank, N.A.

See ‘‘The Sponsors’’ in this free writing prospectus for a discussion relating to JPMCB.

Eurohypo AG, New York Branch

See ‘‘The Sponsors’’ in this free writing prospectus for a discussion relating to Eurohypo AG, New York Branch.

Nomura Credit & Capital, Inc.

See ‘‘The Sponsors’’ in this free writing prospectus for a discussion relating to Nomura Credit & Capital, Inc.

IXIS Real Estate Capital Inc.

See ‘‘The Sponsors’’ in this free writing prospectus for a discussion relating to IXIS Real Estate Capital Inc.

PNC Bank, National Association

See ‘‘The Sponsors’’ in this free writing prospectus for a discussion relating to PNC Bank, National Association.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

Underwriting Guidelines and Processes

Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below, except with respect to Eurohypo and Nomura, whose underwriting guidelines are described above under "—Eurohypo AG, New York Branch—Underwriting Standards" and "—Nomura Credit & Capital, Inc.—Nomura's Underwriting Standards". All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect, including the existence of sufficient mitigating factors.

Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on an ‘‘as stabilized’’ basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations, that would require cleanup, remedial action or other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have other environmental insurance policies. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance’’ in this free writing prospectus.

Physical Assessment Report. Prior to origination, the related Mortgage Loan Seller obtains a physical assessment report (‘‘PAR’’) for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must generally meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and

(5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance’’ in this free writing prospectus.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2006-LDP6, the issuing entity, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) will act as Trustee, Custodian and Paying Agent under the Pooling and Servicing Agreement. Wells Fargo Bank will also act as certificate registrar (in that capacity, the ‘‘Certificate Registrar’’) for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent (‘‘Authenticating Agent’’) of the Certificates. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Sellers, the Master Servicer(s) and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. As of December 31, 2005, Wells Fargo Bank was acting as trustee with respect to over 10,000 series of securities with an aggregate outstanding principal balance of approximately $800 billion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2005, Wells Fargo Bank was acting as trustee on more than 260 series of commercial mortgage-backed securities with an aggregate principal balance of over $180 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Wells Fargo Bank is also acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by one or more of the Mortgage Loan Sellers or an affiliate of such Mortgage Loan Seller and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by the Trustee are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC and grantor trust tax and information returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 8-K and Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 300 series of commercial mortgage-backed securities, and, as of December 31, 2005, was acting as securities administrator with respect to more than $225 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

As compensation for the performance of its routine duties, the Trustee, Paying Agent, Certificate Registrar and Authenticating Agent will be paid a fee (collectively, the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0007% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee, Paying Agent, Certificate Registrar and Authenticating Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee, Paying Agent, Certificate Registrar or Authenticating Agent under the Pooling and Servicing Agreement, and not any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the CenterPoint II Pari Passu Companion Loan. See ‘‘Description of the Pooling Agreements—The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful malfeasance on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

The Master Servicers

General

There will be two master servicers under the Pooling and Servicing Agreement, Midland Loan Servicers, Inc. and GMAC Commercial Mortgage Corporation (each, a "Master Servicer").

Name	No. of Loans	% of Initial Pool Balance
Midland Loan Services, Inc.	119	71.9%
GMAC Commercial Mortgage Corporation	45	28.1%

Midland

Midland Loan Services, Inc. ("Midland") will be one of the master servicers and in this capacity will be responsible for the master servicing and administration of certain of the mortgage loans pursuant to the pooling and servicing agreement.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association ("PNC Bank"), one of the Mortgage Loan Sellers. Midland is an affiliate of PNC Capital Markets LLC, one of the Underwriters. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary Enterprise!® Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2005, Midland was servicing approximately 17,350 commercial and multifamily mortgage loans with a principal balance of approximately $136 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,800 of such loans, with a total principal balance of approximately $104 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

Portfolio Growth – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2003	2004	2005
CMBS	$60	$70	$104
Other	$23	$28	$32
Total	$83	$98	$136

GMAC

GMAC Commercial Mortgage Corporation ("GMACCM") will be one of the master servicers and will be responsible for the master servicing and administration of certain of the mortgage loans pursuant to the pooling and servicing agreement. Its servicing offices are located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (215) 328-1258.

GMACCM is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2005, GMACCM was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $122.4 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2003 to 2005 in respect of which GMACCM has acted as master servicer.

	Year (amts in $ billions)
	2003	2004	2005
CMBS (US)	99.0	100.2	122.4
Other	103.3	97.0	102.8
Total	202.3	197.2	225.2

GMACCM has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

No securitization transaction involving commercial mortgage loans in which the Master Servicer was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of GMACCM as master servicer, including a result of GMACCM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

GMACCM is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. General Motors Acceptance Corporation and GMAC Mortgage Group, Inc. have entered into a definitive agreement to sell a seventy-eight percent equity interest in GMAC Commercial Holding Corp. ("GMACCH"), the direct parent of GMACCM, to an investment vehicle controlled by affiliates of Five Mile Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and The Goldman Sachs Group, Inc. Officers and employees of GMACCH and its subsidiaries will also invest in GMACCH at or about the time the transaction is completed. The transaction is subject to regulatory approvals, consents and other conditions, and is expected to close no later than the end of the first quarter of 2006. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of GMACCM or as to the impact of any such changes.

GMAC Commercial Mortgage Servicing (Ireland) Limited opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for GMACCM's portfolio in the United States.

CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by GMACCM in July 2003. CapMark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for GMACCM's portfolio in the United States.

Each of GMAC Commercial Mortgage Servicing (Ireland) Limited and CapMark Overseas Processing India Private Limited report to the same managing director of GMACCM.

From time-to-time GMACCM and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. GMACCM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

The Special Servicer

LNR Partners, Inc. (the ‘‘Special Servicer’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer of the mortgage loans. The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

The Special Servicer and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-LDP6 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. The Special Servicer and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by the Special Servicer and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, the Special Servicer (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, the Special Servicer has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

LNR or one of its affiliates generally seeks investments where it has the right to appoint the Special Servicer as the special servicer. The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, the Special Servicer had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, the Special Servicer and its affiliates specially service a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-C1 certificates. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. The Special Servicer does not service any assets other than commercial real estate assets.

The Special Servicer maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. The Special Servicer has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by the Special Servicer as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, the Special Servicer’ strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Moody’s, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of the Special Servicer in the servicing function it will perform under the series 2006-LDP6 pooling and servicing agreement for assets of the same type included in this securitization transaction. The Special Servicer has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. The Special Servicer does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-LDP6 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-LDP6 certificates. Generally, the Special Servicer’s servicing functions under pooling and servicing agreements do not include collection on the pool assets, however the Special Servicer does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. The Special Servicer does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

The Special Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, the Special Servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that the Special Servicer has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer has experienced an event of default as a result of any action or inaction by the Special Servicer as special servicer. The Special Servicer has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by the Special Servicer with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against the Special Servicer or of which any of its property is the subject, that is material to the series 2006-LDP6 certificateholders.

The Special Servicer is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this free writing prospectus.

LNR Securities Holdings, LLC, an affiliate of the Special Servicer, will acquire one or more classes of the certificates and will be the initial Directing Certificateholder. Otherwise, except for the Special Servicer acting as special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between the Special Servicer or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between the Special Servicer or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided, that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

Servicing and Other Compensation and Payment of Expenses

The fee of the Master Servicers (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of the mortgage loans (including the CenterPoint II Loan) and the AB Subordinate Companion Loans (to the extent permitted under the related Intercreditor Agreement), and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.020000% to 0.110000%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.028440% per annum. Pursuant to the terms of the Pooling and Servicing Agreement, Midland will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan it is responsible for servicing and, if provided under an Intercreditor Agreement, any related Subordinate Companion Loan notwithstanding any termination or resignation of Midland as Master Servicer; provided, that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its right to receive that retained portion of its Servicing Fee to another party. In addition to the Servicing Fee, the Master Servicers will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the AB Subordinate Companion Loans (to the extent permitted under the related Intercreditor Agreement) that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and the related AB Subordinate Companion Loans (to the extent permitted under the related Intercreditor Agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related AB Subordinate Companion Loans (to the extent applicable) since the Closing Date. The Master Servicers are also authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicers will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicers are also entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and the AB Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the AB Subordinate Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any, will be computed and allocated as provided in the related Intercreditor Agreement.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.35% per annum, subject to a minimum of $4,000 per Specially Serviced Mortgage Loan per month (the ‘‘Special Servicing Fee Rate’’), calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, from the trust fund.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan (including the CenterPoint II Loan) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage

Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases (including any applicable extension thereof), (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or either Master Servicer, or with respect to any AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan or with respect to a mortgage loan that is subject to mezzanine indebtedness, the holder of the related mezzanine loan, provided, that with respect to a mortgage loan that is subject to mezzanine indebtedness, the purchase occurs within the time period provided in the underlying intercreditor agreement), or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

Any Liquidation Fees in respect of the CenterPoint II Loan will be payable out of, and based on, collections on the CenterPoint II Whole Loan.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, assumption fees, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

Although the Master Servicers and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicers or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this free writing prospectus under ‘‘Description of the Certificates—Advances’’ the Master Servicers and the Special Servicer, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicers and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither of the Master Servicers nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicers or Special Servicer, as applicable, will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicers as additional servicing compensation.

The applicable Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans it services for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan it services for which such Servicing Fees are being paid in such Due Period, calculated at 0.005% per annum, and (B) all Prepayment Interest Excesses received in respect of the mortgage loans it services for the related Distribution Date and (C) to the extent earned on principal prepayments, net investment earnings received by the applicable Master Servicer during such Due Period with respect to the mortgage loan it services subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period on the mortgage loan subject to such prepayment, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings payable to the applicable Master Servicer for such Due Period received by the applicable Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

 DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and (6) certain rights under a swap contract for the benefit of the Class A-3FL Certificates (the ‘‘Swap Contract’’).

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2006-LDP6 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-2, Class A-3FL, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X-1 and Class X-2 Certificates (collectively, the ‘‘Class X Certificates’’), and the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this free writing prospectus as the ‘‘Senior Certificates.’’ The Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this free writing prospectus as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-J, Class B, Class C and Class D Certificates are referred to in this free writing prospectus as the ‘‘Subordinate Offered Certificates.’’ The Class R and Class LR Certificates are referred to collectively in this free writing prospectus as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-2, Class A-3FL, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X-2, Class B, Class C and Class D Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class X-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

On the Closing Date, the ‘‘Class A-3FL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-3FL Regular Interest is not offered by this free writing prospectus. The Depositor will transfer the Class A-3FL Regular Interest to the trust in exchange for the Class A-3FL Certificates. The Class A-3FL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-3FL Regular Interest, the Floating Rate Account and the Swap Contract.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) on that Distribution Date. With respect to any Class of Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below. The Certificate Balance of the Class A-3FL Certificates will be reduced or increased on each Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-3FL Regular Interest. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this free writing prospectus. The initial Certificate Balance of the Class A-3FL Certificates will be equal to the initial Certificate Balance of the Class A-3FL Regular Interest, which is expected to be the balance set forth on the cover of this free writing prospectus. The Class S Certificates, the Class X-1 Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (‘‘Notional Amount’’). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-3FL, Class X-1, Class X-2, Class S, Class R and Class LR Certificates) (the ‘‘Principal Balance Certificates’’) and the Class A-3FL Regular Interest outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $2,144,296,207.

The Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the components of the Class X-2 Certificates (each, a ‘‘Class X-2 Component’’). Each of the Class X-2 Components will relate to a particular Class of Principal Balance Certificates or Class A-3FL Regular Interest and, at any time during any of the periods specified on Annex E to this free writing prospectus, will equal the lesser of (a) the specific amount identified in the table on Annex E to this free writing prospectus with respect to the related Class of Principal Balance Certificates or Class A-3FL Regular Interest for that period and (b) the then Certificate Balance of the related Class of Principal Balance Certificates or Class A-3FL Regular Interest. Notwithstanding anything to the contrary in this free writing prospectus, the Notional Amount of the Class X-2 Certificates will be $0 following the Distribution Date on March 15, 2013.

The initial Notional Amount of the Class X-2 Certificates will be approximately $2,098,755,000.

The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $163,503,207.

The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

The Offered Certificates (other than the Class A-3FL and Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class A-3FL Certificates will be offered in minimum denominations of $100,000 initial Certificate Balance. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor

has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations, the ‘‘Participants’’), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicers as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicers, the Underwriters, the Special Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of an event described in the prospectus in the second to last paragraph under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicers will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in April 2006 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The amount allocated to the Class A-3FL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate Account on that date, less the portion of that amount, if any, due to the Swap Counterparty under the Swap Contract with respect to the related Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap Contract with respect to the Distribution Date will be deposited into the Floating Rate Account. See "Description of the Swap Contract" in this free writing prospectus.

Each Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. Each Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (for which it is acting as Master Servicer) (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the CenterPoint II Loan and AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related Intercreditor Agreement.

The Trustee is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by each Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this free writing prospectus. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Master Servicers, Special Servicer and Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Below is a summary of the fees payable to the Master Servicers, Special Servicer and Trustee from payments on the mortgage loans that will be payable from amounts that the trust fund is entitled to receive.

Fee	Fee Rate or Range
Trustee Fee	0.0007%
Master Servicing Fee	0.020000%-0.110000%
Special Servicing Fee	0.35%, with a $4,000 monthly minimum per Specially Serviced Mortgage Loan
Liquidation Fee	1.0%
Workout Fee	1.0%

Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicers, Special Servicer and Trustee, but such amounts are not payable from amounts that the trust fund is entitled to receive. See ‘‘Servicing of the Mortgage Loans’’ in this free writing prospectus.

The Paying Agent is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Trustee will be required to deposit amounts remitted by each Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (beginning in 2007), the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Trustee is required to establish and maintain an ‘‘Excess Interest Distribution Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S Certificates. Prior to the applicable Distribution Date, each Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by that Master Servicer prior to the related Determination Date.

The Trustee is required to establish and maintain an account (the ‘‘Gain on Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The Trustee is required to establish and maintain a ‘‘Floating Rate Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-3FL Certificates. Promptly upon receipt of any payment or other receipt in respect of the Class A-3FL Regular Interest or the Swap Contract, the Trustee will be required to deposit the same into the Floating Rate Account. See "Description of the Swap Contract" in this free writing prospectus.

Each Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). Each Master Servicer will be entitled to retain any interest or other income earned on such funds and each Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

The aggregate amount available for distribution to Certificateholders (other than the holders of the Class A-3FL and Class S Certificates) and the Class A-3FL Regular Interest (and thus to the holders of the Class A-3FL Certificates to the extent described in this free writing prospectus) on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(1) all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5) Excess Interest;

(6) all Yield Maintenance Charges;

(7) all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y) all P&I Advances made by the applicable Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus; and

(z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The aggregate amount available for distributions to the holders of the Class A-3FL Certificates on each Distribution Date (the "Class A-3FL Available Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3FL Regular Interest with respect to the Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for the Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for the Distribution Date. See "Description of the Swap Contract" in this free writing prospectus.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due Period with respect to any mortgage loan with its first due date in April 2006 will begin on the Cut-off Date of such mortgage loan.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority. On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Certificates (other than the Class A-3FL Certificates) or the Certificate Balance of the Class A-3FL Regular Interest have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, in reduction of the Certificate Balances of those Classes, concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (C) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero, (D)  then (i) prior to July 15, 2012, (a) first the Class A-3B Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3B Certificates is reduced to zero and then (b) to the Class A-3FL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and the payments to the Class A-3B Certificates referenced above and clause (ii) below have been made on such Distribution Date, until the Class A-3FL Regular Interest is reduced to zero, and (ii) on or after July 15, 2012, (a) first to the Class A-3FL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Class A-3FL Regular Interest is reduced to zero and then (b) the Class A-3B Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and the payments to the Class A-3FL Regular Interest referenced above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3B Certificates is reduced to zero, (E) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C) and (D) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero and

(F) to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above and clause (ii) below have been made on such Distribution Date, until the Class A-SB Certificates are reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Certificate Balances of the Class A-SB and Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest to zero, to the Class A-M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Sixth, to the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest and Class A-M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Ninth, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates and Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates,

Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-second, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or Class A-3FL Regular Interest in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A

Certificates and the Class A-3FL Regular Interest without regard to the priorities set forth above and without regard to Loan Groups or the Class A-SB Planned Principal Balance.

Distributions on the Class A-3FL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-3FL Regular Interest (and, correspondingly, the Class A-3FL Certificates) has not been reduced to zero, the Trustee is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-3FL Available Funds, in the following order of priority:

First, to the Class A-3FL Certificates in respect of interest, up to an amount equal to the Class A-3FL Interest Distribution Amount;

Second, to the Class A-3FL Certificates in respect of principal, the Class A-3FL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third, to the Class A-3FL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-3FL Certificates, but not previously reimbursed, have been reimbursed in full. See "Description of the Swap Contract" in this free writing prospectus.

Pass-Through Rates. The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates and the Class A-3FL Regular Interest (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class A-3FL Regular Interest is a per annum rate equal to %.

The Pass-Through Rate on the Class A-3FL Certificates is a per annum rate equal to LIBOR plus %; provided, however, under certain circumstances described under "Description of the Swap Contract—The Swap Contract" in this free writing prospectus, the Pass-Through Rate on the Class A-3FL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-3FL Regular Interest.

The Pass-Through Rate on the Class A-3B Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to %.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to %.

The term ‘‘LIBOR’’ means, with respect to the Class A-3FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Trustee to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Trustee will be binding absent manifest error.

The ‘‘LIBOR Determination Date’’ for the Class A-3FL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A ‘‘LIBOR Business Day’’ is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England and New York, New York.

The Pass-Through Rates applicable to the Class X-1 and Class X-2 Certificates for the initial Distribution Date will equal approximately       % and           % per annum, respectively.

The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-1 Components’’) of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest. In general, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest is identified under ‘‘—General’’ above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the

Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in March 2013, the ‘‘Class X-1 Strip Rate’’ for each Class X-1 Component will be calculated as follows:

(a) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class  , Class  , Class   and Class   Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest, the greater of (i) the reference rate specified on Annex F for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest;

(b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class  , Class  , Class   and Class   Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest, the greater of (i) the reference rate specified on Annex F for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest;

(c) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest; and

(d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest.

For each Distribution Date after the Distribution Date in March 2013, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest whose Certificate Balance makes up the applicable Class X-1 Component.

The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in March 2013, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a ‘‘Class X-2 Component’’) of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest is identified under ‘‘—General’’ above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in March 2013, the ‘‘Class X-2 Strip Rate’’ for each Class X-2 Component will equal:

(x) with respect to the Class  , Class  , Class   and Class   Certificates, the lesser of:

(a) the Class X-2 Fixed Strip Rate (as defined in the table below), and

(b) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component, and

(y) with respect to each other Class of Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest, the excess, if any, of:

(a) the lesser of (a) the reference rate specified on Annex F for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

(b) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

After the Distribution Date in March 2013, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

Class X-2 Component Relating to the Following Principal Balance Certificates	Class X-2 Fixed Strip Rate
Class	%
Class	%
Class	%
Class	%

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-9 of this free writing prospectus. The Pass-Through Rate on the Class A-3FL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to           %.

The ‘‘WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the applicable Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

‘‘Excess Interest’’ with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Class A-3FL Certificates, Class S Certificates and Residual Certificates) and the Class A-3FL Regular Interest during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Class A-3FL Certificates, Class S Certificates and Residual Certificates) or the Class A-3FL Regular Interest for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates or the Class A-3FL Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class or the Class A-3FL Regular Interest, to the extent not previously paid, for all prior Distribution Dates. The ‘‘Class A-3FL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-3FL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-3FL Certificates for all previous Distribution Dates. See "Description of the Swap Contract" in this free writing prospectus.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class X, Class A-3FL, Class S and the Residual Certificates) and the Class A-3FL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Class S Certificates, Residual Certificates and Class A-3FL Certificates) and the Class A-3FL Regular Interest for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. With respect to the Class A-3FL Certificates, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date and will be calculated on an Actual/360 Basis; provided, however, if the Pass-Through Rate for the Class A-3FL Certificates converts to a fixed rate, the Interest Accrual Period for that Class will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. See "Description of the Swap Contract" in this free writing prospectus.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Class A-3FL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-3FL Regular Interest for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-3FL Regular Interest for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates’ or Class A-3FL Regular Interest’s, as the case may be, allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the applicable Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Class A-3FL Certificates, the Class S Certificates, the Residual Certificates and the Class X Certificates) and the Class A-3FL Regular Interest will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates or the Class A-3FL Regular Interest, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class A-3FL Certificates, the Class S Certificates, the Residual Certificates and the Class X Certificates) for the related Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-3FL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-3FL Certificateholders. See "Description of the Swap Contract" in this free writing prospectus.

Principal Distribution Amount. So long as (i) either the Class A-4 or the Class A-SB Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either (i) each of the Class A-4 and Class A-SB Certificates or (ii) the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 2 Principal Distribution Amount’’, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of ‘‘Group 1 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over

(B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 1 Principal Distribution Amount’’, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the applicable Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the applicable Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the applicable Master Servicer or the Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Master Servicer Remittance Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the applicable Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-3FL Regular Interest on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

The ‘‘Class A-SB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex G to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this free writing prospectus. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex G to this free writing prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2, Class A-3B and Class A-4 Certificates and the Class A-3FL Regular Interest have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

With respect to any Distribution Date, the "Class A-3FL Principal Distribution Amount" will be an amount equal to the amount of principal allocated in respect of the Class A-3FL Regular Interest on that Distribution Date. See "Description of the Certificates—Distributions—Priority" and "Description of the Swap Contract" in this free writing prospectus.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first

Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates or the Class A-3FL Regular Interest, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this free writing prospectus and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the applicable Master Servicer or Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the applicable Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable Master Servicer as if received on the predecessor mortgage loan.

Excess Interest. On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Trustee to the holders of each Class of Offered Certificates (excluding the Class A-3FL and Class X-2 Certificates), the Class A-3FL Regular Interest and the Class E, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class A-3FL and Class X-2 Certificates), the Class A-3FL Regular Interest and the Class E, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or the Class A-3FL Regular Interest, as applicable, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-3FL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates and the Class A-3FL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

On any Distribution Date, for so long as the Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-3FL Regular Interest will be payable to the Swap Counterparty and on any Distribution Date on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-3FL Regular Interest will be distributable to the holders of the Class A-3FL Certificates. See "Description of the Swap Contract" in this free writing prospectus.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-3FL Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates or the Class A-3FL Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	January 15, 2011
Class A-2	April 15, 2011
Class A-3FL	December 15, 2012
Class A-3B	March 15, 2014
Class A-4	March 15, 2016
Class A-SB	May 15, 2015
Class A-1A	March 15, 2016
Class A-M	March 15, 2016
Class A-J	March 15, 2016
Class X-2	March 15, 2013
Class B	April 15, 2016
Class C	April 15, 2016
Class D	April 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be April 15, 2043. See ‘‘Ratings’’ in this free writing prospectus.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this free writing prospectus:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates).

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the ‘‘Non-Offered Subordinate Certificates’’), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-M Certificates by the subordination of the Class A-J, Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates, until their Certificate Balance has been reduced to zero, fourth, (A) prior to July 15, 2012, to the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3FL Regular Interest, and (B) on and after July 15, 2012, first, to the Class A-3FL Regular Interest, until the Class A-3FL Regular Interest is reduced to zero and then to the Class A-3B Certificates, until their Certificate Balance is reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB Certificates until their Certificate

Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest are still outstanding, first to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates, until their Certificate Balance has been reduced to zero, fourth, (A) prior to July 15, 2012, to the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3FL Regular Interest until its Certificate Balance is reduced to zero and (B) on and after July 15, 2012, first to the Class A-3FL Regular Interest, until its Certificate Balance is reduced to zero and then to the Class A-3B Certificates, until their Certificate Balance is reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero and sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount (remaining after allocation of principal to the Class A-SB Certificates until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates and the remaining Non-Offered Certificates (other than the Class X-1 and Class S Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual Certificates) with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the applicable Master Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S and Class X Certificates and the Residual Certificates) and Class A-3FL Regular Interest after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Trustee will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class A-3FL, Class S and Class X Certificates and the Residual Certificates) and the Class A-3FL Regular Interest as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates (or, in the case of the Class A-3FL Certificates, a reduction in Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-3FL Regular Interest) will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits, any Collateral Support Deficit allocated in reduction of the Certificate Balance of the Class A-3FL Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-3FL Certificates.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, certain reimbursements to the Trustee as described under ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticated Agent’’ in this free writing prospectus, certain reimbursements to the Master Servicers and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicers and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates or the Class A-3FL Regular Interest in accordance with the payment priorities set forth in ‘‘—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The applicable Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the applicable Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the applicable Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to an AB Subordinate Companion Loan or the CenterPoint II Pari Passu Companion Loan. In addition, neither the applicable Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-3FL Certificates.

If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will also be obligated, and the Special Servicer will have the option, (with respect to emergency advances) (in each case, subject to the limitations described in this free writing prospectus), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the applicable Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The applicable Master Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the CenterPoint II Loan in accordance with the CenterPoint II Intercreditor Agreement, the CenterPoint II Pari Passu Companion Loan) and, with respect to a Servicing Advance made with respect to an AB Mortgage Loan, from amounts collected in respect of the related AB Subordinate Companion Loan in accordance with the related Intercreditor Agreement, as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, neither the Master Servicers nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). Each of the Master Servicers and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections) or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer shall be deemed to be in accordance with the servicing standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Master Servicers and the Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in its Certificate Account or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the

Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the applicable Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the applicable Master Servicer and the Trustee; however, the Special Servicer will have no obligation to make such an affirmative determination that any P&I Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the applicable Master Servicer or the Trustee. Additionally, with respect to the CenterPoint II Loan, if any servicer in connection with a subsequent securitization of the CenterPoint II Pari Passu Companion Loan determines that any P&I Advance with respect to the CenterPoint II Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the CenterPoint II Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, the applicable Master Servicer and the Trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the Master Servicers or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any AB Subordinate Companion Loan or the CenterPoint II Pari Passu Companion Loan. No Servicing Advances will be made with respect to any AB Subordinate Companion Loan or Center Point II Pari Passu Companion Loan if the related AB Mortgage Loan or CenterPoint II Loan is no longer part of the trust. Any requirement of the applicable Master Servicer, the Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicers, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest (or, if amounts in that Master Servicer’s Certificate Account are insufficient, the other Master Servicer’s Certificate Account), interest compounded annually, at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. None of the Master Servicers or the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to

Certificateholders; Certain Available Information’’ in this free writing prospectus and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

(2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3) the date on which a receiver has been appointed;

(4) 60 days after a borrower declares bankruptcy;

(5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

(7) immediately after a mortgage loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate and report to the Directing Certificateholder (and, in the case of the CenterPoint II Whole Loan, the CenterPoint II Pari Passu Companion Holder, the Master Servicer and the Trustee, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB Mortgage Loan and the related AB Subordinate Companion Loan, and all resulting Appraisal Reductions will be allocated to the related AB Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates, and then to the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest, pro rata). See ‘‘—Advances’’ above.

With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Directing Certificateholder, and, in the case of the CenterPoint II Whole Loan, the CenterPoint II Pari Passu Companion Holder, the applicable Master Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

The CenterPoint II Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the CenterPoint II Whole Loan will be allocated to the CenterPoint II Notes on a pro rata basis.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the Master Servicers, the Underwriters, the Special Servicer, the Directing Certificateholder, the holder of the CenterPoint II Pari Passu Companion Loan, the holder of each AB Subordinate Companion Loan, each Rating Agency, the swap counterparty, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by each Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicers and the Trustee) guidelines setting forth, among other things:

(1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest, the Class A-3FL Interest Distribution Amount, and with respect to the Class A-3FL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-3FL Regular Interest, which amount is being paid as a result of a Swap Default;

(3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

(4) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for the Distribution Date;

(5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9) the Available Distribution Amount and the Class A-3FL Available Funds for the Distribution Date;

(10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

(15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25) the aggregate amount of interest on P&I Advances paid to each Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26) the aggregate amount of interest on Servicing Advances paid to each Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27) the original and then-current credit support levels for each Class of Certificates;

(28) the original and then-current ratings for each Class of Certificates;

(29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

(32) the amounts received and paid in respect of the Swap Contract;

(33) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

(34) the amount of any (A) payment by the swap counterparty under the Swap Contract as a termination payment, (B) payment to any successor Swap Counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event;

(35) the amount of and identification of any payments on the Class A-3FL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the Swap Contract;

(36) a loan-by-loan listing of any material modification, extension or waiver of a mortgage loan; and

(37) a loan-by-loan listing of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

Under the Pooling and Servicing Agreement, the applicable Master Servicer is required to provide to the holder of the related AB Subordinate Companion Loan certain other reports, copies and information relating to the applicable AB Mortgage Loan Pair.

The Trustee will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website which is initially located at www.ctslink.com. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Trustee and the Master Servicers) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Trustee receives such information and reports from the Master Servicers, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Trustee will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Trustee’s website, the Trustee may require registration and acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

The Trustee will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from each Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicers, the Directing Certificateholder, the holder of the CenterPoint II Pari Passu Companion Loan, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1) the Pooling and Servicing Agreement and any amendments to that agreement;

(2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3) all officer’s certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4) all accountants’ reports delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5) the most recent property inspection report prepared by or on behalf of each Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

(6) copies of the mortgage loan documents;

(7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the applicable Master Servicer or the Special Servicer and delivered to the Trustee; and

(8) any and all statements and reports delivered to, or collected by, the Master Servicers or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the

Pooling and Servicing Agreement, the Master Servicers will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘Description of Certificates—Reports to Certificateholders’’ relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at ‘‘www.ctslink.com’’. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

The Pooling and Servicing Agreement will require the Master Servicers and the Trustee, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicers and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicers or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Trustee and each Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicers, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated, pro rata, between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class S Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicers, the

Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property remaining in the trust fund, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Class S and the Residual Certificates) and (c) each Master Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Trustee to each Certificateholder, the Swap Counterparty and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, each Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicers and the Trustee, plus the reasonable out of pocket expenses of the applicable Master Servicer related to such purchase, unless the applicable Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, each Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

DESCRIPTION OF THE SWAP CONTRACT

General

On the Closing Date, the Depositor will transfer the Class A-3FL Regular Interest to the trust in exchange for the Class A-3FL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-3FL Regular Interest, the Swap Contract and the Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-3FL Regular Interest (the "Swap Contract"), with JPMCB (the "Swap Counterparty"). The Swap Contract will have a maturity date of the Distribution Date in April 15, 2043 (the same date as the Rated Final Distribution Date of the Class A-3FL Certificates). The Paying Agent will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include LIBOR applicable to the related Interest Accrual Period. See "Description of the Certificates—Distributions" in this free writing prospectus. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Swap Contract.

The Significance Percentage with respect to the interest rate swap payments under the Swap Contract is less than 10%. As used in the preceding sentence, "Significance Percentage" refers to the percentage that the amount of the Significance Estimate represents of the aggregate initial principal balance of the Class A-3FL Certificates. "Significance Estimate" refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB's internal risk management process in respect of similar instruments.

The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-3FL Certificates the Class A-3FL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The Swap Contract

The Swap Contract will provide that, so long as the Swap Contract is in effect, (a) on each Distribution Date, commencing in April 2006, the Paying Agent will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-3FL Regular Interest for the related Distribution Date and (ii) one month's interest at the Pass-Through Rate applicable to the Class A-3FL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3FL Certificates, and (b) on the business day before each Distribution Date, commencing in April 2006, the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-3FL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-3FL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3FL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-3FL Regular Interest, are insufficient to pay all amounts due to the Swap Counterparty under the Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-3FL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty's long-term rating is not at least "A3" by Moody's Investors Service, Inc. or at least "A–" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the Swap Contract or an early termination date is designated under the Swap Contract in accordance with its terms (each such event, a "Swap Default"), then the Trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-3FL Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms of the Swap Contract and use any termination fees received from the Swap Counterparty (as described below under "—Termination Fees") to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3FL Certificates.

Any conversion to distributions equal to distributions on the Class A-3FL Regular Interest pursuant to a Swap Default will become permanent following the determination by the Trustee or the holders of 25% of the Class A-3FL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-3FL Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-3FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-3FL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL Certificates, if notice of the resulting change in payment terms of the Class A-3FL Certificates, is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Trustee will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-3FL Regular Interest for such Distribution Date is actually received by the Trustee.

Termination Fees

In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-3FL Certificateholders.

The Swap Counterparty

JPMCB is the Swap Counterparty under the Swap Contract. JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

The long-term certificates of deposit of JPMCB are rated "Aa2" and "AA–" by Moody's and S&P, respectively, as of the date of this free writing prospectus.

JPMorgan Chase & Co. files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans (including the CenterPoint II Whole Loan and the AB Mortgage Loan Pairs) and any related Companion Loan and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicers (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including the CenterPoint II Whole Loan and the AB Mortgage Loan Pairs) for which it is responsible. The applicable Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the applicable Master Servicer will remain primarily responsible for the servicing of those mortgage loans).

The Master Servicers and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related Intercreditor Agreement) and, to the extent consistent with the foregoing, in accordance with the applicable Servicing Standards. The "Servicing Standards" means the General Servicing Standard or the GMAC Servicing Standard, as applicable. The "General Servicing Standard" means with respect to any Master Servicer (other than GMAC Commercial Mortgage Corporation) or Special Servicer the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the applicable Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each mortgage loan with one or more Subordinate Companion Loans the holder of the related Subordinate Companion Loan taking into account the subordinate nature of the subject Subordinate Companion Loan, subject to any rights contained in the related Intercreditor Agreement) as a collective whole, as determined by the applicable Master Servicer or Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

(A) any relationship that the applicable Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B) the ownership of any Certificate or, if applicable, a Companion Loan, by the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

(C) the applicable Master Servicer's obligation to make Advances;

(D) the applicable Master Servicer or the Special Servicer's, as the case may be, right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable Master Servicer or the Special Servicer, as the case may be;

(F) any option to purchase any mortgage loan or Companion Loan it may have; and

(G) any debt that the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates.

The "GMAC Servicing Standard" means, with respect to GMAC Commercial Mortgage Corporation, (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher with respect to mortgage loans that are comparable to the mortgage loans it is servicing under the Pooling and Servicing Agreement, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

(A) any relationship that such Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

(B) the ownership of any Certificate or, if applicable, a mezzanine loan or the Companion Loan, by such Master Servicer or any of its affiliates, as the case may be;

(C) such Master Servicer's obligation to make Advances; and

(D) the right of such Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction.

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, each Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the CenterPoint II Loan and each AB Mortgage Loan). Each Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the CenterPoint II Pari Passu Companion Loan and any related AB Subordinate Companion Loan):

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, if the borrower delivers a bona fide written refinancing commitment that provides that such refinancing will occur within 60 days of the balloon payment due date and that is otherwise acceptable in form and substance to the Special Servicer prior to the date such balloon payment was due, a servicing transfer event will not occur until the earlier of (x) 60 days following the due date of the balloon payment and (y) the date on which the refinancing commitment terminates;

(2)   as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent;

(3)   as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

(5)   as to which, in the judgment of the applicable Master Servicer or the Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default of which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) has notice (other than a failure by the related borrower to pay principal or interest) and which the applicable Master Servicer or Special Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to the CenterPoint II Loan, the interests of the holder of the CenterPoint II Pari Passu Companion Loan or, with respect to each AB Mortgage Loan, the interests of the holder of the related AB Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7)   as to which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to the CenterPoint II Loan, the interests of the holder of the CenterPoint II Pari Passu Companion Loan or with respect to each AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the applicable Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including the CenterPoint II Loan and any AB Mortgage Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the CenterPoint II Loan and any AB Mortgage Loan) (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the CenterPoint II Loan and any AB Mortgage Loans) serviced by the Special Servicer and any mortgage loans (including the CenterPoint II Pari Passu Companion Loan and any AB Subordinate Companion Loans) that have become REO Properties are referred to in this free writing prospectus as the ‘‘Specially Serviced Mortgage Loans.’’ If the CenterPoint II Pari Passu Companion Loan becomes a Specially Serviced Mortgage Loan, then the CenterPoint II Loan will become a Specially Serviced Mortgage Loan. If the CenterPoint II Loan becomes a Specially Serviced Mortgage Loan, then the CenterPoint II Pari Passu Companion Loan will become a Specially Serviced Mortgage Loan. If any of the Subordinate Companion Loans become specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related AB Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. Each Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the applicable Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the CenterPoint II Pari Passu Companion Holder (if applicable), the holder of the related AB Subordinated Companion Loan (if applicable), the Master Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

The Directing Certificateholder

The Directing Certificateholder will be entitled to advise the applicable Master Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement. Except as otherwise described in the succeeding paragraphs below, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the applicable Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)   any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan (provided that with respect to the CenterPoint II Loan, any extension will not be more than two years from the maturity date of such mortgage loan);

(iii)   any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates—

Termination; Retirement of Certificates’’ in this free writing prospectus) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below);

(iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)   any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

(vi)   any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii)   any property management company changes or franchise changes with respect to a mortgage loan for which the consent or approval of the lender is required under the related loan documents;

(viii)   releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan with no material lender discretion;

(ix)   any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)   any determination of an Acceptable Insurance Default.

provided, that in the event that the applicable Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the applicable Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the applicable Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the applicable Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to any Whole Loan, subject to the rights of the holder of the related Companion Loan as described under ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus).

With respect to the CenterPoint II Whole Loan only, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions without consulting the Directing Certificateholder and the holder of the CenterPoint II Pari Passu Companion Loan and obtaining the Directing Certificateholder’s written approval:

(1)   any modification or amendment of, or waiver with respect to, the CenterPoint II Whole Loan or the CenterPoint II Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, a modification or waiver of any other monetary term of the CenterPoint II Whole Loan documents relating to the timing or amount of any payment of principal and interest or a modification or waiver of any provision of the CenterPoint II Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

(2)   any modification or amendment of, or waiver with respect to, the CenterPoint II Whole Loan documents that would result in a discounted pay-off of the CenterPoint II Whole Loan;

(3)   any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the CenterPoint II Whole Loan or any acquisition of the related mortgaged property by deed-in lieu of foreclosure;

(4)   any proposed or actual sale of the mortgaged property or REO property;

(5)   any proposed or actual sale of the CenterPoint II Whole Loan by the applicable servicer;

(6)   any release of the borrower, any guarantor or other obligor from liability with respect to the CenterPoint II Whole Loan;

(7)   any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(8)   any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

(9)   any substitution or release of collateral or acceptance of additional collateral for the CenterPoint II Whole Loan including the release of additional collateral for the CenterPoint II Whole Loan;

(10)   adoption or approval of a plan in a bankruptcy of a borrower;

(11)   consenting to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender’s approval is required by the CenterPoint II Whole Loan documents;

(12)   any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the CenterPoint II Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the CenterPoint II Whole Loan documents; or

(13)   any consent, waiver or approval with respect to any change in the property manager at the mortgaged property.

provided, however, in the event that there is a disagreement between the Directing Certificateholder and the holder of the CenterPoint II Pari Passu Companion Loan, with respect to the proposed actions, the Directing Certificateholder’s decision will be binding upon the holder of the CenterPoint II Pari Passu Companion Loan in accordance with the CenterPoint II Intercreditor Agreement.

Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the Special Servicer with respect to a mortgage loan or REO Property if: (i) the Special Servicer has, as described above, notified the Directing Certificateholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan or REO Property and (ii) for 60 days following the first such notice, the Directing Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standards.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder will be LNR Securities Holdings, LLC.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Neither the Special Servicer nor either Master Servicer will be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the holder of the CenterPoint II Pari Passu Companion Loan that would cause either the Master Servicers or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, the related CenterPoint II Intercreditor Agreement or the REMIC Provisions.

Either of the Master Servicers and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. Either of the Master Servicers may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by Certificateholders representing a majority of the Voting Rights or by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicers or the Special Servicer, as applicable, may be replaced by the Depositor, the Trustee, or Certificateholders representing at least 25% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either of the Master Servicers or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning or replaced Master Servicer or Special Servicer unless it is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Trustee in any case in which either of the Master Servicers or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)   may act solely in the interests of the holders of the Controlling Class,

(c)   does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates,

(e)   absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

(f)   will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either of the Master Servicers or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of either of the Master Servicers or the Special Servicer.

Generally, the holders of the AB Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the applicable Master Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recovery determination as to any required Servicing Advance, the applicable Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standards; provided, that the applicable Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the applicable Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the applicable Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge (such knowledge to be based on the Master Servicer's compliance with the immediately preceding clauses (A) and (B)) that any insurance policy contains Additional Exclusions or if it has knowledge (such knowledge to be based on the Master Servicer's compliance with the immediately preceding clauses (A) and (B)) that any borrower fails to purchase the insurance requested to be purchased by the applicable Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the applicable Master Servicer, and the applicable Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder (or, with respect to the CenterPoint II Whole Loan, subject to the consent of the holder of the CenterPoint II Pari Passu Companion Loan), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (and, in the case of the CenterPoint II Whole Loan, the holder of the CenterPoint II Pari Passu Companion Loan) will not have more than 30 days to respond to the Special Servicer’s request for such consultation; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder (or, in the case of the CenterPoint II Whole Loan, the holder of the CenterPoint II Pari Passu Companion Loan), the Special Servicer will not be required to do so. Each of the Master Servicers and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above and the cost of such expense shall be paid from the Certificate Account as a Servicing Advance.

During the period that the Special Servicer is evaluating the availability of such insurance, the applicable Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the applicable Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the applicable Master Servicer or the Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the applicable Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable Master Servicer to the Special Servicer as a Servicing Advance to the extent such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments as set forth in the Pooling and Servicing Agreement, the applicable Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The applicable Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer, subject to any required Directing Certificateholder consent described in this free writing prospectus, will have the sole authority to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related AB Subordinate Companion Loan to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date (or, in the case of the CenterPoint II Whole Loan, two years after its maturity date) and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class S Certificates and the Class X Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the applicable Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the CenterPoint II Loan, the holder of the CenterPoint II Pari Passu Companion Loan) the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the applicable Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the CenterPoint II Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the CenterPoint II Intercreditor Agreement, such that neither the trust as holder of the CenterPoint II Loan nor the holder of the CenterPoint II Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the CenterPoint II Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related AB Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool—General’’ in this free writing prospectus) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of any AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the applicable Master Servicer (or, if the applicable Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The applicable Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related AB Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the applicable Master Servicer, the Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the applicable Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the applicable Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the applicable Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the applicable Master Servicer, as the case may be, for its expenses and (2) the applicable Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The applicable Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2007 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the applicable Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage and then from the Certificate Account as an expense of the trust fund, and, in the case of any Whole Loan, as an expense of the holder of the related Companion Loan to the extent provided by the related Intercreditor Agreement, and, in the case of the CenterPoint II Whole Loan, also as an expense of the holder of the CenterPoint II Pari Passu Companion Loan). The Special Servicer or the applicable Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the applicable Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the applicable Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Trustee will be available for review by Certificateholders during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Certain Matters Regarding the Master Servicers, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the applicable Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicers, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicers, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicers, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related AB Subordinate Companion Loan as a collective whole and in the case of the CenterPoint II Loan, the rights of the Certificateholders and the holder of the CenterPoint II Pari Passu Companion Loan as a collective whole) under the Pooling and Servicing Agreement; provided, however, that if the CenterPoint II Whole Loan and/or holder of the CenterPoint II Pari Passu Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the CenterPoint II Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the CenterPoint II Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the applicable Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, each of the Master Servicers and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the applicable Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the applicable Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Master Servicer, the Special Servicer or the Depositor, will be the successor of the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The applicable Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the applicable Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the applicable Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the applicable Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account (or Companion Distribution Account, as applicable) any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the Special Servicer to deposit into the REO Account within two business days after the day such deposit is required to be made, or to remit to the applicable

Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)   any failure by the applicable Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the applicable Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days in the case of a failure by either of the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the applicable Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the applicable Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the CenterPoint II Loan, by the holder of the CenterPoint II Pari Passu Companion Loan; provided, however, if that failure is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(d)   any breach on the part of the applicable Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the applicable Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the applicable Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the CenterPoint II Loan, by the holder of the CenterPoint II Pari Passu Companion Loan; provided, however, if that breach is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the Special Servicer, and certain actions by or on behalf of the applicable Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)   a servicing officer of the applicable Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such ‘‘watch status’’ placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the applicable Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

(g)   the applicable Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such a delisting.

Rights Upon Event of Default

If an Event of Default occurs with respect to the applicable Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the applicable Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

Notwithstanding anything to the contrary contained in the section described above, if (i) an Event of Default on the part of the applicable Master Servicer materially and adversely affects only the Centerpoint II Pari Passu Companion Loan, (ii) the applicable Master Servicer fails to make any payment on the Centerpoint II Pari Passu Companion Loan when required under the terms of the Pooling and Servicing Agreement or (iii) any qualification, downgrade or withdrawal by any rating agency of certificates backed by the Centerpoint II Pari Passu Companion Loan occurs solely as a result of the applicable Master Servicer then the Directing Certificateholder, after consultation with the holder of the Centerpoint II Pari Passu Companion Loan may not cause the applicable Master Servicer to be terminated, but the Trustee if directed by the Directing Certificateholder will require the applicable Master Servicer to appoint a sub-servicer that will be responsible for servicing the related loans.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates or any Companion Holder:

(a)   to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder or Companion Holder;

(b)   to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this free writing prospectus with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder;

(c)   to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or Companion Holder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d)   to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or Companion Holder or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e)   to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

(f)   to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency or any class of certificates backed by the Centerpoint II Pari Passu Companion Loan by an applicable rating agency.

Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee and the applicable Master Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

 YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2 Certificates, reduction of the Notional Amount of the Class X-2 Components as a result of such distributions; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related Class X-2 Components). In addition, the yield to investors in the Class A-3FL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus. See ‘‘Description of the Certificates’’ in this free writing prospectus.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, (i) prior to July 15, 2012, in respect of the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3FL Regular Interest until reduced to zero, and (ii) on or after July 15, 2012, first, in respect of the Class A-3FL Regular Interest, until the Class A-3FL Regular Interest is reduced to zero and then in respect of the Class A-3B Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C, and Class D Certificates and then the Non-Offered Certificates (other than the Class X-1 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the applicable Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest were outstanding. Furthermore, because the Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the notional amounts of the related Class X-2 Components. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the applicable Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See ‘‘Risk Factors—Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date’’ in this free writing prospectus.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the Class X-2 Certificates, applied to reduce the notional amounts of the related Class X-2 Components. An investor should consider, in the case of any Offered Certificate (other than the Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of Certificates or applicable portions of such Classes, the yield to maturity on the Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the Class A-3FL Certificates (if their Pass-Through Rate converts to a fixed rate as described in this free writing prospectus) and the Class A-3B, Class A-4, Class A-SB, Class A-1A, Class X-2, Class A-M, Class A-J, Class B, Class C and Class D Certificates because each such Class of Certificates has a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest. Although losses will not be allocated to the Class X-2 Certificates directly, they will reduce the notional balances of the related Class X-2 Components to the extent such losses are allocated to the related Classes of Principal Balance Certificates or the Class A-3FL Regular Interest and therefore the Class X-2 Notional Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-3FL Certificates, losses allocated to the Class A-3FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-3FL Certificates.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates (other than the Class A-3FL Certificates, which is 0 days, unless the Pass-Through Rate for the Class A-3FL Certificates converts to a fixed rate), the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under ‘‘Description of the Certificates —Distributions—Priority’’ in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or Class A-3FL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates or Class A-3FL Regular Interest, as applicable, the shortfall will be distributable to holders of that Class of Certificates or Class A-3FL Regular Interest, as applicable on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-3FL Regular Interest will be distributed to the holders of the Class A-3FL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Swap Contract.

Pass-Through Rate of the Class A-3FL Certificates. The yield to investors in the Class A-3FL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-3FL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3FL Certificates. In addition, because interest payments on the Class A-3FL Certificates may be reduced or the Pass-Through Rate may convert to a fixed rate in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-3FL Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-3FL Certificates. As a result, the effect on such investor’s yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-3FL Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates, until their Certificate Balance is reduced to zero, fourth, (i) prior to July 15, 2012, in respect of the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3FL Regular Interest until reduced to zero, and (ii) on or after July 15, 2012, first, in respect of the Class A-3FL Regular Interest, until the Certificate Balance of the Class A-3FL Regular Interest is reduced to zero and then in respect of the Class A-3B Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and the Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X-1 Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero. A reduction in the Certificate Balance of the Class A-3FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-3FL Certificates.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this free writing prospectus is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed ‘‘0% CPR,’’ ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in April 2006;

(b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of a Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

(e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f) the Closing Date is March 30, 2006;

(g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

(h) the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective Classes of Certificates are as described in this free writing prospectus;

(i) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(j) the optional termination of the trust will not be exercised; and

(k) the Swap Contract is not subject to a Swap Default.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2007	90	90	90	90	90
March 15, 2008	77	77	77	77	77
March 15, 2009	58	58	58	58	58
March 15, 2010	27	27	27	27	27
March 15, 2011	0	0	0	0	0
Weighted Average Life (years)(1)	3.01	3.00	3.00	3.00	3.00

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2007	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	1	1	1	1	0
March 15, 2012	0	0	0	0	0
Weighted Average Life (years)(1)	4.90	4.89	4.88	4.85	4.65

(1)	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

Percent of the Initial Certificate Balance
of the Class A-3FL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2007	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	0	0	0	0	0
Weighted Average Life (years)(1)	6.71	6.70	6.69	6.67	6.52

(1)	The weighted average life of the Class A-3FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FL Certificates.

Percent of the Initial Certificate Balance
of the Class A-3B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2007	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	48	47	46	44	26
March 15, 2014	0	0	0	0	0
Weighted Average Life (years)(1)	7.14	7.13	7.12	7.11	6.92

(1)	The weighted average life of the Class A-3B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3B Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2007	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	100	100	100	100	100
March 15, 2015	100	100	100	100	99
March 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.85	9.81	9.77	9.71	9.47

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2007	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	96	96	96	96	96
March 15, 2012	75	75	75	75	75
March 15, 2013	53	53	53	53	53
March 15, 2014	29	29	29	29	29
March 15, 2015	4	4	4	4	4
March 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	7.08	7.08	7.08	7.08	7.08

(1)	The weighted average life of the Class A-SB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2007	100	100	100	100	100
March 15, 2008	99	99	99	99	99
March 15, 2009	99	99	99	99	99
March 15, 2010	98	98	98	98	98
March 15, 2011	85	85	85	84	82
March 15, 2012	81	79	77	74	67
March 15, 2013	61	61	61	61	61
March 15, 2014	60	60	60	60	60
March 15, 2015	59	59	59	59	59
March 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	8.28	8.23	8.19	8.11	7.89

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2007	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	100	100	100	100	100
March 15, 2015	100	100	100	100	100
March 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.95	9.74

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2007	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	100	100	100	100	100
March 15, 2015	100	100	100	100	100
March 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.79

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2007	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	100	100	100	100	100
March 15, 2015	100	100	100	100	100
March 15, 2016	78	48	11	0	0
March 15, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	10.02	10.00	9.97	9.96	9.79

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2007	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	100	100	100	100	100
March 15, 2015	100	100	100	100	100
March 15, 2016	100	100	100	0	0
March 15, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	10.04	10.04	10.04	9.96	9.79

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2007	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	100	100	100	100	100
March 15, 2015	100	100	100	100	100
March 15, 2016	100	100	100	91	0
March 15, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	10.04	10.04	10.04	10.03	9.79

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

Yield Sensitivity of the Class X-2 Certificates

The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-2 Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X-2 Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class X-2 Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase price of the Class X-2 Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from March 1, 2006 to the Closing Date.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model described under ‘‘—Weighted Average Life’’ above.

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X-2 Certificates

	Prepayment Assumption (CPR)
Assumed Purchase Price (of Initial Notional Amounts of Class X-2 Certificates)	0%	25%	50%	75%	100%
%	%	%	%	%	%

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in

Loan Group 2 until the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC’’, respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class X-1, Class X-2, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and Class A-3FL Regular Interest will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class S, Class R and Class LR Certificates) are ‘‘Regular Certificates’’ as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class S Certificates will represent undivided beneficial interests in such portion of the grantor trust and (ii) the portion of the trust fund consisting of the Class A-3FL Regular Interest, the Swap Contract and the Floating Rate Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class A-3FL Certificates will represent undivided beneficial interests in that portion of the grantor trust.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class        Certificates will be issued with original issue discount, that the Class  , Class   and Class   Certificates will be issued with a de minimis amount of original issue discount and that the Class  , Class  , Class  , Class  , Class   and Class   Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-3FL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-3FL

Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-3FL Regular Interest, and with respect to the Class A-3FL Certificates, references in such discussion to the ‘‘regular interests’’ are to the Class A-3FL Regular Interest and amounts allocable thereto.

Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from March 1, 2006). Any ‘‘negative’’ amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the applicable Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-3FL Regular Interest will be treated as received by the holders of the Class A-3FL Certificates and paid as a periodic payment by the holders of the Class A-3FL Certificates under the Swap Contract.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 11.2% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, (i) mortgage loans that have been defeased with U.S. Treasury obligations and (ii) the Class A-3FL Certificates to the extent of their basis, if any, allocable to the Swap Contract will not qualify for the foregoing treatments. Moreover, the Offered Certificates, other than the Class A-3FL Certificates, which represent interests in the Swap Contract, in addition to the Class A-3FL Regular Interest, will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

Taxation of the Swap Contract

Each holder of a Class A-3FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract.

Holders of the Class A-3FL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-3FL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the ‘‘Swap Premium’’) paid or received by the holders of the Class A-3FL Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-3FL Regular Interest. If the Swap Premium is received by the holders, it will be deemed to have increased the purchase price for the Class A-3FL Regular Interest. If the Swap Contract is ‘‘on-market,’’ no amount of the purchase price will be allocable to it. Based on the anticipated issue price of the Class A-3FL Certificates, it is anticipated that the Class A-3FL Regular Interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class A-3FL Certificates. The holder of a Class A-3FL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of the Class A-3FL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of Treasury (‘‘Treasury’’) treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is ‘‘significant.’’ It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-3FL Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Class A-3FL Certificate that is considered to be allocated to the holder’s rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a ‘‘termination payment’’ allocable to such Certificate under Treasury regulations. A holder of a Class A-3FL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of the Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

The Class A-3FL Certificates, representing a beneficial ownership in the Class A-3FL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-3FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-3FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

 CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The ‘‘Restricted Group’’ consists of any Underwriter, the Depositor, the Trustee, each Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to swap contracts, such as the Class A-3FL Certificates which benefit from the Swap Contract:

(a) The swap contract must be an ‘‘eligible swap’’ with an ‘‘eligible swap counterparty’’ (as each term is defined in PTE 2000-58);

(b) If the swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to the swap contract; and

(c) The fiduciary of a Plan purchasing any class of certificates subject to the swap contract must be either:

•	a ‘‘qualified professional asset manager’’ (as defined in PTE 84-14);

•	an ‘‘in-house asset manager’’ (as defined in PTE 96-23); or

•	a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an ‘‘eligible swap’’ as of the Closing Date. However, any Plan contemplating purchase of the Class A-3FL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-3FL Certificates.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, either Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

 LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California and New York which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Thirty-five (35) of the Mortgaged Properties, securing mortgage loans representing approximately 20.1% of the Initial Pool Balance (32 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 20.7% of the Initial Group 1 Balance, and 3 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 14.3% of the Initial Group 2 Balance), are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s ‘‘one action rule’’ requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Fifteen (15) of the Mortgaged Properties, securing mortgage loans representing approximately 18.2% of the Initial Pool Balance (9 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 18.7% of the Initial Group 1 Balance, and 6 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 13.4% of the Initial Group 2 Balance), are located in the State of New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Other Aspects. Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

 RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (‘‘Moody’s’’) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and, together with Moody’s, the ‘‘Rating Agencies’’):

Class	Moody’s	S&P
A-1	Aaa	AAA
A-2	Aaa	AAA
A-3FL	Aaa	AAA
A-3B	Aaa	AAA
A-4	Aaa	AAA
A-SB	Aaa	AAA
A-1A	Aaa	AAA
A-M	Aaa	AAA
A-J	Aaa	AAA
X-2	Aaa	AAA
B	Aa2	AA
C	Aa3	AA–
D	A2	A

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by April 15, 2043 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest. In addition, S&P’s ratings on the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2 Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this free writing prospectus, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2 Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2 Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X-2 Certificates are subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2 Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

A rating on the Class A-3FL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-3FL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-3FL Regular Interest and are not rating the receipt of interest accrued at LIBOR plus     %. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-3FL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-3FL Certificates from a rate based on LIBOR to a fixed rate.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

 LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
0% CPR	S-209
30/360 Basis	S-96
3525 Decatur Avenue AB Mortgage Loan	S-87
AB Mortgage Loan Pair	S-87
AB Mortgage Loan	S-87
AB Subordinate Companion Loan	S-87
Acceptable Insurance Default	S-193
Accrued Interest from Recoveries	S-160
Actual/360 Basis	S-96
Additional Exclusions	S-192
Administrative Cost Rate	S-160
Advances	S-171
Alabama Center AB Mortgage Loan	S-87
Anticipated Repayment Date	S-95
Appraisal Reduction Event	S-174
Appraisal Reduction	S-174
ARD Loans	S-95
Asset Status Report	S-188
Assumed Final Distribution Date	S-166
Assumed Scheduled Payment	S-163
Authenticating Agent	S-132
Available Distribution Amount	S-148
Base Interest Fraction	S-166
Bigg’s Place AB Mortgage Loan	S-87
CBE	S-217
CenterPoint II Intercreditor Agreement	S-91
CenterPoint II Loan	S-90
CenterPoint II Mortgaged Property	S-90
CenterPoint II Noteholders	S-91
CenterPoint II Notes	S-91
CenterPoint II Pari Passu Companion Loan	S-91
CenterPoint II Whole Loan	S-91
Certificate Account	S-146
Certificate Balance	S-142
Certificate Owner	S-144
Certificate Registrar	S-132
Certificateholders	S-86
Certificates	S-142
Class A Certificates	S-142
Class A-3FL Available Funds	S-149
Class A-3FL Interest Distribution Amount	S-160
Class A-3FL Principal Distribution Amount	S-164
Class A-3FL Regular Interest	S-142
Class A-SB Planned Principal Balance	S-164
Class X Certificates	S-142
Class X-1 Components	S-157
Class X-1 Strip Rate	S-158
Class X-2 Component	S-143, S-159
Class X-2 Strip Rate	S-159
Class	S-142
Clearstream	S-144
Closing Date	S-85
CMBS	S-119, S-136
CMSA Investor Reporting Package	S-178
Code	S-219
Collateral Support Deficit	S-169
Compensating Interest Payment	S-141
Constant Prepayment Rate	S-209
Controlling Class Certificateholder	S-190
Controlling Class	S-191
Corrected Mortgage Loan	S-188
CPR	S-209
Cross-Over Date	S-155
Crossed Loan	S-113
Custodian	S-107
Cut-off Date Balance	S-85
Cut-off Date LTV Ratios	S-106
Danville Manor Shopping Center AB Mortgage Loan	S-87
Defeasance Lockout Period	S-99
Defeasance	S-99
Depositor	S-85
Depositories	S-144
Determination Date	S-146
Direct Participants	S-144
Directing Certificateholder	S-190
Discount Rate	S-97
Distributable Certificate Interest	S-161
Distribution Account	S-147
Distribution Date	S-146
DSCR	S-85
DTC	S-143
Due Period	S-149
Effective Gross Income	S-105
ERISA Plan	S-222

Page
ERISA	S-222
ESA	S-131
Euroclear	S-144
Events of Default	S-200
Excess Interest Distribution Account	S-148
Excess Interest	S-160
Excluded Plan	S-223
Exemption	S-222
FIRREA	S-130
Floating Rate Account	S-148
Form 8-K	S-105
FSMA	S-5
Gain on Sale Reserve Account	S-148
General Servicing Standard	S-185
GMAC Servicing Standard	S-186
Group 1 Principal Distribution Amount	S-162, S-163
Group 1 Principal Shortfall	S-164
Group 2 Principal Distribution Amount	S-162
Group 2 Principal Shortfall	S-164
Indirect Participants	S-144
Initial Loan Group 1 Balance	S-85
Initial Loan Group 2 Balance	S-85
Initial Pool Balance	S-85
Initial Rate	S-95
Initial Resolution Period	S-111
Insurance and Condemnation Proceeds	S-147
Intercreditor Agreement	S-92
Interest Accrual Period	S-160
Interest Distribution Amount	S-160
Interest Reserve Account	S-147
IRS	S-197
IXIS CIB	S-124
IXIS RE	S-124
JPMMC	S-115
LDP	S-115
LIBOR Business Day	S-157
LIBOR Determination Date	S-157
LIBOR	S-157
Liquidation Fee Rate	S-140
Liquidation Fee	S-140
Liquidation Proceeds	S-147
LNR	S-136
Loan Group 1	S-85
Loan Group 2	S-85
Loan Groups	S-85
Lockbox Accounts	S-114
Lockbox Loans	S-114
Lockout Period	S-97
Lower-Tier Distribution Account	S-147
Lower-Tier REMIC Regular Interests	S-219
Lower-Tier REMIC	S-219
LTV Ratio	S-106
LTV Ratios	S-85
MAI	S-112
Master Servicer Remittance Date	S-170
Maturity Date LTV Ratios	S-106
Mezz Cap AB Mortgage Loan	S-88
Mezz Cap AB Mortgage Loans	S-88
Mezz Cap Loan Pair	S-88
Mezz Cap Loan Pairs	S-88
Midland LP	S-126
Midland	S-134
Moody’s	S-226
Mortgage File	S-107
Mortgage Loan Sellers	S-85
Mortgage Note	S-85
Mortgage Rate	S-160
Mortgage	S-85
Mortgaged Property	S-85
Net Aggregate Prepayment Interest Shortfall	S-161
Net Mortgage Rate	S-159
Net Operating Income	S-106
NOI	S-106
Nomura	S-118
Non-Offered Certificates	S-142
Non-Offered Subordinate Certificates	S-168
Nonrecoverable Advance	S-172
Notional Amount	S-143
Offer of Certificates to the Public	S-4
Offered Certificates	S-142
Operating Statements	S-106
Option Price	S-196
P&I Advance	S-171
PAR	S-131
Participants	S-144
Pass-Through Rate	S-156
Paying Agent	S-86
Percentage Interest	S-143
Periodic Payments	S-148
Permitted Investments	S-148
Plan	S-222
PML	S-104

Page
PNC Bank	S-126, S-134
PNC Financial	S-126
Pooling and Servicing Agreement	S-142
Prepayment Assumption	S-219
Prepayment Interest Excess	S-141
Prepayment Interest Shortfall	S-141
Primary Collateral	S-114
Prime Rate	S-173
Principal Balance Certificates	S-143
Principal Distribution Amount	S-161
Principal Shortfall	S-164
Prospectus Directive	S-5
Purchase Agreements	S-85
Purchase Option	S-196
Purchase Price	S-111
Qualified Substitute Mortgage Loan	S-111
Rated Final Distribution Date	S-226
Rating Agencies	S-226
Rating Agency Trigger Event	S-183
Record Date	S-146
Regular Certificates	S-219
Reimbursement Rate	S-173
Related Proceeds	S-172
Release Date	S-99
Relevant Implementation Date	S-4
Relevant Member State	S-4
Relevant Persons	S-5
REMIC Provisions	S-219
REMIC	S-219
REO Account	S-194
REO Loan	S-165
REO Property	S-187
Residual Certificates	S-142
Restricted Group	S-222
Revised Rate	S-95
Rules	S-145
S&P	S-226
Scheduled Principal Distribution Amount	S-163
Senior Certificates	S-142
Servicing Advances	S-171
Servicing Fee Rate	S-138
Servicing Fee	S-138
Servicing Standards	S-185
Significance Estimate	S-182
Significance Percentage	S-182
Similar Law	S-222
Special Servicer	S-136
Special Servicing Fee Rate	S-139
Special Servicing Fee	S-139
Specially Serviced Mortgage Loans	S-187
Stated Principal Balance	S-164
Statement to Certificateholders	S-176
Subordinate Certificates	S-142
Subordinate Offered Certificates	S-142
Superior Townhomes AB Mortgage Loan	S-87
Swap Contract	S-142, S-182
Swap Counterparty	S-182
Swap Default	S-183
Swap Premium	S-221
Treasury	S-221
Trustee Fee Rate	S-133
Trustee Fee	S-133
Trustee	S-86
Tullahoma Shopping Center AB Mortgage Loan	S-87
Underwritten Cash Flow Debt Service Coverage Ratio	S-105
Underwritten Cash Flow	S-105
Underwritten NOI	S-105
Unscheduled Principal Distribution Amount	S-163
Upper-Tier Distribution Account	S-147
Upper-Tier REMIC	S-219
UW DSCR	S-105
UW NCF	S-105
UW NOI	S-105
Village Properties AB Mortgage Loan	S-87
Voting Rights	S-180
WAC Rate	S-159
Wells Fargo Bank	S-132
Withheld Amounts	S-147
Withheld Loans	S-147
Workout Fee Rate	S-139
Workout Fee	S-139
Workout-Delayed Reimbursement Amount	S-172
Yield Maintenance Charge	S-97

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Annex A-1-1

ANNEX A-1

  ANNEX
   ID #           LOAN #      SELLER    PROPERTY NAME
--------------------------------------------------------------------------------------

    1               1          JPMCB    Centro Portfolio
   1.01            1.01                 Bethlehem
   1.02            1.02                 Marlton
   1.03            1.03                 Barn Plaza
   1.04            1.04                 Fox Run
   1.05            1.05                 Ocean Heights
   1.06            1.06                 Groton
   1.07            1.07                 Whitehall
   1.08            1.08                 Bristol
   1.09            1.09                 Stratford
   1.10            1.10                 Valley Fair
   1.11            1.11                 Collegetown
   1.12            1.12                 Village Square
    2               2          NCCI     Smith Haven Mall
    3               3          JPMCB    The Gap Building
    4               4           EHY     Valley Mall
    5               5          JPMCB    30 Broad Street
    6               6          JPMCB    CenterPoint II
   6.01            6.01                 6600 River Road
   6.02            6.02                 5990 West Touhy Avenue
   6.03            6.03                 1750 South Lincoln Drive
   6.04            6.04                 13040 South Pulaski Avenue
   6.05            6.05                 11601 South Central Avenue
   6.06            6.06                 1455 Sequoia Drive
   6.07            6.07                 6558 West 73rd Street
   6.08            6.08                 6751 South Sayre Avenue
   6.09            6.09                 8200 100th Street
   6.10            6.10                 6000 West 73rd Street
   6.11            6.11                 6736 West Washington Street
   6.12            6.12                 525 West Marquette
   6.13            6.13                 1796 Sherwin Avenue
   6.14            6.14                 9901 South 79th Street
   6.15            6.15                 5110 South 6th Street
   6.16            6.16                 1020 Frontenac Road
   6.17            6.17                 1560 Frontenac Road
   6.18            6.18                 3841-3865 Swanson Court
   6.19            6.19                 1850 Greenleaf Avenue
   6.20            6.20                 1200-24 Independence Boulevard
   6.21            6.21                 8100 100th Street
   6.22            6.22                 1541-43 Abbott Drive
   6.23            6.23                 10047 Virginia Avenue
    7               7           EHY     Millennium Industrial Portfolio
   7.01            7.01                 The Exchange Building 6
   7.02            7.02                 The Exchange Building 5
   7.03            7.03                 The Cove Portfolio - LA
   7.04            7.04                 The Cove Portfolio - CHI
   7.05            7.05                 160 William F. McClellan Highway
    8                           PNC     Village Properties Portfolio
   8.1              8           PNC     Village Properties
   8.01            8.01                 Lawrenceburg Shopping Center
   8.02            8.02                 Beechlake Shopping Center
   8.03            8.03                 River Oaks Shopping Center
   8.04            8.04                 Lincoln Park Shopping Center
   8.05            8.05                 Westgate Shopping Center
   8.06            8.06                 Marshall County Plaza
   8.07            8.07                 Humboldt Shopping Center
   8.08            8.08                 Franklin Shopping Center
   8.2              9           PNC     Danville Manor Shopping Center
   8.3              10          PNC     Tullahoma Shopping Center
    9               11         IXIS     Panos/Smith Hotel Portfolio (5 prop)
   9.01           11.01                 Hampton Inn-Speedway
   9.02           11.02                 Hilton Garden Inn- North
   9.03           11.03                 Hilton Garden Inn - Rock Hill
   9.04           11.04                 Hilton Garden Inn- Pineville
   9.05           11.05                 Comfort Suites - North
    10              12         JPMCB    215 Park Avenue South
    11              13         JPMCB    Invitrogen Corporation Headquarters
    12              14         IXIS     The Benson Hotel
    13              15         JPMCB    Bigg's Place
    14              16         NCCI     Marquis at Carmel Valley Apartments
    15              17          EHY     IDT Entertainment Plaza
    16              18          EHY     Lake Worth Plaza Shopping Center
    17              19         JPMCB    DoubleTree - LAX
    18              20         IXIS     The Paramount Hotel
    19              21         JPMCB    71 Clinton Road
    20              22          EHY     Osborn Manor/Hastings Terraces
  20.01           22.01                 Hastings Terraces
  20.02           22.02                 Osborn Manor
    21              23          EHY     Richland Centre
    22              24         NCCI     Bristol Center
    23              25         NCCI     Harbor Grand Apartments
    24              26         IXIS     Washington Plaza
    25              27         NCCI     Bridgeside Point Office Building
    26              28          EHY     Century South
    27              29          PNC     Carrington Park Apartments
    28              30          PNC     Bell 28 Office Park
    29              31         IXIS     Scher Portfolio 2
  29.01           31.01                 Cameron Technology Center
  29.02           31.02                 Walnut Creek Business Center
    30              32         JPMCB    Sorrento Pines
    31              33         NCCI     Market Fair
    32              34         JPMCB    Avis Centre XII
    33              35          PNC     Rio Linda Plaza
    34              36          EHY     829 Middlesex Turnpike
    35              37          EHY     Round Rock West
    36              38          PNC     Villas at Stonebridge Apartments
    37              39         JPMCB    Gainey Suites Hotel
    38              40         JPMCB    JMS Office Portfolio
  38.01           40.01                 5151 Monroe Street
  38.02           40.02                 3454 Oak Alley Court
  38.03           40.03                 3130 Central Park West Drive
  38.04           40.04                 3521 Briarfield Boulevard
  38.05           40.05                 6629 West Central Avenue
    39              41         JPMCB    Crow Canyon Center
    40              42         JPMCB    Parkwood Office Center
    41              43          PNC     Hilton Garden Inn - Tampa North
    42              44          PNC     Central Cape Business Park
    43              45         JPMCB    Trostel Square Apartments
    44              46         IXIS     1601 Belvedere, FL
    45              47         IXIS     Seaford Village
    46              48         IXIS     Mountain Pointe West
    47              49          EHY     10 Stanton Street
    48              50          EHY     Turnpike Plaza
    49              51          PNC     Riviera Plaza Shopping Center
    50              52         IXIS     Winchester Square
    51              53          EHY     Shaws Supermarket
    52              54         IXIS     Patagonia Building
    53              55          EHY     Brooks Plaza
    54              56          PNC     Packer Square - Tustin
    55              57         JPMCB    Thetford 10 - Market North I and II Apartments
  55.01           57.01                 Thetford 10 - Market North II Apartments
  55.02           57.02                 Thetford 10 - Market North I Apartments
    56              58         JPMCB    Northridge Business Park II
    57              59         JPMCB    Orchard Supply Hardware
    58              60         NCCI     Thermo Process Systems
    59              61          PNC     Hilton Garden Inn - Chesapeake
    60              62         IXIS     Jordan Gateway
    61              63         JPMCB    Cherry Hill Court Shopping Center
    62              64          EHY     110 North Fulton
    63              65          EHY     Hawthorne Square Shopping Center
    64              66         JPMCB    GSA Social Security Building
    65              67         JPMCB    13750 Lemoli Avenue Apartments
    66              68         JPMCB    Village Town Center
    67              69         JPMCB    Approved Mortgage Building
    68              70          EHY     79 East Putnam Avenue
    69              71         IXIS     West Carmel Shoppes & Kokomo Mall Outlots
  69.01           71.01                 West Carmel Shoppes
  69.02           71.02                 Kokomo Mall Outlots
    70              72         IXIS     Chase Hill Apartments
    71              73         IXIS     Cannery West
    72              74         JPMCB    Clarion Resort on the Lake
    73              75         JPMCB    Savoy Hotel
    74              76         IXIS     55 Post Road West
    75              77         JPMCB    Peachtree Centers I, II, III
    76              78         IXIS     Country Inn Lancaster
    77              79         IXIS     Scher Portfolio 1
  77.01           79.01                 Cross Creek Business Center
  77.02           79.02                 Rutland Business Center
    78              80          EHY     2400 South Wolf Road
    79              81         JPMCB    Arden's Run Apartments
    80              82         JPMCB    Lawrenceville Commons
    81              83         IXIS     Courtyard by Marriott - State College
    82              84         JPMCB    1760 Madison Avenue
    83              85         JPMCB    Robinson Mobile Home Park
    84              86         JPMCB    3525 Decatur Avenue
    85              87         IXIS     One Royal Palm Place
    86              88          PNC     Smile Care Office Building - CA
  86.01           88.01                 Carson
  86.02           88.02                 Riverside
  86.03           88.03                 Santa Ana
  86.04           88.04                 Torrance
  86.05           88.05                 Rosemead
    87              89         IXIS     Beaver Medical
    88              90         JPMCB    Torrey Place Apartments
    89              91         JPMCB    115 Erick Street
    90              92          PNC     Residence Inn at Geyser- Colorado Springs
    91              93         IXIS     Residence Inn - State College
    92              94         JPMCB    Tiburon Hospitality
  92.01           94.01                 Motel 6 - South San Francisco
  92.02           94.02                 Comfort Inn - Santa Rosa
    93              95         IXIS     University Loft
    94              96         JPMCB    Shalimar Village MHP
    95              97         IXIS     3435 Ocean Park
    96              98         IXIS     Kelley House
    97              99         IXIS     Upper Chesapeake
    98             100         JPMCB    Waterford Village
    99             101          PNC     The 1200 Building
   100             102         NCCI     Emerald Park Apartments
   101             103         JPMCB    Superior Townhomes
   102             104         NCCI     Mars Hill Shopping Center
   103             105         JPMCB    First Choice Self-Storage
   104             106         NCCI     Mid - Five Plaza
   105             107         IXIS     Durango Plaza
   106             108          EHY     Joliet Commons
   107             109          EHY     Katy Station - Cencor
   108             110         JPMCB    Sleep Inn Maingate Six Flags
   109             111          EHY     Howard Johnson Plaza Hotel
   110             112         JPMCB    JBD Medical Building
   111             113          PNC     Universal Technical Institute
   112             114         JPMCB    Timberstone Commons
   113             115         JPMCB    111 Sparkleberry
   114             116         IXIS     Rockaway Avenue Retail
   115             117         JPMCB    Monaco Square
   116             118         JPMCB    Desert Business Park
   117             119         JPMCB    Virginia Square
   118             120         JPMCB    Fairfield Storage
   119             121         JPMCB    York Executive Center
   120             122         NCCI     The New Yorker Apartments
   121             123         JPMCB    Doral Strip Center
   122             124         JPMCB    1220 Greg Street
   123             125         NCCI     Urban Outfitter's - SLO
   124             126         JPMCB    Northlake Center
   125             127          EHY     Interlaken Inn Hotel & Resort
   126             128         IXIS     Woodland Apartments
   127             129          PNC     Fairfield Inn - Olathe
   128             130          PNC     Smile Care Office Buildings - NV
  128.01          130.01                Las Vegas
  128.02          130.02                Henderson
  128.03          130.03                Spring Valley
  128.04          130.04                Pahrump
   129             131         JPMCB    Thetford 10 - Glendale Court Apartments
   130             132         JPMCB    Miraloma Red Gum Business Park
   131             133         JPMCB    Powell Self Storage
   132             134         JPMCB    Cantera Commons
   133             135         JPMCB    120 Sparkleberry Crossing
   134             136         JPMCB    Broadway Apartments
   135             137         JPMCB    The Lodges Apartments
   136             138         JPMCB    155 Glendale Avenue
   137             139          EHY     Deer Park Station - Cencor
   138             140         JPMCB    Riverwalk Center
   139             141         JPMCB    Sherrill's Ford Estates Retail
   140             142         JPMCB    Woodbridge Apartments
   141             143         JPMCB    Alabama Center
   142             144         JPMCB    4015 Lemmon
   143             145         JPMCB    Thetford 10- Beaumont Avenue Apartments
   144             146         JPMCB    Brookwood Apartments
   145             147         JPMCB    Crowwood Apartments
   146             148         JPMCB    Rolo Court
   147             149         JPMCB    2750 West Brooks Avenue
   148             150         JPMCB    Scotts Valley Corners
   149             151         JPMCB    600 North White Horse Pike
   150             152         IXIS     381 E. 160th Street
   151             153         JPMCB    Northview Concourse
   152             154         IXIS     Shops at Centerbrooke Village
   153             155          PNC     A+ Mini Storage
   154             156         IXIS     2260 Washington Avenue
   155             157         JPMCB    Thetford 10 - Coleridge Road Apartments
   156             158         IXIS     Eckerd 333 Penn Ave
   157             159         JPMCB    Willo Farm Village
   158             160         IXIS     371 E. 165th Street
   159             161          EHY     Palm Courts Apartments
   160             162         JPMCB    Mimosa MHP
   161             163          PNC     One Kellogg Place Shops
   162             164         JPMCB    Beeman Design Center

  ANNEX
   ID #     STREET ADDRESS                                                                             CITY
-----------------------------------------------------------------------------------------------------------------------------

    1       Various                                                                                    Various
   1.01     3926 Linden Street                                                                         Bethlehem Township
   1.02     101 South Route 73                                                                         Marlton
   1.03     1745 Easton Road                                                                           Doylestown
   1.04     555 North Solomons Island Road                                                             Prince Frederick
   1.05     319 New Road                                                                               Somers Point
   1.06     220 Route 12                                                                               Groton
   1.07     2180 MacArthur Road                                                                        Whitehall Township
   1.08     35-300 Commerce Circle                                                                     Bristol
   1.09     411 Barnum Road Cut-Off                                                                    Stratford
   1.10     260 West Swedesford Road                                                                   Berwyn
   1.11     Route 47 & Donald Barger Boulevard                                                         Glassboro
   1.12     1262 Boston Post Road                                                                      Mamaroneck
    2       313 Smith Haven Mall                                                                       Lake Grove
    3       550 Terry Francois Boulevard                                                               San Francisco
    4       17301 Valley Mall Road                                                                     Hagerstown
    5       30 Broad Street                                                                            New York
    6       Various                                                                                    Various
   6.01     6600 River Road                                                                            Hodgkins
   6.02     5990 West Touhy Avenue                                                                     Niles
   6.03     1750 South Lincoln Drive                                                                   Freeport
   6.04     13040 South Pulaski Avenue                                                                 Alsip
   6.05     11601 South Central Avenue                                                                 Aslip
   6.06     1455 Sequoia Drive                                                                         Aurora
   6.07     6558 West 73rd Street                                                                      Bedford Park
   6.08     6751 South Sayre Avenue                                                                    Bedford Park
   6.09     8200 100th Street                                                                          Pleasant Prairie
   6.10     6000 West 73rd Street                                                                      Bedford Park
   6.11     6736 West Washington Street                                                                West Allis
   6.12     525 West Marquette Avenue                                                                  Oak Creek
   6.13     1796 Sherwin Avenue                                                                        Des Plaines
   6.14     9901 South 79th Street                                                                     Hickory Hills
   6.15     5110 South 6th Street                                                                      Milwaukee
   6.16     1020 Frontenac Road                                                                        Naperville
   6.17     1560 Frontenac Road                                                                        Naperville
   6.18     3841-3865 Swanson Court                                                                    Gurnee
   6.19     1850 Greenleaf Avenue                                                                      Elk Grove Village
   6.20     1200-24 Independence Boulevard                                                             Romeoville
   6.21     8100 100th Street                                                                          Pleasant Prairie
   6.22     1541-43 Abbott Drive                                                                       Wheeling
   6.23     10047 Virginia Avenue                                                                      Chicago Ridge
    7       Various                                                                                    Various
   7.01     2815 West El Segundo Boulevard                                                             Hawthorne
   7.02     2805 West El Segundo Boulevard                                                             Hawthorne
   7.03     901 West Hillcrest Boulevard                                                               Inglewood
   7.04     491 Supreme Drive                                                                          Bensenville
   7.05     160 McClellan Highway                                                                      Boston
    8       Various                                                                                    Various
   8.1      Various                                                                                    Various
   8.01     2008 North Locust Avenue                                                                   Lawrenceburg
   8.02     676 Church Street                                                                          Lexington
   8.03     1202 Huntsville Highway                                                                    Fayetteville
   8.04     1416 Huntsville Highway                                                                    Fayetteville
   8.05     1660 West College Street                                                                   Pulaski
   8.06     1780 Mooresville Highway                                                                   Lewisburg
   8.07     2220 North Central Avenue                                                                  Humboldt
   8.08     800 South Main Street                                                                      Franklin
   8.2      1650 Hustonville Road                                                                      Danville
   8.3      400-449 West Lincoln Street                                                                Tullahoma
    9       Various                                                                                    Various
   9.01     9850 Weddington Road                                                                       Concord
   9.02     9315 Statesville Road                                                                      Charlotte
   9.03     650 Tinsley Way                                                                            Rock Hill
   9.04     425 Towne Center Boulevard                                                                 Pineville
   9.05     7315 Smith Corners Boulevard                                                               Charlotte
    10      215 Park Avenue South                                                                      New York
    11      5781 Van Allen Way                                                                         Carlsbad
    12      309 SW Broadway                                                                            Portland
    13      4450 Eastgate Boulevard                                                                    Cincinnati
    14      6905 Poppy Hills Lane                                                                      Charlotte
    15      2950 North Hollywood Way                                                                   Burbank
    16      3401 South Congress Avenue                                                                 Palm Springs
    17      1985 East Grand Avenue                                                                     El Segundo
    18      724 Pine Street                                                                            Seattle
    19      71 Clinton Road                                                                            Garden City
    20      Various                                                                                    Various
  20.01     555-565 Broadway                                                                           Hastings-on-Hudson
  20.02     300 Broadway                                                                               Dobbs Ferry
    21      8501-8654 Airport Freeway                                                                  North Richland Hills
    22      3310-3398 South Bristol Street                                                             Santa Ana
    23      15120 Grand Avenue                                                                         Lake Elsinore
    24      8903-8905 Presidential Parkway                                                             Upper Marlboro
    25      100 Technology Drive                                                                       Pittsburgh
    26      801 William Cannon Drive East                                                              Austin
    27      1801 Champlin Drive                                                                        Little Rock
    28      16605 N. 28th Ave & 16610 N. Black Canyon Highway                                          Phoenix
    29      Various                                                                                    Various
  29.01     9100, 8900 and 8700 Cameron Road                                                           Austin
  29.02     1611 Headway Circle                                                                        Austin
    30      4108-4122 Sorrento Valley Boulevard                                                        San Diego
    31      4100-4160 Route 31                                                                         Clay
    32      5430 Data Court                                                                            Ann Arbor
    33      420-440 Elkhorn Boulevard                                                                  Rio Linda
    34      829 Middlesex Turnpike                                                                     Billerica
    35      1100 Interstate 35 North                                                                   Round Rock
    36      157 Stonebridge Boulevard                                                                  Edmond
    37      7300 East Gainey Suites Drive                                                              Scottsdale
    38      Various                                                                                    Various
  38.01     5151 Monroe Street                                                                         Toledo
  38.02     3454 Oak Alley Court                                                                       Toledo
  38.03     3130 Central Park West Drive                                                               Toledo
  38.04     3521 Briarfield Boulevard                                                                  Maumee
  38.05     6629 West Central Avenue                                                                   Sylvania Township
    39      2001-2401 Crow Canyon Road                                                                 San Ramon
    40      3801-3803 Parkwood Boulevard                                                               Frisco
    41      13305 Tampa North Boulevard                                                                Temple Terrace
    42      1480 & 1490 Pine Island Road                                                               Cape Coral
    43      1818 North Commerce Street                                                                 Milwaukee
    44      1601 Belvedere Road                                                                        West Palm Beach
    45      610 North Dual Highway                                                                     Seaford
    46      5803, 5818, & 5828 West Spring Mountain Road                                               Las Vegas
    47      10 Stanton Street                                                                          New York
    48      197 Route 18 South                                                                         East Brunswick
    49      1900-1950 East University Drive                                                            Mesa
    50      27403-27537 Jefferson Avenue                                                               Temecula
    51      510 Alfred Street                                                                          Biddeford
    52      87 Post Road East                                                                          Westport
    53      473 East Washington Street                                                                 North Attleborough
    54      13012-13152 Newport Avenue                                                                 Tustin
    55      111 Darlington Avenue                                                                      Wilmington
  55.01     111 Darlington Avenue                                                                      Wilmington
  55.02     111 Darlington Avenue                                                                      Wilmington
    56      19755 & 19737 Nordhoff Street, 19734-36 & 19748 Dearborn Street and 9255 Corbin Avenue     Chatsworth
    57      1934 Avenida de Los Arboles                                                                Thousand Oaks
    58      1410 Gillingham                                                                            Sugar Land
    59      1565 Crossways Boulevard                                                                   Chesapeake
    60      10705-10713 South Jordan Gateway                                                           South Jordan
    61      180-520 Lilley Road                                                                        Canton
    62      110 North Fulton Street                                                                    Bloomfield
    63      1795 & 1807 South Washington Street                                                        Naperville
    64      6226-6248 Banner Avenue                                                                    Los Angeles
    65      13750 Lemoli Avenue                                                                        Hawthorne
    66      6315 & 6325 Sashabaw Road                                                                  Independence
    67      107 North State Road 135                                                                   Greenwood
    68      79 East Putnam Avenue                                                                      Greenwich
    69      Various                                                                                    Various
  69.01     4335 West 106th Street                                                                     Carmel
  69.02     East Hoffer Street & Highway 31                                                            Kokomo
    70      15801 Chase Hill Boulevard                                                                 San Antonio
    71      3455 E. Flamingo Road                                                                      Las Vegas
    72      4813 Central Avenue                                                                        Hot Springs
    73      580 Geary Street                                                                           San Francisco
    74      55 Post Road West                                                                          Westport
    75      4300, 4317 & 4320 Charlestown Road                                                         New Albany
    76      2260 Lincoln Highway                                                                       Lancaster
    77      Various                                                                                    Various
  77.01     8505 and 8601 Cross Park Drive                                                             Austin
  77.02     2136 Rutland Drive                                                                         Austin
    78      2400 South Wolf Road                                                                       Westchester
    79      30630 UMES Boulevard                                                                       Princess Anne
    80      65 Lawrenceville Suwanee Road                                                              Lawrenceville
    81      1730 University Drive                                                                      State College
    82      1760 Madison Avenue                                                                        New York
    83      901 North Almon Street                                                                     Moscow
    84      3525 Decatur Avenue                                                                        Bronx
    85      1877 South Federal Highway                                                                 Boca Raton
    86      Various                                                                                    Various
  86.01     550 West Del Amo Boulevard                                                                 Carson
  86.02     10001 Indiana Avenue                                                                       Riverside
  86.03     1718 North Main Street                                                                     Santa Ana
  86.04     923 West Carson Street                                                                     Torrance
  86.05     4100 Rosemead Boulevard                                                                    Rosemead
    87      6109 West Ramsey Street                                                                    Banning
    88      575 East Torrey Street                                                                     New Braunfels
    89      115 Erick Street                                                                           Crystal Lake
    90      2765 Geyser Drive                                                                          Colorado Springs
    91      1555 University Drive                                                                      State College
    92      Various                                                                                    Various
  92.01     111 Mitchell Avenue                                                                        South San Francisco
  92.02     2632 Cleveland Avenue                                                                      Santa Rosa
    93      680 West Virginia Street                                                                   Tallahassee
    94      6529 Stone Road                                                                            Port Richey
    95      3435 Ocean Park Boulevard                                                                  Santa Monica
    96      23 Kelley Street                                                                           Edgartown
    97      615 West MacPahail Road                                                                    Bel Air
    98      5570 - 5640 Dixie Highway                                                                  Waterford
    99      1200 University Boulevard                                                                  Jupiter
   100      8341 Emerald Hills Way                                                                     North Richland Hills
   101      1002 East 11th Avenue                                                                      Superior
   102      3459 North Cobb Parkway                                                                    Acworth
   103      14750 Foothill Boulevard                                                                   Fontana
   104      29447-29583 Five Mile Road                                                                 Livonia
   105      4226 & 4266 South Durango Drive                                                            Las Vegas
   106      SEC Route 59 & Theodore Road                                                               Joliet
   107      6037 Fry Road                                                                              Katy
   108      750 Six Flags Drive                                                                        Arlington
   109      155 Riverside Street                                                                       Portland
   110      1886 West Auburn Road                                                                      Rochester Hills
   111      9751 Delegates Drive                                                                       Orlando
   112      4021 & 4031 North McCord Road                                                              Sylvania
   113      111 Sparkleberry Crossing                                                                  Columbia
   114      830-842 Rockaway Avenue                                                                    Brooklyn
   115      2361 South Monaco Parkway                                                                  Denver
   116      38747-38813 Nopales Road and 38822-38888 El Desierto Road                                  Palm Desert
   117      208-320 North Central Expressway                                                           McKinney
   118      6128 Pleasant Avenue                                                                       Fairfield
   119      2555 Kingston Road                                                                         York
   120      13951 Moorpark Street                                                                      Sherman Oaks
   121      8694 NW 13th Terrace                                                                       Miami
   122      1220 & 1250 Greg Street                                                                    Sparks
   123      962 Monterey Street                                                                        San Luis Obispo
   124      3201 West Pioneer Parkway                                                                  Pantego
   125      74 Interlaken Road                                                                         Lakeville
   126      1401 McDonald Way & 1400 Valhalla                                                          Bakersfield
   127      12245 South Strange Line Road                                                              Olathe
   128      Various                                                                                    Various
  128.01    2047 West Charleston Boulevard                                                             Las Vegas
  128.02    2660 Windmill Parkway                                                                      Henderson
  128.03    8445 West Flamingo Road                                                                    Las Vegas
  128.04    1420 East Hwy 372                                                                          Pahrump
   129      31 Glendale Court                                                                          Greenville
   130      2901-2941 Mira Loma Avenue & 1325-1345 Red Gum Street                                      Anaheim
   131      4882 West Powell Boulevard                                                                 Gresham
   132      28331 Dodge Drive                                                                          Warrenville
   133      120 Sparkleberry Crossing                                                                  Columbia
   134      312 East Broad Street                                                                      Richmond
   135      2506 Spring Avenue Southwest                                                               Decatur
   136      155 Glendale Avenue                                                                        Sparks
   137      9001 Spencer Highway                                                                       Deer Park
   138      2717 South Telephone Road                                                                  Moore
   139      9610 Sherrill Estates Road                                                                 Huntersville
   140      2101 & 2111 Southeast Caulder Avenue                                                       Des Moines
   141      1045 North Brindlee Mountain Parkway                                                       Arab
   142      4015 Lemmon Avenue                                                                         Dallas
   143      1336 North Beaumont Court                                                                  Burlington
   144      1904 West White Avenue                                                                     McKinney
   145      3901-4002 Crowwood Drive                                                                   Champaign
   146      Route 15 and West Lisburn Road                                                             Mechanicsburg
   147      2750 West Brooks Avenue                                                                    North Las Vegas
   148      6006 La Madrona Drive                                                                      Scotts Valley
   149      600-624 North White Horse Pike                                                             Somerdale
   150      381 East 160th Street                                                                      Bronx
   151      7119 San Pedro Avenue                                                                      San Antonio
   152      1024 Centerbrooke Lane                                                                     Suffolk
   153      2430 12th Avenue N.E.                                                                      Norman
   154      2260 Washington Avenue                                                                     Bronx
   155      1101 Kemp Boulevard                                                                        Asheboro
   156      333 Penn Avenue                                                                            Pittsburgh
   157      Willo Farm Lane                                                                            Lower Swatara Township
   158      371 East 165th Street                                                                      Bronx
   159      3510 St. John Street                                                                       Panama City
   160      184 Campbell Road                                                                          Hellam
   161      11661 East Kellogg Avenue                                                                  Wichita
   162      4949 Beeman Avenue                                                                         Dallas

  ANNEX                                                 NUMBER OF    PROPERTY                 PROPERTY
   ID #      STATE      ZIP CODE    COUNTY             PROPERTIES    TYPE                     SUBTYPE
--------------------------------------------------------------------------------------------------------------------

    1       Various      Various    Various                12        Retail                   Anchored
   1.01       PA          18020     Northhampton            1        Retail                   Anchored
   1.02       NJ          08053     Burlington              1        Retail                   Anchored
   1.03       PA          18901     Bucks                   1        Retail                   Anchored
   1.04       MD          20678     Calvert                 1        Retail                   Anchored
   1.05       NJ          08244     Atlantic City           1        Retail                   Anchored
   1.06       CT          06340     New London              1        Retail                   Anchored
   1.07       PA          18052     Lehigh                  1        Retail                   Anchored
   1.08       PA          19007     Bucks                   1        Retail                   Anchored
   1.09       CT          06614     Fairfield               1        Retail                   Anchored
   1.10       PA          19312     Chester                 1        Retail                   Anchored
   1.11       NJ          08028     Gloucester              1        Retail                   Anchored
   1.12       NY          10538     Westchester             1        Retail                   Anchored
    2         NY          11755     Suffolk                 1        Retail                   Anchored
    3         CA          94158     San Francisco           1        Office                   CBD
    4         MD          21740     Washington              1        Retail                   Anchored
    5         NY          10004     New York                1        Office                   CBD
    6       Various      Various    Various                23        Industrial               Warehouse/Distribution
   6.01       IL          60525     Cook                    1        Industrial               Warehouse/Distribution
   6.02       IL          60714     Cook                    1        Industrial               Warehouse/Distribution
   6.03       IL          61032     Stephenson              1        Industrial               Warehouse/Distribution
   6.04       IL          60803     Cook                    1        Industrial               Warehouse/Distribution
   6.05       IL          60803     Cook                    1        Industrial               Warehouse/Distribution
   6.06       IL          60504     Kane                    1        Industrial               Warehouse/Distribution
   6.07       IL          60638     Cook                    1        Industrial               Warehouse/Distribution
   6.08       IL          60638     Cook                    1        Industrial               Warehouse/Distribution
   6.09       WI          53158     Kenosha                 1        Industrial               Warehouse/Distribution
   6.10       IL          60638     Cook                    1        Industrial               Warehouse/Distribution
   6.11       WI          53214     Milwaukee               1        Industrial               Warehouse/Distribution
   6.12       WI          53154     Milwaukee               1        Industrial               Warehouse/Distribution
   6.13       IL          60018     Cook                    1        Industrial               Warehouse/Distribution
   6.14       IL          60457     Cook                    1        Industrial               Warehouse/Distribution
   6.15       WI          53207     Milwaukee               1        Industrial               Warehouse/Distribution
   6.16       IL          60563     DuPage                  1        Industrial               Warehouse/Distribution
   6.17       IL          60563     DuPage                  1        Industrial               Warehouse/Distribution
   6.18       IL          60031     Lake                    1        Industrial               Warehouse/Distribution
   6.19       IL          60007     Cook                    1        Industrial               Warehouse/Distribution
   6.20       IL          60446     Will                    1        Industrial               Warehouse/Distribution
   6.21       WI          53158     Kenosha                 1        Industrial               Warehouse/Distribution
   6.22       IL          60090     Cook                    1        Industrial               Warehouse/Distribution
   6.23       IL          60415     Cook                    1        Industrial               Warehouse/Distribution
    7       Various      Various    Various                 5        Industrial               Warehouse/Distribution
   7.01       CA          90250     Los Angeles             1        Industrial               Warehouse/Distribution
   7.02       CA          90250     Los Angeles             1        Industrial               Warehouse/Distribution
   7.03       CA          90301     Los Angeles             1        Industrial               Warehouse/Distribution
   7.04       IL          60106     DuPage                  1        Industrial               Warehouse/Distribution
   7.05       MA          02128     Suffolk                 1        Industrial               Warehouse/Distribution
    8       Various      Various    Various                10        Retail                   Anchored
   8.1      Various      Various    Various                 8        Retail                   Anchored
   8.01       TN          38464     Lawrence                1        Retail                   Anchored
   8.02       TN          38351     Henderson               1        Retail                   Anchored
   8.03       TN          37334     Lincoln                 1        Retail                   Anchored
   8.04       TN          37334     Lincoln                 1        Retail                   Anchored
   8.05       TN          38478     Giles                   1        Retail                   Anchored
   8.06       TN          37091     Marshall                1        Retail                   Anchored
   8.07       TN          38343     Gibson                  1        Retail                   Anchored
   8.08       KY          42134     Simpson                 1        Retail                   Anchored
   8.2        KY          40422     Boyle                   1        Retail                   Anchored
   8.3        TN          37388     Coffee                  1        Retail                   Anchored
    9       Various      Various    Various                 5        Hotel                    Various
   9.01       NC          28027     Cabarrus                1        Hotel                    Limited Service
   9.02       NC          28269     Mecklenburg             1        Hotel                    Full Service
   9.03       SC          29730     York                    1        Hotel                    Limited Service
   9.04       NC          28134     Mecklenburg             1        Hotel                    Limited Service
   9.05       NC          28269     Mecklenburg             1        Hotel                    Limited Service
    10        NY          10003     New York                1        Office                   CBD
    11        CA          92008     San Diego               1        Industrial               Flex
    12        OR          97205     Multnomah               1        Hotel                    Full Service
    13        OH          45245     Clermont                1        Retail                   Anchored
    14        NC          28226     Mecklenburg             1        Multifamily              Garden
    15        CA          91505     Los Angeles             1        Office                   Suburban
    16        FL          33461     Palm Beach              1        Retail                   Anchored
    17        CA          90245     Los Angeles             1        Hotel                    Full Service
    18        WA          98101     King                    1        Hotel                    Full Service
    19        NY          11050     Nassau                  1        Industrial               Warehouse/Distribution
    20        NY         Various    Westchester             2        Multifamily              Various
  20.01       NY          10706     Westchester             1        Multifamily              Mid/High Rise
  20.02       NY          10522     Westchester             1        Multifamily              Garden
    21        TX          76180     Tarrant                 1        Retail                   Anchored
    22        CA          92704     Orange                  1        Retail                   Shadow Anchored
    23        CA          92530     Riverside               1        Multifamily              Garden
    24        MD          20772     Prince George's         1        Office                   Suburban
    25        PA          15219     Allegheny               1        Office                   Suburban
    26        TX          78745     Travis                  1        Retail                   Anchored
    27        AR          72223     Pulaski                 1        Multifamily              Garden
    28        AZ          85053     Maricopa                1        Office                   Suburban
    29      Various      Various    Various                 2        Industrial               Flex
  29.01       TX          78754     Travis                  1        Industrial               Flex
  29.02       TX          78754     Travis                  1        Industrial               Flex
    30        CA          92121     San Diego               1        Industrial               Flex
    31        NY          13041     Onondaga                1        Retail                   Anchored
    32        MI          48108     Washtenaw               1        Office                   Suburban
    33        CA          95673     Sacramento              1        Retail                   Anchored
    34        MA          01821     Middlesex               1        Office                   Suburban
    35        TX          78681     Williamson              1        Retail                   Unanchored
    36        OK          73013     Oklahoma                1        Multifamily              Garden
    37        AZ          85258     Maricopa                1        Hotel                    Full Service
    38        OH         Various    Lucas                   5        Office                   Suburban
  38.01       OH          43623     Lucas                   1        Office                   Suburban
  38.02       OH          43606     Lucas                   1        Office                   Suburban
  38.03       OH          43617     Lucas                   1        Office                   Suburban
  38.04       OH          43537     Lucas                   1        Office                   Suburban
  38.05       OH          43617     Lucas                   1        Office                   Suburban
    39        CA          94583     Contra Costa            1        Office                   Suburban
    40        TX          75034     Collin                  1        Office                   Suburban
    41        FL          33637     Hillsborough            1        Hotel                    Limited Service
    42        FL          33909     Lee                     1        Office                   Suburban
    43        WI          53212     Milwaukee               1        Multifamily              Garden
    44        FL          33406     Palm Beach              1        Office                   Suburban
    45        DE          19973     Sussex                  1        Retail                   Anchored
    46        NV          89146     Clark                   1        Industrial               Flex
    47        NY          10002     New York                1        Multifamily              Mid/High Rise
    48        NJ          08816     Middlesex               1        Office                   Suburban
    49        AZ          85203     Maricopa                1        Retail                   Anchored
    50        CA          92590     Riverside               1        Retail                   Shadow Anchored
    51        ME          04005     York                    1        Retail                   Anchored
    52        CT          06880     Fairfield               1        Retail                   Shadow Anchored
    53        MA          02760     Bristol                 1        Retail                   Unanchored
    54        CA          92780     Orange                  1        Retail                   Unanchored
    55        NC          28403     Various                 2        Multifamily              Garden
  55.01       NC          28403     New Hanover             1        Multifamily              Garden
  55.02       NC          28403     Wilmington              1        Multifamily              Garden
    56        CA          91311     Los Angeles             1        Industrial               Flex
    57        CA          91362     Ventura                 1        Retail                   Unanchored
    58        TX          77478     Fort Bend               1        Industrial               Flex
    59        VA          23320     Chesapeake              1        Hotel                    Full Service
    60        UT          84095     Salt Lake               1        Office                   Suburban
    61        MI          48188     Wayne                   1        Retail                   Anchored
    62        NJ          07003     Essex                   1        Multifamily              Garden
    63        IL          60565     DuPage                  1        Retail                   Unanchored
    64        CA          90038     Los Angeles             1        Office                   Suburban
    65        CA          90250     Los Angeles             1        Multifamily              Garden
    66        MI          48346     Oakland                 1        Retail                   Unanchored
    67        IN          46142     Johnson                 1        Office                   Suburban
    68        CT          06830     Fairfield               1        Office                   Suburban
    69      Various      Various    Various                 2        Retail                   Shadow Anchored
  69.01       IN          46032     Hamilton                1        Retail                   Shadow Anchored
  69.02       IN          46902     Howard                  1        Retail                   Shadow Anchored
    70        TX          78256     Bexar                   1        Multifamily              Garden
    71        NV          89121     Clark                   1        Retail                   Unanchored
    72        AR          71913     Garland                 1        Hotel                    Full Service
    73        CA          94102     San Francisco           1        Hotel                    Full Service
    74        CT          06880     Fairfield               1        Office                   Suburban
    75        IN          47150     Floyd                   1        Retail                   Unanchored
    76        PA          17602     Lancaster               1        Hotel                    Limited Service
    77      Various      Various    Various                 2        Industrial               Flex
  77.01       TX          78754     Travis                  1        Industrial               Flex
  77.02       TX          78758     Travis                  1        Industrial               Flex
    78        IL          60154     Cook                    1        Office                   Suburban
    79        MD          21853     Somerset                1        Multifamily              Garden
    80        GA          30044     Gwinnett                1        Retail                   Shadow Anchored
    81        PA          16801     Centre                  1        Hotel                    Limited Service
    82        NY          10029     New York                1        Multifamily              Mid/High Rise
    83        ID          83843     Latah                   1        Manufactured Housing     Manufactured Housing
    84        NY          10467     Bronx                   1        Multifamily              Garden
    85        FL          33432     Palm Beach              1        Office                   Suburban
    86        CA         Various    Various                 5        Office                   Suburban
  86.01       CA          90746     Los Angeles             1        Office                   Suburban
  86.02       CA          92503     Los Angeles             1        Office                   Suburban
  86.03       CA          92706     Orange                  1        Office                   Suburban
  86.04       CA          90502     Los Angeles             1        Office                   Suburban
  86.05       CA          91770     Los Angeles             1        Office                   Suburban
    87        CA          92220     Riverside               1        Office                   Suburban
    88        TX          78130     Comal                   1        Multifamily              Garden
    89        IL          60014     McHenry                 1        Industrial               Flex
    90        CO          80906     El Paso                 1        Hotel                    Limited Service
    91        PA          16801     Centre                  1        Hotel                    Limited Service
    92        CA         Various    Various                 2        Hotel                    Limited Service
  92.01       CA          94080     San Mateo               1        Hotel                    Limited Service
  92.02       CA          95403     Sonoma                  1        Hotel                    Limited Service
    93        FL          32304     Leon                    1        Multifamily              Garden
    94        FL          34668     Pasco                   1        Manufactured Housing     Manufactured Housing
    95        CA          90405     Los Angeles             1        Office                   Suburban
    96        MA          02539     Dukes                   1        Hotel                    Full Service
    97        MD          21014     Harford                 1        Office                   Suburban
    98        MI          48329     Oakland                 1        Retail                   Anchored
    99        FL          33458     Palm Beach              1        Office                   Suburban
   100        TX          76180     Tarrant                 1        Multifamily              Garden
   101        WI          54880     Douglas                 1        Multifamily              Garden
   102        GA          30101     Cobb                    1        Retail                   Unanchored
   103        CA          92335     San Bernardino          1        Self-Storage             Self-Storage
   104        MI          48154     Wayne                   1        Retail                   Unanchored
   105        NV          89148     Clark                   1        Retail                   Unanchored
   106        IL          60435     Will                    1        Retail                   Shadow Anchored
   107        TX          77449     Harris                  1        Retail                   Shadow Anchored
   108        TX          76011     Tarrant                 1        Hotel                    Limited Service
   109        ME          04103     Cumberland              1        Hotel                    Full Service
   110        MI          48309     Oakland                 1        Office                   Suburban
   111        FL          32837     Orange                  1        Industrial               Flex
   112        OH          43560     Lucas                   1        Retail                   Anchored
   113        SC          29229     Richland                1        Retail                   Unanchored
   114        NY          11212     Kings                   1        Retail                   Shadow Anchored
   115        CO          80222     Denver                  1        Multifamily              Garden
   116        CA          92211     Riverside               1        Industrial               Flex
   117        TX          75070     Collin                  1        Retail                   Anchored
   118        OH          45014     Butler                  1        Self-Storage             Self-Storage
   119        PA          17402     York                    1        Office                   Suburban
   120        CA          91423     Los Angeles             1        Multifamily              Garden
   121        FL          33126     Miami-Dade              1        Retail                   Shadow Anchored
   122        NV          89431     Washoe                  1        Industrial               Warehouse/Distribution
   123        CA          93401     San Luis Obispo         1        Retail                   Anchored
   124        TX          76013     Tarrant                 1        Industrial               Flex
   125        CT          06039     Litchfield              1        Hotel                    Full Service
   126        CA          93309     Kern                    1        Multifamily              Garden
   127        KS          66062     Johnson                 1        Hotel                    Limited Service
   128        NV         Various    Various                 4        Office                   Suburban
  128.01      NV          89102     Clark                   1        Office                   Suburban
  128.02      NV          89074     Clark                   1        Office                   Suburban
  128.03      NV          89147     Clark                   1        Office                   Suburban
  128.04      NV          89048     Nye                     1        Office                   Suburban
   129        NC          27834     Pitt                    1        Multifamily              Garden
   130        CA          92806     Orange                  1        Industrial               Flex
   131        OR          97030     Multnonah               1        Self-Storage             Self-Storage
   132        IL          60555     DuPage                  1        Retail                   Unanchored
   133        SC          29229     Richland                1        Retail                   Unanchored
   134        VA          23219     Richmond City           1        Multifamily              Mid/High Rise
   135        AL          35601     Morgan                  1        Multifamily              Garden
   136        NV          89431     Washoe                  1        Industrial               Warehouse/Distribution
   137        TX          77536     Harris                  1        Retail                   Unanchored
   138        OK          71360     Cleveland               1        Retail                   Anchored
   139        NC          28078     Mecklenburg             1        Retail                   Unanchored
   140        IA          50320     Polk                    1        Multifamily              Garden
   141        AL          35016     Marshall                1        Retail                   Anchored
   142        TX          75219     Dallas                  1        Retail                   Unanchored
   143        NC          27217     Alamance                1        Multifamily              Garden
   144        TX          75069     Collin                  1        Multifamily              Garden
   145        IL          61822     Champaign               1        Multifamily              Garden
   146        PA          17055     Cumberland              1        Manufactured Housing     Manufactured Housing
   147        NV          89032     Clark                   1        Industrial               Warehouse/Distribution
   148        CA          95066     Santa Cruz              1        Retail                   Unanchored
   149        NJ          08083     Camden                  1        Retail                   Unanchored
   150        NY          10451     Bronx                   1        Multifamily              Garden
   151        TX          78216     Bexar                   1        Retail                   Unanchored
   152        VA          23432     Suffolk                 1        Retail                   Shadow Anchored
   153        OK          73071     Cleveland               1        Self-Storage             Self-Storage
   154        NY          10457     Bronx                   1        Multifamily              Mid/High Rise
   155        NC          27203     Randolph                1        Multifamily              Garden
   156        PA          15221     Allegheny               1        Retail                   Anchored
   157        PA          17111     Dauphin                 1        Manufactured Housing     Manufactured Housing
   158        NY          10456     Bronx                   1        Multifamily              Garden
   159        FL          32401     Bay                     1        Multifamily              Garden
   160        PA          17402     York                    1        Manufactured Housing     Manufactured Housing
   161        KS          67207     Sedgwick                1        Retail                   Anchored
   162        TX          75223     Dallas                  1        Industrial               Warehouse/Distribution

  ANNEX                      YEAR                     UNIT OF                     OCCUPANCY      APPRAISED
   ID #     YEAR BUILT    RENOVATED        UNITS      MEASURE      OCCUPANCY %       DATE      VALUE ($)(16)
--------------------------------------------------------------------------------------------------------------

    1         Various      Various     2,558,521    Square Feet        96.6        01/06/06        364,520,000
   1.01        1986         2004         386,820    Square Feet       100.0        01/06/06         47,000,000
   1.02        1986           0          157,228    Square Feet        96.3        01/06/06         39,000,000
   1.03        1987         2003         237,688    Square Feet       100.0        01/06/06         38,000,000
   1.04        1991           0          293,423    Square Feet        99.8        01/06/06         35,000,000
   1.05        1986         2004         150,494    Square Feet        81.0        01/01/06         33,300,000
   1.06        1987         2003         199,602    Square Feet       100.0        01/06/06         32,740,000
   1.07        1993           0          315,035    Square Feet        95.1        01/06/06         38,500,000
   1.08        1993         2003         278,378    Square Feet        87.5        01/06/06         33,800,000
   1.09        1984         2004         161,539    Square Feet       100.0        01/06/06         24,500,000
   1.10        1980         1988         110,299    Square Feet       100.0        01/06/06         20,200,000
   1.11        1966         2004         251,015    Square Feet        99.2        01/01/06         17,100,000
   1.12        1998           0           17,000    Square Feet       100.0        01/06/06          5,380,000
    2          1969         1986         558,990    Square Feet        89.1        01/11/06        442,000,000
    3          2002           0          282,773    Square Feet       100.0        11/01/05        172,300,000
    4          1974         2000         659,310    Square Feet        98.8        11/30/05        120,000,000
    5          1937         1997         427,568    Square Feet        92.5        01/01/06        105,000,000
    6         Various      Various     4,156,890    Square Feet        87.4        01/01/06        161,250,000
   6.01        1968         1973         630,410    Square Feet       100.0        01/01/06         18,300,000
   6.02        1960           0          302,378    Square Feet       100.0        01/01/06         16,500,000
   6.03        2001           0          499,200    Square Feet       100.0        01/01/06         17,600,000
   6.04        1976           0          400,076    Square Feet       100.0        01/01/06         13,800,000
   6.05        1970           0          260,000    Square Feet       100.0        01/01/06         11,900,000
   6.06        2000           0          257,600    Square Feet        21.4        01/01/06          9,800,000
   6.07        1975           0          301,000    Square Feet       100.0        01/01/06          9,300,000
   6.08        1968           0          242,690    Square Feet       100.0        01/01/06          8,600,000
   6.09        1990         2000         148,472    Square Feet       100.0        01/01/06          7,300,000
   6.10        1974           0          148,091    Square Feet       100.0        01/01/06          6,000,000
   6.11        1999           0          113,620    Square Feet        39.9        01/01/06          4,850,000
   6.12        1979           0          112,144    Square Feet       100.0        01/01/06          4,900,000
   6.13        1964           0           95,220    Square Feet        43.9        01/01/06          4,700,000
   6.14        1981           0           83,096    Square Feet       100.0        01/01/06          4,500,000
   6.15        1972           0           58,500    Square Feet       100.0        01/01/06          3,200,000
   6.16        1980           0           99,684    Square Feet        0.0         01/01/06          3,550,000
   6.17        1987           0           85,608    Square Feet        35.0        01/01/06          3,400,000
   6.18        1978           0          100,000    Square Feet        55.7        01/01/06          3,800,000
   6.19        1965           0           58,627    Square Feet       100.0        01/01/06          2,600,000
   6.20        1983           0           42,804    Square Feet       100.0        01/01/06          1,700,000
   6.21        1991           0           38,290    Square Feet       100.0        01/01/06          1,850,000
   6.22        1990           0           43,930    Square Feet       100.0        01/01/06          1,900,000
   6.23        1994           0           35,450    Square Feet       100.0        01/01/06          1,500,000
    7         Various      Various       584,044    Square Feet       100.0        12/15/05         83,540,000
   7.01        2004           0          215,411    Square Feet       100.0        12/15/05         35,000,000
   7.02        2004           0          159,606    Square Feet       100.0        12/15/05         23,190,000
   7.03        1994           0           96,039    Square Feet       100.0        12/15/05         14,250,000
   7.04        1994           0           92,000    Square Feet       100.0        12/15/05          8,000,000
   7.05        1979           0           20,988    Square Feet       100.0        12/15/05          3,100,000
    8         Various      Various     1,176,757    Square Feet        96.9        Various          52,340,000
   8.1        Various      Various       920,263    Square Feet        98.1        02/16/06         36,000,000
   8.01        1972         2005         174,788    Square Feet        99.3        02/16/06          6,700,000
   8.02        1988         2002         141,960    Square Feet       100.0        02/16/06          6,350,000
   8.03        1974         1999          93,050    Square Feet        95.7        02/16/06          5,490,000
   8.04        1980         1996         130,716    Square Feet       100.0        02/16/06          5,330,000
   8.05        1979         2005          93,444    Square Feet       100.0        02/16/06          3,500,000
   8.06        1978         1997          94,570    Square Feet       100.0        02/16/06          3,230,000
   8.07        1973         1995         115,847    Square Feet        89.7        02/16/06          3,000,000
   8.08        1975         1992          75,888    Square Feet       100.0        02/16/06          2,400,000
   8.2         1970           0          185,444    Square Feet        91.0        01/13/06         12,450,000
   8.3         1987         1997          71,050    Square Feet        95.5        02/14/06          3,890,000
    9         Various      Various           580       Rooms           70.7        12/31/05         59,600,000
   9.01        2000           0              125       Rooms           80.2        12/31/05         19,600,000
   9.02        1999           0              112       Rooms           68.3        12/31/05         11,800,000
   9.03        2001           0              127       Rooms           72.5        12/31/05         11,400,000
   9.04        2000           0              112       Rooms           64.5        12/31/05          9,000,000
   9.05        2001           0              104       Rooms           66.2        12/31/05          7,800,000
    10         1914         1982         311,457    Square Feet        76.4        01/09/06         90,000,000
    11         1999         2002         328,655    Square Feet       100.0        02/01/06         52,000,000
    12         1912         1991             287       Rooms           73.7        10/31/05         53,400,000
    13         1984         2000         402,634    Square Feet        92.9        06/01/05         37,000,000
    14         1997           0              424       Units           93.9        01/29/06         37,375,000
    15         2001         2004         155,042    Square Feet        98.8        01/01/06         39,900,000
    16         1967         2005         234,651    Square Feet        94.5        01/23/06         34,000,000
    17         1989         2004             215       Rooms           86.9        12/21/05         31,000,000
    18         1996           0              146       Rooms           74.0        10/31/05         30,500,000
    19         1924         2005         178,432    Square Feet       100.0        10/31/05         28,300,000
    20        Various      Various           198       Units           88.9        01/19/06         27,200,000
  20.01        1950           0              120       Units           86.7        01/19/06         16,600,000
  20.02        1953           0               78       Units           92.3        01/19/06         10,600,000
    21         1993           0          231,455    Square Feet        81.2        11/03/05         25,200,000
    22         1986         2001          62,800    Square Feet        96.5        11/01/05         25,700,000
    23         1988           0              192       Units           94.3        02/17/06         23,400,000
    24         1988           0          199,721    Square Feet        92.2        12/01/05         23,000,000
    25         2001           0          153,110    Square Feet       100.0        12/06/05         31,800,000
    26         1980           0          207,358    Square Feet        95.8        01/10/06         20,800,000
    27         1999           0              202       Units           92.6        01/20/06         20,900,000
    28         1999           0          109,415    Square Feet       100.0        11/17/05         20,130,000
    29        Various      Various       219,257    Square Feet       100.0        12/31/05         22,100,000
  29.01        1999           0          119,416    Square Feet       100.0        12/31/05         13,800,000
  29.02        1984           0           99,841    Square Feet       100.0        12/31/05          8,300,000
    30         1979           0          114,422    Square Feet        80.3        12/30/05         19,840,000
    31         1991           0          136,989    Square Feet       100.0        02/01/06         18,200,000
    32         2000           0           89,184    Square Feet       100.0        01/12/06         20,500,000
    33         2005           0           77,000    Square Feet       100.0        01/01/06         19,000,000
    34         1980         2006         186,200    Square Feet        89.4        12/01/05         18,100,000
    35         1981           0          131,168    Square Feet        96.2        01/12/06         16,500,000
    36         2005           0              236       Units           96.6        03/06/06         17,000,000
    37         1999         2005             162       Rooms           68.9        10/31/05         31,300,000
    38        Various      Various       183,390    Square Feet        96.3        Various          15,500,000
  38.01        1972         1997          68,664    Square Feet        96.1        12/29/05          5,300,000
  38.02        1987         2002          57,323    Square Feet        92.9        12/31/05          4,700,000
  38.03        1988         1997          15,000    Square Feet       100.0        12/31/05          1,900,000
  38.04        1998           0           19,580    Square Feet       100.0        12/30/05          2,000,000
  38.05        1990         2005          22,823    Square Feet       100.0        12/31/04          1,600,000
    39         1970         2000          96,775    Square Feet        98.5        01/16/06         16,000,000
    40         2001           0          104,100    Square Feet        90.0        01/04/06         14,600,000
    41         2000           0              148       Rooms           74.0        11/30/05         16,500,000
    42         2005           0           92,640    Square Feet        94.8        01/26/06         15,780,000
    43         2002           0               99       Units           92.9        01/10/06         14,700,000
    44         1986         2003         100,083    Square Feet        87.0        11/01/05         15,500,000
    45         1985           0          199,137    Square Feet        99.4        11/30/05         14,000,000
    46         1997           0           92,321    Square Feet        90.6        10/24/05         14,500,000
    47         1985           0              146       Units          100.0        09/22/05         44,100,000
    48         1974         1984          92,243    Square Feet        96.9        02/16/06         14,000,000
    49         1975         2005         116,624    Square Feet        96.3        12/21/05         14,400,000
    50         1965         1995          65,910    Square Feet       100.0        11/15/05         14,700,000
    51         1997           0           55,649    Square Feet       100.0        11/30/05         11,500,000
    52         1909         2005          14,384    Square Feet        80.5        12/15/05         12,200,000
    53         1960         2004          60,277    Square Feet       100.0        01/31/06         11,300,000
    54         1979         2005          42,583    Square Feet       100.0        01/31/06         12,000,000
    55        Various      Various           204       Units           96.6        Various          10,800,000
  55.01        1970         1995             100       Units           99.0        01/17/06          6,275,000
  55.02        1969           0              102       Units           96.2        12/20/05          4,525,000
    56         1979         1984         150,972    Square Feet       100.0        02/23/06         13,500,000
    57         1996           0           49,366    Square Feet       100.0        03/01/06         11,250,000
    58         2002         2005         150,000    Square Feet       100.0        01/16/06         14,000,000
    59         2003           0               92       Rooms           75.2        12/31/05         11,000,000
    60         1999           0           90,133    Square Feet        84.2        11/30/05         13,360,000
    61         1998           0           69,812    Square Feet       100.0        11/29/05         10,300,000
    62         2005           0               48       Units          100.0        02/01/06         11,600,000
    63         1987           0           45,515    Square Feet        86.3        12/12/05         10,900,000
    64         2004           0           19,530    Square Feet       100.0        12/30/05         10,950,000
    65         1973         2003             107       Units           98.1        12/06/05         10,410,000
    66         2004           0           49,828    Square Feet        77.2        12/09/05         10,100,000
    67         2003           0           57,148    Square Feet        87.9        01/01/06          9,300,000
    68         1732         2004          18,817    Square Feet        96.4        10/18/05          9,850,000
    69        Various      Various        51,196    Square Feet       100.0        10/01/05          9,610,000
  69.01        1999           0           28,400    Square Feet       100.0        10/01/05          6,000,000
  69.02        1988         1997          22,796    Square Feet       100.0        10/01/05          3,610,000
    70         1977           0              200       Units           99.0        11/30/05          9,100,000
    71         1992           0           36,816    Square Feet       100.0        11/02/05          9,000,000
    72         1973         2006             151       Rooms           57.2        12/21/05         10,308,000
    73         1913         2001              83       Rooms           71.0        12/21/05         12,000,000
    74         1971         2005          33,397    Square Feet       100.0        01/13/05          9,300,000
    75         2003         2005          35,011    Square Feet       100.0        01/10/06          7,900,000
    76         2001           0               78       Rooms           66.6        10/31/05          9,600,000
    77        Various      Various       115,473    Square Feet        78.2        12/22/05         10,200,000
  77.01        1984           0           61,173    Square Feet        86.6        12/22/05          6,200,000
  77.02        1973           0           54,300    Square Feet        68.8        12/22/05          4,000,000
    78         2001           0           39,914    Square Feet        96.7        11/01/05          7,800,000
    79         2004           0              240        Beds           95.8        02/14/06          7,900,000
    80         2005           0           30,900    Square Feet       100.0        12/20/05          7,650,000
    81         1995           0               78       Rooms           68.7        12/02/05          8,600,000
    82         1985           0               84       Units          100.0        11/28/05         13,300,000
    83         1967         2005             291        Pads           96.9        01/17/06          7,900,000
    84         1931         1954              84       Units          100.0        12/19/05          7,700,000
    85         1999           0           27,154    Square Feet       100.0        12/14/05          8,850,000
    86        Various      Various        36,202    Square Feet       100.0        01/06/05          9,040,000
  86.01        1980           0           11,868    Square Feet       100.0        01/06/05          3,400,000
  86.02        1990           0           10,000    Square Feet       100.0        01/06/05          2,020,000
  86.03        1966           0            5,675    Square Feet       100.0        01/06/05          1,400,000
  86.04        1970           0            3,490    Square Feet       100.0        01/06/05          1,170,000
  86.05        1949         1984           5,169    Square Feet       100.0        01/06/05          1,050,000
    87         1994           0           27,973    Square Feet       100.0        12/31/05          8,425,000
    88         1986         2000             148       Units           91.2        01/06/06          7,000,000
    89         1997           0           74,300    Square Feet       100.0        01/19/06          8,100,000
    90         1997         2005              72       Rooms           90.3        12/31/05          8,700,000
    91         1997           0               81       Rooms           69.4        12/02/05          8,500,000
    92        Various         0              217       Rooms           63.8        12/21/05          9,700,000
  92.01        1979           0              117       Rooms           71.4        12/21/05          6,000,000
  92.02        1980           0              100       Rooms           54.8        12/21/05          3,700,000
    93         1966         2005             101       Units           99.0        11/01/05          7,100,000
    94         1972         1993             178        Pads          100.0        12/31/05          7,300,000
    95         1986           0           25,286    Square Feet       100.0        01/12/06          6,840,000
    96         1742         2000              60       Rooms           23.9        12/31/05          7,900,000
    97         1996           0           30,987    Square Feet       100.0        01/09/06          6,300,000
    98         1976         1998          65,965    Square Feet       100.0        11/30/05          6,250,000
    99         2001           0           25,566    Square Feet        91.0        12/01/05          6,250,000
   100         1984           0              152       Units           90.8        01/30/06          6,600,000
   101         1980         2004              80       Units           96.3        12/02/05          6,500,000
   102         2001           0           26,476    Square Feet        93.3        08/31/05          5,950,000
   103         2002           0              657       Units           93.3        01/26/06          5,800,000
   104         1979           0           84,061    Square Feet        80.9        01/01/06          6,600,000
   105         2001           0           21,178    Square Feet       100.0        12/13/05          6,040,000
   106         2005           0           15,006    Square Feet        84.0        01/05/06          5,600,000
   107         2004           0           28,000    Square Feet        75.9        12/01/05          7,350,000
   108         1997           0              126       Rooms           67.9        12/21/05          6,310,000
   109         1973         2006             119       Rooms           67.4        10/21/05         11,500,000
   110         2005           0           24,224    Square Feet        88.4        01/04/05          5,125,000
   111         1991           0           54,435    Square Feet       100.0        11/30/05          5,550,000
   112         1981         2005          56,350    Square Feet       100.0        01/26/06          5,000,000
   113         2003           0           25,325    Square Feet        86.5        11/22/05          5,290,000
   114         1930         2005          20,000    Square Feet       100.0        01/17/06          5,400,000
   115         1970         2001             105       Units           91.4        01/12/06          5,500,000
   116         2003           0           32,000    Square Feet       100.0        01/18/06          5,300,000
   117         1979         1990          56,400    Square Feet       100.0        01/17/06          4,600,000
   118         1994           0              736       Units           82.1        01/09/06          6,230,000
   119         1984           0           53,283    Square Feet        86.2        01/12/06          4,900,000
   120         1964         1995              34       Units           94.1        12/01/05          5,400,000
   121         2005           0            9,700    Square Feet       100.0        02/20/06          5,000,000
   122         1982           0           69,984    Square Feet        99.0        11/23/05          4,950,000
   123         1914         2005          13,560    Square Feet       100.0        02/01/06          4,800,000
   124         1985         2002          82,000    Square Feet        84.0        09/27/05          4,975,000
   125         1891         2006              86       Rooms           48.9        09/30/05          5,900,000
   126         1978           0               64       Units           98.4        12/20/05          5,000,000
   127         1996         2002              85       Rooms           79.0        12/31/05          4,800,000
   128        Various      Various        18,056    Square Feet       100.0        Various           4,760,000
  128.01       1999           0            7,980    Square Feet       100.0        01/01/06          1,970,000
  128.02       2001           0            4,490    Square Feet       100.0        01/01/06          1,310,000
  128.03       2000           0            3,528    Square Feet       100.0        02/24/06          1,030,000
  128.04       1994           0            2,058    Square Feet       100.0        02/24/06            450,000
   129         1968         2000             100       Units          100.0        12/19/05          3,750,000
   130         1989         2006         164,496    Square Feet        97.3        12/09/05          8,300,000
   131         1999           0              431       Units           88.9        01/31/06          3,750,000
   132         2005           0            7,300    Square Feet       100.0        01/18/06          4,100,000
   133         2004           0           19,621    Square Feet        91.1        11/22/05          4,150,000
   134         1912         2004              28       Units           96.4        12/05/05          3,700,000
   135         1977           0               96       Units           91.7        11/30/05          3,350,000
   136         1982           0           57,269    Square Feet       100.0        11/23/05          4,850,000
   137         2004           0           18,616    Square Feet        64.7        12/01/05          4,450,000
   138         2004           0           17,380    Square Feet        88.0        02/08/06          3,200,000
   139         2001           0           15,260    Square Feet       100.0        11/22/05          3,100,000
   140         1977         2002             192       Units           75.0        11/14/05          4,800,000
   141         1978         2004          72,980    Square Feet       100.0        11/29/05          3,150,000
   142         1985           0            8,333    Square Feet       100.0        12/20/05          3,000,000
   143         1972         1990             100       Units           94.0        12/29/05          2,850,000
   144         1968         2005              60       Units          100.0        01/12/06          2,930,000
   145         2003         2004              32       Units          100.0        10/07/05          3,200,000
   146         1972         1997             122        Pads           87.7        12/28/05          2,725,000
   147         2004           0           28,652    Square Feet        79.9        11/17/05          3,040,000
   148         2005           0            6,964    Square Feet       100.0        02/06/06          3,250,000
   149         1988           0           19,900    Square Feet       100.0        11/02/05          2,700,000
   150         1914         2003              26       Units          100.0        12/22/05          2,400,000
   151         1975         1991          30,606    Square Feet        87.7        12/14/05          2,540,000
   152         2005           0           12,600    Square Feet       100.0        08/10/05          2,625,000
   153         2003           0              387       Units           91.7        11/03/05          2,350,000
   154         1927           0               20       Units          100.0        12/22/05          2,400,000
   155         1972         2005              99       Units           99.0        02/13/06          2,300,000
   156         1999           0           10,908    Square Feet       100.0        01/01/06          2,400,000
   157         1972         1996              90        Pads           82.2        12/01/05          2,100,000
   158         1928           0               21       Units          100.0        12/22/05          2,200,000
   159         1970         2005              50       Units           98.0        12/01/05          2,200,000
   160         1964         2005              82        Pads           91.5        12/01/05          2,000,000
   161         2005           0            8,187    Square Feet       100.0        01/25/06          2,500,000
   162         1937         2004          63,933    Square Feet        91.6        11/01/05          1,700,000

                                                                                 ORIGINAL
  ANNEX     APPRAISAL          CURRENT                  ORIGINAL                  BALANCE               CURRENT
   ID #     DATE(16)     LTV % (1),(16),(17)    BALANCE ($)(2),(18),(19)    PER UNIT ($)(2),(17)     BALANCE ($)(2)
--------------------------------------------------------------------------------------------------------------------

    1        Various            65.8                         240,000,000                      94      240,000,000.00
   1.01     01/31/06                                          31,432,000                      81       31,432,000.00
   1.02     01/04/06                                          26,304,000                     167       26,304,000.00
   1.03     01/01/06                                          26,134,000                     110       26,134,000.00
   1.04     01/11/06                                          25,514,000                      87       25,514,000.00
   1.05     01/09/06                                          24,215,000                     161       24,215,000.00
   1.06     01/12/06                                          23,413,000                     117       23,413,000.00
   1.07     01/31/06                                          23,119,000                      73       23,119,000.00
   1.08     01/04/06                                          17,076,000                      61       17,076,000.00
   1.09     01/07/06                                          14,379,000                      89       14,379,000.00
   1.10     01/10/06                                          13,808,000                     125       13,808,000.00
   1.11     01/04/06                                          11,224,000                      45       11,224,000.00
   1.12     01/31/06                                           3,382,000                     199        3,382,000.00
    2       02/08/06            40.7                         180,000,000                     322      180,000,000.00
    3       10/24/05            62.4                         107,500,000                     380      107,500,000.00
    4       01/04/06            75.0                          90,000,000                     137       90,000,000.00
    5       01/19/06            79.3                          83,300,000                     195       83,300,000.00
    6        Various            46.5                          67,419,000                      16       67,419,000.00
   6.01     06/17/05                                           7,875,000                      12        7,875,000.00
   6.02     06/17/05                                           7,083,000                      23        7,083,000.00
   6.03     06/14/05                                           6,759,000                      14        6,759,000.00
   6.04     06/17/05                                           5,400,000                      13        5,400,000.00
   6.05     01/18/06                                           4,500,000                      17        4,500,000.00
   6.06     06/14/05                                           4,203,000                      16        4,203,000.00
   6.07     06/17/05                                           4,059,000                      13        4,059,000.00
   6.08     06/17/05                                           3,690,000                      15        3,690,000.00
   6.09     06/21/05                                           3,150,000                      21        3,150,000.00
   6.10     01/01/06                                           2,430,000                      16        2,430,000.00
   6.11     06/21/05                                           2,160,000                      19        2,160,000.00
   6.12     06/21/05                                           2,106,000                      19        2,106,000.00
   6.13     06/17/05                                           2,016,000                      21        2,016,000.00
   6.14     06/17/05                                           1,935,000                      23        1,935,000.00
   6.15     06/21/05                                           1,530,000                      26        1,530,000.00
   6.16     06/14/05                                           1,521,000                      15        1,521,000.00
   6.17     06/14/05                                           1,440,000                      17        1,440,000.00
   6.18     06/17/05                                           1,350,000                      14        1,350,000.00
   6.19     06/17/05                                           1,125,000                      19        1,125,000.00
   6.20     06/17/05                                             900,000                      21          900,000.00
   6.21     06/21/05                                             792,000                      21          792,000.00
   6.22     06/15/05                                             765,000                      17          765,000.00
   6.23     06/17/05                                             630,000                      18          630,000.00
    7        Various            75.3                          63,000,000                     108       62,914,278.28
   7.01     11/15/05                                          26,397,000                     123       26,361,082.60
   7.02     11/15/05                                          17,488,800                     110       17,465,003.65
   7.03     11/15/05                                          10,741,500                     112       10,726,884.45
   7.04     11/16/05                                           6,035,400                      66        6,027,187.86
   7.05     11/30/05                                           2,337,300                     111        2,334,119.72
    8        Various            79.7                          41,719,000                      35       41,719,000.00
   8.1       Various            79.7                          28,800,000                      31       28,800,000.00
   8.01     09/26/05                                           5,360,000                      31        5,360,000.00
   8.02     09/21/05                                           5,080,000                      36        5,080,000.00
   8.03     09/22/05                                           4,392,000                      47        4,392,000.00
   8.04     09/22/05                                           4,264,000                      33        4,264,000.00
   8.05     09/26/05                                           2,800,000                      30        2,800,000.00
   8.06     09/19/05                                           2,584,000                      27        2,584,000.00
   8.07     09/22/05                                           2,400,000                      21        2,400,000.00
   8.08     09/21/05                                           1,920,000                      25        1,920,000.00
   8.2      10/15/05            79.7                           9,807,000                      53        9,807,000.00
   8.3      09/19/05            79.7                           3,112,000                      44        3,112,000.00
    9        Various            69.3                          41,300,000                  71,207       41,300,000.00
   9.01     12/22/05                                          13,581,879                 108,655       13,581,879.19
   9.02     12/22/05                                           8,176,846                  73,008        8,176,845.64
   9.03     12/21/05                                           7,899,664                  62,202        7,899,664.43
   9.04     12/23/05                                           6,236,577                  55,684        6,236,577.18
   9.05     12/22/05                                           5,405,034                  51,971        5,405,033.56
    10      02/01/06            42.2                          38,000,000                     123       38,000,000.00
    11      12/15/05            71.2                          37,000,000                     113       37,000,000.00
    12      11/23/05            66.3                          35,500,000                 123,693       35,418,274.05
    13      04/15/05            80.0                          29,600,000                      74       29,600,000.00
    14      01/26/06            74.9                          28,000,000                  66,038       28,000,000.00
    15      02/06/06            68.9                          27,500,000                     177       27,500,000.00
    16      12/15/05            73.5                          25,000,000                     107       25,000,000.00
    17      01/09/06            75.0                          23,250,000                 108,140       23,250,000.00
    18      11/08/05            75.2                          23,000,000                 157,534       22,947,050.79
    19      12/20/05            72.1                          20,400,000                     114       20,400,000.00
    20      01/05/06            73.5                          20,000,000                 101,010       20,000,000.00
  20.01     01/05/06                                          11,625,000                  96,875       11,625,000.00
  20.02     01/05/06                                           8,375,000                 107,372        8,375,000.00
    21      12/15/05            78.6                          19,800,000                      86       19,800,000.00
    22      01/08/06            72.4                          18,600,000                     296       18,600,000.00
    23      12/14/05            79.1                          18,500,000                  96,354       18,500,000.00
    24      12/21/05            78.3                          18,000,000                      90       18,000,000.00
    25      10/17/05            54.5                          17,325,000                     113       17,325,000.00
    26      01/11/06            79.3                          16,500,000                      80       16,500,000.00
    27      12/12/05            76.2                          15,920,000                  78,812       15,920,000.00
    28      12/15/05            77.9                          15,675,000                     143       15,675,000.00
    29       Various            69.7                          15,400,000                      70       15,400,000.00
  29.01     12/27/05                                           8,900,000                      75        8,900,000.00
  29.02     12/27/05                                           6,500,000                      65        6,500,000.00
    30      09/23/05            76.6                          15,200,000                     133       15,200,000.00
    31      01/24/06            79.9                          14,540,000                     106       14,540,000.00
    32      12/22/05            70.7                          14,500,000                     163       14,500,000.00
    33      01/12/06            73.1                          13,890,000                     180       13,890,000.00
    34      03/01/06            73.5                          13,300,000                      71       13,300,000.00
    35      01/10/06            80.0                          13,200,000                     101       13,200,000.00
    36      12/27/05            77.6                          13,200,000                  55,932       13,200,000.00
    37      01/10/06            39.9                          12,500,000                  77,160       12,500,000.00
    38      01/19/06            78.4                          12,150,000                      66       12,150,000.00
  38.01     01/19/06                                           4,240,000                      62        4,240,000.00
  38.02     01/19/06                                           3,760,000                      66        3,760,000.00
  38.03     01/19/06                                           1,500,000                     100        1,500,000.00
  38.04     01/19/06                                           1,500,000                      77        1,500,000.00
  38.05     01/19/06                                           1,150,000                      50        1,150,000.00
    39      11/18/05            75.0                          12,000,000                     124       12,000,000.00
    40      01/20/06            79.5                          11,600,000                     111       11,600,000.00
    41      12/30/05            69.4                          11,450,000                  77,365       11,450,000.00
    42      09/01/06            72.2                          11,400,000                     123       11,400,000.00
    43      12/05/05            77.2                          11,350,000                 114,646       11,350,000.00
    44      11/01/05            69.0                          10,700,000                     107       10,700,000.00
    45      10/28/05            76.4                          10,700,000                      54       10,700,000.00
    46      12/20/05            73.4                          10,650,000                     115       10,650,000.00
    47      10/03/05            23.8                          10,500,000                  71,918       10,500,000.00
    48      01/01/06            74.2                          10,400,000                     113       10,385,399.64
    49      01/28/06            71.2                          10,250,000                      88       10,250,000.00
    50      12/20/05            68.0                          10,000,000                     152       10,000,000.00
    51      11/14/05            79.8                           9,200,000                     165        9,178,523.34
    52      01/01/06            74.0                           9,030,000                     628        9,030,000.00
    53      11/24/05            79.6                           9,000,000                     149        9,000,000.00
    54      12/20/05            73.3                           8,800,000                     207        8,800,000.00
    55      12/27/05            78.8                           8,510,000                  41,716        8,510,000.00
  55.01     12/27/05                                           4,910,000                  49,100        4,910,000.00
  55.02     12/27/05                                           3,600,000                  35,294        3,600,000.00
    56      01/03/06            63.0                           8,500,000                      56        8,500,000.00
    57      11/21/05            75.1                           8,450,000                     171        8,450,000.00
    58      09/01/05            58.6                           8,201,000                      55        8,201,000.00
    59      12/01/05            74.2                           8,160,000                  88,696        8,160,000.00
    60      12/27/05            60.6                           8,100,000                      90        8,100,000.00
    61      12/12/05            77.6                           8,000,000                     115        7,988,805.11
    62      02/02/06            65.5                           7,600,000                 158,333        7,600,000.00
    63      12/19/05            69.7                           7,600,000                     167        7,600,000.00
    64      11/17/05            68.6                           7,525,000                     385        7,514,553.91
    65      11/02/05            72.0                           7,500,000                  70,093        7,500,000.00
    66      06/01/06            74.3                           7,500,000                     151        7,500,000.00
    67      11/21/05            80.0                           7,440,000                     130        7,440,000.00
    68      10/15/05            75.0                           7,386,000                     393        7,386,000.00
    69       Various            74.9                           7,200,000                     141        7,200,000.00
  69.01     10/12/05                                           4,400,000                     155        4,400,000.00
  69.02     11/04/05                                           2,800,000                     123        2,800,000.00
    70      01/16/06            76.9                           7,000,000                  35,000        7,000,000.00
    71      11/09/05            74.8                           6,750,000                     183        6,728,532.48
    72      11/22/05            63.9                           6,600,000                  43,709        6,588,145.17
    73      01/01/06            54.2                           6,500,000                  78,313        6,500,000.00
    74      10/14/05            67.7                           6,300,000                     189        6,300,000.00
    75      12/05/05            79.3                           6,272,000                     179        6,263,307.19
    76      09/14/05            64.9                           6,250,000                  80,128        6,231,872.71
    77       Various            60.8                           6,200,000                      54        6,200,000.00
  77.01     12/27/05                                           3,500,000                      57        3,500,000.00
  77.02     12/27/05                                           2,700,000                      50        2,700,000.00
    78      11/09/05            79.0                           6,160,000                     154        6,160,000.00
    79      01/17/06            77.2                           6,100,000                  25,417        6,100,000.00
    80      12/06/05            78.8                           6,040,000                     195        6,026,038.03
    81      12/28/05            69.8                           6,000,000                  76,923        6,000,000.00
    82      11/15/05            44.4                           5,900,000                  70,238        5,900,000.00
    83      02/02/06            73.1                           5,775,000                  19,845        5,775,000.00
    84      11/14/05            74.7                           5,750,000                  68,452        5,750,000.00
    85      11/02/05            64.6                           5,715,000                     210        5,715,000.00
    86      12/28/05            63.0                           5,700,000                     157        5,700,000.00
  86.01     12/28/05                                           2,210,000                     186        2,210,000.00
  86.02     12/28/05                                           1,235,000                     124        1,235,000.00
  86.03     12/28/05                                             858,000                     151          858,000.00
  86.04     12/28/05                                             760,000                     218          760,000.00
  86.05     12/28/05                                             637,000                     123          637,000.00
    87      12/28/05            67.4                           5,675,000                     203        5,675,000.00
    88      09/27/05            80.0                           5,600,000                  37,838        5,600,000.00
    89      11/30/05            67.9                           5,500,000                      74        5,500,000.00
    90      01/13/06            63.2                           5,500,000                  76,389        5,500,000.00
    91      12/28/05            64.7                           5,500,000                  67,901        5,500,000.00
    92       Various            56.7                           5,500,000                  25,346        5,500,000.00
  92.01     11/01/05                                           3,600,000                  30,769        3,600,000.00
  92.02     12/20/05                                           1,900,000                  19,000        1,900,000.00
    93      11/03/05            77.3                           5,500,000                  54,455        5,487,160.70
    94      11/21/05            74.0                           5,400,000                  30,337        5,400,000.00
    95      01/18/06            74.6                           5,100,000                     202        5,100,000.00
    96      02/01/06            63.3                           5,000,000                  83,333        5,000,000.00
    97      12/16/05            79.4                           5,000,000                     161        5,000,000.00
    98      12/06/05            80.0                           5,000,000                      76        5,000,000.00
    99      08/24/05            77.3                           4,842,000                     189        4,831,061.02
   100      01/11/06            71.8                           4,738,000                  31,171        4,738,000.00
   101      07/27/05            72.6                           4,730,000                  59,125        4,717,254.41
   102      12/28/05            78.0                           4,650,000                     176        4,643,705.73
   103      01/06/06            77.6                           4,500,000                   6,849        4,500,000.00
   104      12/06/05            68.1                           4,500,000                      54        4,493,896.11
   105      01/05/06            73.7                           4,450,000                     210        4,450,000.00
   106      02/01/06            75.0                           4,200,000                     280        4,200,000.00
   107      03/26/05            57.1                           4,200,000                     150        4,200,000.00
   108      11/18/05            64.2                           4,060,000                  32,222        4,052,707.48
   109      11/16/05            34.8                           4,000,000                  33,613        4,000,000.00
   110      01/13/06            78.0                           4,000,000                     165        4,000,000.00
   111      11/28/05            72.1                           4,000,000                      73        4,000,000.00
   112      11/09/05            79.8                           4,000,000                      71        3,990,539.13
   113      11/11/05            72.8                           3,925,000                     155        3,915,822.38
   114      01/05/06            71.8                           3,875,000                     194        3,875,000.00
   115      01/03/06            70.0                           3,850,000                  36,667        3,850,000.00
   116      01/11/06            70.8                           3,750,000                     117        3,750,000.00
   117      12/19/05            79.2                           3,650,000                      65        3,644,873.07
   118      12/08/05            56.1                           3,500,000                   4,755        3,493,560.48
   119      01/10/06            71.3                           3,500,000                      66        3,493,526.28
   120      01/05/06            64.6                           3,490,000                 102,647        3,490,000.00
   121      03/01/06            69.0                           3,450,000                     356        3,450,000.00
   122      11/07/05            69.5                           3,450,000                      49        3,442,243.99
   123      01/01/06            71.7                           3,440,000                     254        3,440,000.00
   124      11/26/05            69.1                           3,440,000                      42        3,435,369.99
   125      11/17/05            55.9                           3,300,000                  38,372        3,300,000.00
   126      12/07/05            65.8                           3,290,000                  51,406        3,290,000.00
   127      01/12/06            67.7                           3,250,000                  38,235        3,250,000.00
   128      12/28/05            63.0                           3,000,000                     166        3,000,000.00
  128.01    12/28/05                                           1,232,000                     154        1,232,000.00
  128.02    12/28/05                                             826,000                     184          826,000.00
  128.03    12/28/05                                             650,000                     184          650,000.00
  128.04    12/28/05                                             292,000                     142          292,000.00
   129      12/27/05            80.0                           3,000,000                  30,000        3,000,000.00
   130      11/10/05            36.1                           3,000,000                      18        2,993,065.24
   131      01/09/06            78.9                           2,960,000                   6,868        2,960,000.00
   132      01/12/06            70.7                           2,900,000                     397        2,900,000.00
   133      11/11/05            72.8                           2,750,000                     140        2,743,569.83
   134      11/29/05            72.8                           2,700,000                  96,429        2,693,645.23
   135      11/04/05            79.9                           2,675,000                  27,865        2,675,000.00
   136      11/07/05            53.5                           2,600,000                      45        2,594,154.89
   137      03/16/05            56.2                           2,500,000                     134        2,500,000.00
   138      01/26/06            78.1                           2,500,000                     144        2,500,000.00
   139      11/17/05            72.8                           2,475,000                     162        2,469,212.84
   140      12/01/05            49.9                           2,400,000                  12,500        2,394,524.41
   141      12/03/05            74.4                           2,350,000                      32        2,344,768.56
   142      09/27/05            77.3                           2,325,000                     279        2,319,908.23
   143      12/27/05            80.0                           2,280,000                  22,800        2,280,000.00
   144      12/14/05            75.1                           2,200,000                  36,667        2,200,000.00
   145      12/05/05            68.2                           2,181,000                  68,156        2,181,000.00
   146      12/01/05            79.8                           2,180,000                  17,869        2,174,902.62
   147      11/03/05            68.9                           2,100,000                      73        2,095,271.22
   148      01/09/06            62.9                           2,045,000                     294        2,045,000.00
   149      01/11/06            74.1                           2,000,000                     101        2,000,000.00
   150      12/13/05            79.6                           1,910,000                  73,462        1,910,000.00
   151      12/04/05            74.8                           1,900,000                      62        1,900,000.00
   152      09/08/05            72.1                           1,900,000                     151        1,893,703.19
   153      10/24/05            79.9                           1,880,000                   4,858        1,877,449.93
   154      12/13/05            75.0                           1,800,000                  90,000        1,800,000.00
   155      12/27/05            77.8                           1,790,000                  18,081        1,790,000.00
   156      01/06/06            73.0                           1,755,000                     161        1,751,879.59
   157      12/01/05            79.8                           1,680,000                  18,667        1,676,103.79
   158      12/13/05            73.9                           1,625,000                  77,381        1,625,000.00
   159      10/12/05            68.1                           1,500,000                  30,000        1,497,950.46
   160      12/23/05            74.9                           1,500,000                  18,293        1,497,302.66
   161      12/06/05            56.9                           1,425,000                     174        1,421,293.44
   162      01/10/06            78.9                           1,342,000                      21        1,342,000.00

                CURRENT                          LOAN      % OF       % OF
  ANNEX         BALANCE         % OF INITIAL    GROUP      LOAN       LOAN      CROSSED       RELATED      INTEREST
   ID #     PER UNIT ($)(17)    POOL BALANCE    1 OR 2    GROUP 1    GROUP 2    LOAN (3)    BORROWER(4)     RATE %
-------------------------------------------------------------------------------------------------------------------

    1                     94       11.19%         1       12.38%                                           5.628000
   1.01                   81
   1.02                  167
   1.03                  110
   1.04                   87
   1.05                  161
   1.06                  117
   1.07                   73
   1.08                   61
   1.09                   89
   1.10                  125
   1.11                   45
   1.12                  199
    2                    322       8.39%          1        9.28%                                           5.157000
    3                    380       5.01%          1        5.54%                                           5.494000
    4                    137       4.20%          1        4.64%                                           5.494900
    5                    195       3.88%          1        4.30%                                           5.640000
    6                     16       3.14%          1        3.48%                                           5.543000
   6.01                   12
   6.02                   23
   6.03                   14
   6.04                   13
   6.05                   17
   6.06                   16
   6.07                   13
   6.08                   15
   6.09                   21
   6.10                   16
   6.11                   19
   6.12                   19
   6.13                   21
   6.14                   23
   6.15                   26
   6.16                   15
   6.17                   17
   6.18                   14
   6.19                   19
   6.20                   21
   6.21                   21
   6.22                   17
   6.23                   18
    7                    108       2.93%          1        3.24%                                           5.770000
   7.01                  122
   7.02                  109
   7.03                  112
   7.04                   66
   7.05                  111
    8                     35                                                                                Various
   8.1                    31       1.34%          1        1.49%                   A                       5.130000
   8.01                   31
   8.02                   36
   8.03                   47
   8.04                   33
   8.05                   30
   8.06                   27
   8.07                   21
   8.08                   25
   8.2                    53       0.46%          1        0.51%                   A                       5.370000
   8.3                    44       0.15%          1        0.16%                   A                       5.130000
    9                 71,207       1.93%          1        2.13%                                           5.740000
   9.01              108,655
   9.02               73,008
   9.03               62,202
   9.04               55,684
   9.05               51,971
    10                   123       1.77%          1        1.96%                                           5.500000
    11                   113       1.73%          1        1.91%                                           5.800000
    12               123,409       1.65%          1        1.83%                                 1         5.615000
    13                    74       1.38%          1        1.53%                                           5.286000
    14                66,038       1.31%          2                  13.66%                                5.850000
    15                   177       1.28%          1        1.42%                                           6.300000
    16                   107       1.17%          1        1.29%                                           5.560000
    17               108,140       1.08%          1        1.20%                                           5.905000
    18               157,172       1.07%          1        1.18%                                 1         5.615000
    19                   114       0.95%          1        1.05%                                           5.895000
    20               101,010       0.93%          1        1.03%                                 4         5.727000
  20.01               96,875
  20.02              107,372
    21                    86       0.92%          1        1.02%                                           5.765000
    22                   296       0.87%          1        0.96%                                           6.170000
    23                96,354       0.86%          2                   9.03%                      2         5.970000
    24                    90       0.84%          1        0.93%                                           5.680000
    25                   113       0.81%          1        0.89%                                 5         5.200000
    26                    80       0.77%          1        0.85%                                 3         5.630000
    27                78,812       0.74%          2                   7.77%                                5.590000
    28                   143       0.73%          1        0.81%                                           5.600000
    29                    70       0.72%          1        0.79%                                 6         5.595000
  29.01                   75
  29.02                   65
    30                   133       0.71%          1        0.78%                                           5.806000
    31                   106       0.68%          1        0.75%                                           5.770000
    32                   163       0.68%          1        0.75%                                           5.782500
    33                   180       0.65%          1        0.72%                                           5.600000
    34                    71       0.62%          1        0.69%                                           5.625000
    35                   101       0.62%          1        0.68%                                 3         5.630000
    36                55,932       0.62%          2                   6.44%                                5.530000
    37                77,160       0.58%          1        0.64%                                           5.680000
    38                    66       0.57%          1        0.63%                                           5.693000
  38.01                   62
  38.02                   66
  38.03                  100
  38.04                   77
  38.05                   50
    39                   124       0.56%          1        0.62%                                 2         5.595000
    40                   111       0.54%          1        0.60%                                           5.770000
    41                77,365       0.53%          1        0.59%                                           5.890000
    42                   123       0.53%          1        0.59%                                           5.880000
    43               114,646       0.53%          2                   5.54%                                5.670000
    44                   107       0.50%          1        0.55%                                           5.725000
    45                    54       0.50%          1        0.55%                                           5.784200
    46                   115       0.50%          1        0.55%                                           5.556000
    47                71,918       0.49%          2                   5.12%                      7         6.361428
    48                   113       0.48%          1        0.54%                                           5.475000
    49                    88       0.48%          1        0.53%                                           5.920000
    50                   152       0.47%          1        0.52%                                           5.590000
    51                   165       0.43%          1        0.47%                                           5.530000
    52                   628       0.42%          1        0.47%                                           5.575000
    53                   149       0.42%          1        0.46%                                           5.580000
    54                   207       0.41%          1        0.45%                                           5.530000
    55                41,716       0.40%          2                   4.15%                      8         5.900000
  55.01               49,100
  55.02               35,294
    56                    56       0.40%          1        0.44%                                           5.530000
    57                   171       0.39%          1        0.44%                                           6.000000
    58                    55       0.38%          1        0.42%                                 5         5.240000
    59                88,696       0.38%          1        0.42%                                           5.800000
    60                    90       0.38%          1        0.42%                                           5.650000
    61                   114       0.37%          1        0.41%                                           5.505000
    62               158,333       0.35%          2                   3.71%                                5.740000
    63                   167       0.35%          1        0.39%                                           5.757000
    64                   385       0.35%          1        0.39%                                           5.580000
    65                70,093       0.35%          2                   3.66%                                5.780000
    66                   151       0.35%          1        0.39%                                           5.640000
    67                   130       0.35%          1        0.38%                                           5.590000
    68                   393       0.34%          1        0.38%                                 4         5.500000
    69                   141       0.34%          1        0.37%                                           5.432000
  69.01                  155
  69.02                  123
    70                35,000       0.33%          2                   3.42%                                5.495000
    71                   183       0.31%          1        0.35%                                           5.690000
    72                43,630       0.31%          1        0.34%                                 9         5.882000
    73                78,313       0.30%          1        0.34%                                           6.360000
    74                   189       0.29%          1        0.32%                                           5.460000
    75                   179       0.29%          1        0.32%                                           5.595000
    76                79,896       0.29%          1        0.32%                                           6.390000
    77                    54       0.29%          1        0.32%                                 6         5.615000
  77.01                   57
  77.02                   50
    78                   154       0.29%          1        0.32%                                           5.580000
    79                25,417       0.28%          2                   2.98%                                6.040000
    80                   195       0.28%          1        0.31%                                           5.590000
    81                76,923       0.28%          1        0.31%                   B                       5.620000
    82                70,238       0.28%          2                   2.88%                      7         5.920000
    83                19,845       0.27%          1        0.30%                                           5.510000
    84                68,452       0.27%          2                   2.81%                                5.480000
    85                   210       0.27%          1        0.29%                                           5.582000
    86                   157       0.27%          1        0.29%                   D                       5.800000
  86.01                  186
  86.02                  124
  86.03                  151
  86.04                  218
  86.05                  123
    87                   203       0.26%          1        0.29%                                           5.630000
    88                37,838       0.26%          2                   2.73%                                5.640000
    89                    74       0.26%          1        0.28%                                           5.820000
    90                76,389       0.26%          1        0.28%                                10         5.820000
    91                67,901       0.26%          1        0.28%                   B                       5.620000
    92                25,346       0.26%          1        0.28%                                           6.430000
  92.01               30,769
  92.02               19,000
    93                54,328       0.26%          2                   2.68%                                5.530000
    94                30,337       0.25%          2                   2.63%                                5.450000
    95                   202       0.24%          1        0.26%                                           5.573000
    96                83,333       0.23%          1        0.26%                                           5.910000
    97                   161       0.23%          1        0.26%                                           5.670000
    98                    76       0.23%          1        0.26%                                           5.650000
    99                   189       0.23%          1        0.25%                                           5.730000
   100                31,171       0.22%          2                   2.31%                                5.780000
   101                58,966       0.22%          2                   2.30%                                5.660000
   102                   175       0.22%          1        0.24%                                           5.820000
   103                 6,849       0.21%          1        0.23%                                           5.860000
   104                    53       0.21%          1        0.23%                                           5.800000
   105                   210       0.21%          1        0.23%                                           5.780000
   106                   280       0.20%          1        0.22%                                           5.720000
   107                   150       0.20%          1        0.22%                                13         5.510000
   108                32,164       0.19%          1        0.21%                                 9         5.882000
   109                33,613       0.19%          1        0.21%                                12         6.030000
   110                   165       0.19%          1        0.21%                                           5.830000
   111                    73       0.19%          1        0.21%                                           5.890000
   112                    71       0.19%          1        0.21%                                           5.450000
   113                   155       0.18%          1        0.20%                   C                       5.520000
   114                   194       0.18%          1        0.20%                                           5.880000
   115                36,667       0.18%          2                   1.88%                                5.570000
   116                   117       0.17%          1        0.19%                                           5.850000
   117                    65       0.17%          1        0.19%                                           5.470000
   118                 4,747       0.16%          1        0.18%                                           5.630000
   119                    66       0.16%          1        0.18%                                           5.575000
   120               102,647       0.16%          1        0.18%                                           5.490000
   121                   356       0.16%          1        0.18%                                           5.666000
   122                    49       0.16%          1        0.18%                                11         5.760000
   123                   254       0.16%          1        0.18%                                           5.690000
   124                    42       0.16%          1        0.18%                                           5.875000
   125                38,372       0.15%          1        0.17%                                12         6.030000
   126                51,406       0.15%          2                   1.61%                                5.560000
   127                38,235       0.15%          1        0.17%                                10         5.820000
   128                   166       0.14%          1        0.15%                   D                       5.850000
  128.01                 154
  128.02                 184
  128.03                 184
  128.04                 142
   129                30,000       0.14%          2                   1.46%                      8         5.900000
   130                    18       0.14%          1        0.15%                                           5.590000
   131                 6,868       0.14%          1        0.15%                                           5.810000
   132                   397       0.14%          1        0.15%                                           5.865000
   133                   140       0.13%          1        0.14%                   C                       5.520000
   134                96,202       0.13%          2                   1.31%                                5.480000
   135                27,865       0.12%          2                   1.31%                                5.670000
   136                    45       0.12%          1        0.13%                                11         5.760000
   137                   134       0.12%          1        0.13%                                13         5.510000
   138                   144       0.12%          1        0.13%                                           5.713000
   139                   162       0.12%          1        0.13%                   C                       5.520000
   140                12,471       0.11%          2                   1.17%                                5.670000
   141                    32       0.11%          1        0.12%                                           5.820000
   142                   278       0.11%          1        0.12%                                           5.920000
   143                22,800       0.11%          2                   1.11%                      8         5.900000
   144                36,667       0.10%          2                   1.07%                                5.725000
   145                68,156       0.10%          2                   1.06%                                5.755000
   146                17,827       0.10%          1        0.11%                                15         5.520000
   147                    73       0.10%          1        0.11%                                11         5.750000
   148                   294       0.10%          1        0.11%                                           5.830000
   149                   101       0.09%          1        0.10%                                           5.935000
   150                73,462       0.09%          2                   0.93%                     14         5.505400
   151                    62       0.09%          1        0.10%                                           5.780000
   152                   150       0.09%          1        0.10%                                           5.410000
   153                 4,851       0.09%          1        0.10%                                           5.800000
   154                90,000       0.08%          2                   0.88%                     14         5.450800
   155                18,081       0.08%          2                   0.87%                      8         5.900000
   156                   161       0.08%          1        0.09%                                           5.990000
   157                18,623       0.08%          1        0.09%                                15         5.570000
   158                77,381       0.08%          2                   0.79%                     14         5.400900
   159                29,959       0.07%          2                   0.73%                                5.730000
   160                18,260       0.07%          1        0.08%                                           5.870000
   161                   174       0.07%          1        0.07%                                           5.500000
   162                    21       0.06%          1        0.07%                                           6.850000

                           NET
  ANNEX      ADMIN.      MORTGAGE                        MONTHLY DEBT         ANNUAL DEBT                         FIRST
   ID #       FEE %     RATE %(5)    ACCRUAL TYPE    SERVICE ($) (6),(12)    SERVICE ($)(7)    NOTE DATE    PAYMENT DATE (15)
-----------------------------------------------------------------------------------------------------------------------------

    1       0.020700     5.607300     Actual/360         1,382,029.98         16,584,359.76    02/01/06         03/01/06
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
   1.10
   1.11
   1.12
    2       0.020700     5.136300     Actual/360          784,293.75          9,411,525.00     03/01/06         04/01/06
    3       0.020700     5.473300     Actual/360          499,006.54          5,988,078.48     11/10/05         01/01/06
    4       0.020700     5.474200     Actual/360          510,722.16          6,128,665.92     02/13/06         04/01/06
    5       0.020700     5.619300     Actual/360          480,310.97          5,763,731.64     03/13/06         05/01/06
    6       0.020700     5.522300     Actual/360          315,744.87          3,788,938.44     02/01/06         03/07/06
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
   6.10
   6.11
   6.12
   6.13
   6.14
   6.15
   6.16
   6.17
   6.18
   6.19
   6.20
   6.21
   6.22
   6.23
    7       0.020700     5.749300     Actual/360          368,451.72          4,421,420.64     01/30/06         03/11/06
   7.01
   7.02
   7.03
   7.04
   7.05
    8                                 Actual/360          228,740.68          2,744,888.16     02/16/06         04/01/06
   8.1      0.040700     5.089300     Actual/360          156,900.86          1,882,810.32     02/16/06         04/01/06
   8.01
   8.02
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
   8.2      0.040700     5.329300     Actual/360          54,885.81            658,629.72      02/16/06         04/01/06
   8.3      0.040700     5.089300     Actual/360          16,954.01            203,448.12      02/16/06         04/01/06
    9       0.050700     5.689300     Actual/360          259,571.43          3,114,857.16     02/28/06         04/05/06
   9.01
   9.02
   9.03
   9.04
   9.05
    10      0.020700     5.479300     Actual/360          176,585.65          2,119,027.78     03/17/06         05/01/06
    11      0.020700     5.779300     Actual/360          217,098.62          2,605,183.44     02/10/06         04/01/06
    12      0.020700     5.594300     Actual/360          204,133.95          2,449,607.40     12/21/05         02/05/06
    13      0.020700     5.265300     Actual/360          164,112.93          1,969,355.16     09/01/05         10/01/05
    14      0.020700     5.829300     Actual/360          138,395.83          1,660,749.96     02/22/06         04/01/06
    15      0.020700     6.279300     Actual/360          170,217.52          2,042,610.24     03/31/06         05/11/06
    16      0.020700     5.539300     Actual/360          142,889.80          1,714,677.60     01/25/06         03/11/06
    17      0.020700     5.884300     Actual/360          137,978.63          1,655,743.56     02/15/06         04/01/06
    18      0.020700     5.594300     Actual/360          132,255.80          1,587,069.60     12/21/05         02/05/06
    19      0.020700     5.874300     Actual/360          120,934.59          1,451,215.08     03/13/06         05/01/06
    20      0.020700     5.706300     Actual/360          96,775.69           1,161,308.28     02/10/06         03/11/06
  20.01
  20.02
    21      0.020700     5.744300     Actual/360          115,736.17          1,388,834.04     03/31/06         05/11/06
    22      0.020700     6.149300     Actual/360          96,963.26           1,163,559.12     02/22/06         04/11/06
    23      0.020700     5.949300     Actual/360          93,315.80           1,119,789.60     02/23/06         04/11/06
    24      0.020700     5.659300     Actual/360          104,244.05          1,250,928.60     02/23/06         04/05/06
    25      0.020700     5.179300       30/360            75,075.00            900,900.00      02/10/06         03/11/06
    26      0.020700     5.609300     Actual/360          95,035.40           1,140,424.80     01/30/06         03/11/06
    27      0.060700     5.529300     Actual/360          91,293.01           1,095,516.12     02/23/06         04/01/06
    28      0.090700     5.509300     Actual/360          89,986.88           1,079,842.56     02/23/06         04/01/06
    29      0.070700     5.524300     Actual/360          88,359.61           1,060,315.32     02/03/06         03/05/06
  29.01
  29.02
    30      0.020700     5.785300     Actual/360          89,244.55           1,070,934.60     03/01/06         04/01/06
    31      0.030700     5.739300     Actual/360          85,036.32           1,020,435.84     03/01/06         04/11/06
    32      0.070700     5.711800     Actual/360          89,944.41           1,079,332.92     02/21/06         04/01/06
    33      0.040700     5.559300     Actual/360          79,739.57            956,874.84      02/24/06         04/01/06
    34      0.020700     5.604300     Actual/360          76,562.30            918,747.60      12/22/05         02/11/06
    35      0.020700     5.609300     Actual/360          76,028.32            912,339.84      01/30/06         03/11/06
    36      0.040700     5.489300     Actual/360          75,196.79            902,361.48      01/30/06         03/01/06
    37      0.020700     5.659300     Actual/360          59,988.43            719,861.16      03/06/06         05/01/06
    38      0.070700     5.622300     Actual/360          70,464.76            845,577.12      02/13/06         04/01/06
  38.01
  38.02
  38.03
  38.04
  38.05
    39      0.070700     5.524300     Actual/360          68,851.65            826,219.80      01/24/06         03/01/06
    40      0.060700     5.709300     Actual/360          67,841.90            814,102.80      02/23/06         04/01/06
    41      0.040700     5.849300     Actual/360          67,840.88            814,090.56      02/21/06         04/01/06
    42      0.070700     5.809300     Actual/360          67,471.74            809,660.88      02/02/06         04/01/06
    43      0.020700     5.649300     Actual/360          65,659.83            787,917.96      03/15/06         05/01/06
    44      0.050700     5.674300     Actual/360          62,272.47            747,269.64      11/29/05         01/05/06
    45      0.020700     5.763500     Actual/360          62,674.96            752,099.52      12/28/05         02/06/06
    46      0.020700     5.535300     Actual/360          62,560.02            750,720.24      02/21/06         04/07/06
    47      0.020700     6.340728     Actual/360          56,435.59            677,227.08      12/23/05         02/11/06
    48      0.020700     5.454300     Actual/360          58,887.03            706,644.36      01/30/06         03/11/06
    49      0.070700     5.849300     Actual/360          60,927.73            731,132.76      03/31/06         05/01/06
    50      0.020700     5.569300     Actual/360          57,344.86            688,138.32      02/14/06         04/05/06
    51      0.020700     5.509300     Actual/360          52,409.89            628,918.68      01/04/06         02/11/06
    52      0.020700     5.554300     Actual/360          51,697.07            620,364.84      01/18/06         03/01/06
    53      0.020700     5.559300     Actual/360          51,553.66            618,643.92      12/16/05         02/11/06
    54      0.040700     5.489300     Actual/360          50,131.20            601,574.40      02/24/06         04/01/06
    55      0.020700     5.879300     Actual/360          50,475.92            605,711.04      02/17/06         04/01/06
  55.01
  55.02
    56      0.020700     5.509300     Actual/360          48,422.18            581,066.16      03/09/06         05/01/06
    57      0.020700     5.979300     Actual/360          50,662.02            607,944.24      03/13/06         05/01/06
    58      0.020700     5.219300       30/360            35,811.03            429,732.36      03/03/06         04/11/06
    59      0.040700     5.759300     Actual/360          47,879.05            574,548.60      02/15/06         04/01/06
    60      0.020700     5.629300     Actual/360          48,787.42            585,449.04      02/22/06         04/05/06
    61      0.070700     5.434300     Actual/360          45,448.22            545,378.64      01/19/06         03/01/06
    62      0.020700     5.719300     Actual/360          44,303.27            531,639.24      03/31/06         05/11/06
    63      0.020700     5.736300     Actual/360          44,385.34            532,624.08      02/17/06         04/11/06
    64      0.020700     5.559300     Actual/360          43,104.59            517,255.08      01/20/06         03/01/06
    65      0.020700     5.759300     Actual/360          43,911.00            526,932.00      12/22/05         02/01/06
    66      0.070700     5.569300     Actual/360          43,245.29            518,943.48      12/19/05         02/01/06
    67      0.020700     5.569300     Actual/360          42,664.57            511,974.84      01/26/06         03/01/06
    68      0.020700     5.479300     Actual/360          41,936.90            503,242.80      11/18/05         01/11/06
    69      0.020700     5.411300     Actual/360          40,574.16            486,889.92      12/28/05         02/05/06
  69.01
  69.02
    70      0.020700     5.474300     Actual/360          39,723.27            476,679.24      02/15/06         04/07/06
    71      0.020700     5.669300     Actual/360          39,134.26            469,611.12      12/01/05         01/05/06
    72      0.020700     5.861300     Actual/360          42,049.10            504,589.20      01/11/06         03/01/06
    73      0.070700     6.289300     Actual/360          43,321.54            519,858.48      02/23/06         04/01/06
    74      0.020700     5.439300     Actual/360          35,612.76            427,353.12      02/07/06         04/05/06
    75      0.020700     5.574300     Actual/360          35,986.46            431,837.52      01/12/06         03/01/06
    76      0.070700     6.319300     Actual/360          41,771.86            501,262.32      12/22/05         02/05/06
    77      0.070700     5.544300     Actual/360          35,651.56            427,818.72      02/03/06         03/05/06
  77.01
  77.02
    78      0.020700     5.559300     Actual/360          35,285.62            423,427.44      01/18/06         03/11/06
    79      0.060700     5.979300     Actual/360          36,729.60            440,755.20      02/16/06         04/01/06
    80      0.020700     5.569300     Actual/360          34,636.29            415,635.48      12/28/05         02/01/06
    81      0.090700     5.529300     Actual/360          37,276.46            447,317.52      03/01/06         04/05/06
    82      0.020700     5.899300     Actual/360          35,070.60            420,847.20      03/06/06         05/01/06
    83      0.070700     5.439300     Actual/360          32,826.06            393,912.72      03/10/06         05/01/06
    84      0.020700     5.459300     Actual/360          32,575.75            390,909.00      12/28/05         02/01/06
    85      0.020700     5.561300     Actual/360          32,743.78            392,925.36      01/18/06         03/05/06
    86      0.060700     5.739300     Actual/360          33,444.92            401,339.04      02/28/06         05/01/06
  86.01
  86.02
  86.03
  86.04
  86.05
    87      0.020700     5.609300     Actual/360          34,111.65            409,339.80      01/10/06         03/07/06
    88      0.110700     5.529300     Actual/360          32,289.81            387,477.72      03/03/06         05/01/06
    89      0.020700     5.799300     Actual/360          32,341.50            388,098.00      01/20/06         03/01/06
    90      0.040700     5.779300     Actual/360          34,833.89            418,006.68      02/21/06         04/01/06
    91      0.090700     5.529300     Actual/360          34,170.09            410,041.08      03/01/06         04/05/06
    92      0.070700     6.359300     Actual/360          36,896.18            442,754.16      02/22/06         04/01/06
  92.01
  92.02
    93      0.020700     5.509300     Actual/360          31,332.00            375,984.00      12/16/05         02/05/06
    94      0.070700     5.379300     Actual/360          30,491.42            365,897.04      01/13/06         03/01/06
    95      0.070700     5.502300     Actual/360          29,191.26            350,295.12      02/13/06         04/05/06
    96      0.020700     5.889300     Actual/360          31,940.56            383,286.72      03/01/06         04/05/06
    97      0.020700     5.649300     Actual/360          28,925.04            347,100.48      01/20/06         03/01/06
    98      0.020700     5.629300     Actual/360          28,861.79            346,341.48      01/11/06         03/01/06
    99      0.090700     5.639300     Actual/360          28,195.11            338,341.32      12/21/05         02/01/06
   100      0.020700     5.759300     Actual/360          27,740.04            332,880.48      03/03/06         04/11/06
   101      0.110700     5.549300     Actual/360          28,299.25            339,591.00      12/30/05         02/01/06
   102      0.020700     5.799300     Actual/360          27,343.27            328,119.24      02/10/06         03/11/06
   103      0.020700     5.839300     Actual/360          26,576.07            318,912.84      02/17/06         04/01/06
   104      0.020700     5.779300     Actual/360          26,403.89            316,846.68      02/01/06         03/11/06
   105      0.020700     5.759300     Actual/360          26,053.86            312,646.32      02/24/06         04/05/06
   106      0.020700     5.699300     Actual/360          24,430.08            293,160.96      01/13/06         03/11/06
   107      0.020700     5.489300     Actual/360          23,873.50            286,482.00      05/20/05         07/01/05
   108      0.020700     5.861300     Actual/360          25,866.57            310,398.84      01/11/06         03/01/06
   109      0.020700     6.009300     Actual/360          24,059.22            288,710.64      12/28/05         02/11/06
   110      0.070700     5.759300     Actual/360          23,546.59            282,559.08      03/03/06         05/01/06
   111      0.090700     5.799300     Actual/360          25,503.76            306,045.12      02/21/06         04/01/06
   112      0.070700     5.379300     Actual/360          22,586.24            271,034.88      12/29/05         02/01/06
   113      0.020700     5.499300     Actual/360          22,335.00            268,020.00      12/23/05         02/01/06
   114      0.080700     5.799300     Actual/360          24,683.21            296,198.52      02/23/06         04/05/06
   115      0.020700     5.549300     Actual/360          22,029.26            264,351.12      01/27/06         03/01/06
   116      0.020700     5.829300     Actual/360          22,122.79            265,473.48      02/17/06         04/01/06
   117      0.070700     5.399300     Actual/360          20,655.65            247,867.80      01/18/06         03/01/06
   118      0.020700     5.609300     Actual/360          21,765.63            261,187.56      01/13/06         03/01/06
   119      0.080700     5.494300     Actual/360          21,650.11            259,801.32      01/17/06         03/01/06
   120      0.080700     5.409300     Actual/360          19,793.94            237,527.28      02/28/06         04/06/06
   121      0.070700     5.595300     Actual/360          19,949.54            239,394.48      02/22/06         04/01/06
   122      0.020700     5.739300     Actual/360          20,155.19            241,862.28      12/21/05         02/01/06
   123      0.020700     5.669300     Actual/360          19,943.98            239,327.76      02/03/06         03/11/06
   124      0.020700     5.854300     Actual/360          20,348.90            244,186.80      01/30/06         03/01/06
   125      0.020700     6.009300     Actual/360          19,848.86            238,186.32      12/28/05         02/11/06
   126      0.020700     5.539300     Actual/360          18,804.30            225,651.60      02/27/06         04/05/06
   127      0.040700     5.779300     Actual/360          20,583.66            247,003.92      02/21/06         04/01/06
   128      0.060700     5.789300     Actual/360          17,698.23            212,378.76      02/28/06         05/01/06
  128.01
  128.02
  128.03
  128.04
   129      0.020700     5.879300     Actual/360          17,794.10            213,529.20      02/17/06         04/01/06
   130      0.020700     5.569300     Actual/360          17,203.46            206,441.52      12/19/05         02/01/06
   131      0.020700     5.789300     Actual/360          17,386.74            208,640.88      02/24/06         04/01/06
   132      0.020700     5.844300     Actual/360          17,136.07            205,632.84      02/23/06         04/01/06
   133      0.020700     5.499300     Actual/360          15,648.72            187,784.64      12/23/05         02/01/06
   134      0.070700     5.409300     Actual/360          15,296.44            183,557.28      12/22/05         02/01/06
   135      0.020700     5.649300     Actual/360          15,474.89            185,698.68      12/21/05         02/01/06
   136      0.020700     5.739300     Actual/360          15,189.42            182,273.04      12/21/05         02/01/06
   137      0.020700     5.489300     Actual/360          14,210.41            170,524.92      05/20/05         07/01/05
   138      0.045700     5.667300     Actual/360          14,530.61            174,367.32      02/22/06         04/01/06
   139      0.020700     5.499300     Actual/360          14,083.85            169,006.20      12/23/05         02/01/06
   140      0.070700     5.599300     Actual/360          13,884.02            166,608.24      12/16/05         02/01/06
   141      0.020700     5.799300     Actual/360          13,818.64            165,823.68      12/30/05         02/01/06
   142      0.020700     5.899300     Actual/360          13,820.19            165,842.28      12/21/05         02/01/06
   143      0.020700     5.879300     Actual/360          13,523.51            162,282.12      02/17/06         04/01/06
   144      0.060700     5.664300     Actual/360          12,803.68            153,644.16      02/01/06         03/01/06
   145      0.020700     5.734300     Actual/360          12,734.65            152,815.80      01/19/06         03/01/06
   146      0.020700     5.499300     Actual/360          12,405.17            148,862.04      12/29/05         02/01/06
   147      0.020700     5.729300     Actual/360          12,255.03            147,060.36      12/16/05         02/01/06
   148      0.070700     5.759300     Actual/360          12,038.20            144,458.40      02/22/06         04/01/06
   149      0.090700     5.844300     Actual/360          11,907.56            142,890.72      02/24/06         04/01/06
   150      0.020700     5.484700     Actual/360          10,851.24            130,214.88      02/13/06         04/01/06
   151      0.070700     5.709300     Actual/360          11,124.12            133,489.44      12/19/05         02/01/06
   152      0.020700     5.389300     Actual/360          11,565.76            138,789.12      12/09/05         02/05/06
   153      0.090700     5.709300     Actual/360          11,030.96            132,371.52      01/30/06         03/01/06
   154      0.020700     5.430100     Actual/360          10,164.71            121,976.52      02/13/06         04/01/06
   155      0.020700     5.879300     Actual/360          10,617.14            127,405.68      02/17/06         04/01/06
   156      0.110700     5.879300     Actual/360          11,296.76            135,561.12      02/03/06         03/05/06
   157      0.020700     5.549300     Actual/360           9,612.77            115,353.24      12/29/05         02/01/06
   158      0.020700     5.380200     Actual/360           9,125.79            109,509.48      02/13/06         04/01/06
   159      0.020700     5.709300     Actual/360           8,734.54            104,814.48      02/08/06         03/11/06
   160      0.020700     5.849300     Actual/360           9,545.67            114,548.04      01/31/06         03/01/06
   161      0.090700     5.409300     Actual/360           9,802.39            117,628.68      01/24/06         03/01/06
   162      0.020700     6.829300     Actual/360           8,793.58            105,522.96      03/09/06         05/01/06

  ANNEX                                                                PAYMENT     GRACE        MATURITY/
   ID #     REM. TERM    REM. AMORT    I/O PERIOD (8)    SEASONING    DUE DATE    PERIOD    ARD DATE(9),(10)    ARD LOAN
------------------------------------------------------------------------------------------------------------------------

    1          119           360             36              1            1         7           02/01/16           No
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
   1.10
   1.11
   1.12
    2          120            0              120             0            1         5           03/01/16           No
    3          81             0              84              3            1         5           12/01/12           No
    4          120           360             24              0            1         5           03/01/16           No
    5          120           360             36              0            1         7           04/01/16           No
    6          59             0              60              1            7         0           02/07/11           No
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
   6.10
   6.11
   6.12
   6.13
   6.14
   6.15
   6.16
   6.17
   6.18
   6.19
   6.20
   6.21
   6.22
   6.23
    7          119           359              0              1           11         0           02/11/16           No
   7.01
   7.02
   7.03
   7.04
   7.05
    8          120           360             24              0            1         5           03/01/16           No
   8.1         120           360             24              0            1         5           03/01/16           No
   8.01
   8.02
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
   8.2         120           360             24              0            1         5           03/01/16           No
   8.3         120           360             24              0            1         5           03/01/16           No
    9          120           300             12              0            5         0           03/05/16           No
   9.01
   9.02
   9.03
   9.04
   9.05
    10         120            0              120             0            1         7           04/01/16           No
    11         120           360              0              0            1         10          03/01/16           No
    12         118           358              0              2            5         0           01/05/16           No
    13         114           360             36              6            1         5           09/01/15           No
    14         84             0              84              0            1         10          03/01/13           No
    15         120           360             60              0           11         0           04/11/16           No
    16         119           360             36              1           11         0           02/11/16           No
    17         120           360              0              0            1         7           03/01/16           No
    18         118           358              0              2            5         0           01/05/16           No
    19         120           360             24              0            1         7           04/01/16           No
    20         59             0              60              1           11         0           02/11/11           No
  20.01
  20.02
    21         120           360             30              0           11         0           04/11/16           No
    22         60             0              60              0           11         0           03/11/11           No
    23         60             0              60              0           11         0           03/11/11           No
    24         120           360              0              0            5         0           03/05/16           No
    25         59             0              60              1           11         0           02/11/11           Yes
    26         119           360             48              1           11         0           02/11/16           No
    27         120           360             36              0            1         5           03/01/16           No
    28         120           360             36              0            1         5           03/01/16           No
    29         119           360             48              1            5         0           02/05/16           No
  29.01
  29.02
    30         96            360             48              0            1         7           03/01/14           No
    31         120           360             60              0           11         0           03/11/16           No
    32         120           312              0              0            1         10          03/01/16           No
    33         120           360             60              0            1         5           03/01/16           No
    34         118           360             36              2           11         0           01/11/16           No
    35         119           360             48              1           11         0           02/11/16           No
    36         119           360             36              1            1         5           02/01/16           No
    37         84             0              84              0            1         7           04/01/13           No
    38         120           360              0              0            1         7           03/01/16           No
  38.01
  38.02
  38.03
  38.04
  38.05
    39         83            360             36              1            1         7           02/01/13           No
    40         120           360             60              0            1         7           03/01/16           No
    41         60            360              0              0            1         5           03/01/11           No
    42         120           360             24              0            1         5           03/01/16           No
    43         120           360             60              0            1         7           04/01/16           No
    44         81            360             24              3            5         0           12/05/12           No
    45         118           360             36              2            6         0           01/06/16           No
    46         120           336             60              0            7         0           03/07/16           No
    47         82             0              84              2           11         0           01/11/13           No
    48         119           359              0              1           11         0           02/11/16           No
    49         120           360             60              0            1         5           04/01/16           No
    50         120           360              0              0            5         0           03/05/16           No
    51         131           358              0              2           11         0           02/11/17           No
    52         119           360             36              1            1         5           02/01/16           No
    53         118           360             36              2           11         0           01/11/16           No
    54         120           360             36              0            1         5           03/01/16           No
    55         120           360             36              0            1         7           03/01/16           No
  55.01
  55.02
    56         120           360             36              0            1         7           04/01/16           No
    57         132           360              0              0            1         7           04/01/17           No
    58         60             0              60              0           11         0           03/11/11           Yes
    59         120           360              0              0            1         5           03/01/16           No
    60         120           324             36              0            5         0           03/05/16           No
    61         119           359              0              1            1         7           02/01/16           No
    62         120           360              0              0           11         0           04/11/16           No
    63         60            360             30              0           11         0           03/11/11           No
    64         119           359              0              1            1         7           02/01/16           No
    65         58            360             12              2            1         7           01/01/11           No
    66         118           360             24              2            1         7           01/01/16           No
    67         119           360             36              1            1         7           02/01/16           No
    68         117           360             36              3           11         0           12/11/15           No
    69         118           360             60              2            5         0           01/05/16           No
  69.01
  69.02
    70         120           360             36              0            7         0           03/07/16           No
    71         117           357              0              3            5         0           12/05/15           No
    72         119           299              0              1            1         7           02/01/16           No
    73         120           300              0              0            1         7           03/01/16           No
    74         120           360              0              0            5         0           03/05/16           No
    75         119           359              0              1            1         7           02/01/16           No
    76         118           298              0              2            5         0           01/05/16           No
    77         119           360             48              1            5         0           02/05/16           No
  77.01
  77.02
    78         119           360             36              1           11         0           02/11/16           No
    79         180           360             36              0            1         7           03/01/21           No
    80         118           358              0              2            1         7           01/01/16           No
    81         120           300              0              0            5         0           03/05/16           No
    82         60            360             24              0            1         7           04/01/11           No
    83         120           360              0              0            1         7           04/01/16           No
    84         118           360             24              2            1         7           01/01/16           No
    85         119           360             36              1            5         0           02/05/16           No
    86         120           360             24              0            1         5           04/01/16           No
  86.01
  86.02
  86.03
  86.04
  86.05
    87         119           324             60              1            7         0           02/07/16           No
    88         120           360              0              0            1         7           04/01/16           No
    89         179           360             12              1            1         7           02/01/21           No
    90         120           300             36              0            1         5           03/01/16           No
    91         120           300              0              0            5         0           03/05/16           No
    92         60            300              0              0            1         7           03/01/11           No
  92.01
  92.02
    93         118           358              0              2            5         0           01/05/16           No
    94         119           360             36              1            1         7           02/01/16           No
    95         120           360             36              0            5         0           03/05/16           No
    96         120           300              0              0            5         0           03/05/16           No
    97         119           360             24              1            1         5           02/01/16           No
    98         119           360             24              1            1         7           02/01/16           No
    99         118           358              0              2            1         5           01/01/16           No
   100         120           360              0              0           11         0           03/11/16           No
   101         118           328              0              2            1         7           01/01/16           No
   102         119           359              0              1           11         0           02/11/16           No
   103         120           360              0              0            1         7           03/01/16           No
   104         119           359              0              1           11         0           02/11/16           No
   105         120           360             24              0            5         0           03/05/16           No
   106         119           360             12              1           11         0           02/11/16           No
   107         111           360             12              9            1         5           06/01/15           No
   108         119           299              0              1            1         7           02/01/16           No
   109         118           360             24              2           11         0           01/11/16           No
   110         120           360             24              0            1         10          04/01/16           No
   111         120           300              0              0            1         5           03/01/16           No
   112         118           358              0              2            1         7           01/01/16           No
   113         118           358              0              2            1         7           01/01/16           No
   114         120           300              0              0            5         0           03/05/16           No
   115         119           360             24              1            1         7           02/01/16           No
   116         120           360             36              0            1         7           03/01/16           No
   117         119           359              0              1            1         10          02/01/16           No
   118         119           299              0              1            1         7           02/01/16           No
   119         119           299              0              1            1         10          02/01/16           No
   120         120           360              0              0            6         0           03/06/16           No
   121         120           360              0              0            1         7           03/01/16           No
   122         118           358              0              2            1         7           01/01/16           No
   123         119           360             36              1           11         0           02/11/16           Yes
   124         119           359              0              1            1         7           02/01/16           No
   125         118           360             24              2           11         0           01/11/16           No
   126         120           360              0              0            5         0           03/05/16           No
   127         120           300             36              0            1         5           03/01/16           No
   128         120           360             24              0            1         5           04/01/16           No
  128.01
  128.02
  128.03
  128.04
   129         120           360             36              0            1         7           03/01/16           No
   130         118           358              0              2            1         7           01/01/16           No
   131         120           360             12              0            1         7           03/01/16           No
   132         120           360              0              0            1         7           03/01/16           No
   133         118           358              0              2            1         7           01/01/16           No
   134         118           358              0              2            1         7           01/01/16           No
   135         118           360             24              2            1         7           01/01/16           No
   136         118           358              0              2            1         7           01/01/16           No
   137         111           360             12              9            1         5           06/01/15           No
   138         120           360              0              0            1         7           03/01/16           No
   139         118           358              0              2            1         7           01/01/16           No
   140         118           358              0              2            1         7           01/01/16           No
   141         118           358              0              2            1         7           01/01/16           No
   142         118           358              0              2            1         7           01/01/16           No
   143         120           360             36              0            1         7           03/01/16           No
   144         119           360             12              1            1         7           02/01/16           No
   145         119           360             24              1            1         7           02/01/16           No
   146         118           358              0              2            1         7           01/01/16           No
   147         118           358              0              2            1         7           01/01/16           No
   148         120           360              0              0            1         7           03/01/16           No
   149         120           360              0              0            1         7           03/01/16           No
   150         120           360             36              0            1         0           03/01/16           No
   151         118           360             24              2            1         7           01/01/16           No
   152         118           298              0              2            5         0           01/05/16           No
   153         119           359              0              1            1         5           02/01/16           No
   154         120           360             36              0            1         0           03/01/16           No
   155         120           360             36              0            1         7           03/01/16           No
   156         119           299              0              1            5         0           02/05/16           No
   157         118           358              0              2            1         7           01/01/16           No
   158         120           360             36              0            1         0           03/01/16           No
   159         119           359              0              1           11         0           02/11/16           No
   160         119           299              0              1            1         7           02/01/16           No
   161         119           239              0              1            1         5           02/01/16           No
   162         60            360             12              0            1         7           04/01/11           No

                                                                                                      REMAINING
  ANNEX      FINAL            MATURITY/ARD             LOAN          MATURITY                        PREPAYMENT
   ID #     MAT DATE    BALANCE ($) (2),(9),(10)      PURPOSE      LTV %(1),(17)         PROVISION (PAYMENTS)(11),(18),(19)
---------------------------------------------------------------------------------------------------------------------------------

    1                                215,222,902    Acquisition             59.0                 L(24),Def(91),O(4)
   1.01                               28,187,026
   1.02                               23,588,430
   1.03                               23,435,981
   1.04                               22,879,988
   1.05                               21,715,094
   1.06                               20,995,891
   1.07                               20,732,243
   1.08                               15,313,110
   1.09                               12,894,542
   1.10                               12,382,491
   1.11                               10,065,258
   1.12                                3,032,849
    2                                180,000,000    Refinance               40.7                 L(24),Def(85),O(11)
    3                                107,500,000    Acquisition             62.4                 L(24),Def(54),O(3)
    4                                 78,835,245    Refinance               65.7                 L(24),Def(95),O(1)
    5                                 74,744,591    Acquisition             71.2                 L(23),Def(93),O(4)
    6                                 67,419,000    Acquisition             46.5                 L(24),Def(31),O(4)
   6.01                                7,875,000
   6.02                                7,083,000
   6.03                                6,759,000
   6.04                                5,400,000
   6.05                                4,500,000
   6.06                                4,203,000
   6.07                                4,059,000
   6.08                                3,690,000
   6.09                                3,150,000
   6.10                                2,430,000
   6.11                                2,160,000
   6.12                                2,106,000
   6.13                                2,016,000
   6.14                                1,935,000
   6.15                                1,530,000
   6.16                                1,521,000
   6.17                                1,440,000
   6.18                                1,350,000
   6.19                                1,125,000
   6.20                                  900,000
   6.21                                  792,000
   6.22                                  765,000
   6.23                                  630,000
    7                                 53,046,261    Refinance               63.5                 L(24),Def(90),O(5)
   7.01                               22,226,383    Refinance
   7.02                               14,725,642    Refinance
   7.03                                9,044,387    Refinance
   7.04                                5,081,833    Refinance
   7.05                                1,968,016    Refinance
    8                                 36,269,102    Acquisition             69.3                 L(36),Def(80),O(4)
   8.1                                25,002,870    Acquisition             69.3                 L(36),Def(80),O(4)
   8.01                                4,653,312
   8.02                                4,410,228
   8.03                                3,812,938
   8.04                                3,701,814
   8.05                                2,430,835
   8.06                                2,243,313
   8.07                                2,083,573
   8.08                                1,666,858
   8.2                                 8,564,533    Acquisition             69.3                 L(36),Def(80),O(4)
   8.3                                 2,701,699    Acquisition             69.3                 L(36),Def(80),O(4)
    9                                 32,941,384    Refinance               55.3                 L(24),Def(93),O(3)
   9.01                               10,833,073
   9.02                                6,521,952
   9.03                                6,300,869
   9.04                                4,974,370
   9.05                                4,311,121
    10                                38,000,000    Refinance               42.2                 L(23),Def(93),O(4)
    11                                31,201,101    Acquisition             60.0                 L(24),Def(92),O(4)
    12                                29,753,905    Refinance               55.7                 L(24),Def(90),O(4)
    13                                26,359,652    Refinance               71.2                 L(24),Def(86),O(4)
    14                                28,000,000    Refinance               74.9                 L(24),Def(42),O(18)
    15                                25,831,876    Acquisition             64.7                 L(23),Def(93),O(4)
    16                                22,388,128    Refinance               65.8    L(22),Grtr1%orYM(2),DeforGrtr1%orYM(88),O(7)
    17                                19,667,917    Acquisition             63.4                 L(24),Def(92),O(4)
    18                                19,277,178    Refinance               63.2                 L(24),Def(90),O(4)
    19                                18,036,450    Refinance               63.7                 L(23),Def(93),O(4)
    20                                20,000,000    Acquisition             73.5                 L(24),Def(31),O(4)
  20.01                               11,625,000
  20.02                                8,375,000
    21                                17,632,556    Acquisition             70.0                 L(23),Def(96),O(1)
    22                                18,600,000    Acquisition             72.4                 L(24),Def(30),O(6)
    23                                18,500,000    Acquisition             79.1                 L(24),Def(30),O(6)
    24                                15,123,760    Refinance               65.8                 L(24),Def(93),O(3)
    25      02/11/31                  17,325,000    Acquisition             54.5              L(36),Grtr1%orYM(19),O(4)
    26                                15,084,457    Acquisition             72.5              L(24),Grtr1%orYM(91),O(4)
    27                                14,271,216    Acquisition             68.3                 L(36),Def(81),O(3)
    28                                14,054,456    Acquisition             69.8                 L(36),Def(81),O(3)
    29                                14,070,419    Refinance               63.7                 L(24),Def(92),O(3)
  29.01                                8,131,606
  29.02                                5,938,813
    30                                14,411,129    Refinance               72.6                 L(24),Def(68),O(4)
    31                                13,562,455    Refinance               74.5                 L(24),Def(93),O(3)
    32                                11,403,217    Acquisition             55.6                 L(24),Def(92),O(4)
    33                                12,925,502    Acquisition             68.0                 L(36),Def(81),O(3)
    34                                11,926,921    Acquisition             65.9                 L(24),Def(92),O(2)
    35                                12,067,566    Acquisition             73.1              L(24),Grtr1%orYM(91),O(4)
    36                                11,813,694    Refinance               69.5             L(58),Grtr1% or YM(58),O(3)
    37                                12,500,000    Refinance               39.9                 L(23),Def(58),O(3)
    38                                10,212,588    Refinance               65.9                 L(24),Def(92),O(4)
  38.01                                3,563,899
  38.02                                3,160,439
  38.03                                1,260,813
  38.04                                1,260,813
  38.05                                  966,624
    39                                11,349,511    Refinance               70.9                 L(24),Def(52),O(7)
    40                                10,820,116    Refinance               74.1                 L(24),Def(92),O(4)
    41                                10,695,832    Refinance               64.8                 L(36),Def(20),O(4)
    42                                10,076,484    Refinance               63.9                 L(36),Def(80),O(4)
    43                                10,571,856    Refinance               71.9                 L(23),Def(93),O(4)
    44                                 9,973,771    Refinance               64.3                 L(24),Def(54),O(3)
    45                                 9,626,023    Acquisition             68.8                 L(24),Def(91),O(3)
    46                                 9,785,735    Acquisition             67.5                 L(24),Def(93),O(3)
    47                                10,500,000    Refinance               23.8                 L(24),Def(55),O(3)
    48                                 8,678,282    Refinance               62.0                 L(24),Def(92),O(3)
    49                                 9,580,100    Acquisition             66.5                 L(36),Def(80),O(4)
    50                                 8,378,931    Refinance               57.0                 L(24),Def(91),O(5)
    51                                 7,472,284    Refinance               65.0                 L(24),Def(106),O(1)
    52                                 8,089,062    Refinance               66.3                 L(24),Def(91),O(4)
    53                                 8,063,481    Acquisition             71.4                 L(24),Def(93),O(1)
    54                                 7,878,922    Refinance               65.7                 L(36),Def(81),O(3)
    55                                 7,676,196    Refinance               71.1                 L(24),Def(92),O(4)
  55.01                                4,428,921
  55.02                                3,247,274
    56                                 7,609,898    Refinance               56.4                 L(23),Def(93),O(4)
    57                                 6,990,782    Refinance               62.1                 L(23),Def(104),O(5)
    58      03/11/31                   8,201,000    Acquisition             58.6              L(36),Grtr1%orYM(20),O(4)
    59                                 6,881,107    Refinance               62.6                 L(36),Def(81),O(3)
    60                                 7,060,655    Refinance               52.8                 L(24),Def(93),O(3)
    61                                 6,681,808    Refinance               64.9                 L(24),Def(91),O(4)
    62                                 6,396,621    Refinance               55.1                 L(23),Def(96),O(1)
    63                                 7,359,181    Acquisition             67.5              L(36),Grtr1%orYM(23),O(1)
    64                                 6,299,613    Acquisition             57.5                 L(24),Def(91),O(4)
    65                                 7,108,150    Acquisition             68.3                 L(24),Def(32),O(2)
    66                                 6,591,610    Refinance               65.3                 L(24),Def(90),O(4)
    67                                 6,666,775    Refinance               71.7                 L(24),Def(91),O(4)
    68                                 6,606,990    Acquisition             67.1                 L(24),Def(89),O(4)
    69                                 6,682,248    Acquisition             69.5                 L(24),Def(90),O(4)
  69.01                                4,083,596
  69.02                                2,598,652
    70                                 6,262,808    Refinance               68.8                 L(24),Def(92),O(4)
    71                                 5,670,949    Acquisition             63.0                 L(24),Def(90),O(3)
    72                                 5,088,602    Refinance               49.4                 L(24),Def(91),O(4)
    73                                 5,095,963    Refinance               42.5                 L(24),Def(92),O(4)
    74                                 5,257,484    Acquisition             56.5                 L(24),Def(89),O(7)
    75                                 5,253,070    Refinance               66.5                 L(24),Def(91),O(4)
    76                                 4,901,603    Refinance               51.1                 L(24),Def(91),O(3)
    77                                 5,666,650    Refinance               55.6                 L(24),Def(92),O(3)
  77.01                                3,198,915
  77.02                                2,467,735
    78                                 5,518,681    Acquisition             70.8                 L(24),Def(94),O(1)
    79                                 4,918,675    Refinance               62.3                L(24),Def(143),O(13)
    80                                 5,058,478    Acquisition             66.1                 L(24),Def(90),O(4)
    81                                 4,587,612    Acquisition             53.3                 L(24),Def(93),O(3)
    82                                 5,681,397    Refinance               42.7                 L(23),Def(35),O(2)
    83                                 4,826,424    Acquisition             61.1                 L(23),Def(93),O(4)
    84                                 5,034,375    Acquisition             65.4                 L(24),Def(90),O(4)
    85                                 5,120,218    Acquisition             57.9                 L(24),Def(92),O(3)
    86                                 5,028,583    Acquisition             55.6                 L(36),Def(81),O(3)
  86.01                                1,949,679    Acquisition
  86.02                                1,089,526    Acquisition
  86.03                                  756,934    Acquisition
  86.04                                  670,478    Acquisition
  86.05                                  561,966    Acquisition
    87                                 5,182,757    Acquisition             61.5                 L(24),Def(89),O(6)
    88                                 4,698,964    Acquisition             67.1                 L(23),Def(93),O(4)
    89                                 4,124,787    Acquisition             50.9                L(24),Def(142),O(13)
    90                                 4,694,807    Refinance               54.0                 L(36),Def(80),O(4)
    91                                 4,205,311    Acquisition             49.5                 L(24),Def(93),O(3)
    92                                 5,005,535    Refinance               51.6                 L(24),Def(32),O(4)
  92.01                                3,276,350
  92.02                                1,729,185
    93                                 4,597,731    Refinance               64.8                 L(24),Def(91),O(3)
    94                                 4,824,936    Acquisition             66.1                 L(24),Def(91),O(4)
    95                                 4,570,221    Acquisition             66.8                 L(24),Def(92),O(4)
    96                                 3,861,385    Refinance               48.9                 L(24),Def(93),O(3)
    97                                 4,397,197    Acquisition             69.8                 L(24),Def(91),O(4)
    98                                 4,395,132    Refinance               70.3                 L(24),Def(91),O(4)
    99                                 4,072,486    Acquisition             65.2              L(57),Grtr1%orYM(57),O(4)
   100                                 3,993,017    Refinance               60.5                 L(24),Def(93),O(3)
   101                                 3,813,706    Refinance               58.7                 L(24),Def(90),O(4)
   102                                 3,921,196    Refinance               65.9                 L(24),Def(89),O(6)
   103                                 3,801,578    Refinance               65.5                 L(24),Def(92),O(4)
   104                                 3,792,434    Refinance               57.5                 L(24),Def(92),O(3)
   105                                 3,924,289    Acquisition             65.0                 L(24),Def(93),O(3)
   106                                 3,616,942    Acquisition             64.6                 L(24),Def(94),O(1)
   107                                 3,597,243    Refinance               48.9              L(24),Grtr1%orYM(83),O(4)
   108                                 3,130,261    Refinance               49.6                 L(24),Def(91),O(4)
   109                                 3,547,274    Refinance               30.8                 L(24),Def(93),O(1)
   110                                 3,531,278    Refinance               68.9                 L(23),Def(93),O(4)
   111                                 3,087,004    Refinance               55.6             L(59),Grtr1% or YM(57),O(4)
   112                                 3,335,520    Refinance               66.7                 L(24),Def(90),O(4)
   113                                 3,280,094    Refinance               61.0                 L(24),Def(90),O(4)
   114                                 2,989,514    Refinance               55.4                 L(24),Def(93),O(3)
   115                                 3,377,861    Acquisition             61.4                 L(24),Def(91),O(4)
   116                                 3,379,240    Refinance               63.8                 L(24),Def(92),O(4)
   117                                 3,045,270    Acquisition             66.2                 L(24),Def(91),O(4)
   118                                 2,675,286    Refinance               42.9                 L(24),Def(91),O(4)
   119                                 2,670,184    Acquisition             54.5                 L(24),Def(91),O(4)
   120                                 2,915,205    Refinance               54.0                 L(24),Def(90),O(6)
   121                                 2,897,482    Acquisition             57.9                 L(24),Def(92),O(4)
   122                                 2,904,338    Acquisition             58.7                 L(24),Def(90),O(4)
   123      02/11/36                   3,088,717    Refinance               64.3                 L(24),Def(92),O(3)
   124                                 2,905,606    Acquisition             58.4                 L(24),Def(91),O(4)
   125                                 2,926,501    Refinance               49.6                 L(24),Def(93),O(1)
   126                                 2,754,118    Acquisition             55.1                 L(24),Def(93),O(3)
   127                                 2,774,204    Refinance               57.8                 L(36),Def(80),O(4)
   128                                 2,649,679    Acquisition             55.6                 L(36),Def(81),O(3)
  128.01                               1,088,135
  128.02                                 729,545
  128.03                                 574,097
  128.04                                 257,902
   129                                 2,706,062    Refinance               72.2                 L(24),Def(92),O(4)
   130                                 2,512,488    Refinance               30.3                 L(24),Def(87),O(7)
   131                                 2,556,573    Acquisition             68.2              L(59),Grtr1%orYM(54),O(7)
   132                                 2,450,271    Acquisition             59.8                 L(24),Def(92),O(4)
   133                                 2,298,156    Refinance               61.0                 L(24),Def(90),O(4)
   134                                 2,253,577    Refinance               60.9                 L(24),Def(90),O(4)
   135                                 2,352,668    Acquisition             70.2                 L(24),Def(90),O(4)
   136                                 2,188,776    Acquisition             45.1                 L(24),Def(90),O(4)
   137                                 2,141,217    Refinance               48.1              L(24),Grtr1%orYM(83),O(4)
   138                                 2,102,636    Acquisition             65.7                 L(24),Def(92),O(4)
   139                                 2,068,340    Refinance               61.0                 L(24),Def(90),O(4)
   140                                 2,014,910    Acquisition             42.0                 L(24),Def(90),O(4)
   141                                 1,981,888    Acquisition             62.9                 L(24),Def(90),O(4)
   142                                 1,966,655    Refinance               65.6                 L(24),Def(90),O(4)
   143                                 2,056,607    Refinance               72.2                 L(24),Def(92),O(4)
   144                                 1,894,843    Refinance               64.7                 L(24),Def(91),O(4)
   145                                 1,921,869    Refinance               60.1                 L(24),Def(91),O(4)
   146                                 1,821,810    Refinance               66.9                 L(24),Def(90),O(4)
   147                                 1,767,325    Refinance               58.1                 L(24),Def(90),O(4)
   148                                 1,726,050    Refinance               53.1                 L(24),Def(92),O(4)
   149                                 1,693,375    Acquisition             62.7                 L(24),Def(92),O(4)
   150                                 1,709,219    Acquisition             71.2                 L(24),Def(92),O(4)
   151                                 1,675,350    Acquisition             66.0              L(57),Grtr1%orYM(57),O(4)
   152                                 1,441,338    Acquisition             54.9                 L(24),Def(91),O(3)
   153                                 1,584,394    Refinance               67.4                 L(35),Def(80),O(4)
   154                                 1,608,964    Acquisition             67.0                 L(24),Def(92),O(4)
   155                                 1,614,617    Refinance               70.2                 L(24),Def(92),O(4)
   156                                 1,358,054    Acquisition             56.6                 L(24),Def(92),O(3)
   157                                 1,406,130    Refinance               67.0                 L(24),Def(90),O(4)
   158                                 1,451,030    Acquisition             66.0                 L(24),Def(92),O(4)
   159                                 1,261,485    Refinance               57.3                 L(24),Def(94),O(1)
   160                                 1,156,030    Refinance               57.8                 L(24),Def(91),O(4)
   161                                   915,810    Acquisition             36.6                 L(35),Def(81),O(3)
   162                                 1,285,740    Acquisition             75.6                 L(23),Def(35),O(2)

   ANNEX                                    MOST RECENT    MOST RECENT                                UW (1),(12),(17)
   ID #     2003 NOI ($)    2004 NOI ($)        NOI ($)     NOI DATE      UW NOI ($)    UW NCF ($)    DSCR (X)
----------------------------------------------------------------------------------------------------------------------

     1        20,594,315      22,225,497     22,021,530       12/31/05    22,333,953    20,127,256    1.21
   1.01        2,856,772       3,089,396      3,153,637       12/31/05     2,915,155     2,636,644
   1.02        2,479,062       2,591,381      2,438,576       12/31/05     2,412,462     2,206,494
   1.03        2,567,638       3,105,510      2,489,822       12/31/05     2,406,182     2,192,262
   1.04        2,476,251       2,553,293      2,432,294       12/31/05     2,372,073     2,140,269
   1.05          283,077         542,934      1,670,900       12/31/05     2,225,138     2,031,361
   1.06        2,169,049       2,346,619      2,120,283       12/31/05     2,137,655     1,962,005
   1.07        2,217,145       2,057,596      2,008,791       12/31/05     2,178,753     1,939,326
   1.08        1,505,533       1,831,715      1,591,600       12/31/05     1,621,734     1,432,437
   1.09        1,206,089       1,439,421      1,550,225       12/31/05     1,367,737     1,202,967
   1.10        1,222,543       1,381,876      1,142,974       12/31/05     1,288,428     1,158,274
   1.11        1,342,989       1,055,223      1,039,542       12/31/05     1,092,128       941,519
   1.12          268,166         230,533        382,886       12/31/05       316,508       283,698
     2        24,817,216      24,957,429     25,045,233       12/31/05    27,679,069    26,895,401    2.86
     3                                                                    11,485,721    11,429,166    1.91
     4         7,556,238       7,740,566      8,194,219       11/30/05     8,199,909     7,674,113    1.25
     5         5,973,517       6,562,472      6,871,040       12/31/05     7,446,769     6,907,650    1.20
     6        10,975,118      11,024,662     12,421,902       12/31/05    12,680,611    11,517,721    2.76
   6.01        1,657,949       1,713,277      1,727,096       12/31/05     1,445,560     1,262,741
   6.02        1,045,838       1,372,140      1,497,249       12/31/05     1,251,225     1,185,548
   6.03        1,534,794       1,582,380      1,592,141       12/31/05     1,383,689     1,179,017
   6.04          691,251       1,147,364      1,213,837       12/31/05     1,020,153       903,131
   6.05          648,919         666,655        730,067       12/31/05       839,686       813,686
   6.06                          102,622        380,032       12/31/05       763,305       670,569
   6.07          682,994         253,069       -215,894       12/31/05       805,708       775,608
   6.08          150,647         -68,971        831,938       12/31/05       612,289       588,020
   6.09          615,511         611,775        588,053       12/31/05       561,157       503,490
   6.10          438,760         468,037        503,271       12/31/05       405,744       361,939
   6.11          538,464         450,764        319,377       12/31/05       406,081       368,234
   6.12          256,907         407,785        431,897       12/31/05       375,411       339,457
   6.13          669,059         697,315        309,751       12/31/05       420,740       399,192
   6.14                          286,406        325,933       12/31/05       389,305       360,222
   6.15          339,051         341,435        344,198       12/31/05       298,139       268,666
   6.16          331,864        -102,084        -48,856       12/31/05       294,625       263,036
   6.17          261,086         -22,280         81,832       12/31/05       264,798       237,668
   6.18          304,134         278,330        161,618       12/31/05       314,561       282,561
   6.19          283,101         291,616        306,459       12/31/05       230,136       210,608
   6.20          232,002         234,307        236,855       12/31/05       186,783       174,956
   6.21          196,497         188,308        199,592       12/31/05       185,420       169,074
   6.22                           33,864        776,220       12/31/05       119,305       105,028
   6.23           96,290          90,548        129,236       12/31/05       106,791        95,270
     7                                                                     5,658,789     5,343,174    1.21
   7.01
   7.02
   7.03
   7.04
   7.05
     8                         4,206,428      5,137,713       12/31/05     4,144,485     3,591,205    1.31
    8.1        2,437,966       2,897,156      3,622,870       12/31/05     2,866,930     2,454,152    1.31
   8.01          555,806         509,452        618,597       12/31/05       515,912       442,830
   8.02          264,863         603,986        641,701       12/31/05       494,450       425,238
   8.03          447,355         493,564        535,182       12/31/05       429,585       381,430
   8.04          373,044         336,823        545,214       12/31/05       414,674       358,332
   8.05          271,559         275,199        328,001       12/31/05       277,829       233,673
   8.06          228,962         235,000        321,013       12/31/05       270,637       233,380
   8.07          134,795         314,704        386,889       12/31/05       248,224       200,164
   8.08          161,582         128,428        246,273       12/31/05       215,619       179,105
    8.2                          912,959      1,108,408       12/31/05       947,311       841,547    1.31
    8.3          354,088         396,313        406,435       12/31/05       330,244       295,506    1.31
     9         2,658,139       3,649,297                                   4,866,384     4,313,859    1.38
   9.01        1,036,575       1,224,165                                   1,537,399     1,392,370
   9.02          596,727         794,601                                   1,065,836       950,781
   9.03          562,919         682,606                                     935,351       813,879
   9.04          361,341         506,214                                     748,897       649,882
   9.05          100,577         441,711                                     578,901       506,947
    10         5,683,298       5,985,896      4,636,597       12/31/05     5,756,014     5,304,407    2.50
    11                                                                     3,282,873     3,233,673    1.24
    12         2,665,962       3,293,924      4,379,838       10/31/05     4,088,667     3,402,133    1.39
    13         2,248,311       2,353,124      2,596,666       12/31/05     2,747,423     2,525,078    1.28
    14         2,105,522       2,134,761      2,209,464       12/31/05     2,266,005     2,181,205    1.31
    15                                                                     2,561,834     2,446,998    1.20
    16                                                                     2,178,998     2,078,099    1.21
    17           814,724       2,185,358      3,201,686       11/30/05     2,638,049     2,289,362    1.38
    18         1,794,767       2,199,195      2,436,190       10/31/05     2,424,491     2,149,195    1.35
    19                         1,328,458      2,940,790       12/31/05     1,868,736     1,736,290    1.20
    20           935,033       1,258,567        997,225       02/28/06     1,444,979     1,392,311    1.20
   20.01
   20.02
    21                         1,933,310      1,840,111       12/31/05     1,914,196     1,730,523    1.25
    22                         1,476,027      1,421,530       12/20/05     1,551,505     1,487,403    1.28
    23                         1,179,069      1,236,636       12/31/05     1,420,378     1,377,178    1.23
    24         1,889,625       1,977,131      1,881,613       11/30/05     1,956,672     1,916,728    1.53
    25         2,077,252       2,073,705      2,075,763       09/30/05     2,317,209     2,224,580    2.47
    26         1,134,175         939,351      1,638,826       12/31/05     1,490,982     1,384,810    1.21
    27         1,444,461       1,392,243      1,325,924       12/31/05     1,437,953     1,386,848    1.27
    28                         1,679,933      1,555,010       11/30/05     1,466,548     1,327,861    1.23
    29         1,538,576       1,456,467      1,407,185       11/30/05     1,460,538     1,356,477    1.28
   29.01         882,509         764,109        879,816       11/30/05       973,203       915,094
   29.02         656,067         692,358        527,369       11/30/05       487,335       441,383
    30           293,950         731,752        909,905       11/30/05     1,380,477     1,306,103    1.22
    31         1,231,057       1,273,022      1,359,238       12/31/05     1,300,013     1,221,300    1.20
    32         1,278,879       1,276,444      1,560,963       12/31/05     1,442,358     1,339,796    1.24
    33                                          792,704       11/30/05     1,169,471     1,148,342    1.20
    34           434,118         440,240        474,170       12/31/05     1,231,620     1,106,708    1.20
    35           678,257         942,709      1,347,675       12/31/05     1,175,318     1,093,009    1.20
    36                                          -59,481       11/30/05     1,202,257     1,143,257    1.27
    37         1,638,645       2,065,163      2,604,101       12/31/05     2,452,868     2,129,588    2.96
    38                         1,410,618      1,347,859       12/31/05     1,299,872     1,105,466    1.31
   38.01                         402,593        384,630       12/31/05       438,270       359,117
   38.02                         431,287        424,806       12/31/05       404,068       341,368
   38.03                         278,228        222,765       12/31/05       156,138       138,588
   38.04                         190,460        204,057       12/31/05       169,089       150,931
   38.05                         108,051        111,602       12/31/05       132,307       115,461
    39         1,465,141       1,270,025        966,068       12/31/05     1,128,860     1,027,246    1.24
    40            59,943         626,177      1,288,743       12/31/05     1,149,586     1,045,486    1.28
    41           656,822         876,666      1,281,870       11/30/05     1,391,807     1,203,847    1.48
    42                                                                     1,152,722     1,044,129    1.29
    43           751,470         729,339        834,919       01/31/06       965,291       945,491    1.20
    44                           936,391      1,015,247       09/30/05     1,001,366       896,430    1.20
    45           946,981       1,010,677        987,096       09/30/05       976,151       946,280    1.26
    46           763,623         704,180                                   1,005,417       931,082    1.24
    47         1,173,645       1,196,511                                   2,619,329     2,582,829    3.81
    48         1,057,878       1,142,216      1,176,345       12/31/05     1,086,487       956,642    1.35
    49           781,575         735,834        757,123       12/31/05     1,002,160       934,941    1.28
    50           965,468       1,035,899                                   1,049,280       991,451    1.44
    51                                                                       841,842       815,483    1.30
    52                                                                       765,753       763,595    1.23
    53           700,409         542,190                                     817,940       760,934    1.23
    54                                          617,489       12/31/05       845,131       780,484    1.30
    55           748,556         762,572        980,235       12/31/05       865,147       814,147    1.34
   55.01         450,158         438,324        558,328       12/31/05       493,199       468,199
   55.02         298,398         324,248        421,907       12/31/05       371,948       345,948
    56                           980,248      1,001,247       12/31/05       865,361       755,729    1.30
    57           685,886         684,298        681,740       12/31/05       744,887       729,583    1.20
    58                                                                       940,526       925,526    2.15
    59                           933,079      1,003,665       12/31/05       994,045       875,734    1.52
    60         1,027,815       1,310,683                                     897,197       803,597    1.37
    61           827,092         864,446        935,516       12/31/05       837,416       783,661    1.44
    62                                                                       647,867       638,267    1.20
    63           711,567         739,581        684,785       11/30/05       716,958       661,454    1.24
    64                                          784,975       10/31/05       745,125       722,665    1.40
    65           628,611         518,222        603,204       11/30/05       653,880       629,805    1.20
    66                                                                       722,150       682,703    1.32
    67           299,845         485,026        544,848       11/30/05       703,860       640,425    1.25
    68           493,467         518,933        577,541       09/30/05       634,961       603,912    1.20
    69           603,376         580,146        706,734       11/30/05       687,131       642,595    1.32
   69.01         342,766         319,536        446,124       11/30/05       449,454       420,140
   69.02         260,610         260,610        260,610       11/30/05       237,677       222,455
    70           646,875         682,963                                     628,509       578,509    1.21
    71                                          591,789       09/30/05       717,257       676,577    1.44
    72         1,056,859         843,239      1,026,390       11/30/05       925,413       757,170    1.50
    73           387,368         439,773      1,623,527       12/31/05       885,212       758,758    1.46
    74                                                                       580,799       516,132    1.21
    75                                          675,664       11/30/05       585,874       545,612    1.26
    76           696,173         762,027        700,078       10/30/05       785,417       694,617    1.39
    77                           530,454        531,122       11/30/05       589,688       532,461    1.24
   77.01                         268,005        292,532       11/30/05       350,035       319,611
   77.02                         262,449        238,590       11/30/05       239,653       212,850
    78           700,923         636,217        592,092       10/31/05       596,479       548,219    1.29
    79                                          212,307       12/31/05       552,664       529,588    1.20
    80                                                                       546,870       515,964    1.24
    81           739,384         697,007        693,866       12/02/05       704,477       598,197    1.34
    82           553,948         570,571        684,465       12/31/05       857,422       820,812    1.95
    83           499,524         519,660        552,998       12/31/05       534,752       520,202    1.32
    84                                                                       482,441       469,096    1.20
    85           507,442         527,197                                     500,254       471,749    1.20
    86                                                                       593,306       540,900    1.35
   86.01                                                                     221,070       206,743
   86.02                                                                     132,182       119,249
   86.03                                                                      93,465        83,087
   86.04                                                                      75,026        70,354
   86.05                                                                      71,563        61,467
    87           504,301         479,921        556,703       08/31/05       550,090       524,557    1.28
    88           490,516         481,669        543,266       12/31/05       567,206       530,206    1.37
    89                           539,556        573,529       12/31/05       540,160       500,590    1.29
    90           711,427         818,254        847,813       12/31/05       799,374       709,831    1.70
    91           691,287         759,370        688,810       12/02/05       710,140       608,815    1.48
    92           608,136         641,587        764,533       12/31/05       725,678       588,160    1.33
   92.01         447,734         430,294        488,534       12/31/05       465,016       388,835
   92.02         160,402         211,293        275,999       12/31/05       260,662       199,325
    93                                                                       511,753       486,503    1.29
    94           466,758         427,802        439,688       11/30/05       446,240       437,290    1.20
    95           392,741         250,776                                     469,294       432,629    1.24
    96           831,656         799,746        754,536       12/31/05       691,005       599,696    1.56
    97           475,674         462,406                                     461,894       417,123    1.20
    98           352,256         392,554        467,729       10/31/05       461,894       417,123    1.20
    99           474,577         464,020        483,454       08/31/05       466,336       439,115    1.30
    100          464,879         534,954        472,324       12/31/05       483,323       445,323    1.34
    101          420,322         514,616        475,660       11/31/05       424,590       405,982    1.20
    102          327,764         255,518        431,356       12/31/05       478,654       458,175    1.40
    103          266,970         351,476        486,672       12/31/05       414,129       403,602    1.27
    104          516,448         531,389        535,805       10/31/05       531,921       481,211    1.52
    105          158,100         193,709                                     409,605       383,059    1.23
    106                                                                      378,903       358,751    1.22
    107                                         196,523       11/30/05       460,026       425,573    1.49
    108          704,322         869,071        568,492       11/30/05       518,081       434,157    1.40
    109        1,017,333       1,054,753        957,193       10/31/05       902,656       775,615    2.69
    110                                                                      377,770       339,012    1.20
    111          338,513         349,265        347,587       09/30/05       455,437       418,626    1.37
    112                           37,780        186,922       12/31/05       387,961       346,454    1.28
    113          111,824         343,257        377,152       10/31/05       363,189       340,396    1.36
    114                           -9,936                                     374,810       356,676    1.20
    115          408,312         365,272        380,835       12/31/05       407,195       377,698    1.43
    116                          320,801        389,850       12/31/05       345,218       319,621    1.20
    117          259,237         325,827        289,101       10/31/05       344,326       315,562    1.27
    118          460,078         451,208        440,849       09/30/05       410,159       396,695    1.52
    119          434,405         307,622        358,444       12/31/05       367,842       326,490    1.26
    120          246,832         252,484        285,351       12/31/05       325,734       316,053    1.33
    121                                                                      297,225       287,913    1.20
    122          327,216         335,508        308,976       07/31/05       329,556       289,232    1.20
    123                                                                      286,242       284,208    1.19
    124          304,095         296,510        396,097       12/31/05       408,022       354,384    1.45
    125          547,594         751,273        755,177       09/30/05       605,135       508,935    2.14
    126          220,562         268,021        265,831       10/31/05       285,200       269,200    1.19
    127          257,116         438,431        514,749       12/31/05       431,759       431,760    1.75
    128                                                                      306,054       286,394    1.35
  128.01                                                                     125,681       117,254
  128.02                                                                      83,376        78,289
  128.03                                                                      65,513        61,515
  128.04                                                                      31,484        29,336
    129          334,180         387,257        320,889       12/31/05       317,625       292,581    1.37
    130          614,114         575,034        710,247       09/30/05       541,537       451,065    2.18
    131          267,870         268,277        281,525       11/30/05       271,352       264,246    1.27
    132                                                                      258,347       246,601    1.20
    133                           20,016        258,727       10/31/05       245,987       228,328    1.36
    134                                                                      243,871       235,891    1.29
    135          258,340         263,435        321,306       10/31/05       255,935       222,335    1.20
    136          350,032         329,321        324,590       07/31/05       250,650       218,579    1.20
    137                                                                      235,645       220,192    1.29
    138                                         115,875       12/31/05       223,880       209,281    1.20
    139          142,805         163,903        263,993       10/31/05       241,324       227,590    1.36
    140          405,045         316,005        345,109       10/31/05       287,444       240,372    1.44
    141                                         281,458       11/30/05       246,748       215,527    1.30
    142                                                                      210,961       199,213    1.20
    143          220,160         209,300        287,217       12/31/05       240,462       215,462    1.33
    144          268,575         242,388        256,206       08/31/05       240,734       225,049    1.46
    145           45,359         149,619        202,498       12/31/05       191,074       184,514    1.21
    146          276,789         249,583        234,975       10/31/05       211,811       199,811    1.34
    147                            6,228         64,066       10/31/05       201,436       179,947    1.22
    148                                                                      183,886       174,485    1.21
    149          212,079         217,887        197,983       12/31/05       201,632       180,843    1.27
    150                                                                      162,814       156,314    1.20
    151          172,174         222,385        202,074       09/30/05       193,344       170,610    1.28
    152                                                                      198,483       186,471    1.34
    153          135,714         175,843        196,263       10/31/05       184,203       176,748    1.34
    154                                                                      152,173       146,423    1.20
    155          207,803         133,624        261,910       12/31/05       196,377       171,377    1.35
    156                                                                      174,017       172,381    1.27
    157          166,693         173,483        172,160       10/31/05       153,830       144,830    1.26
    158                                                                      136,709       131,459    1.20
    159                                         175,303       11/30/05       138,556       126,056    1.20
    160          174,675         173,112        173,164       12/31/05       166,552       162,402    1.42
    161                                         146,461       11/30/05       161,846       153,275    1.30
    162          140,345         140,801        143,739       12/31/05       155,789       126,378    1.20

   ANNEX
   ID #     TITLETYPE(20)     PML %
------------------------------------

     1      Fee/Leasehold
   1.01          Fee
   1.02          Fee
   1.03          Fee
   1.04          Fee
   1.05          Fee
   1.06          Fee
   1.07          Fee
   1.08          Fee
   1.09          Fee
   1.10     Fee/Leasehold
   1.11          Fee
   1.12          Fee
     2           Fee
     3           Fee           25.0
     4           Fee
     5        Leasehold
     6           Fee
   6.01          Fee
   6.02          Fee
   6.03          Fee
   6.04          Fee
   6.05          Fee
   6.06          Fee
   6.07          Fee
   6.08          Fee
   6.09          Fee
   6.10          Fee
   6.11          Fee
   6.12          Fee
   6.13          Fee
   6.14          Fee
   6.15          Fee
   6.16          Fee
   6.17          Fee
   6.18          Fee
   6.19          Fee
   6.20          Fee
   6.21          Fee
   6.22          Fee
   6.23          Fee
     7           Fee         Various
   7.01          Fee           15.0
   7.02          Fee           15.0
   7.03          Fee           18.0
   7.04          Fee
   7.05          Fee
     8      Fee/Leasehold
    8.1     Fee/Leasehold
   8.01          Fee
   8.02     Fee/Leasehold
   8.03          Fee
   8.04          Fee
   8.05          Fee
   8.06          Fee
   8.07          Fee
   8.08          Fee
    8.2          Fee
    8.3     Fee/Leasehold
     9           Fee
   9.01          Fee
   9.02          Fee
   9.03          Fee
   9.04          Fee
   9.05          Fee
    10           Fee
    11           Fee           12.0
    12           Fee           17.0
    13           Fee
    14           Fee
    15           Fee           17.0
    16           Fee
    17           Fee           15.0
    18           Fee           9.0
    19           Fee
    20           Fee
   20.01         Fee
   20.02         Fee
    21           Fee
    22           Fee           17.0
    23           Fee           18.0
    24           Fee
    25           Fee
    26           Fee
    27           Fee
    28           Fee
    29           Fee
   29.01         Fee
   29.02         Fee
    30           Fee           17.0
    31           Fee
    32           Fee
    33           Fee           6.0
    34           Fee
    35           Fee
    36           Fee
    37           Fee
    38           Fee
   38.01         Fee
   38.02         Fee
   38.03         Fee
   38.04         Fee
   38.05         Fee
    39           Fee           15.0
    40           Fee
    41           Fee
    42           Fee
    43           Fee
    44           Fee
    45           Fee
    46           Fee
    47           Fee
    48           Fee
    49           Fee
    50           Fee           12.0
    51           Fee
    52           Fee
    53           Fee
    54           Fee           12.0
    55           Fee
   55.01         Fee
   55.02         Fee
    56        Leasehold        16.0
    57           Fee
    58           Fee
    59           Fee
    60           Fee           8.0
    61           Fee
    62           Fee
    63           Fee
    64           Fee           12.0
    65           Fee           15.0
    66           Fee
    67           Fee
    68           Fee
    69           Fee
   69.01         Fee
   69.02         Fee
    70           Fee
    71           Fee
    72           Fee
    73           Fee           19.0
    74           Fee
    75           Fee
    76           Fee
    77           Fee
   77.01         Fee
   77.02         Fee
    78           Fee
    79           Fee
    80           Fee
    81           Fee
    82           Fee
    83           Fee
    84           Fee
    85           Fee
    86           Fee         Various
   86.01         Fee           15.0
   86.02         Fee           15.0
   86.03         Fee           18.0
   86.04         Fee           19.0
   86.05         Fee           18.0
    87           Fee           17.0
    88           Fee
    89           Fee
    90           Fee
    91           Fee
    92        Leasehold      Various
   92.01      Leasehold        17.0
   92.02      Leasehold        19.0
    93           Fee
    94           Fee
    95           Fee           13.0
    96           Fee
    97        Leasehold
    98           Fee
    99           Fee
    100          Fee
    101          Fee
    102          Fee
    103          Fee           15.0
    104          Fee
    105          Fee
    106          Fee
    107          Fee
    108          Fee
    109          Fee
    110          Fee
    111          Fee
    112          Fee
    113          Fee
    114          Fee
    115          Fee
    116          Fee           16.0
    117          Fee
    118          Fee
    119          Fee
    120          Fee           17.0
    121          Fee
    122          Fee           17.0
    123          Fee           18.0
    124          Fee
    125          Fee
    126          Fee           10.0
    127          Fee
    128          Fee
  128.01         Fee
  128.02         Fee
  128.03         Fee
  128.04         Fee
    129          Fee
    130       Leasehold        17.0
    131          Fee           5.0
    132          Fee
    133          Fee
    134          Fee
    135          Fee
    136          Fee           17.0
    137          Fee
    138          Fee
    139          Fee
    140          Fee
    141          Fee
    142          Fee
    143          Fee
    144          Fee
    145          Fee
    146          Fee
    147          Fee
    148          Fee           17.0
    149          Fee
    150          Fee
    151          Fee
    152          Fee
    153          Fee
    154          Fee
    155          Fee
    156          Fee
    157          Fee
    158          Fee
    159          Fee
    160          Fee
    161          Fee
    162          Fee

                                                             UPFRONT ESCROW(13)
            ---------------------------------------------------------------------------------------------------------------------
   ANNEX    UPFRONT CAPEX    UPFRONT ENGIN.    UPFRONT ENVIR.    UPFRONT TI/LC    UPFRONT RE TAX    UPFRONT INS.    UPFRONT OTHER
   ID #       RESERVE ($)       RESERVE ($)       RESERVE ($)      RESERVE ($)       RESERVE ($)     RESERVE ($)      RESERVE ($)
---------------------------------------------------------------------------------------------------------------------------------

     1                  0                 0                 0                0         1,649,165               0                0
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
   1.10
   1.11
   1.12
     2                  0                 0                 0                0                 0               0                0
     3                  0                 0                 0                0                 0               0                0
     4                  0                 0                 0                0           490,958          40,000                0
     5             27,500                 0                 0        2,500,000                 0               0                0
     6                  0                 0                 0                0                 0               0                0
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
   6.10
   6.11
   6.12
   6.13
   6.14
   6.15
   6.16
   6.17
   6.18
   6.19
   6.20
   6.21
   6.22
   6.23
     7                  0                 0                 0        2,362,926                 0         124,347          761,325
   7.01
   7.02
   7.03
   7.04
   7.05
     8                  0            28,125                 0                0                 0               0           29,700
    8.1                 0                 0                 0                0                 0               0                0
   8.01
   8.02
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
    8.2                 0                 0                 0                0                 0               0           29,700
    8.3                 0            28,125                 0                0                 0               0                0
     9                  0                 0                 0                0            93,099          38,595                0
   9.01
   9.02
   9.03
   9.04
   9.05
    10             49,313                 0                 0                0           668,345               0                0
    11                  0                 0                 0                0                 0               0                0
    12                  0                 0               625                0            66,500          71,183                0
    13                  0                 0                 0                0            78,864               0                0
    14                  0           193,876                 0                0           160,039               0                0
    15                  0                 0                 0                0           121,000          10,167                0
    16              2,908           443,750                 0           30,966           112,555         111,416          141,396
    17                  0                 0                 0                0            65,797          31,043                0
    18                  0                 0                 0                0            45,130          26,128                0
    19             26,250                 0                 0                0                 0               0                0
    20                  0           132,350                 0                0           141,005          39,883                0
   20.01
   20.02
    21                  0            11,000                 0                0           127,290           4,659                0
    22             20,000             4,500                 0          100,000            49,044               0                0
    23                  0            27,500                 0                0             8,846               0                0
    24                  0                 0               625        3,715,000           120,787          10,147        2,460,000
    25                  0                 0                 0                0                 0               0                0
    26            167,568           472,988                 0           10,000            52,788           7,898                0
    27                  0                 0                 0                0                 0               0                0
    28                  0                 0                 0           12,000                 0               0                0
    29                  0             1,250               625                0            47,800           2,746                0
   29.01
   29.02
    30                  0                 0                 0                0             9,896           1,177                0
    31                  0            23,025            50,000          200,000            58,633           5,639            1,000
    32                  0                 0                 0                0            91,841             489                0
    33                  0                 0                 0                0                 0               0                0
    34              2,328             7,072                 0          814,375            76,887           8,172          131,238
    35            107,320           252,124                 0          114,705            46,778           5,581                0
    36                  0                 0                 0                0                 0               0                0
    37                  0                 0                 0                0                 0               0                0
    38                  0                 0                 0                0            59,673           5,473                0
   38.01
   38.02
   38.03
   38.04
   38.05
    39                  0            26,464                 0          200,000            70,559               0                0
    40                  0                 0                 0                0            89,101          27,445          153,876
    41                  0                 0                 0                0                 0               0                0
    42                  0                 0                 0                0                 0               0           25,000
    43                  0                 0                 0                0                 0               0                0
    44                  0            14,500               625                0            17,622          17,672                0
    45                  0                 0             2,500                0            25,019           3,478                0
    46                  0                 0                 0          250,000            15,932           4,096                0
    47                  0           154,719                 0                0           107,901          21,614                0
    48              2,155                 0                 0           39,598            19,731          34,909        1,500,000
    49            121,875                 0                 0                0                 0               0                0
    50                  0                 0           155,625                0            13,148           3,469                0
    51                  0             4,469                 0                0                 0               0                0
    52                  0                 0                 0                0            15,574           6,313                0
    53                  0            81,270                 0                0            12,247           3,665        50,625.00
    54                  0                 0                 0          359,375                 0               0                0
    55                  0             7,500                 0                0            21,888          27,936            1,750
   55.01
   55.02
    56                  0                 0                 0                0                 0               0                0
    57                  0                 0                 0                0                 0               0                0
    58                  0                 0                 0                0                 0               0                0
    59                  0                 0                 0                0                 0               0          400,000
    60                  0                 0                 0                0            50,492           6,939                0
    61                  0                 0           125,000                0                 0           5,745                0
    62                  0                 0                 0                0            37,500           2,083                0
    63                569             2,413                 0         4,742.00            71,400           1,339          150,000
    64                  0                 0                 0                0            53,714           1,624                0
    65                  0                 0                 0                0            40,533           5,159                0
    66                  0             2,000                 0                0            44,187               0                0
    67                  0                 0                 0                0             5,806           5,174                0
    68                  0            87,500                 0                0             4,120           4,176                0
    69                  0                 0               625          225,000            12,494           1,712                0
   69.01
   69.02
    70                  0                 0               625                0            32,600          29,277           96,000
    71                  0                 0             3,750                0            23,226           1,219                0
    72                  0                 0                 0                0                 0               0                0
    73                  0           102,500                 0                0                 0          27,073                0
    74                  0                 0                 0                0            24,815           4,820                0
    75                  0             8,625                 0                0             4,717           6,325                0
    76                  0            10,625                 0                0            21,690           6,880          150,000
    77                  0           188,063               625                0            19,200           2,172                0
   77.01
   77.02
    78                  0             3,438                 0                0            70,668             948                0
    79                  0                 0                 0                0            69,923               0                0
    80                  0                 0                 0                0             8,722           1,445                0
    81                  0                 0                 0                0            42,328          16,620        1,128,219
    82                  0            11,525                 0                0            51,669               0                0
    83                  0                 0                 0                0                 0               0                0
    84                  0            77,273                 0                0            10,927           5,733                0
    85                  0            11,250                 0            4,000            32,755           7,516           35,430
    86                  0            82,330                 0                0                 0               0                0
   86.01
   86.02
   86.03
   86.04
   86.05
    87                  0             7,500               125                0            42,000           2,000                0
    88                  0            10,000                 0                0            40,094          17,229                0
    89                  0                 0                 0                0                 0               0                0
    90                  0                 0                 0                0                 0               0                0
    91                  0                 0                 0                0            42,792          23,442          376,984
    92                  0                 0                 0                0            11,665          11,354                0
   92.01
   92.02
    93                  0             1,875                 0                0            40,627           7,856                0
    94                  0                 0                 0                0            26,103           2,251                0
    95                  0                 0                 0                0             6,600           1,471                0
    96                  0                 0               625                0            37,370          46,658          150,000
    97                  0                 0                 0          150,000            13,191           1,089            1,666
    98                  0            80,438                 0          125,000            20,951           3,197                0
    99                  0                 0                 0                0                 0               0                0
    100                 0            28,750                 0                0            35,945          29,331                0
    101                 0                 0                 0                0             6,251           1,908                0
    102             3,968                 0                 0           25,848            20,089               0                0
    103                 0                 0                 0                0             6,949           5,292                0
    104                 0                 0                 0          252,180            47,419           1,788                0
    105                 0             3,894                 0           20,000             5,103           1,682                0
    106                 0                 0                 0                0            33,082             620                0
    107               233                 0                 0          391,600            54,504           1,824                0
    108                 0             6,250                 0                0                 0               0                0
    109                 0             7,500                 0                0            77,110          32,830                0
    110                 0                 0                 0                0            10,083           4,186          327,679
    111                 0                 0                 0                0                 0               0                0
    112                 0                 0                 0                0             6,039          16,309                0
    113                 0                 0                 0                0             8,324           3,244           60,000
    114                 0                 0           156,250                0             3,223           4,176           80,000
    115                 0             4,013                 0                0             3,291          14,140                0
    116                 0                 0                 0                0            18,404           1,983                0
    117                 0           157,250                 0                0            29,250           6,908                0
    118                 0                 0                 0                0                 0               0                0
    119                 0            12,500                 0                0                 0               0                0
    120                 0            13,063                 0                0             5,135           1,223            3,156
    121                 0                 0                 0                0            13,056          10,357                0
    122                 0             5,500                 0          185,000             4,472          19,662                0
    123                 0                 0                 0          150,000             2,584           4,215          406,800
    124                 0                 0                 0                0            35,946           1,362                0
    125                 0            18,750                 0                0            19,815           5,091                0
    126                 0            12,300               625                0                 0               0                0
    127                 0                 0                 0                0                 0               0                0
    128                 0                 0                 0                0                 0               0                0
  128.01
  128.02
  128.03
  128.04
    129                 0             3,000                 0                0             9,366          12,799            1,750
    130                 0                 0                 0                0                 0               0                0
    131                 0                 0                 0                0             8,328           2,580                0
    132                 0             6,375                 0                0            11,351           2,317                0
    133                 0                 0                 0                0             4,982           1,847           40,000
    134                 0                 0                 0                0             9,466           4,282                0
    135                 0            56,563                 0                0             8,476           3,519           25,000
    136           135,608                 0                 0          232,000             7,601          14,289           19,052
    137               156                 0                 0          195,440            16,500           1,386                0
    138                 0                 0                 0                0             7,036             787          213,251
    139                 0                 0                 0                0             2,119           2,246           20,000
    140                 0             3,226                 0                0                 0               0                0
    141                 0             1,875                 0                0             3,696           3,435                0
    142                 0                 0                 0                0             6,406             419                0
    143                 0            12,454                 0                0             8,231          13,789            1,750
    144                 0                 0                 0                0            10,482           8,317                0
    145                 0                 0                 0                0            27,323           1,155                0
    146                 0                 0                 0                0            16,376             701                0
    147                 0                 0                 0           50,000             6,587           3,938           13,777
    148                 0                 0                 0                0                 0               0                0
    149                 0             2,500                 0                0             9,622           3,455                0
    150                 0                 0             2,500                0             3,878           1,028                0
    151                 0            66,528                 0                0             9,921           6,956                0
    152                 0                 0                 0                0             1,781             433                0
    153                 0                 0                 0                0                 0               0                0
    154                 0                 0             2,500                0             7,990             964                0
    155                 0            15,000                 0                0            11,758          13,230            1,750
    156                 0            16,688                 0                0            54,195               0                0
    157                 0                 0                 0                0            21,804           1,003                0
    158                 0                 0             2,500                0             5,574             908                0
    159             1,042            21,500                 0                0                 0          38,820                0
    160                 0                 0                 0                0            14,941             784                0
    161                 0                 0                 0                0                 0               0                0
    162                 0                 0                 0                0                 0               0                0

                                                               MONTHLY ESCROW(14)
            ------------------------------------------------------------------------------------------------------------------------
   ANNEX              MONTHLY CAPEX    MONTHLY ENVIR.    MONTHLY TI/LC    MONTHLY RE TAX    MONTHLY INS.               MONTHLY OTHER
   ID #                 RESERVE ($)       RESERVE ($)      RESERVE ($)       RESERVE ($)     RESERVE ($)                 RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

     1                            0             5,833                0           371,021               0                           0
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
   1.10
   1.11
  128.02
     2                            0                 0                0                 0               0                           0
     3                            0                 0                0                 0               0                           0
     4                        8,241                 0                0            61,370           6,667                           0
     5                          771                 0            3,333            14,036               0                           0
     6                            0                 0                0                 0               0                           0
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
   6.10
   6.11
   6.12
   6.13
   6.14
   6.15
   6.16
   6.17
   6.18
   6.19
   6.20
   6.21
   6.22
   6.23
     7                        4,862                 0                0            49,361          13,816                           0
   7.01
   7.02
   7.03
   7.04
   7.05
     8                       17,864                 0           12,974            47,772          15,285                           0
    8.1                      11,498                 0            8,333            37,003          11,002                           0
   8.01
   8.02
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
    8.2                       5,155                 0            3,333             6,619           2,623                           0
    8.3                       1,211                 0            1,308             4,150           1,660                           0
     9      1/12 of 4% of gross rev                 0                0            31,033          12,868                      12,939
   9.01
   9.02
   9.03
   9.04
   9.05
    10                            0                 0                0                 0               0                           0
    11                            0                 0                0                 0               0                           0
    12      1/12 of 4% of gross rev                 0                0            13,300           8,498                           0
    13                        2,558                 0           45,000            39,432               0                           0
    14                        7,067                 0                0            32,008               0                           0
    15                        2,583                 0                0            40,333          10,167                           0
    16                        2,908                 0            9,695            10,232          12,380                           0
    17                       19,925                 0                0            13,159          10,348                           0
    18      1/12 of 4% of gross rev                 0                0            11,400           2,752                           0
    19                            0                 0                0             6,052               0                           0
    20                        4,392                 0                0            67,431               0                           0
   20.01
   20.02
    21                        4,262                 0            2,906            42,430           4,659                      20,700
    22                            0                 0                0            12,261           1,449                           0
    23                        3,552                 0                0             8,846               0                           0
    24                        3,300                 0           18,000            20,131           5,073                           0
    25                            0                 0                0                 0               0                           0
    26                        1,728                 0            6,912            26,394           3,949                           0
    27                        4,259                 0                0            12,033           5,583                           0
    28                        1,824                 0            6,667            30,848           1,202                           0
    29                        2,741                 0            3,654            23,900           1,373                           0
   29.01
   29.02
    30                        2,703                 0            8,333             9,896             589                           0
    31                        1,712                 0            8,561            19,544           1,880                           0
    32                          895                 0                0            22,960             489                           0
    33                          642                 0            3,000             4,008           1,189                           0
    34                        2,328                 0                0            25,629           4,086                           0
    35                        1,632                 0            4,351            23,389           2,791                           0
    36                            0                 0                0            10,936           3,789                           0
    37                       26,940                 0                0                 0               0                           0
    38                        2,306                 0           11,667            19,891           1,824                           0
   38.01
   38.02
   38.03
   38.04
   38.05
    39                        1,572                 0            4,166            11,760               0                           0
    40                          868                 0                0            25,919           2,495                           0
    41                    14,852.41                 0                0            12,773           5,684                           0
    42                        1,158                 0            5,750             9,888           3,620                           0
    43                            0                 0                0                 0               0                           0
    44                        1,663                 0           12,500            17,622           3,534                           0
    45                        2,489                 0                0             7,898           1,739                           0
    46                        1,550                 0                0             8,050           2,200                           0
    47                        3,042                 0                0            17,983           2,702                           0
    48                        2,155                 0            7,698            19,731           2,909                           0
    49                        1,458                 0            2,500            11,946           1,936                           0
    50                          825                 0            4,200             6,700             440                           0
    51                          466                 0                0                 0               0                           0
    52                          180                 0                0             3,900           1,578                           0
    53                        1,053                 0            4,001             4,082           1,833                           0
    54                          713                 0            4,167             8,602             643                           0
    55                        4,250                 0                0             5,472           2,540                           0
   55.01
   55.02
    56                            0                 0                0                 0               0                           0
    57                            0                 0                0                 0               0                           0
    58                            0                 0                0                 0               0                           0
    59                        4,975                 0                0             8,532           3,945                           0
    60                        1,505                 0                0            12,623             771                           0
    61                          679                 0            2,000                 0           1,439                           0
    62                          800                 0                0            12,500           2,083                           0
    63                          569                 0            4,742            10,200           1,339                           0
    64                          326                 0                0            10,743             812                           0
    65                        2,006                 0                0            10,133           2,580                           0
    66                          628                 0            4,167            11,047               0                           0
    67                          330                 0            2,500             1,451             862                           0
    68                          533                 0            1,667             4,120               0                           0
    69                          735                 0                0             2,500             856                           0
   69.01
   69.02
    70                        4,167                 0                0            16,300           4,182                           0
    71                          810                 0            2,300             3,515           1,219                           0
    72                            0                 0                0                 0               0                           0
    73                       10,538                 0                0             6,861           2,256                           0
    74                          557                 0            4,589             8,272           2,410                           0
    75                          240                 0            2,296             1,572           1,054                           0
    76      1/12 of 5% of gross rev                 0                0             4,898           3,440                           0
    77                        1,806                 0            1,925             9,600           1,086                           0
   77.01
   77.02
    78                          499                 0            9,926             8,834             474                           0
    79                        1,923                 0                0             8,740           1,499                           0
    80                          258                 0            2,575             1,744             722                           0
    81      1/12 of 4% of gross rev                 0                0             7,005           2,941                           0
    82                        3,051                 0                0            12,917               0                           0
    83                            0                 0                0                 0               0                           0
    84                        1,120                 0                0            10,927           2,867                           0
    85                          453                 0            2,500            10,918           7,516                           0
    86                        1,761                 0                0             8,027             658                           0
   86.01
   86.02
   86.03
   86.04
   86.05
    87                          540                 0                0             8,400           1,100                           0
    88                        3,000                 0                0            10,024           2,871                           0
    89                        1,451                 0            6,482                 0               0                      32,342
    90                        7,925                 0                0             3,455               0                           0
    91      1/12 of 4% of gross rev                 0                0             7,089           2,444                           0
    92                       11,460                 0                0            11,665           2,838                           0
   92.01
   92.02
    93                        2,104                 0                0             4,063           1,964                           0
    94                          746                 0                0             5,221             750                           0
    95                          421                 0            2,634             6,600             368                           0
    96      1/12 of 6% of gross rev                 0                0             3,397           9,332                      53,750
    97                          387                 0                0             4,397             544                           0
    98                          181                 0                0             5,238           1,066                           0
    99                          426                 0              833             8,292           1,456                           0
    100                       3,167                 0                0            11,982           4,889                           0
    101                       1,553                 0                0             6,251           1,908                           0
    102                           0                 0                0             3,348               0                           0
    103                         879                 0                0             3,654             407                           0
    104                       1,051                 0                0             9,484           1,788                           0
    105                         265                 0            1,667             2,800             950                           0
    106                         188                 0            1,251             3,676             310                           0
    107                         233                 0                0             9,084             304                           0
    108                           0                 0                0                 0               0                           0
    109                      10,587                 0                0            15,500           3,648                           0
    110                         117                 0            1,615             5,042             381                           0
    111                         912                 0                0             3,513             507                           0
    112                         814                 0            2,083             6,039           1,631                           0
    113                           0                 0                0             4,162             360                           0
    114                         250                 0            1,675             1,074             696                           0
    115                       2,458                 0                0             3,291           1,768                           0
    116                         267                 0            5,172             2,629             661                           0
    117                         705                 0            1,692             9,750             987                           0
    118                           0                 0                0                 0               0                           0
    119                           0                 0                0                 0               0                           0
    120                         807                 0                0             2,568           1,223                           0
    121                           0                 0              500             6,528           3,452                           0
    122                       1,358                 0            3,000             2,236           2,185                           0
    123                         170                 0                0               517             702                           0
    124                       1,367                 0            2,500             7,189             681                           0
    125                           0                 0                0             6,605           2,545   8,017.00 (increases to 4%
                                                                                                                 of Gross Revenue if
                                                                                                                         DSCR<1.45x)
    126                       1,333                 0                0             3,341           1,384                           0
    127                    5,943.08                 0                0             8,935               0                           0
    128                         330                 0                0             2,997             303                           0
  128.01
  128.02
  128.03
  128.04
    129                       2,087                 0                0             2,341           1,164                           0
    130                           0                 0                0                 0               0                           0
    131                         592                 0                0             1,388             258                           0
    132                         608                 0              900             3,784             579                           0
    133                           0                 0                0             2,491             264                           0
    134                         210                 0            1,000             1,183             856                           0
    135                       2,800                 0                0             1,695           1,759                         800
    136                         786                 0            1,909             2,534           1,588                           0
    137                         156                 0                0             2,750             231                           0
    138                         217                 0            1,000             1,759              87                           0
    139                           0                 0                0             1,059             374                           0
    140                           0                 0                0                 0               0                           0
    141                         912                 0            1,703             1,232           1,145                           0
    142                         104                 0              875             3,203             210                           0
    143                       1,335                 0                0             2,058           1,254                           0
    144                       1,307                 0                0             3,494           2,772                           0
    145                         547                 0                0             4,554             385                           0
    146                         328                 0                0             3,275             234                           0
    147                         357                 0                0             1,647             563                           0
    148                           0                 0                0                 0               0                           0
    149                         435                 0            3,334             4,811             384                           0
    150                         542                 0                0             1,293           1,028                           0
    151                         475                 0              758             4,961             497                           0
    152                         158                 0            1,417               890             433                           0
    153                         621                 0                0             1,871             522                           0
    154                         479                 0                0             2,663             964                           0
    155                       1,489                 0                0             2,940           1,203                           0
    156                          91                 0                0             9,032             104                           0
    157                         326                 0                0             2,726             334                           0
    158                         438                 0                0             1,858             908                           0
    159                       1,042                 0                0             1,120           3,235                           0
    160                          80                 0                0             2,490             157                           0
    161                           0                 0                0                 0               0                           0
    162                           0                 0                0                 0               0                           0

   ANNEX     SINGLE
   ID #      TENANT
-------------------

     1         No
   1.01        No
   1.02        No
   1.03        No
   1.04        No
   1.05        No
   1.06        No
   1.07        No
   1.08        No
   1.09        No
   1.10        No
   1.11        No
   1.12        No
     2         No
     3        Yes
     4         No
     5         No
     6      Various
   6.01       Yes
   6.02        No
   6.03       Yes
   6.04       Yes
   6.05       Yes
   6.06        No
   6.07       Yes
   6.08       Yes
   6.09       Yes
   6.10       Yes
   6.11        No
   6.12       Yes
   6.13        No
   6.14        No
   6.15       Yes
   6.16       Yes
   6.17        No
   6.18        No
   6.19       Yes
   6.20       Yes
   6.21       Yes
   6.22        No
   6.23        No
     7         No
   7.01       Yes
   7.02        No
   7.03       Yes
   7.04       Yes
   7.05       Yes
     8         No
    8.1        No
   8.01        No
   8.02        No
   8.03        No
   8.04        No
   8.05        No
   8.06        No
   8.07        No
   8.08        No
    8.2        No
    8.3        No
     9         No
   9.01        No
   9.02        No
   9.03        No
   9.04        No
   9.05        No
    10         No
    11        Yes
    12         No
    13         No
    14         No
    15         No
    16         No
    17         No
    18         No
    19         No
    20         No
   20.01       No
   20.02       No
    21         No
    22         No
    23         No
    24         No
    25        Yes
    26         No
    27         No
    28         No
    29         No
   29.01       No
   29.02       No
    30         No
    31         No
    32         No
    33         No
    34         No
    35         No
    36         No
    37         No
    38         No
   38.01       No
   38.02       No
   38.03      Yes
   38.04       No
   38.05       No
    39         No
    40         No
    41         No
    42         No
    43         No
    44         No
    45         No
    46         No
    47         No
    48         No
    49         No
    50         No
    51        Yes
    52         No
    53         No
    54         No
    55         No
   55.01       No
   55.02       No
    56         No
    57        Yes
    58        Yes
    59         No
    60         No
    61         No
    62         No
    63         No
    64        Yes
    65         No
    66         No
    67         No
    68         No
    69         No
   69.01       No
   69.02       No
    70         No
    71         No
    72         No
    73         No
    74         No
    75         No
    76         No
    77         No
   77.01       No
   77.02       No
    78         No
    79         No
    80         No
    81         No
    82         No
    83         No
    84         No
    85         No
    86        Yes
   86.01      Yes
   86.02      Yes
   86.03      Yes
   86.04      Yes
   86.05      Yes
    87        Yes
    88         No
    89        Yes
    90         No
    91         No
    92         No
   92.01       No
   92.02       No
    93         No
    94         No
    95         No
    96         No
    97         No
    98         No
    99         No
    100        No
    101        No
    102        No
    103        No
    104        No
    105        No
    106        No
    107        No
    108        No
    109        No
    110        No
    111       Yes
    112        No
    113        No
    114        No
    115        No
    116        No
    117        No
    118        No
    119        No
    120        No
    121        No
    122        No
    123       Yes
    124        No
    125        No
    126        No
    127        No
    128       Yes
  128.01      Yes
  128.02      Yes
  128.03      Yes
  128.04      Yes
    129        No
    130        No
    131        No
    132        No
    133        No
    134        No
    135        No
    136        No
    137        No
    138        No
    139        No
    140        No
    141        No
    142        No
    143        No
    144        No
    145        No
    146        No
    147        No
    148        No
    149        No
    150        No
    151        No
    152        No
    153        No
    154        No
    155        No
    156       Yes
    157        No
    158        No
    159        No
    160        No
    161        No
    162        No

                                                                 LARGEST TENANT
            ------------------------------------------------------------------------------------------------------------------------
   ANNEX                                                                                           LEASE
   ID #     LARGEST TENANT                                UNIT SIZE                             EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

     1
   1.01     Home Depot                                      130,909                              01/31/10
   1.02     T.J. Maxx                                        35,000                              08/31/11
   1.03     Kohl's                                           88,248                              01/31/24
   1.04     Kmart                                            86,479                              10/31/16
   1.05     Shoprite                                         80,734                              10/31/34
   1.06     Kohl's                                           85,992                              01/31/22
   1.07     Raymour & Flanigan                               54,491                              01/31/12
   1.08     Wal-mart                                        118,389                              07/15/13
   1.09     Regal Cinemas                                    49,135                              11/30/09
   1.10     Oskar Huber Furniture                            51,047                              01/31/11
   1.11     Kmart Corporation                               106,497                              08/31/06
   1.12     Trader Joe's East, Inc.                           7,880                              01/31/09
     2      J.C. Penny                                       91,011                              03/31/12
     3      The Gap, Inc.                                   282,773                              10/31/17
     4      J.C. Penney                                     171,254                              10/31/09
     5      Maximus                                          55,101                              10/31/10
     6
   6.01     APL Limited                                     630,410                              12/31/07
   6.02     Ed Garvey                                       149,246                              07/31/06
   6.03     Newell Rubbermaid                               499,200                              06/30/09
   6.04     Alsip Paper Condominium Association             400,076                              12/31/07
   6.05     Advertising Resources                           260,000                              11/30/11
   6.06     Voicestream                                      55,200                              12/31/09
   6.07     Nexus Distribution                              301,000                              10/31/11
   6.08     Superior Mailing                                242,690                              12/31/14
   6.09     Orion Corp                                      148,472                              12/31/07
   6.10     Prairie Packaging                               148,091                              12/31/09
   6.11     Graebel                                          45,356                              07/31/06
   6.12     Henkel Corp                                     112,144                              04/30/08
   6.13     National Equipment Services                      41,795                              02/29/12
   6.14     Hawk Fasteners                                   21,456                              12/31/08
   6.15     Airborn Freight                                  58,500                              03/31/07
   6.16     Vacant                                           99,684
   6.17     Integrated Logistics                             30,000                              06/30/09
   6.18     Martis Culinary                                  30,700                                MTM
   6.19     Wilson                                           58,627                                MTM
   6.20     Titan Steel                                      42,804                              05/31/06
   6.21     Orion Corp                                       38,290                              12/31/07
   6.22     Orvel Kent                                       23,184                              12/31/06
   6.23     Clopay                                           21,608                              05/31/07
     7
   7.01     BAX Global                                      215,411                              12/14/14
   7.02     Pilot Air Freight                                85,000                              03/31/16
   7.03     The Harper Group                                 96,039                              12/31/10
   7.04     Underwing International                          92,000                              01/31/16
   7.05     Horizon Air Services, Inc.                       20,988                              12/31/14
     8
    8.1
   8.01     Wal-Mart                                         65,904                              10/29/06
   8.02     Fred's                                           22,950                              06/14/08
   8.03     Fred's                                           18,200                              04/30/08
   8.04     Tractor Supply                                   30,028                              06/01/07
   8.05     Fred's                                           22,355                              04/30/09
   8.06     Goodwill                                         22,310                              05/31/07
   8.07     Peebles                                          25,474                              08/31/11
   8.08     Lottery Bingo                                    30,600                              01/11/06
    8.2     Peddlers Mall, LLC                               35,000                              08/31/09
    8.3     Food Lion                                        29,000                              08/17/18
     9
   9.01
   9.02
   9.03
   9.04
   9.05
    10      Houghton Mifflin Co.                             28,704                              01/31/16
    11      Invitrogen Corporation                          328,655                              04/30/22
    12
    13      Bigg's Hypermarket                              190,809                              01/31/11
    14
    15      IDT Entertainment                               111,894                              06/01/16
    16      MVP Baseball LLC                                 42,238                              03/31/16
    17
    18
    19      Federal Express Corp.                           113,320                              08/31/11
    20
   20.01
   20.02
    21      Oshman's SuperSports USA                         49,944                              01/31/15
    22      Lenscrafters                                      6,400                              11/30/06
    23
    24      GSA-GS11B                                       162,342                              09/30/07
    25      Cellomics, Inc.                                 153,110                              09/30/16
    26      Academy Sporting Goods                           61,452                              12/17/12
    27
    28      RBF Consulting                                   29,902                              03/31/07
    29
   29.01    Coorstek Austin                                  42,533                              01/31/14
   29.02    3D Systems (DTM)                                 50,000                              12/31/06
    30      Acon Laboratories, Inc.                          54,141                              08/31/09
    31      Marshalls                                        26,878                              01/31/08
    32      Metavante                                        50,671                              12/31/15
    33      Warehouse Concepts (dba Food Source)             60,000                              06/29/25
    34      American Science and Engineering                166,374                              02/29/16
    35      24 Hour Fitness                                  29,678                              05/30/24
    36
    37
    38
   38.01    Harbor Behavioral Healthcare                     13,927                              09/30/15
   38.02    American General Life & Accident                  3,050                              04/30/07
   38.03    Central Park Rehabilitation                      15,000                              08/31/08
   38.04    Central Group Inc                                 6,000                              11/30/06
   38.05    Harris Healthtrends, Inc                         18,078                              05/31/15
    39      Hill Physicians Medical Group                    75,616                              02/28/10
    40      Lender's First Choice Agency                     32,061                              06/30/09
    41
    42      News Press                                        9,630                              12/31/10
    43
    44      Law Office of Brian Powers                       11,932                              05/06/13
    45      Roses Store                                      45,495                              02/28/11
    46      CFI Sales and Marketing (Westgate)               14,434                              01/31/10
    47
    48      Vantas                                           15,362                              03/31/06
    49      Fry's Food Stores                                56,389                              12/31/09
    50      Temecula Tire and Auto                            4,800                              06/30/10
    51      Shaw's Supermarkets, Inc.                        55,649                              02/28/17
    52      Great Pacific Iron Works (dba Patagonia)          7,784                              10/30/15
    53      Ocean Fresh Seafood (Wholesale)                  22,773                              06/30/17
    54      Pediatric and Adult Medicine                      7,600                              11/30/09
    55
   55.01
   55.02
    56      OnLine Administrators                            43,472                              07/31/10
    57      Orchard Supply Hardware                          49,366                              09/30/16
    58      Thermo Process Instruments, L.P.                150,000                              11/30/15
    59
    60      Merrick Bank Corp.                               36,159                              09/30/10
    61      Holiday Market                                   45,712                              10/12/18
    62
    63      Innovations Salon of Naperville                   5,620                              07/31/10
    64      GSA Social Security                              19,530                              01/11/20
    65
    66      Pontiac Osteopathic Hospital                      6,700                              12/13/15
    67      Distance Learning Systems                        10,666                              01/31/10
    68      Classic Sofa Limited                              2,500                              08/31/07
    69
   69.01    106th Street Grill                                4,000                              08/31/10
   69.02    Discount Tire Company                             8,010                              10/31/09
    70
    71      Flamingo Arts                                    13,821                              10/31/14
    72
    73
    74      D.L. Ryan Companies LTD dba Catapult             17,619                              07/30/10
    75      Tran Japanese Steak House                         5,040                              07/31/12
    76
    77
   77.01    G Tech Corporation                               19,976                              11/30/10
   77.02    Linfield Design Associate                         6,300                              06/30/06
    78      GMM, LLC                                         20,275                              06/30/11
    79
    80      Dollar Supreme                                    6,000                              09/30/08
    81
    82
    83
    84
    85      Hobbs & Law                                       5,180    08/31/2010 (3.803 SF expiring), 8/31/2009 (2,191 SF expiring)
    86
   86.01    Smile Care                                       11,868                              12/31/17
   86.02    Smile Care                                       10,000                              12/31/17
   86.03    Smile Care                                        5,675                              12/31/17
   86.04    Smile Care                                        3,490                              12/31/17
   86.05    Smile Care                                        5,169                              12/31/17
    87      Beaver Medical                                   27,973                              11/30/19
    88
    89      Eltek Energy, LLC                                74,300                              05/31/16
    90
    91
    92
   92.01
   92.02
    93
    94
    95      Adegy, Inc.                                       2,407                              08/31/06
    96
    97      Harford Primary Care                             12,230                              02/28/16
    98      Big Lots                                         32,270                              08/31/06
    99      Innova Health, Inc.                              10,424                              01/09/11
    100
    101
    102     Toucan Tan                                        3,000                              10/31/08
    103
    104     ACO Hardware                                     15,120                              04/30/10
    105     Southwest Baptist Church                          2,765                              05/31/06
    106     Cardinal Liquors                                  3,200                              02/28/16
    107     Hollywood Video                                   5,800                              03/31/15
    108
    109
    110     Da Vita Renal Treatment Center of Illinois        9,707                              08/31/15
    111     Clinton Harley Corporation                       54,435                              08/19/22
    112     Best Hardware                                    22,185                              04/08/12
    113     D's Wings Restaurant                              5,660                              08/31/08
    114     P.H. of Rockaway Avenue, LLC                     10,000                              01/31/16
    115
    116     Apria Healthcare, Inc.                            8,000                              07/01/10
    117     Brookshire's Grocery Store                       39,200                              03/13/10
    118
    119     EK McConkey                                      13,612                              06/30/11
    120
    121     Payless ShoeSource                                3,000                              10/20/15
    122     Leonards Machine Shop                            11,708                              05/31/06
    123     Urban Outfitters                                 13,560                              01/01/16
    124     Cross Roads Church                               13,087                              02/29/12
    125
    126
    127
    128
  128.01    Smile Care                                        7,980                              12/31/17
  128.02    Smile Care                                        4,490                              12/31/17
  128.03    Smile Care                                        3,528                              12/31/17
  128.04    Smile Care                                        2,058                              12/31/17
    129
    130     Hobel, Incorporated                               7,105                              08/31/07
    131
    132     Al's Beef                                         3,800                              09/20/15
    133     Pierce/Palmetto Northeast, LLC                    3,800                              08/31/14
    134
    135
    136     Western Union First Data                          9,848                              05/31/06
    137     Payless Shoes                                     2,800                              07/31/09
    138     Catherine's                                       5,060                              01/31/12
    139     The Bakery Shoppe                                 2,520                              04/30/08
    140
    141     Marvin's                                         35,000                              01/01/12
    142     Berryhill Baja Grill                              3,698                              01/31/15
    143
    144
    145
    146
    147     Sunterra Centralized Service                      5,100                              05/31/08
    148     Daryl Stevens                                     1,854                              11/14/15
    149     Bills Pets                                        7,200                              11/01/06
    150
    151     Club 12-AA                                        7,046                              04/30/11
    152     Santa Fe Grill                                    2,800                              12/30/10
    153
    154
    155
    156     Eckerd                                           10,908                              11/15/19
    157
    158
    159
    160
    161     Payless ShoeSource, Inc.                          3,282                              06/30/10
    162     Sweet Mfg Co.                                    16,593                              01/01/07

                                   2ND LARGEST TENANT
            -----------------------------------------------------------------
   ANNEX                                                             LEASE
   ID #     2ND LARGEST TENANT                        UNIT SIZE    EXPIRATION
-----------------------------------------------------------------------------

     1
   1.01     Wal-Mart                                     85,899     11/30/07
   1.02     DSW Shoe Warehouse                           25,000     10/31/11
   1.03     Marshalls                                    55,400     01/31/09
   1.04     Giant                                        56,139     10/31/21
   1.05     Staples                                      18,229     02/29/20
   1.06     Stop & Shop                                  64,985     04/30/25
   1.07     Redner's Warehouse Market                    51,981     11/30/25
   1.08     Super Fresh Food                             43,345     07/31/08
   1.09     Marshalls                                    33,000     01/31/10
   1.10     Chuck E. Cheese                              15,000     09/30/10
   1.11     Acme Market                                  52,248     11/30/09
   1.12     Belizzi                                       4,520     10/30/19
     2      H & M                                        37,145     03/31/16
     3
     4      Bon Ton                                     123,094     01/31/14
     5      Wall Street Systems                          48,340     04/30/09
     6
   6.01
   6.02     Arrow Financial                              84,076     07/31/13
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
   6.10
   6.11
   6.12
   6.13
   6.14     Cadore Miller                                21,456     10/31/11
   6.15
   6.16
   6.17
   6.18     Woodland Foods                               25,000     01/31/09
   6.19
   6.20
   6.21
   6.22     Fast Track Hitting                           20,746     10/31/09
   6.23     Ferguson Enterprises                         13,842     11/30/09
     7
   7.01
   7.02     Air Container Transport, Inc                 47,359     06/30/16
   7.03
   7.04
   7.05
     8
    8.1
   8.01     Peebles                                      25,550     10/18/08
   8.02     Tractor Supply Co.                           21,920     11/30/14
   8.03     Goodwill                                     15,460     05/31/06
   8.04     Dollar General                               27,548     10/31/14
   8.05     Tractor Supply Co.                           19,000     12/31/09
   8.06     Fred's                                       22,310     01/31/08
   8.07     Piggly Wiggly                                25,071     05/31/08
   8.08     Dollar General Market                        25,268     11/30/14
    8.2     Stage Stores, No. 5142                       29,925     04/28/10
    8.3     Aaron's Rent to Own                          12,760     02/28/08
     9
   9.01
   9.02
   9.03
   9.04
   9.05
    10      Sony Music Entertainment                     16,500     05/31/07
    11
    12
    13      Hobby Lobby                                  55,680     02/29/12
    14
    15      Psychological Service                        14,913     12/01/14
    16      Paluda, Inc., dba La Reina Supermarket       27,736     08/31/15
    17
    18
    19      Level 3 Communications                       34,000     03/31/14
    20
   20.01
   20.02
    21      Ashley Furniture Homestore                   38,251     01/31/13
    22      Blockbuster Video                             5,942     07/31/08
    23
    24      Response Development                          6,514     06/30/07
    25
    26      Pacific Resources Assc.                      46,690     01/31/11
    27
    28      Syntellect                                   26,553     03/31/10
    29
   29.01    Carlton Bates                                33,000     08/31/08
   29.02    Applied Materials                            30,000     03/31/07
    30      Pall Corporation                             25,774     09/30/06
    31      Staples                                      25,423     07/31/14
    32      Statprobe                                    38,513     09/30/09
    33      Papa's Pizza                                  4,000     10/20/10
    34
    35      Gattiland                                    23,345     09/30/11
    36
    37
    38
   38.01    United States Post Office                     9,056     09/14/08
   38.02    Dr. Jeffrey Schmakel & Associates             2,407     12/31/09
   38.03
   38.04    Allen-Bradley Company                         5,640     08/31/10
   38.05    ITS Technologies                              4,745     10/01/08
    39      Quality Assurance Engineering                 9,972     01/31/11
    40      Thousand Trails, Inc.                        23,333     10/31/09
    41
    42      Nabbie's Productions                          6,420     01/31/11
    43
    44      Stanley Consultants                          10,474     08/31/09
    45      Sears                                        44,368     11/30/09
    46      Honeywell International                       9,613     11/30/10
    47
    48      Kara Homes                                   14,958     07/31/06
    49      Hancock Textile Store                        12,800     08/31/08
    50      Emergency Pet Clinic                          4,200     02/28/11
    51
    52      Omeme LLC (dba Zest)                          2,800     05/14/21
    53      Brooks Pharmacy                              12,000     11/30/23
    54      Tarbell Financial Corporation                 6,500       MTM
    55
   55.01
   55.02
    56      Advanced Business Systems                    42,950     04/30/06
    57
    58
    59
    60      Progressive Casualty Ins. Co.                21,937     02/28/09
    61      Rite Aid                                     10,353     03/31/19
    62
    63      Spokes/Tan & Tone                             5,270     12/31/06
    64
    65
    66      Rapid Growth                                  5,016     07/07/10
    67      Approved Mortgage                            10,285     01/31/10
    68      Davenport & Company                           2,500     09/30/06
    69
   69.01    Nebo Ridge Cycles                             4,000     04/30/10
   69.02    Chuck E. Cheese's                             7,000     06/30/14
    70
    71      Oasis Mini Mart                              11,069     06/30/10
    72
    73
    74      M.T. Maritime Management LLC                  8,135     06/15/10
    75      Countrywide Mortgage                          5,003     04/30/08
    76
    77
   77.01    Jordan Valley Semiconductors                 10,000     04/30/08
   77.02    High-Tech Carpets, Inc.                       6,173     08/31/08
    78      WSKC Dialysis Services                       12,431     03/31/12
    79
    80      Daoping Lin                                   4,000     12/31/15
    81
    82
    83
    84
    85      Feldman & Getz                                3,803     12/31/07
    86
   86.01
   86.02
   86.03
   86.04
   86.05
    87
    88
    89
    90
    91
    92
   92.01
   92.02
    93
    94
    95      Vincent Kevin Kelly & Associates              2,150     04/30/06
    96
    97      Landmark Medical Group / (Millenium)          6,121     01/31/12
    98      Golden Buffet                                 8,820     05/31/14
    99      Insurance Office of America, Inc.             5,087     01/14/07
    100
    101
    102     Hong Kong Star                                2,985     12/31/06
    103
    104     Deals Store                                  14,790     01/31/11
    105     Home Decor AD International                   2,637     10/31/08
    106     Honey Baked Ham                               2,400     11/01/10
    107     JJ Dollar Store, Inc.                         3,000     02/28/11
    108
    109
    110     Plastic Surgery Arts & Spa                    6,176     09/30/15
    111
    112     Dollar General                               10,944     01/31/08
    113     Mirage Restaurant                             3,817     02/28/10
    114     Family Dollar Stores                          8,000     12/31/14
    115
    116     Onsite Design                                 8,000     11/14/08
    117     Sherwin Williams                              7,599     07/31/06
    118
    119     All Risks, LTD                               10,047     09/30/10
    120
    121     Anewgo Trading                                2,275     01/31/16
    122     William & Linda Walker                        6,210     06/30/08
    123
    124     B&W Technologies                              8,060     11/30/08
    125
    126
    127
    128
  128.01
  128.02
  128.03
  128.04
    129
    130     Jerry Jefferies                               6,000     12/31/08
    131
    132     Wolfgang Puck Express                         3,500     09/30/15
    133     Learning Rx                                   3,161     07/31/09
    134
    135
    136     His Light Christian Fellows                   9,448     05/31/10
    137     Radio Shack                                   2,400     09/30/09
    138     Maurices                                      3,960     10/31/11
    139     A Place in the Sun                            1,920     07/31/09
    140
    141     Tractor Supply                               26,980     06/01/14
    142     Orex Copy                                     2,113     03/31/07
    143
    144
    145
    146
    147     Bio Energy                                    1,974     09/01/06
    148     Surf City Coffee Co.                          1,375     10/01/15
    149     Mattress Depot                                5,278     06/30/07
    150
    151     Colour Solutions                              4,800     12/31/09
    152     Ginakay's Fashion & Accessories               1,400     10/30/08
    153
    154
    155
    156
    157
    158
    159
    160
    161     Cingular Wireless                             2,070     08/31/10
    162     Quantum Cosmetics                            10,200     01/01/09

                                                    3RD LARGEST TENANT
            --------------------------------------------------------------------------------------------------
   ANNEX                                                                           LEASE       ANNEX
   ID #     3RD LARGEST TENANT                                     UNIT SIZE    EXPIRATION     ID #     LOAN #
--------------------------------------------------------------------------------------------------------------

     1                                                                                           1        1
   1.01     Giant                                                     56,806     01/31/10      1.01      1.01
   1.02     Champps Americana                                         10,000     08/31/10      1.02      1.02
   1.03     Regal Cinema                                              48,840     11/07/18      1.03      1.03
   1.04     Peebles                                                   35,061     01/31/12      1.04      1.04
   1.05     Five Below                                                 5,000     01/31/11      1.05      1.05
   1.06     Fashion Bug, Inc.                                          8,000     01/31/09      1.06      1.06
   1.07     The Sports Authority                                      49,360     11/30/11      1.07      1.07
   1.08     Fashion Bug                                               12,000     11/30/08      1.08      1.08
   1.09     Bally Total Fitness                                       19,374     07/31/14      1.09      1.09
   1.10     Tuesday Morning                                           14,165     01/15/08      1.10      1.10
   1.11     Staples                                                   20,241     11/30/14      1.11      1.11
   1.12     Village Bagels                                             1,966     01/31/08      1.12      1.12
     2      XXI Forever                                               17,592     04/30/13        2        2
     3                                                                                           3        3
     4      Regal Cinemas                                             53,059     05/11/20        4        4
     5      New York Stock Exchange                                   46,927     04/30/08        5        5
     6                                                                                           6        6
   6.01                                                                                        6.01      6.01
   6.02     American Science                                          69,056     01/31/13      6.02      6.02
   6.03                                                                                        6.03      6.03
   6.04                                                                                        6.04      6.04
   6.05                                                                                        6.05      6.05
   6.06                                                                                        6.06      6.06
   6.07                                                                                        6.07      6.07
   6.08                                                                                        6.08      6.08
   6.09                                                                                        6.09      6.09
   6.10                                                                                        6.10      6.10
   6.11                                                                                        6.11      6.11
   6.12                                                                                        6.12      6.12
   6.13                                                                                        6.13      6.13
   6.14     Polyworks                                                 18,728     02/28/10      6.14      6.14
   6.15                                                                                        6.15      6.15
   6.16                                                                                        6.16      6.16
   6.17                                                                                        6.17      6.17
   6.18                                                                                        6.18      6.18
   6.19                                                                                        6.19      6.19
   6.20                                                                                        6.20      6.20
   6.21                                                                                        6.21      6.21
   6.22                                                                                        6.22      6.22
   6.23                                                                                        6.23      6.23
     7                                                                                           7        7
   7.01                                                                                        7.01      7.01
   7.02     Savino Del Bene                                           22,431     12/31/11      7.02      7.02
   7.03                                                                                        7.03      7.03
   7.04                                                                                        7.04      7.04
   7.05                                                                                        7.05      7.05
     8                                                                                           8
    8.1                                                                                         8.1       8
   8.01     Goodwill Industries                                       19,950     07/31/06      8.01      8.01
   8.02     Goodwill                                                  20,869     12/14/10      8.02      8.02
   8.03     Harvey's Gym                                              10,940     06/30/06      8.03      8.03
   8.04     Peebles                                                   24,000     11/20/12      8.04      8.04
   8.05     Dollar General                                            10,800     04/30/08      8.05      8.05
   8.06     Save-A-Lot                                                18,200     12/31/07      8.06      8.06
   8.07     Dollar General                                            12,000     07/31/08      8.07      8.07
   8.08     Harvey's Gym                                              10,500     04/30/15      8.08      8.08
    8.2     J.C. Penney Company, Inc.                                 24,393     11/30/07       8.2       9
    8.3     Harvey's Gym                                              11,240     07/30/13       8.3       10
     9                                                                                           9        11
   9.01                                                                                        9.01     11.01
   9.02                                                                                        9.02     11.02
   9.03                                                                                        9.03     11.03
   9.04                                                                                        9.04     11.04
   9.05                                                                                        9.05     11.05
    10      Binder & Binder, LLC                                      16,500     03/31/15       10        12
    11                                                                                          11        13
    12                                                                                          12        14
    13      Gold's Gym                                                38,713     09/30/12       13        15
    14                                                                                          14        16
    15      Team Acquisition                                          11,527     04/01/09       15        17
    16      99 Cent Stuff Palm Springs LLC                            19,360     04/30/06       16        18
    17                                                                                          17        19
    18                                                                                          18        20
    19      Epilepsy Foundation of LI                                 27,112     03/13/14       19        21
    20                                                                                          20        22
   20.01                                                                                       20.01    22.01
   20.02                                                                                       20.02    22.02
    21      Bassett Furniture Direct                                  28,156     08/31/10       21        23
    22      Fashion Gal                                                4,120     09/30/08       22        24
    23                                                                                          23        25
    24      Greeley & Hansen                                           6,511     10/31/05       24        26
    25                                                                                          25        27
    26      Golds Gym                                                 30,000     01/31/12       26        28
    27                                                                                          27        29
    28      Affiliated Computer Services, Inc.                        25,108     11/30/08       28        30
    29                                                                                          29        31
   29.01    Ascension Orthopedics, Inc                                16,200     06/30/11      29.01    31.01
   29.02    Mindready Solutions                                       18,500     05/31/07      29.02    31.02
    30      Skyepharma, Inc.                                           4,576     08/31/06       30        32
    31      A. C. Moore                                               20,142     01/31/08       31        33
    32                                                                                          32        34
    33      Laura Chau and Yaer LIao (dba Villa Fat Restaurant)        2,500     07/26/10       33        35
    34                                                                                          34        36
    35      Dollar Tree                                               14,967     12/31/10       35        37
    36                                                                                          36        38
    37                                                                                          37        39
    38                                                                                          38        40
   38.01    Social Security Administration                             8,104        MTM        38.01    40.01
   38.02    Kathryn E. Boehm, M.D.                                     2,130     11/30/08      38.02    40.02
   38.03                                                                                       38.03    40.03
   38.04    Systems & Sounds LLC                                       3,580     09/30/07      38.04    40.04
   38.05                                                                                       38.05    40.05
    39      Homesite Services, Inc.                                    6,506     12/31/10       39        41
    40      Halff Associates, Inc.                                    18,328     01/31/09       40        42
    41                                                                                          41        43
    42      Lee County Commisioners                                    4,815     12/31/10       42        44
    43                                                                                          43        45
    44      Camp, Dresser & Mckee                                      9,056     09/30/09       44        46
    45      Peebles                                                   39,795     02/28/19       45        47
    46      McGuire Research Services                                  9,075     04/30/07       46        48
    47                                                                                          47        49
    48      Merrill Lynch                                              7,555      9/30/08       48        50
    49      Flowers N' Such                                           10,019     03/31/07       49        51
    50      Russell Robbins Sr. & Paul Robbins                         4,000     04/30/08       50        52
    51                                                                                          51        53
    52      David Adam Realty, Inc.                                    1,900     12/31/20       52        54
    53      Schofield Hardware                                         7,500     12/31/06       53        55
    54      Talbert Med Center                                         5,000     01/01/11       54        56
    55                                                                                          55        57
   55.01                                                                                       55.01    57.01
   55.02                                                                                       55.02    57.02
    56      World Service Office                                      35,000     09/14/10       56        58
    57                                                                                          57        59
    58                                                                                          58        60
    59                                                                                          59        61
    60      Mediconnect                                               12,907     12/31/08       60        62
    61      Hallmark                                                   7,055     02/28/09       61        63
    62                                                                                          62        64
    63      Gino's East Pizza                                          5,000     07/31/10       63        65
    64                                                                                          64        66
    65                                                                                          65        67
    66      Coney Island                                               4,000     04/02/20       66        68
    67      Charter One Bank                                           9,512     06/30/15       67        69
    68      M.T. Framemakers                                           1,839     01/31/12       68        70
    69                                                                                          69        71
   69.01    Canton Express                                             3,100     10/20/07      69.01    71.01
   69.02    Panera Bread                                               4,900     05/31/13      69.02    71.02
    70                                                                                          70        72
    71      The Village Pub                                            3,457     01/31/07       71        73
    72                                                                                          72        74
    73                                                                                          73        75
    74      Tequesta Capital Advisors LP                               5,427     04/05/10       74        76
    75      IRIE Salon & Day Spa                                       4,000     12/31/09       75        77
    76                                                                                          76        78
    77                                                                                          77        79
   77.01    The Texas Racing Commission                                8,951     01/31/13      77.01    79.01
   77.02    Entech Sales and Service, Inc.                             6,000     03/31/07      77.02    79.02
    78      Chicago Title Insurance Corp.                              5,905     08/31/08       78        80
    79                                                                                          79        81
    80      Dot's                                                      3,843     05/31/11       80        82
    81                                                                                          81        83
    82                                                                                          82        84
    83                                                                                          83        85
    84                                                                                          84        86
    85      Lawless, Edwards Warren                                    2,685     08/31/09       85        87
    86                                                                                          86        88
   86.01                                                                                       86.01    88.01
   86.02                                                                                       86.02    88.02
   86.03                                                                                       86.03    88.03
   86.04                                                                                       86.04    88.04
   86.05                                                                                       86.05    88.05
    87                                                                                          87        89
    88                                                                                          88        90
    89                                                                                          89        91
    90                                                                                          90        92
    91                                                                                          91        93
    92                                                                                          92        94
   92.01                                                                                       92.01    94.01
   92.02                                                                                       92.02    94.02
    93                                                                                          93        95
    94                                                                                          94        96
    95      Special Needs Resource Center, Inc.                        1,611     07/31/08       95        97
    96                                                                                          96        98
    97      Upper Chesapeake Health System, Inc.                       2,425     04/30/11       97        99
    98      R & A Beauty Service                                       4,900     02/28/08       98       100
    99      Cypress Realty of FL, LLC.                                 2,967     05/31/07       99       101
    100                                                                                         100      102
    101                                                                                         101      103
    102     Porter Paint                                               2,984     04/30/07       102      104
    103                                                                                         103      105
    104     Fortune Buffet                                             7,700     05/31/12       104      106
    105     Cycle Shop                                                 2,500     04/07/07       105      107
    106     The Bedding Experts                                        2,140     08/10/10       106      108
    107     Jin's Chinese Restaurant                                   2,200     05/31/10       107      109
    108                                                                                         108      110
    109                                                                                         109      111
    110     RMS Lifeline, Inc.                                         5,531     02/28/16       110      112
    111                                                                                         111      113
    112     Lifestyles Fitness for Women                              10,500     11/30/15       112      114
    113     Anytime Fitness                                            3,176     03/31/10       113      115
    114     Rockaway Pizza, Inc.                                       2,000     01/31/16       114      116
    115                                                                                         115      117
    116     Interior Specialists                                       6,000     10/01/08       116      118
    117     Sonny Bryan's Smokehouse                                   2,800     10/15/07       117      119
    118                                                                                         118      120
    119     National City Mortgage                                     5,060     01/14/07       119      121
    120                                                                                         120      122
    121     AVM Corporation/Bakery                                     1,575     12/31/15       121      123
    122     Systems Nevada, Inc.                                       4,140     05/31/09       122      124
    123                                                                                         123      125
    124     Roma Tile                                                  7,820     04/30/07       124      126
    125                                                                                         125      127
    126                                                                                         126      128
    127                                                                                         127      129
    128                                                                                         128      130
  128.01                                                                                      128.01    130.01
  128.02                                                                                      128.02    130.02
  128.03                                                                                      128.03    130.03
  128.04                                                                                      128.04    130.04
    129                                                                                         129      131
    130     Optidisk Corporation                                       5,062     09/30/09       130      132
    131                                                                                         131      133
    132                                                                                         132      134
    133     SunTrust Mortgage, Inc.                                    2,045     11/30/10       133      135
    134                                                                                         134      136
    135                                                                                         135      137
    136     The Flag Store                                             5,859     09/30/07       136      138
    137     Game Shop                                                  1,600     01/31/10       137      139
    138     Payless Shoesource, Inc.                                   3,080     11/30/09       138      140
    139     Cindy Barrett/Visions Dance Academy                        1,600     09/02/08       139      141
    140                                                                                         140      142
    141     Dollar Tree                                               11,000     05/01/09       141      143
    142     EZ Money                                                     950     12/31/08       142      144
    143                                                                                         143      145
    144                                                                                         144      146
    145                                                                                         145      147
    146                                                                                         146      148
    147     Event Resources Service                                    1,900     02/28/06       147      149
    148     Taco Del Mar                                               1,335     09/25/15       148      150
    149     Family & Urgent Care Cnt                                   3,122     02/28/09       149      151
    150                                                                                         150      152
    151     Radio Shack                                                4,300     09/30/07       151      153
    152     Shun Xing                                                  1,400     11/30/10       152      154
    153                                                                                         153      155
    154                                                                                         154      156
    155                                                                                         155      157
    156                                                                                         156      158
    157                                                                                         157      159
    158                                                                                         158      160
    159                                                                                         159      161
    160                                                                                         160      162
    161     GameStop, Inc.                                             1,588     01/31/11       161      163
    162     Ingamia                                                   10,151     05/01/08       162      164

Footnotes to Annex A-1

(1)	With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), Current LTV % and Maturity LTV % are calculated on an aggregate basis with the exception of Loan Numbers 83 and 93 which are calculated on an individual basis.
(2)	For mortgage loans secured by multiple Mortgaged Properties, each mortgage loan's Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) is allocated to the respective Mortgaged Property based on the mortgage loan documentation or the mortgage loan Seller's determination of the appropriate allocation.
(3)	Each number identifies a group of cross-collateralized, cross-defaulted mortgage loans.
(4)	Each letter identifies a group of related borrowers.
(5)	For each mortgage loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee").
(6)	For mortgage loans that are Interest-Only for their entire term, the Monthly Debt Service was calculated as 1/12th of the product of (i) the Original Balance, (ii) the Interest Rate and (iii) 365/360.
(7)	Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.
(8)	For mortgage loans with an Interest-Only period, the I/O Period reflects the initial Interest-Only period as of the respective Note Date of the mortgage loan.
(9)	For ARD Loans, the related Anticipated Repayment Date.
(10)	For ARD Loans, calculated as of the related Anticipated Repayment Date.
(11)	The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments.
The "Gtr1%orYM" component of the prepayment provision represents the remaining Yield Maintenance Charge Payments
With respect to Loan Nos. 6, 7, 8, 9, 10, 15, 86, 103, 114, and 143, the "L" component and the "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portion or B-note.
(12)	The Monthly Debt Service and UW DSCR (x) for all partial interest-only loans was calculated based on the first principal and interest payment made after the Closing Date during the term of the loan.
(13)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.
(14)	Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.
(15)	For mortgage loans that have a first payment date in May 2006 the applicable mortgage loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date.
(16)	With respect to Loan No. 68 ($9,100,000 "as is" value), the appraisal value and appraisal date are reflective of the as-stablized values set forth in the respective appraisals. The as-stablized value assumes the lease up of approximately 11,376 square feet currently vacant at the property. Based on the "as is" appraised value the Current LTV% is 82.4%.

(17)	With regards to CenterPoint II (Loan No. 6), the following fields were calculated using the Current Balance($) for only the pari passu note included in the trust: (i) Current LTV%, (ii) Original Balance per Unit ($), (iii) Current Balance per Unit ($), (iv) Maturity LTV% and (v) UW DSCR. An assumed LIBOR of 4.50% was used for the pari passu floating rate note (not included in the trust) to calculate DSCR (x). If the LIBOR Cap of 8.0% is used on the pari passu floating rate note the DSCR will be 2.63x.
(18)	The Millennium Industrial Portfolio loan (Loan No. 7) permits the release of one or more Mortgaged Properties prior to the expiration of the applicable defeasance lockout period, subject to certain conditions, including (i) the prepayment of a release price of 120% of the related allocated loan amount of the Mortgaged Property to be released, together with the payment of the applicable yield maintenance premium and (ii) the satisfaction of specified DSCR tests and LTV tests for the remaining Mortgage Properties after the partial release.
(19)	The Lake Worth Plaza Shopping Center mortgage loan (Loan No. 18) is prepayable with yield maintenance on and after February 11, 2008 through the July 11, 2015 payment date subject to a "Yield Maintenance Charge". The "Yield Maintenance Charge" will be equal to the greater of (i) 1% of the amount being prepaid and (ii) the remainder of (a) the present value of the scheduled payments of principal and interest payable in respect of the principal amount of the mortgage loan being so prepaid, including, without limitation, the payments due at the date 6 months prior to maturity of the mortgage loan minus (b) the principal amount of the mortgage loan being so prepaid, from the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date to the date six months before the maturity date or applicable Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the "Discount Rate" as stated in the related loan documents, less the amount of principal being repaid.
(20)	With respect to Loan Nos. 1 and 8, the mortgage loans contain 1 property that is Fee/Leasehold.

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

                                                AGGREGATE       % OF               STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF       INITIAL            REMAINING            DATE      LTV RATIO
                                 MORTGAGE          DATE         POOL    MORTGAGE    TERM      UW        LTV         AT
CUT-OFF DATE BALANCES              LOANS         BALANCE       BALANCE    RATE    (MOS.)(1)  DSCR      RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

   $1,342,000 -      $2,999,999      33          $71,046,706      3.3%    5.7150%   117      1.32x     70.6%       60.0%
   $3,000,000 -      $3,999,999      19           66,222,935      3.1     5.6661    119      1.36x     70.0%       59.2%
   $4,000,000 -      $4,999,999      13           56,826,625      2.7     5.7887    119      1.42x     69.6%       58.5%
   $5,000,000 -      $6,999,999      28          162,200,056      7.6     5.7489    119      1.35x     69.1%       58.4%
   $7,000,000 -      $9,999,999      21          170,465,882      7.9     5.6044    112      1.34x     73.0%       64.6%
  $10,000,000 -     $14,999,999      20          238,265,400     11.1     5.7217    110      1.47x     70.5%       63.7%
  $15,000,000 -     $24,999,999      14          257,517,051     12.0     5.7344    101      1.36x     74.2%       67.9%
  $25,000,000 -     $49,999,999       9          290,618,274     13.6     5.6424    116      1.45x     68.6%       60.9%
  $50,000,000 -    $149,999,999       5          411,133,278     19.2     5.5740    100      1.65x     67.9%       62.5%
 $150,000,000 -    $240,000,000       2          420,000,000     19.6     5.4261    119      1.92x     55.0%       51.2%
                                -------------------------------------------------------------------------------------------
TOTAL:                              164       $2,144,296,208    100.0%    5.6188%   111      1.55X     67.2%       60.4%
                                ===========================================================================================

                                 MORTGAGE RATES

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

                                                AGGREGATE       % OF               STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF       INITIAL            REMAINING            DATE      LTV RATIO
                                 MORTGAGE          DATE         POOL    MORTGAGE    TERM      UW        LTV         AT
MORTGAGE RATES                     LOANS         BALANCE       BALANCE    RATE    (MOS.)(1)  DSCR      RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

      5.1300% -     5.4999%          22         $535,518,160     25.0%    5.3285%   109      1.99x     60.6%       56.5%
      5.5000% -     5.9999%         131        1,510,754,175     70.5     5.6812    112      1.39x     69.9%       62.0%
      6.0000%       6.4999%          10           96,681,873      4.5     6.2359    105      1.63x     61.9%       56.3%
      6.5000% -     6.8500%           1            1,342,000      0.1     6.8500     60      1.20x     78.9%       75.6%
                                -------------------------------------------------------------------------------------------
TOTAL:                              164       $2,144,296,208    100.0%    5.6188%   111      1.55X     67.2%       60.4%
                                ===========================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

                                                AGGREGATE       % OF               STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF       INITIAL           REMAINING             DATE      LTV RATIO
ORIGINAL TERM TO                 MORTGAGE          DATE         POOL    MORTGAGE    TERM      UW        LTV         AT
MATURITY IN MONTHS(1)             LOANS          BALANCE       BALANCE    RATE   (MOS.)(1)   DSCR      RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

           60                        12         $189,337,000      8.8%    5.7070%    59      1.97x     60.1%       59.4%
           61 -     84                6          181,200,000      8.5     5.6324     82      1.91x     61.8%       61.2%
           85 -    120              142        1,744,530,684     81.4     5.6044    119      1.47x     68.4%       60.4%
          121 -    180                4           29,228,523      1.4     5.8269    151      1.25x     75.7%       60.9%
                                -------------------------------------------------------------------------------------------
TOTAL:                              164       $2,144,296,208    100.0%    5.6188%   111      1.55X     67.2%       60.4%
                                ===========================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

                                                AGGREGATE       % OF               STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF       INITIAL           REMAINING             DATE      LTV RATIO
REMAINING TERM TO                MORTGAGE          DATE         POOL    MORTGAGE    TERM      UW        LTV         AT
MATURITY IN MONTHS(1)             LOANS          BALANCE       BALANCE    RATE   (MOS.)(1)   DSCR      RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

           58 -      60              12         $189,337,000      8.8%    5.7070%    59      1.97x     60.1%       59.4%
           61 -      84               6          181,200,000      8.5     5.6324     82      1.91x     61.8%       61.2%
           85 -     120             142        1,744,530,684     81.4     5.6044    119      1.47x     68.4%       60.4%
          121 -     180               4           29,228,523      1.4     5.8269    151      1.25x     75.7%       60.9%
                                -------------------------------------------------------------------------------------------
TOTAL:                              164       $2,144,296,208    100.0%    5.6188%   111      1.55X     67.2%       60.4%
                                ===========================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(2)

                                                                                        WEIGHTED AVERAGES
                                                                        ---------------------------------------------------

                                                AGGREGATE        % OF               STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF       INITIAL            REMAINING            DATE      LTV RATIO
ORIGINAL AMORTIZATION             MORTGAGE         DATE          POOL    MORTGAGE    TERM      UW       LTV         AT
TERM IN MONTHS                     LOANS         BALANCE       BALANCE     RATE   (MOS.)(1)   DSCR     RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

          240                         1           $1,421,293      0.1%    5.5000%   119      1.30x     56.9%       36.6%
          241 -      300             18          115,427,698      7.1     5.8591    117      1.42x     66.4%       52.6%
          301 -      330              4           32,992,254      2.0     5.7062    120      1.27x     67.9%       56.4%
          331 -      360            129        1,467,909,962     90.7     5.6544    118      1.27x     72.8%       64.2%
                                -------------------------------------------------------------------------------------------
TOTAL:                              152       $1,617,751,208    100.0%    5.6699%   118      1.28X     72.2%       63.2%
                                ===========================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(2)

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

                                                AGGREGATE       % OF               STATED            CUT-OFF
                                NUMBER OF        CUT-OFF      INITIAL            REMAINING            DATE      LTV RATIO
REMAINING AMORTIZATION           MORTGAGE          DATE         POOL    MORTGAGE    TERM      UW       LTV         AT
TERM IN MONTHS                    LOANS          BALANCE      BALANCE     RATE   (MOS.)(1)   DSCR     RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

          239 -      240              1           $1,421,293      0.1%    5.5000%   119      1.30x     56.9%       36.6%
          241 -      300             18          115,427,698      7.1     5.8591    117      1.42x     66.4%       52.6%
          301 -      330              4           32,992,254      2.0     5.7062    120      1.27x     67.9%       56.4%
          331 -      360            129        1,467,909,962     90.7     5.6544    118      1.27x     72.8%       64.2%
                                -------------------------------------------------------------------------------------------
TOTAL:                              152       $1,617,751,208    100.0%    5.6699%   118      1.28X     72.2%       63.2%
                                ===========================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

(2) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-2

                               AMORTIZATION TYPES

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

                                                 AGGREGATE      % OF               STATED            CUT-OFF
                                NUMBER OF         CUT-OFF     INITIAL            REMAINING            DATE      LTV RATIO
                                 MORTGAGE          DATE         POOL    MORTGAGE    TERM      UW       LTV         AT
AMORTIZATION TYPES                LOANS           BALANCE     BALANCE     RATE   (MOS.)(1)   DSCR     RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only(2)             81       $1,105,963,000     51.6%    5.6414%   118      1.26x     72.4%       64.7%
Interest-Only(3)                     12          526,545,000     24.6     5.4620     91      2.37x     51.9%       51.9%
Balloon                              71          511,788,208     23.9     5.7316    118      1.33x     71.8%       59.8%
                                -------------------------------------------------------------------------------------------
TOTAL:                              164       $2,144,296,208    100.0%    5.6188%   111      1.55X     67.2%       60.4%
                                ===========================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

UNDERWRITTEN                                     AGGREGATE      % OF               STATED            CUT-OFF
CASH FLOW                       NUMBER OF         CUT-OFF     INITIAL            REMAINING            DATE      LTV RATIO
DEBT SERVICE                     MORTGAGE          DATE         POOL    MORTGAGE    TERM      UW       LTV         AT
COVERAGE RATIOS                   LOANS           BALANCE     BALANCE     RATE   (MOS.)(1)   DSCR     RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

        1.19x                         2           $6,730,000      0.3%    5.6264%   119      1.19x     68.8%       59.8%
        1.20x -  1.29x               88        1,189,752,134     55.5     5.6802    115      1.23x     73.1%       65.2%
        1.30x -  1.39x               39          353,734,904     16.5     5.6525    116      1.34x     72.7%       62.4%
        1.40x -  1.49x               15           81,955,502      3.8     5.7395    110      1.44x     68.2%       57.5%
        1.50x -  1.69x                6           45,735,602      2.1     5.7636    120      1.53x     71.2%       58.5%
        1.70x -  1.99x                4          122,150,000      5.7     5.5379     83      1.90x     61.7%       60.9%
        2.00x -  2.99x                9          333,738,065     15.6     5.3209    102      2.75x     43.2%       43.0%
        3.00x -  3.81x                1           10,500,000      0.5     6.3614     82      3.81x     23.8%       23.8%
                                -------------------------------------------------------------------------------------------
TOTAL:                              164       $2,144,296,208    100.0%    5.6188%   111      1.55X     67.2%       60.4%
                                ===========================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

                                                 AGGREGATE      % OF               STATED            CUT-OFF
                                NUMBER OF         CUT-OFF     INITIAL            REMAINING            DATE      LTV RATIO
CUT-OFF DATE                     MORTGAGE          DATE         POOL    MORTGAGE    TERM      UW       LTV         AT
LTV RATIOS                        LOANS           BALANCE     BALANCE     RATE   (MOS.)(1)   DSCR     RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

        23.8% -  50.0%                9         $323,706,590     15.1%    5.3694%   104      2.80x     41.5%       41.3%
        50.1% -  60.0%               10           55,035,009      2.6     5.6148     84      1.89x     55.8%       50.8%
        60.1% -  65.0%               15          183,122,725      8.5     5.6064     97      1.69x     62.7%       58.6%
        65.1% -  70.0%               25          468,943,560     21.9     5.6926    117      1.27x     67.1%       59.0%
        70.1% -  75.0%               50          509,153,617     23.7     5.6864    111      1.26x     73.5%       65.4%
        75.1% -  80.0%               55          604,334,707     28.2     5.6424    118      1.26x     78.2%       69.0%
                                -------------------------------------------------------------------------------------------
TOTAL:                              164       $2,144,296,208    100.0%    5.6188%   111      1.55X     67.2%       60.4%
                                ===========================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

(2) Includes one partial interest-only ARD loan representing 0.2% of the initial pool balance.

(3) Includes two interest-only ARD loans representing 1.2% of the initial pool balance.

                                     A-2-3

                            MATURITY DATE LTV RATIOS

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

                                                 AGGREGATE      % OF               STATED            CUT-OFF
                                NUMBER OF         CUT-OFF     INITIAL            REMAINING            DATE      LTV RATIO
MATURITY DATE                    MORTGAGE          DATE         POOL    MORTGAGE    TERM      UW       LTV         AT
LTV RATIOS(1)                     LOANS           BALANCE     BALANCE     RATE   (MOS.)(1)   DSCR     RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

        23.8% - 30.0%                 1          $10,500,000      0.5%    6.3614%    82      3.81x     23.8%       23.8%
        30.1% - 50.0%                19          358,356,451     16.7     5.3995    106      2.60x     44.3%       42.6%
        50.1% - 60.0%                40          545,724,099     25.5     5.6634    116      1.33x     66.3%       57.4%
        60.1% - 70.0%                80          888,218,658     41.4     5.6374    113      1.35x     73.4%       65.2%
        70.1% - 79.1%                24          341,497,000     15.9     5.7068    104      1.24x     78.0%       72.6%
                                -------------------------------------------------------------------------------------------
TOTAL:                              164       $2,144,296,208    100.0%    5.6188%   111      1.55X     67.2%       60.4%
                                ===========================================================================================

                         TYPE OF MORTGAGED PROPERTIES(2)

                                                                             WEIGHTED AVERAGES
                                                                       --------------------------------

                                                 AGGREGATE       % OF               CUT-OFF
                                 NUMBER OF        CUT-OFF       INITIAL              DATE
                                 MORTGAGED         DATE          POOL         UW      LTV
PROPERTY TYPE                    PROPERTIES       BALANCE       BALANCE     DSCR     RATIO   OCCUPANCY
-------------------------------------------------------------------------------------------------------

RETAIL
Anchored                             42         $733,259,682     34.2%     1.64x      64.3%    94.6%
Unanchored                           20          103,922,955      4.8      1.29x      74.5%    93.9%
Shadow Anchored                      11           68,474,741      3.2      1.30x      71.8%    94.0%
                                ---------------------------------------------------------------------
SUBTOTAL:                            73         $905,657,378     42.2%     1.57X      66.1%    94.5%

OFFICE
Suburban                             38         $259,950,541     12.1%     1.36x      71.8%    95.7%
CBD                                   3          228,800,000     10.7      1.75x      65.2%    93.3%
                                ---------------------------------------------------------------------
SUBTOTAL:                            41         $488,750,541     22.8%     1.54X      68.7%    94.6%

INDUSTRIAL
Warehouse/Distribution               33         $160,206,948      7.5%     1.86x      62.2%    94.2%
Flex                                 14          120,829,435      5.6      1.34x      68.9%    95.1%
                                -----------------------------------------------------------------------
SUBTOTAL:                            47         $281,036,384     13.1%     1.64X      65.1%    94.6%

MULTIFAMILY
Garden                               30         $190,530,890      8.9%     1.27x      75.0%    95.1%
Mid/High Rise                         5           32,518,645      1.5      2.19x      52.2%    94.9%
                                -----------------------------------------------------------------------
SUBTOTAL:                            35         $223,049,535     10.4%     1.40X      71.7%    95.1%

HOTEL
Full Service                         11         $135,840,316      6.3%     1.60x      65.5%      NAP
Limited Service                      13           80,607,735      3.8      1.43x      67.1%      NAP
                                -----------------------------------------------------------------------
SUBTOTAL:                            24         $216,448,050     10.1%     1.54X      66.1%      NAP

MANUFACTURED HOUSING                  5          $16,523,309      0.8%     1.29x      75.1%    94.7%

SELF-STORAGE                          4          $12,831,010      0.6%     1.35x      72.4%    89.0%

                                -----------------------------------------------------------------------
TOTAL:                              229       $2,144,296,208    100.0%     1.55X      67.2%    94.5%
                                =======================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

                                               AGGREGATE       % OF               STATED             CUT-OFF
                                NUMBER OF       CUT-OFF       INITIAL            REMAINING            DATE      LTV RATIO
                                MORTGAGED         DATE         POOL     MORTGAGE   TERM      UW        LTV         AT
LOCATION                        PROPERTIES      BALANCE       BALANCE     RATE   (MOS.)(2)  DSCR      RATIO    MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------

California                          35         $430,740,590     20.1%    5.7589%   101      1.43x     69.3%       63.5%
New York                            15          390,982,000     18.2     5.4476    115      2.17x     55.0%       52.1%
Pennsylvania                        14          157,219,588      7.3     5.6135    112      1.38x     65.3%       57.7%
Maryland                             5          144,614,000      6.7     5.5705    122      1.28x     74.0%       64.5%
Texas                               21          133,833,859      6.2     5.6567    115      1.33x     73.7%       66.1%
Illinois                            25           92,249,188      4.3     5.6176     80      2.19x     56.3%       52.8%
Florida                             11           88,931,172      4.1     5.6873    107      1.27x     71.8%       63.8%
New Jersey                           6           81,728,400      3.8     5.6265    119      1.23x     67.0%       59.1%
North Carolina                      11           79,449,548      3.7     5.8033    107      1.35x     73.3%       65.5%
Connecticut                          6           63,808,000      3.0     5.6099    119      1.26x     67.7%       60.2%
Ohio                                 8           49,234,100      2.3     5.4241    116      1.30x     77.9%       67.5%
Michigan                             6           43,482,701      2.0     5.6979    119      1.31x     74.1%       62.1%
Arizona                              3           38,425,000      1.8     5.7114    108      1.81x     63.8%       59.2%
Oregon                               2           38,378,274      1.8     5.6300    118      1.38x     67.3%       56.7%
Nevada                              10           32,960,203      1.5     5.6901    119      1.28x     70.5%       61.9%
Tennessee                            8           29,992,000      1.4     5.1300    120      1.31x     79.7%       69.3%
Massachusetts                        4           29,634,120      1.4     5.6708    118      1.27x     73.8%       64.5%
Wisconsin                            7           25,805,254      1.2     5.6202     97      1.79x     64.8%       59.9%
Washington                           1           22,947,051      1.1     5.6150    118      1.35x     75.2%       63.2%
Arkansas                             2           22,508,145      1.0     5.6755    120      1.34x     72.6%       62.8%
Indiana                              4           20,903,307      1.0     5.5371    119      1.28x     78.0%       69.4%
Oklahoma                             3           17,577,450      0.8     5.5849    119      1.27x     77.9%       68.7%
South Carolina                       3           14,559,057      0.7     5.6394    119      1.37x     70.9%       57.9%
Maine                                2           13,178,523      0.6     5.6818    127      1.72x     66.1%       54.6%
Virginia                             3           12,747,348      0.6     5.6744    119      1.44x     73.6%       61.1%
Kentucky                             2           11,727,000      0.5     5.3307    120      1.31x     79.7%       69.3%
Delaware                             1           10,700,000      0.5     5.7842    118      1.26x     76.4%       68.8%
Georgia                              2           10,669,744      0.5     5.6901    118      1.31x     78.5%       66.0%
Colorado                             2            9,350,000      0.4     5.7171    120      1.59x     66.0%       57.0%
Utah                                 1            8,100,000      0.4     5.6500    120      1.37x     60.6%       52.8%
Idaho                                1            5,775,000      0.3     5.5100    120      1.32x     73.1%       61.1%
Alabama                              2            5,019,769      0.2     5.7401    118      1.25x     77.3%       66.8%
Kansas                               2            4,671,293      0.2     5.7226    120      1.61x     64.4%       51.3%
Iowa                                 1            2,394,524      0.1     5.6700    118      1.44x     49.9%       42.0%
                                -------------------------------------------------------------------------------------------
TOTAL:                             229       $2,144,296,208    100.0%    5.6188%   111      1.55X     67.2%       60.4%
                                ===========================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-5

                          YEARS BUILT/RENOVATED(1),(2)

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

                                                 AGGREGATE      % OF               STATED            CUT-OFF
                                NUMBER OF         CUT-OFF     INITIAL            REMAINING            DATE      LTV RATIO
YEARS                           MORTGAGED          DATE         POOL    MORTGAGE    TERM      UW       LTV         AT
BUILT/RENOVATED                 PROPERTIES        BALANCE     BALANCE     RATE   (MOS.)(3)   DSCR     RATIO    MATURITY(3)
---------------------------------------------------------------------------------------------------------------------------

         1927 - 1959                 5          $29,175,000      1.4%    5.6431%    78      1.20x     73.9%       71.1%
         1960 - 1969                 6           18,372,000      0.9     5.6250     74      2.42x     53.6%       51.7%
         1970 - 1979                18           81,110,016      3.8     5.6370     91      1.81x     63.8%       58.9%
         1980 - 1989                30          422,128,233     19.7     5.4644    113      2.15x     54.2%       51.0%
         1990 - 1999                60          502,884,131     23.5     5.6440    118      1.29x     73.5%       64.6%
         2000 - 2006               110        1,090,626,828     50.9     5.6649    110      1.41x     69.7%       62.1%
                                -------------------------------------------------------------------------------------------
TOTAL:                             229       $2,144,296,208    100.0%    5.6188%   111      1.55X     67.2%       60.4%
                                ===========================================================================================

                              PREPAYMENT PROTECTION

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

                                                 AGGREGATE     % OF               STATED             CUT-OFF
                                NUMBER OF         CUT-OFF     INITIAL            REMAINING            DATE      LTV RATIO
PREPAYMENT                      MORTGAGED          DATE        POOL     MORTGAGE   TERM       UW       LTV         AT
PROTECTION                        LOANS           BALANCE     BALANCE     RATE   (MOS.)(3)   DSCR     RATIO    MATURITY(3)
---------------------------------------------------------------------------------------------------------------------------

Defeasance                         151       $2,022,879,147     94.3%    5.6237%   112      1.55x     67.0%       60.2%
Yield Maintenance                   12           96,417,061      4.5     5.5318     98      1.55x     70.1%       64.4%
Yield Maintenance/Defeasance         1           25,000,000      1.2     5.5600    119      1.21x     73.5%       65.8%
                                -------------------------------------------------------------------------------------------
TOTAL:                             164       $2,144,296,208    100.0%    5.6188%   111      1.55X     67.2%       60.4%
                                ===========================================================================================

                          PARTIAL INTEREST ONLY PERIODS

                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------

                                                 AGGREGATE     % OF                STATED            CUT-OFF
                                NUMBER OF         CUT-OFF     INITIAL            REMAINING            DATE      LTV RATIO
PARTIAL INTEREST                MORTGAGED          DATE        POOL     MORTGAGE    TERM      UW       LTV         AT
ONLY PERIODS                      LOANS           BALANCE     BALANCE     RATE   (MOS.)(3)   DSCR     RATIO    MATURITY(3)
---------------------------------------------------------------------------------------------------------------------------

           12                        9          $71,702,000      3.3%    5.7509%   116      1.34x     69.4%       57.4%
           13 - 24                  22          238,425,000     11.1     5.5725    116      1.31x     73.1%       64.4%
           25 - 36                  36          616,681,000     28.8     5.6182    118      1.23x     72.0%       64.6%
           37 - 48                   5           66,500,000      3.1     5.6607    114      1.23x     74.9%       69.0%
           49 - 60                   9          112,655,000      5.3     5.8331    120      1.23x     73.7%       68.6%
                                -------------------------------------------------------------------------------------------
                                    81       $1,105,963,000     51.6%    5.6414%   118      1.26X     72.4%       64.7%
                                ===========================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
                              MORTGAGE       DATE         LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
CUT-OFF DATE BALANCES          LOANS        BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

  $1,342,000 -   $2,999,999      22         $47,999,586        2.5%      5.7434%     117       1.33x     69.6%      58.2%
  $3,000,000 -   $3,999,999      16          56,082,935        2.9       5.6664      119       1.37x     69.7%      58.6%
  $4,000,000 -   $4,999,999      11          47,371,370        2.4       5.8024      118       1.45x     69.1%      58.3%
  $5,000,000 -   $6,999,999      22         127,962,896        6.6       5.7660      119       1.35x     68.6%      57.7%
  $7,000,000 -   $9,999,999      17         139,855,882        7.2       5.5751      114       1.36x     72.9%      64.4%
 $10,000,000 -  $14,999,999      17         203,215,400       10.5       5.7039      110       1.37x     72.1%      64.9%
 $15,000,000 -  $24,999,999      12         223,097,051       11.5       5.7252      103       1.38x     73.7%      66.9%
 $25,000,000 -  $49,999,999       8         262,618,274       13.5       5.6203      119       1.47x     67.9%      59.4%
 $50,000,000 - $149,999,999       5         411,133,278       21.2       5.5740      100       1.65x     67.9%      62.5%
$150,000,000 - $240,000,000       2         420,000,000       21.7       5.4261      119       1.92x     55.0%      51.2%
                             -----------------------------------------------------------------------------------------------
TOTAL:                          132      $1,939,336,672      100.0%      5.6045%     112       1.56X     66.8%      59.9%
                             ===============================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
                              MORTGAGE       DATE         LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
MORTGAGE RATES                 LOANS        BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

     5.1300% -   5.4999%         16      $  511,249,515       26.4%      5.3218%      108      2.02x     59.9%      56.1%
     5.5000% -   5.9999%        107       1,346,663,285       69.4       5.6731       114      1.40x     69.4%      61.3%
     6.0000% -   6.4999%          8          80,081,873        4.1       6.2343       103      1.38x     65.8%      60.1%
     6.5000% -   6.8500%          1           1,342,000        0.1       6.8500        60      1.20x     78.9%      75.6%
                             -----------------------------------------------------------------------------------------------
TOTAL:                           132     $1,939,336,672      100.0%      5.6045%      112      1.56X     66.8%      59.9%
                             ===============================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
ORIGINAL TERM TO             MORTGAGE        DATE         LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
MATURITY IN MONTHS(1)          LOANS        BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

           60                     9      $  157,437,000        8.1%      5.6646%       59      2.09x     57.9%      57.3%
           61 -    84             4         142,700,000        7.4       5.5361        81      1.89x     62.0%      61.3%
           85 -   120           116       1,616,071,149       83.3       5.6022       119      1.49x     67.9%      60.0%
          121 -   180             3          23,128,523        1.2       5.7707       143      1.26x     75.3%      60.6%
                             -----------------------------------------------------------------------------------------------
TOTAL:                          132      $1,939,336,672      100.0%      5.6045%      112      1.56X     66.8%      59.9%
                             ===============================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
REMAINING TERM TO            MORTGAGE         DATE        LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
MATURITY IN MONTHS(1)          LOANS        BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

           59 -    60             9        $157,437,000        8.1%        5.6646%      59     2.09x     57.9%      57.3%
           61 -    84             4         142,700,000        7.4         5.5361       81     1.89x     62.0%      61.3%
           85 -   120           116       1,616,071,149       83.3         5.6022      119     1.49x     67.9%      60.0%
          121 -   180             3          23,128,523        1.2         5.7707      143     1.26x     75.3%      60.6%
                             -----------------------------------------------------------------------------------------------
TOTAL:                          132      $1,939,336,672      100.0%        5.6045%     112     1.56X     66.8%      59.9%
                             ===============================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
ORIGINAL AMORTIZATION        MORTGAGE         DATE        LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
TERM IN MONTHS                 LOANS        BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

          240                     1          $1,421,293        0.1%      5.5000%      119      1.30x     56.9%      36.6%
          241 -   300            18         115,427,698        7.9       5.8591       117      1.42x     66.4%      52.6%
          301 -   330             3          28,275,000        1.9       5.7139       120      1.29x     67.1%      56.0%
          331 -   360           101       1,324,667,681       90.1       5.6530       118      1.27x     72.7%      64.1%
                             -----------------------------------------------------------------------------------------------
TOTAL:                          123      $1,469,791,672      100.0%      5.6702%      118      1.28X     72.1%      63.0%
                             ===============================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
REMAINING AMORTIZATION       MORTGAGE        DATE        LOAN GROUP 1  MORTGAGE     TERM         UW      LTV         AT
TERM IN MONTHS                LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

          239 -   240             1          $1,421,293        0.1%      5.5000%      119      1.30x     56.9%      36.6%
          241 -   300            18         115,427,698        7.9       5.8591       117      1.42x     66.4%      52.6%
          301 -   330             3          28,275,000        1.9       5.7139       120      1.29x     67.1%      56.0%
          331 -   360           101       1,324,667,681       90.1       5.6530       118      1.27x     72.7%      64.1%
                             -----------------------------------------------------------------------------------------------
TOTAL:                          123      $1,469,791,672      100.0%      5.6702%      118      1.28X     72.1%      63.0%
                             ===============================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

(2) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
                             MORTGAGE        DATE         LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
AMORTIZATION TYPES             LOANS        BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only(2)         61        $996,022,000       51.4%      5.6379%      118      1.25x     72.2%      64.5%
Balloon                          62         473,769,672       24.4       5.7380       117      1.34x     71.9%      59.9%
Interest-Only(3)                  9         469,545,000       24.2       5.3987        93      2.44x     50.1%      50.1%
                             -----------------------------------------------------------------------------------------------
TOTAL:                          132      $1,939,336,672      100.0%      5.6045%      112      1.56X     66.8%      59.9%
                             ===============================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                        FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

UNDERWRITTEN                               AGGREGATE          % OF                  STATED             CUT-OFF
CASH FLOW                    NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
DEBT SERVICE                 MORTGAGE        DATE         LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
COVERAGE RATIOS                LOANS        BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

        1.19x                     1          $3,440,000        0.2%      5.6900%      119      1.19x     71.7%      64.3%
        1.20x - 1.29x            69       1,066,845,124       55.0       5.6811       116      1.23x     72.8%      64.9%
        1.30x - 1.39x            32         299,816,904       15.5       5.6195       119      1.35x     72.0%      60.7%
        1.40x - 1.69x            18         119,246,579        6.1       5.7559       113      1.48x     69.5%      57.9%
        1.70x - 1.99x             3         116,250,000        6.0       5.5185        84      1.90x     62.6%      61.9%
        2.00x - 2.96x             9         333,738,065       17.2       5.3209       102      2.75x     43.2%      43.0%
                             -----------------------------------------------------------------------------------------------
TOTAL:                          132      $1,939,336,672      100.0%      5.6045%      112      1.56X     66.8%      59.9%
                             ===============================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
CUT-OFF DATE                 MORTGAGE         DATE        LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
LTV RATIOS                     LOANS        BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

        34.8% - 50.0%             6        $304,912,065       15.7%      5.3222%      105      2.79x     42.0%      41.9%
        50.1% - 60.0%            10          55,035,009        2.8       5.6148        84      1.89x     55.8%      50.8%
        60.1% - 65.0%            15         183,122,725        9.4       5.6064        97      1.69x     62.7%      58.6%
        65.1% - 70.0%            20         450,524,609       23.2       5.6934       116      1.27x     67.1%      59.0%
        70.1% - 75.0%            41         446,929,717       23.0       5.6826       113      1.26x     73.5%      64.8%
        75.1% - 80.0%            40         498,812,546       25.7       5.6248       119      1.26x     78.3%      68.7%
                             -----------------------------------------------------------------------------------------------
TOTAL:                          132      $1,939,336,672      100.0%      5.6045%      112      1.56X     66.8%      59.9%
                             ===============================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

(2) Includes one partial interest-only ARD loan representing 0.2% of the initial pool balance of loan group 1.

(3) Includes two interest-only ARD loans representing 1.3% of the initial pool balance of loan group 1.

                                     A-2-9

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
MATURITY DATE                MORTGAGE        DATE         LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
LTV RATIOS(1)                  LOANS        BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

        30.3% - 50.0%            17        $350,061,927       18.1%      5.3889%      107      2.62x     44.3%      42.6%
        50.1% - 60.0%            36         528,618,894       27.3       5.6628       116      1.33x     66.3%      57.4%
        60.1% - 70.0%            64         797,173,852       41.1       5.6404       113      1.36x     73.2%      65.1%
        70.1% - 75.6%            15         263,482,000       13.6       5.6650       107      1.23x     78.2%      72.0%
                             -----------------------------------------------------------------------------------------------
TOTAL:                          132      $1,939,336,672      100.0%      5.6045%      112      1.56X     66.8%      59.9%
                             ===============================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                             WEIGHTED AVERAGES
                                                                       --------------------------------

                                            AGGREGATE        % OF                  CUT-OFF
                             NUMBER OF       CUT-OFF       INITIAL                   DATE
                             MORTGAGED        DATE        LOAN GROUP 1     UW        LTV
PROPERTY TYPE                PROPERTIES      BALANCE       BALANCE        DSCR      RATIO    OCCUPANCY
--------------------------------------------------------------------------------------------------------------

RETAIL
Anchored                           42        $733,259,682       37.8%       1.64x      64.3%    94.6%
Unanchored                         20         103,922,955        5.4        1.29x      74.5%    93.9%
Shadow Anchored                    11          68,474,741        3.5        1.30x      71.8%    94.0%
                             --------------------------------------------------------------------------
SUBTOTAL:                          73        $905,657,378       46.7%       1.57X      66.1%    94.5%

OFFICE
Suburban                           38        $259,950,541       13.4%       1.36x      71.8%    95.7%
CBD                                 3         228,800,000       11.8        1.75x      65.2%    93.3%
                             ---------------------------------------------------------------------------------
SUBTOTAL:                          41        $488,750,541       25.2%       1.54X      68.7%    94.6%

INDUSTRIAL
Warehouse/Distribution             33        $160,206,948        8.3%       1.86x      62.2%    94.2%
Flex                               14         120,829,435        6.2        1.34x      68.9%    95.1%
                             ---------------------------------------------------------------------------------
SUBTOTAL:                          47        $281,036,384       14.5%       1.64X      65.1%    94.6%

HOTEL
Full Service                       11        $135,840,316        7.0%       1.60x      65.5%      NAP
Limited Service                    13          80,607,735        4.2        1.43x      67.1%      NAP
                             ---------------------------------------------------------------------------------
SUBTOTAL:                          24        $216,448,050       11.2%       1.54X      66.1%      NAP

MULTIFAMILY
Garden                              2         $11,865,000        0.6%       1.24x      70.9%    92.8%
Mid/High Rise                       1          11,625,000        0.6        1.20x      73.5%    86.7%
                             ---------------------------------------------------------------------------------
SUBTOTAL:                           3         $23,490,000        1.2%       1.22X      72.2%    89.8%

SELF-STORAGE                        4         $12,831,010        0.7%       1.35x      72.4%    89.0%

MANUFACTURED HOUSING                4         $11,123,309       0.6%        1.33x      75.7%    92.2%

                             ---------------------------------------------------------------------------------
TOTAL:                            196      $1,939,336,672      100.0%       1.56X      66.8%    94.4%
                             =================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
                             MORTGAGED       DATE         LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
LOCATION                     PROPERTIES     BALANCE         BALANCE       RATE     (MOS.)(2)    DSCR    RATIO    MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------

California                       32        $401,450,590       20.7%      5.7504%      104      1.44x     68.8%      62.7%
New York                          9         363,497,000       18.7       5.4129       117      2.16x     55.4%      52.6%
Pennsylvania                     14         157,219,588        8.1       5.6135       112      1.38x     65.3%      57.7%
Maryland                          4         138,514,000        7.1       5.5498       120      1.28x     73.9%      64.6%
Texas                            17         114,295,859        5.9       5.6609       114      1.33x     73.2%      66.1%
Illinois                         24          90,068,188        4.6       5.6143        79      2.22x     56.0%      52.6%
Florida                           8          76,546,061        3.9       5.7145       105      1.27x     71.4%      63.6%
New Jersey                        5          74,128,400        3.8       5.6148       119      1.23x     67.2%      59.5%
Connecticut                       6          63,808,000        3.3       5.6099       119      1.26x     67.7%      60.2%
Ohio                              8          49,234,100        2.5       5.4241       116      1.30x     77.9%      67.5%
Michigan                          6          43,482,701        2.2       5.6979       119      1.31x     74.1%      62.1%
Arizona                           3          38,425,000        2.0       5.7114       108      1.81x     63.8%      59.2%
Oregon                            2          38,378,274        2.0       5.6300       118      1.38x     67.3%      56.7%
North Carolina                    5          35,869,548        1.8       5.7249       120      1.38x     69.5%      55.7%
Nevada                           10          32,960,203        1.7       5.6901       119      1.28x     70.5%      61.9%
Tennessee                         8          29,992,000        1.5       5.1300       120      1.31x     79.7%      69.3%
Massachusetts                     4          29,634,120        1.5       5.6708       118      1.27x     73.8%      64.5%
Washington                        1          22,947,051        1.2       5.6150       118      1.35x     75.2%      63.2%
Indiana                           4          20,903,307        1.1       5.5371       119      1.28x     78.0%      69.4%
South Carolina                    3          14,559,057        0.8       5.6394       119      1.37x     70.9%      57.9%
Maine                             2          13,178,523        0.7       5.6818       127      1.72x     66.1%      54.6%
Kentucky                          2          11,727,000        0.6       5.3307       120      1.31x     79.7%      69.3%
Delaware                          1          10,700,000        0.6       5.7842       118      1.26x     76.4%      68.8%
Georgia                           2          10,669,744        0.6       5.6901       118      1.31x     78.5%      66.0%
Virginia                          2          10,053,703        0.5       5.7265       120      1.49x     73.8%      61.1%
Wisconsin                         5           9,738,000        0.5       5.5430        59      2.76x     46.5%      46.5%
Utah                              1           8,100,000        0.4       5.6500       120      1.37x     60.6%      52.8%
Arkansas                          1           6,588,145        0.3       5.8820       119      1.50x     63.9%      49.4%
Idaho                             1           5,775,000        0.3       5.5100       120      1.32x     73.1%      61.1%
Colorado                          1           5,500,000        0.3       5.8200       120      1.70x     63.2%      54.0%
Kansas                            2           4,671,293        0.2       5.7226       120      1.61x     64.4%      51.3%
Oklahoma                          2           4,377,450        0.2       5.7503       120      1.26x     78.9%      66.4%
Alabama                           1           2,344,769        0.1       5.8200       118      1.30x     74.4%      62.9%
                             -----------------------------------------------------------------------------------------------
TOTAL:                          196      $1,939,336,672      100.0%      5.6045%      112      1.56X     66.8%      59.9%
                             ===============================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
YEARS                        MORTGAGED       DATE         LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
BUILT/RENOVATED              PROPERTIES     BALANCE         BALANCE       RATE     (MOS.)(3)    DSCR    RATIO    MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------

         1950 - 1959              2         $20,000,000        1.0%      5.7270%       59      1.20x     73.5%      73.5%
         1960 - 1969              5          14,772,000        0.8       5.5579        63      2.68x     47.5%      47.0%
         1970 - 1979             15          68,145,016        3.5       5.6541        85      1.92x     61.7%      57.6%
         1980 - 1989             26         382,490,233       19.7       5.4044       117      2.16x     53.7%      50.4%
         1990 - 1999             55         446,374,131       23.0       5.6312       120      1.29x     73.2%      63.7%
         2000 - 2006             93       1,007,555,293       52.0       5.6635       110      1.42x     69.4%      61.9%
                             -----------------------------------------------------------------------------------------------
TOTAL:                          196      $1,939,336,672      100.0%      5.6045%      112      1.56X     66.8%      59.9%
                             ===============================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
PREPAYMENT                   MORTGAGED       DATE         LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
PROTECTION                     LOANS        BALANCE         BALANCE       RATE     (MOS.)(3)    DSCR    RATIO    MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------

Defeasance                      120      $1,831,119,611       94.4%      5.6083%      112      1.57x     66.6%      59.6%
Yield Maintenance                11          83,217,061        4.3       5.5321        95      1.60x     68.9%      63.6%
Yield Maintenance/Defeasance      1          25,000,000        1.3       5.5600       119      1.21x     73.5%      65.8%
                             -----------------------------------------------------------------------------------------------
TOTAL:                          132      $1,939,336,672      100.0%      5.6045%      112      1.56X     66.8%      59.9%
                             ===============================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------

                                           AGGREGATE          % OF                  STATED             CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE      LTV RATIO
PARTIAL INTEREST             MORTGAGED       DATE         LOAN GROUP 1  MORTGAGE     TERM        UW      LTV         AT
ONLY PERIODS                   LOANS        BALANCE         BALANCE       RATE     (MOS.)(3)    DSCR    RATIO    MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------

           12 - 12                7         $62,002,000        3.2%      5.7483%      123      1.36x     68.9%      55.9%
           13 - 24               17         218,069,000       11.2       5.5625       118      1.30x     73.9%      65.0%
           25 - 36               24         548,146,000       28.3       5.6132       117      1.23x     71.4%      64.0%
           37 - 48                5          66,500,000        3.4       5.6607       114      1.23x     74.9%      69.0%
           49 - 60                8         101,305,000        5.2       5.8514       120      1.23x     73.3%      68.3%
                             -----------------------------------------------------------------------------------------------
                                 61        $996,022,000       51.4%      5.6379%      118      1.25X     72.2%      64.5%
                             ===============================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
                            MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
CUT-OFF DATE BALANCES         LOANS         BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

   $1,497,950 -  $2,999,999      11         $23,047,120       11.2%       5.6559%    119      1.29x      72.6%       63.6%
   $3,000,000 -  $3,999,999       3          10,140,000        4.9        5.6644     120      1.33x      71.6%       62.6%
   $4,000,000 -  $4,999,999       2           9,455,254        4.6        5.7201     119      1.27x      72.2%       59.6%
   $5,000,000 -  $6,999,999       6          34,237,161       16.7        5.6851     120      1.37x      71.1%       61.2%
   $7,000,000 -  $9,999,999       4          30,610,000       14.9        5.7383     105      1.24x      73.4%       65.9%
  $10,000,000 - $14,999,999       3          35,050,000       17.1        5.8244     108      2.01x      61.4%       56.6%
  $15,000,000 - $24,999,999       2          34,420,000       16.8        5.7942      88      1.25x      77.8%       74.1%
  $25,000,000 - $28,000,000       1          28,000,000       13.7        5.8500      84      1.31x      74.9%       74.9%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           32        $204,959,535      100.0%       5.7550%    105      1.42X      71.7%       65.4%
                            ===============================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
                            MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
MORTGAGE RATES                LOANS         BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

      5.4009% - 5.4999%           6         $24,268,645       11.8%       5.4702%    119      1.21x      74.9%       66.2%
      5.5000% - 5.9999%          24         164,090,890       80.1        5.7477     102      1.30x      74.0%       68.1%
      6.0000% - 6.3614%           2          16,600,000        8.1        6.2433     118      2.85x      43.4%       37.9%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           32        $204,959,535      100.0%       5.7550%    105      1.42X      71.7%       65.4%
                            ===============================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
ORIGINAL TERM TO            MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
MATURITY IN MONTHS            LOANS         BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

           60                     3         $31,900,000      15.6%       5.9161%      60      1.36x      71.0%       69.8%
           61 -  84               2          38,500,000       18.8        5.9895      83      1.99x      61.0%       61.0%
           85 - 120              26         128,459,535       62.7        5.6312     119      1.27x      74.8%       65.8%
          121 - 180               1           6,100,000        3.0        6.0400     180      1.20x      77.2%       62.3%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           32        $204,959,535     100.0%       5.7550%     105      1.42X      71.7%       65.4%
                            ===============================================================================================

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
REMAINING TERM TO           MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
MATURITY IN MONTHS(1)         LOANS         BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

           58 -  60               3         $31,900,000       15.6%       5.9161%     60      1.36x      71.0%       69.8%
           61 -  84               2          38,500,000       18.8        5.9895      83      1.99x      61.0%       61.0%
           85 - 120              26         128,459,535       62.7        5.6312     119      1.27x      74.8%       65.8%
          121 - 180               1           6,100,000        3.0        6.0400     180      1.20x      77.2%       62.3%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           32        $204,959,535      100.0%       5.7550%    105      1.42X      71.7%       65.4%
                            ===============================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
ORIGINAL AMORTIZATION       MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
TERM IN MONTHS                LOANS         BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

          330                     1          $4,717,254        3.2%       5.6600%    118      1.20x      72.6%       58.7%
          331 - 360              28         143,242,281       96.8        5.6674     116      1.29x      73.5%       65.1%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           29        $147,959,535      100.0%       5.6671%    116      1.29X      73.5%       64.9%
                            ===============================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
REMAINING AMORTIZATION      MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
TERM IN MONTHS                LOANS         BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

          328 - 330               1          $4,717,254        3.2%       5.6600%    118      1.20x      72.6%       58.7%
          331 - 360              28         143,242,281       96.8        5.6674     116      1.29x      73.5%       65.1%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           29        $147,959,535      100.0%       5.6671%    116      1.29X      73.5%       64.9%
                            ===============================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
                            MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
AMORTIZATION TYPES            LOANS         BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only            20        $109,941,000       53.6%       5.6726%    115      1.29x      74.5%       66.9%
Interest-Only                     3          57,000,000       27.8        5.9832      76      1.74x      66.9%       66.9%
Balloon                           9          38,018,535       18.5        5.6512     119      1.28x      70.7%       59.1%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           32        $204,959,535      100.0%       5.7550%    105      1.42X      71.7%       65.4%
                            ===============================================================================================

             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                           LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

UNDERWRITTEN                               AGGREGATE         % OF                   STATED            CUT-OFF
CASH FLOW                   NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
DEBT SERVICE                MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
COVERAGE RATIOS               LOANS         BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

        1.19x                     1          $3,290,000        1.6%       5.5600%    120      1.19x      65.8%       55.1%
        1.20x - 1.29x            19         122,907,011       60.0        5.6728     110      1.23x      75.6%       68.1%
        1.30x - 1.39x             7          53,918,000       26.3        5.8365     101      1.33x      76.4%       71.8%
        1.40x - 1.99x             4          14,344,524        7.0        5.7544      95      1.65x      56.9%       51.0%
        2.00x - 3.81x             1          10,500,000        5.1        6.3614      82      3.81x      23.8%       23.8%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           32        $204,959,535      100.0%       5.7550%    105      1.42X      71.7%       65.4%
                            ===============================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
CUT-OFF DATE                MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
LTV RATIOS                    LOANS         BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

        23.8% - 50.0%             3         $18,794,524        9.2%       6.1348%     80      2.92x      33.6%       32.1%
        50.1% - 75.0%            14          80,642,850       39.3        5.7044     101      1.26x      72.4%       66.4%
        75.1% - 80.0%            15         105,522,161       51.5        5.7260     113      1.27x      77.9%       70.7%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           32        $204,959,535      100.0%       5.7550%    105      1.42X      71.7%       65.4%
                            ===============================================================================================

                                     A-2-15

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
MATURITY DATE               MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
LTV RATIOS                    LOANS         BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

        23.8% - 50.0%             3         $18,794,524        9.2%       6.1348%     80      2.92x      33.6%       32.1%
        50.1% - 60.0%             4          17,105,205        8.3        5.6824     119      1.20x      67.7%       56.3%
        60.1% - 70.0%            16          91,044,806       44.4        5.6109     118      1.27x      75.4%       66.2%
        70.1% - 79.1%             9          78,015,000       38.1        5.8476      93      1.28x      77.4%       74.5%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           32        $204,959,535      100.0%       5.7550%    105      1.42X      71.7%       65.4%
                            ===============================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                             WEIGHTED AVERAGES
                                                                      ---------------------------------

                                           AGGREGATE         % OF                    CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                    DATE
                            MORTGAGED        DATE        LOAN GROUP 2        UW        LTV
PROPERTY TYPE               PROPERTIES      BALANCE        BALANCE          DSCR      RATIO   OCCUPANCY
-------------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                           28        $178,665,890       87.2%        1.27x       75.3%   95.3%
Mid/High Rise                     4         $20,893,645       10.2         2.74x       40.3%   99.5%
                            ---------------------------------------------------------------------------
SUBTOTAL:                        32        $199,559,535       97.4%        1.42X       71.6%   95.7%

MANUFACTURED HOUSING              1          $5,400,000        2.6         1.20x       74.0%  100.0%
                            ---------------------------------------------------------------------------
TOTAL:                           33        $204,959,535      100.0%        1.42X       71.7%   95.9%
                            ===========================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
                            MORTGAGED        DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
LOCATION                    PROPERTIES      BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

North Carolina                    6         $43,580,000       21.3%       5.8679%     97      1.32x      76.4%       73.6%
California                        3          29,290,000       14.3        5.8753      66      1.22x      75.8%       73.6%
New York                          6          27,485,000       13.4        5.9064      92      2.36x      49.1%       45.2%
Texas                             4          19,538,000        9.5        5.6316     120      1.32x      76.3%       65.8%
Wisconsin                         2          16,067,254        7.8        5.6671     119      1.20x      75.8%       68.0%
Arkansas                          1          15,920,000        7.8        5.5900     120      1.27x      76.2%       68.3%
Oklahoma                          1          13,200,000        6.4        5.5300     119      1.27x      77.6%       69.5%
Florida                           3          12,385,111        6.0        5.5193     119      1.24x      74.7%       64.5%
New Jersey                        1           7,600,000        3.7        5.7400     120      1.20x      65.5%       55.1%
Maryland                          1           6,100,000        3.0        6.0400     180      1.20x      77.2%       62.3%
Colorado                          1           3,850,000        1.9        5.5700     119      1.43x      70.0%       61.4%
Virginia                          1           2,693,645        1.3        5.4800     118      1.29x      72.8%       60.9%
Alabama                           1           2,675,000        1.3        5.6700     118      1.20x      79.9%       70.2%
Iowa                              1           2,394,524        1.2        5.6700     118      1.44x      49.9%       42.0%
Illinois                          1           2,181,000        1.1        5.7550     119      1.21x      68.2%       60.1%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           33        $204,959,535      100.0%       5.7550%    105      1.42X      71.7%       65.4%
                            ===============================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
YEARS                       MORTGAGED        DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
BUILT/RENOVATED             PROPERTIES      BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

         1927 - 1959              3          $9,175,000        4.5%       5.4603%    119      1.20x      74.6%       65.8%
         1960 - 1969              1           3,600,000        1.8        5.9000     120      1.34x      78.8%       71.1%
         1970 - 1979              3          12,965,000        6.3        5.5476     120      1.20x      74.7%       65.6%
         1980 - 1989              4          39,638,000       19.3        6.0435     73       2.03x      58.4%       56.8%
         1990 - 1999              5          56,510,000       27.6        5.7449     102      1.29x      75.7%       71.8%
         2000 - 2005             17          83,071,535       40.5        5.6829     118      1.27x      74.1%       64.9%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           33        $204,959,535      100.0%       5.7550%    105      1.42X      71.7%       65.4%
                            ===============================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
PREPAYMENT                  MORTGAGED        DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
PROTECTION                    LOANS         BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

Defeasance                       31        $191,759,535       93.6%       5.7705%    104      1.43x      71.3%       65.1%
Yield Maintenance                 1          13,200,000        6.4        5.5300     119      1.27x      77.6%       69.5%
                            -----------------------------------------------------------------------------------------------
TOTAL:                           32        $204,959,535      100.0%       5.7550%    105      1.42X      71.7%       65.4%
                            ===============================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                      -----------------------------------------------------

                                           AGGREGATE         % OF                   STATED            CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                 REMAINING           DATE     LTV RATIO
PARTIAL INTEREST            MORTGAGED        DATE        LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
ONLY PERIODS                  LOANS         BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

           12 - 36               19         $98,591,000       48.1%       5.6729%    115      1.30x      74.2%       66.3%
           37 - 60                1          11,350,000        5.5        5.6700     120      1.20x      77.2%       71.9%
                            -----------------------------------------------------------------------------------------------
                                 20        $109,941,000       53.6%       5.6726%    115      1.29X      74.5%       66.9%
                            ===============================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-18

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

Annex A-3-1

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

                     [4 PHOTOS OF CENTRO PORTFOLIO OMITTED]

                                     A-3-2

--------------------------------------------------------------------------------
                                 CENTRO PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:             $240,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $240,000,000
% OF POOL BY IPB:                       11.2%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER(1):                            Centro Watt Operating
                                        Partnership 5, LP
SPONSOR:                                Centro Watt America REIT V, Inc.
ORIGINATION DATE:                       02/01/06
INTEREST RATE:                          5.628000%
INTEREST-ONLY PERIOD:                   36 months
MATURITY DATE:                          02/01/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE(2):                Permitted Mezzanine Debt
LOAN PURPOSE:                           Acquisition

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                   INITIAL          MONTHLY
                                                   ---------------------------
TAXES:                                             $1,649,165         $371,021
INSURANCE:                                                 $0     Springing(3)
CAPEX:                                                     $0     Springing(4)
OTHER(5):                                                  $0           $5,833
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Portfolio
TITLE:                                  Fee(6)
PROPERTY TYPE:                          Retail -- Anchored
SQUARE FOOTAGE:                         2,558,521
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              96.6%
OCCUPANCY DATE:                         01/06/06
NUMBER OF TENANTS:                      234
HISTORICAL NOI:
     2004:                              $22,225,497
     2005:                              $22,021,530
UW REVENUES:                            $33,221,759
UW EXPENSES:                            $10,887,807
UW NOI:                                 $22,333,953
UW NET CASH FLOW:                       $20,127,256
APPRAISED VALUE:                        $364,520,000
APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $94
CUT-OFF DATE LTV:                       65.8%
MATURITY DATE LTV:                      59.0%
UW DSCR:                                1.21x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

                                  RATINGS                         % OF        BASE RENT                   LEASE
TENANT NAME                    MOODY'S/ S&P(7)    TOTAL SF      TOTAL SF         PSF       SALES PSF  EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------

WAL-MART                             Aa2/AA        204,288       8.0%           $ 5.67        NAV       2007 / 2013
K-MART                              Baa1/BB+       192,976       7.5%           $ 3.42        $138      2006 / 2016
KOHL'S                              A3/BBB+        174,240       6.8%           $ 9.09        NAV       2022 / 2024
HOME DEPOT                           Aa3/AA        130,909       5.1%           $ 5.55        $314         2010
GIANT FOODS SUPERMARKET             Ba1/BB+        112,945       4.4%           $11.07        NAV       2010 / 2021
-----------------------------------------------------------------------------------------------------------------------

(1)   Centro Watt Operating Partnership 5, LP, is the controlling entity for the
      11 separate special purpose borrowing entities representing the individual properties of the portfolio.

(2)   Mezzanine debt is permitted subject to the satisfaction of certain conditions, including but not limited to: (i) no event of default shall have occurred; (ii) loan-to-value for the properties subject to the lien does not exceed eighty percent (80%); and (iii) aggregate DSCR of the mortgage loan and the mezzanine loan for the properties subject to the lien is equal to or greater than the DSCR of the mortgage loan at origination.

(3)   Monthly escrows for insurance will be required if there is an event of default. Monthly amount will equal 1/12th the amount the lender estimates will be payable during the ensuing twelve months.

(4)   Upon the occurrence of an event of default or if NOI is less than $20.1 million the borrower is required to reserve $38,694 monthly to a CapEx reserve.

(5)   Lender will collect $70,000 annually for the term of the mortgage loan to cover environmental cost associated with the Stratford Square property.

(6)   Includes Valley Fair with a fee/leasehold interest.

(7)   Ratings are provided for the parent company of the entity in the "Tenant
      Name" field whether or not the parent company guarantees the lease.

                                     A-3-3

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            YEAR       SQUARE
PROPERTY NAME                      LOCATION                 BUILT       FEET
--------------------------------------------------------------------------------
BETHLEHEM SQUARE                   Bethlehem, PA            1986       386,820
MARLTON CROSSING II                Marlton, NJ              1986       157,228
BARN PLAZA                         Doylestown, PA           1987       237,688
FOX RUN SHOPPING CENTER            Prince Frederick, MD     1991       293,423
OCEAN HEIGHTS PLAZA(1)             Somers Point, NJ         1986       150,494
GROTON SQUARE                      Groton, CT               1987       199,602
WHITEHALL SQUARE                   Whitehall, PA            1993       315,035
BRISTOL COMMERCE PARK              Bristol, PA              1993       278,378
STRATFORD SQUARE                   Stratford, CT            1984       161,539
VALLEY FAIR                        Berwyn, PA               1980       110,299
COLLEGETOWN SHOPPING CENTER        Glassboro, NJ            1966       251,015
VILLAGE SQUARE                     Mamaroneck, NY           1998        17,000
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                               2,558,521
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                                          ALLOCATED LOAN
PROPERTY NAME                              OCCUPANCY %                    LEAD TENANTS                        AMOUNT
--------------------------------------------------------------------------------------------------------------------------

BETHLEHEM SQUARE                             100.0%                Wal-Mart, T.J. Maxx, Home              $  31,432,000
                                                                   Depot, Giant

MARLTON CROSSING II                           96.3%                T.J. Maxx, DSW Shoe                    $  26,304,000
                                                                   Warehouse

BARN PLAZA                                   100.0%                Kohls, Marshalls, Regal Cinema         $  26,134,000

FOX RUN SHOPPING CENTER                       99.8%                K-Mart, Giant, Peebles, Home           $  25,514,000
                                                                   Front Furnishing, Inc

OCEAN HEIGHTS PLAZA(1)                        81.0%                Staples, Shoprite, Pier 1              $  24,215,000

GROTON SQUARE                                100.0%                Kohl's, Stop & Shop, Fashion           $  23,413,000
                                                                   Bug

WHITEHALL SQUARE                              95.1%                Raymour & Flanigan, Redner's           $  23,119,000
                                                                   Warehouse Market

BRISTOL COMMERCE PARK                         87.5%                Wal-Mart, Super Fresh Food,            $  17,076,000
                                                                   Fashion Bug

STRATFORD SQUARE                             100.0%                Marshalls, Regal Cinemas, Bally        $  14,379,000
                                                                   Total Fitness

VALLEY FAIR                                  100.0%                Oskar Huber Furniture, Tuesday         $  13,808,000
                                                                   Morning

COLLEGETOWN SHOPPING CENTER                   99.2%                K-Mart, Acme Market, Staples,          $  11,224,000
                                                                   Pep Boys

VILLAGE SQUARE                               100.0%                Trader Joes                            $   3,382,000
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        96.6%                                                       $ 240,000,000
--------------------------------------------------------------------------------------------------------------------------

(1)   An additional 28,114 square feet of retail space are currently under development at the property, and tenants are expected to take occupancy by
      Summer 2006.

--------------------------------------------------------------------------------
THE LOAN. The Centro Portfolio loan is secured by a fee interest in 12 anchored retail-centers consisting of approximately 2,558,521 square feet located in
Pennsylvania, New Jersey, Connecticut, Maryland and New York.

THE BORROWER. The borrowing entity is Centro Watt Operating Partnership 5, LP, which controls 11 separate special purpose entities representing the individual properties. The sponsor of the borrower for the Centro Portfolio is Centro Watt,
America REIT V, Inc., a joint venture between Watt Commercial Properties and
Centro Properties Group. Headquartered in Santa Monica, CA, Centro Watt is a
national real estate company focused on the acquisition and management of open-air retail centers throughout the U.S. Centro Watt currently owns and manages a portfolio of more than 17 million square feet of neighborhood and community retail centers. Centro Properties Group ("Centro") is an Australian retail property investment and services organization (covering property, development and funds management services). Centro is one of the largest
ASX-listed property groups in Australia based on market capitalization with a total market capitalization of $3.95 billion and has ownership interests in over
$4.3 billion of property. Centro controls a property and funds management business with over $2.0 billion of external assets under management. Centro has an interest in 136 retail properties which is diversified between Australian
States and the United States.

THE PROPERTIES. Centro Portfolio is a portfolio of 12 anchored retail-centers consisting of approximately 2,558,521 square feet located in Pennsylvania, New
Jersey, Connecticut, Maryland and New York. The historical occupancy for the portfolio for year end 2004, 2003, 2002 were 96.3%, 94.7% and 89.9%, respectively. Five properties comprising more than approximately 51.9% of the net rentable area are located in Pennsylvania and three centers comprising approximately 21.8% of the net rentable area are located in the state of New
Jersey. The remaining four centers are located in Connecticut, Maryland and New
York. The centers were built between 1980 and 1998 with the exception of
Collegetown Shopping Center, which was built in 1966. The portfolio is approximately 96.6% leased to 234 local, regional, and national tenants, several of which have investment grade ratings. The portfolio is anchored by tenants including Wal-Mart, K-Mart, Kohl's, Home Depot and Giants Food Supermarket which collectively comprise 815,358 square feet (approximately 31.8% of the total rentable area). Other nationally recognized tenants within the portfolio include
The Sports Authority, Regal Cinemas, Radioshack, ACME Market, and Staples. The
average annual rent per square foot for the portfolio for year end 2005, 2004 and 2003 was $12.39, $11.77 and $11.21, respectively.

Approximately 28,114 square feet of the Ocean Heights property is currently under construction. The construction is scheduled to be completed in spring
2006. A reserve guaranty for the Ocean Heights property was taken for the remaining construction costs. The remaining construction costs for the property are estimated at $2.6 million.

RELEASE. Provided that no event of default exists, individual properties may be released from the lien of the mortgage subject to the satisfaction of certain conditions, including, but not limited to: (i) the principal balance of the defeased note equals or exceeds the release amount for the applicable individual property; and (ii) the DSCR subsequent to the release of the individual property is to or greater than the greater of (a) the origination date DSCR and (b) the
DSCR for all of the then remaining properties. The release amount is equal to
115% of the allocated loan amount for all properties except Ocean Heights and
Bristol Park which have a release amount of 105% of the allocated loan.
--------------------------------------------------------------------------------

                                     A-3-4

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

SUBSTITUTION. The borrower may obtain a release of an individual mortgaged property by substituting its interest in other properties as collateral subject to the satisfaction of certain conditions, including, but not limited to: (i) in no event does the aggregate appraised values of all substituted properties exceed thirty-five percent (35%) of the original value of the properties based on the appraisals delivered to lender in connection with the closing of the loan; (ii) the fair market value of the substitute property is not less than one hundred percent (100%) of the greater of (a) the fair market value of the substituted property as of origination and (b) the fair market value of the substituted property as of the date immediately preceding substitution; and
(iii) the net operating income for the substitute property is greater than one hundred percent (100%) of the net operating income for the substituted property.

THE MARKETS(1).

PHILADELPHIA MSA (4 PROPERTIES)

Four of the portfolio assets comprising approximately 35.8% of the net rentable area are located in or around the greater Philadelphia "MSA". The Philadelphia
MSA, itself, encompasses over 3,500 square miles through the counties immediately surrounding the city in both Pennsylvania and New Jersey. This greater metropolitan area is part of a larger economic and geographic entity known as the Delaware Valley, which extends from Trenton, New Jersey at the north to Wilmington, Delaware at the south. According to the federal census, the
Philadelphia MSA has the fourth largest population in the nation after Los
Angeles, New York, and Chicago. The currently reported population of just over
5.1 million represents an increase of about 3.6 percent since 1990. Based on the
2004 Sales and Marketing Management report 2003 Philadelphia MSA retail sales were $79.8 million and 2004 median household income for the region was $54,902.
As of year end 2004, the Philadelphia MSA contained 58.4 million square feet of retail space, average rent of $18.29 per square foot and average occupancy of
91.8%. Comparable neighborhood and community centers in the Philadelphia MSA range in size from approximately 67,215 square feet to approximately 125,952 square feet with base rents of $8 to $20 per square foot.

ALLENTOWN-BETHLEHEM-EASTON MSA (2 PROPERTIES)

Two assets comprising approximately 27.4% of the net rentable area, Bethlehem
Square and Whitehall Square, are located within the Allentown-Bethlehem-Easton
MSA. This area along with Carbon County is collectively known as the Lehigh
Valley and has a population of approximately 638,000 according to the most recent federal census. The 2005 median effective household buying income or disposable income after federal, state, and local taxes in the Lehigh Valley is currently estimated to be $41,191 for an effective buying income of approximately $12.7 billion. Lehigh Valley had $8.1 billion in retail sales in
2003. As of year end 2004, the Lehigh Valley region had an average rent of
$13.09 per square foot and an average occupancy of 93.2%. Comparable neighborhood and community centers in the Allentown MSA range in size from approximately 75,206 square feet to approximately 640,773 square feet with net operating income ranging from $7.70 per square feet to $16.15 per square feet.

The remaining 6 properties are spread across 5 states, none of which share similar or neighboring markets.

PROPERTY MANAGEMENT. The portfolio is managed by Centro Watt Management Joint
Venture 2, LP.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Centro Portfolio appraisals dated between January 1, 2006 and January 31, 2006.

------------------------------------------------------------------------------------------------
                                    LEASE ROLLOVER SCHEDULE

                      NUMBER OF
                       LEASES             SQUARE FEET           % OF NRA           BASE RENT
YEAR                  EXPIRING             EXPIRING             EXPIRING           EXPIRING
------------------------------------------------------------------------------------------------

VACANT                  NAP                     87,076             3.4%                 NAP
2006 & MTM              35                     248,286              9.7             $1,857,337
2007                    35                     233,478              9.1              2,384,292
2008                    36                     192,266              7.5              2,443,116
2009                    33                     269,009             10.5              2,575,162
2010                    38                     363,837             14.2              3,972,147
2011                    14                     209,103              8.2              2,696,611
2012                     5                      94,465              3.7                621,047
2013                     7                     137,023              5.4                907,343
2014                     9                      79,089              3.1              1,063,383
2015                     7                      33,536              1.3                394,009
2016                     2                      92,439              3.6                507,038
AFTER                   13                     518,914             20.3              5,954,716
------------------------------------------------------------------------------------------------
TOTAL                  234                   2,558,521           100.0%            $25,376,202
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                      CUMULATIVE                                                   CUMULATIVE %
                   % OF BASE            SQUARE            CUMULATIVE %       CUMULATIVE BASE       OF BASE RENT
YEAR             RENT EXPIRING       FEET EXPIRING       OF NRA EXPIRING      RENT EXPIRING          EXPIRING
------------------------------------------------------------------------------------------------------------------

VACANT                 NAP                 87,076                  3.4%              NAP                NAP
2006 & MTM            7.3%                335,362                 13.1%            $1,857,337            7.3%
2007                   9.4                568,840                 22.2%            $4,241,629           16.7%
2008                   9.6                761,106                 29.7%            $6,684,745           26.3%
2009                  10.1              1,030,115                 40.3%            $9,259,908           36.5%
2010                  15.7              1,393,952                 54.5%           $13,232,055           52.1%
2011                  10.6              1,603,055                 62.7%           $15,928,666           62.8%
2012                   2.4              1,697,520                 66.3%           $16,549,713           65.2%
2013                   3.6              1,834,543                 71.7%           $17,457,056           68.8%
2014                   4.2              1,913,632                 74.8%           $18,520,439           73.0%
2015                   1.6              1,947,168                 76.1%           $18,914,448           74.5%
2016                   2.0              2,039,607                 79.7%           $19,421,486           76.5%
AFTER                 23.5              2,558,521                100.0%           $25,376,202          100.0%
------------------------------------------------------------------------------------------------------------------
TOTAL               100.0%
------------------------------------------------------------------------------------------------------------------

                                     A-3-5

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                        SIGNIFICANT TENANTS ROLLING IN 2010

                                                                                      % OF 2010      PROPERTY RENT
                                                       SQUARE FEET     ANNUAL BASE    BASE RENT      PSF/MARKET
PROPERTY NAME                     TENANT                EXPIRING          RENT       EXPIRING(1)     RENT PSF(2)
--------------------------------------------------------------------------------------------------------------------

BETHLEHEM SQUARE                HOME DEPOT              130,909           $726,000       18.3%      $ 5.55 / $ 6.87
BETHLEHEM SQUARE                GIANT                    56,806           $656,109       16.5%      $11.55 / $12.47
VALLEY FAIR                     CHUCK E. CHEESE          15,000           $255,750        6.4%      $17.05 / $14.19
MARLTON CROSSING II             CHAMPPS AMERICANA        10,000           $247,200        6.2%      $24.72 / $19.48
STRATFORD SQUARE                MARSHALLS                33,000           $225,450        5.7%      $ 6.83 / $ 6.99
--------------------------------------------------------------------------------------------------------------------
TOTAL                                                   245,715         $2,110,509       53.1%
--------------------------------------------------------------------------------------------------------------------
2010 TOTAL BASE RENT:                                                   $3,972,147
--------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2010.

(2)   Based on certain information obtained from the appraisal.

                                     A-3-6

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF CENTRO PORTFOLIO OMITTED]

                                     A-3-7

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

                   [2 SITE PLANS OF CENTRO PORTFOLIO OMITTED]

                                     A-3-8

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

                   [3 SITE PLANS OF CENTRO PORTFOLIO OMITTED]

                                     A-3-9

--------------------------------------------------------------------------------
                                SMITH HAVEN MALL
--------------------------------------------------------------------------------

                     [3 PHOTOS OF SMITH HAVEN MALL OMITTED]

                                     A-3-10

--------------------------------------------------------------------------------
                                SMITH HAVEN MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:             $180,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $180,000,000
SHADOW RATING (MOODY'S/S&P):            Aa2/AAA
% OF POOL BY IPB:                       8.4%
LOAN SELLER:                            Nomura Credit & Capital, Inc.
BORROWER:                               Mall at Smith Haven, LLC
SPONSOR:                                Mall at Smith Haven, LLC
ORIGINATION DATE:                       03/01/06
INTEREST RATE:                          5.157000%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          03/01/16
AMORTIZATION TYPE:                      Interest-Only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),D(85),O(11)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Hard
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                         INITIAL     MONTHLY
                                                          -------------------
TAXES:                                                      $0          $0
INSURANCE:                                                  $0          $0
CAPEX:                                                      $0          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Retail -- Anchored
SQUARE FOOTAGE:                         558,990
LOCATION:                               Lake Grove, NY
YEAR BUILT/RENOVATED:                   1969/1986
OCCUPANCY:                              89.1%
OCCUPANCY DATE:                         01/11/06
NUMBER OF TENANTS:                      133
HISTORICAL NOI:
     2004:                              $24,957,429
     2005:                              $25,045,233
AVERAGE IN-LINE SALES/SF(1):            $533
OCCUPANCY COST:                         15.1%
UW REVENUES:                            $40,848,026
UW EXPENSES:                            $13,168,957
UW NOI:                                 $27,679,069
UW NET CASH FLOW:                       $26,895,401
APPRAISED VALUE:                        $442,000,000
APPRAISAL DATE:                         02/08/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $322
CUT-OFF DATE LTV:                       40.7%
MATURITY DATE LTV:                      40.7%
UW DSCR:                                2.86x
--------------------------------------------------------------------------------

(1)   Sales per square foot figures are based on year ended December 2005.

                                     A-3-11

--------------------------------------------------------------------------------
                                SMITH HAVEN MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY

                       RATINGS                                  ANNUAL BASE     ANNUAL BASE                   LEASE EXPIRATION
TENANT NAME          MOODY'S/S&P(1)  TOTAL SF   % OF TOTAL SF       RENT          RENT PSF      SALES PSF(2)        YEAR
--------------------------------------------------------------------------------------------------------------------------------

ANCHOR'S

J.C. PENNEY            Baa3/BB+       91,011       16.3%          $741,536         $8.15        $221.74           2012
MACYS                  Baa1/BBB      324,829        N/A              N/A            N/A            N/A        ANCHOR OWNED
SEARS                    Ba1/BB+     213,298        N/A              N/A            N/A            N/A        ANCHOR OWNED
                                     -------------------------------------
SUBTOTAL                             629,138       16.3%          $741,536

TOP 10 TENANTS
H & M                                 37,145        6.6%        $1,671,897        $45.01        $159.00          2016
FOREVER 21                            17,592         3.1           404,616        $23.00        $279.33          2013
EXPRESS/EXPRESS MEN    Baa2/BBB       13,854         2.5           495,419        $35.76        $363.36          2013
ABERCROMBIE & FITCH                   13,626         2.4           408,780        $30.00        $863.57          2013
NEW YORK & COMPANY                    12,284         2.2           146,110        $11.89        $474.44          2009
THE GAP               Baa3/BBB--       8,927         1.6           339,228        $38.00        $423.99          2007
T.G.I. FRIDAYS                         8,517         1.5           204,408        $24.00        $404.13          2009
HOLLISTER                              7,925         1.4           412,100        $52.00            N/A          2017
BANANA REPUBLIC       Baa3/BBB--       7,920         1.4           356,400        $45.00        $464.65          2008
VICTORIA'S SECRET      Baa2/BBB        7,552         1.4           415,360        $55.00        $923.07          2006
                                     -------------------------------------
SUBTOTAL                             135,342       24.2%        $4,854,318

INLINE

0 TO 7,551 SF                        271,736       48.6%       $15,026,705        $55.30
                                     ---------------------------------------------------
VACANT SQUARE FEET:                   60,901       10.9%          N/A
TOTAL OWNED NRA:                     558,990                   $20,622,559
TOTAL CENTER NRA:                  1,097,117                   $20,622,559
--------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   Sales per square foot figures are based on year ended December 2005.

                                     A-3-12

--------------------------------------------------------------------------------
                                SMITH HAVEN MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Smith Haven Mall Loan is secured by a first mortgage fee interest in a regional mall comprised of approximately 558,990 square feet located in
Lake Grove, New York. The overall center is 89.1% occupied. The greater center consists of approximately 1,097,117 square feet situated on a 97.4-acre parcel of land. The mortgage loan is structured with a ten-year term and is interest only. The mortgage loan represents 40.7% of the property's as-is appraised value of $442,000,000 and is shadow rated "AAA" by S&P and "Aa2" by Moody's.

THE BORROWER. The sponsor of the borrower is a joint venture partnership between
Simon Property Group, L.P. ("Simon"), a Delaware limited liability company (25%
Operating Member) and Champion Investment Company, Inc. ("Champion"), a Delaware
corporation (75% member). Headquartered in Indianapolis, Indiana, Simon Property
Group is the largest publicly traded Real Estate Investment Trust (REIT) in
North America and the country's largest owner, developer and manager of high quality retail real estate. Simon operates from four major platforms -- regional malls, Premium Outlet (Registered Trademark) centers, community/lifestyle centers and international shopping centers. Simon owns or has an interest in approximately 300 properties in the U.S. comprising more than 200 million square feet of NRA in 40 states plus Puerto Rico. Simon also has an interest in more than 50 European shopping centers in France, Italy and Poland; five Premium
Outlet centers in Japan; and one Premium Outlet center in Mexico. Simon Property
Group, L.P., the operating partnership, has a current rating of Baa2/BBB+
(Moody's/S&P). Simon is a NYSE listed company and a member of the S&P 500 index
(NYSE: SPG). Champion Investment Company, Inc. is a Delaware LLC whose interests are managed by RREEF, the global real estate and infrastructure investment business of Deutsche Bank Asset Management. Champion is 100% owned by Real
Estate Operation, Inc., a substantial international investor.

PARTIAL RELEASES. The borrower may release one or more parcels from the lien of the mortgage without obtaining approval, subject to the satisfaction of certain conditions in the related mortgage loan documents, which in some cases require the addition of new parcels to the lien of the mortgage. These parcels have been excluded from the appraisal and underwriting.

Additionally, the borrower may without obtaining approval: i) make transfers of immaterial or non-income producing portions of the property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the property for dedication or public use ii) make transfers of non-income producing portions of the property to certain third parties for the purpose of erecting and operating additional structures or parking facilities whose use is integrated and consistent with the use of the property and iii) dedicate portions of the property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, however, it shall be a condition to any of the transfers in (ii) and (iii) above that no transfer, conveyance or other encumbrance shall materially impair the utility or operation of the property and no transfer, conveyance or other encumbrance shall materially adversely affect the value of the property, taken as a whole.

THE PROPERTY. Smith Haven Mall is a dominant super-regional shopping center located in Lake Grove, Long Island, New York in Central Suffolk County. The
single-story enclosed mall is anchored by Macy's, Sears and J.C. Penney. Built in 1969 and renovated in 1986, the center has a general x-shaped configuration.
Sears anchors the north end of the center and owns their store. Macy's anchors the east end of the center and owns their store. J.C. Penney is located along the west side of the southern leg of the center and can be accessed from either of the main concourses. The food court is located at the terminous of the southern leg of the center. A former Stern's store was located at the terminus of the west leg of the center. This store was recently razed and is anticipated to be replaced with an open-air lifestyle component anchored by Dick's Sporting
Goods.

Smith Haven Mall is scheduled to undergo a $24.6 million renovation in 2006, in addition to an approximate 175,000 square foot expansion scheduled for completion by Fall 2006. The expansion is planned to take the form of an outdoor lifestyle center, anchored by Dick's Sporting Goods, The Cheesecake Factory and
Barnes & Noble, as well as the addition of Macy's Furniture Gallery. Although the lifestyle center should complement the existing mall, it is not included as additional security for the loan.

SIGNIFICANT TENANTS. Smith Haven Mall is the dominant shopping center in its trade area and is home to a large selection of more than 140 traditional and specialty retailers. In addition to three department stores, notable national retailers include Abercrombie & Fitch, Banana Republic, Coach, J. Crew, The Gap,
Swarovski, Williams-Sonoma, The Children's Place, The Sharper Image and Godiva
Chocolatier. Major Tenants include H&M, Forever 21, Express and New York &
Company. The mall also features a large food court featuring Panda Express,
Great Steak & Potato Co., Wendy's, Sarku Japan, Sbarro, Taco Bell, Nathan's,
Bourbon Street Cafe and Auntie Anne's. Full service restaurants include T.G.I.
Friday's, Ben's Kosher Deli Restaurant and Ruby Tuesday. New tenants scheduled to open in 2006 include Starbucks, Hollister, Bebe, After Hours and Solstice.
Historically in line sales at the center have been trending upward with sales per square foot of $507 in 2003, $525 in 2004, and $533 in 2005.

Smith Haven Mall is anchored by J.C. Penney (91,011 square feet), Macy's
(324,829 square feet) and Sears (213,298 square feet). Macy's and Sears own their respective buildings and underlying land and are excluded from the collateral of the Loan. J.C. Penney has a lease through March 2012 with three, five-year options. J.C. Penney reported sales of $20.2 million ($222 per square foot) as of 12/31/05 and sales per square foot have been trending upward with
$184 in 2003 and $202 in 2004. Macy's and Sears are not required to report sales.
--------------------------------------------------------------------------------
                                     A-3-13

--------------------------------------------------------------------------------
                                SMITH HAVEN MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE MARKET(1). Smith Haven Mall can be defined as one of the principal retail destination centers for an area that encompasses much of the central portion of
Long Island. Access to the area is provided via several east/west arteries including Middle Country Road (Route 25), Route 347, Portion Road and Long
Island's primary commercial thoroughfare, the Long Island Expressway. Major north/south roadways include Nichols Road, Hawkins Road, and Holbrook Road. The intersection of Middle Country Road and Moriches Road, by virtue of its location and its retail infrastructure, is one of the primary retail locations in this area of central Suffolk County.The Nassau-Suffolk economy is improving at a steady, consistent rate, after having come through the last business cycle in better shape than most metro areas in the region. Employment growth in 2005 was about 1.3% over 2004 levels. Expansion in the Nassau-Suffolk economy has spread to most sectors, led by strong gains in education/health and professional services.

Smith Haven Mall is located in the suburb of Lake Grove, Long Island, New York within the Nassau -- Suffolk MSA. The mall's trade area boasts household income levels that are well above state and national levels, a median home value significantly above the state average and an unemployment rate below the state's average. As of 2004, there were 222,903 people within a five mile radius with an average household income of $95,898; and 707,766 people within a ten mile radius with an average household income of $91,191.

The property is located in the Long Island Macro-Market. Retail vacancy has been generally stable in the past few years, showing only minor fluctuations. Coupled with modest rent growth, the current retail market is considered balanced between supply and demand. The overall vacancy rate is estimated to be 3.5% as of fourth quarter 2005, which represents a decrease from a high mark of 5.6%
reported in 2001. The effective rental rate is $23.98 per square foot. Rental rates are projected to increase an average of 3.2% next year.

The property is located in the Smithtown submarket. New construction is almost non existent, with only 128,000 square feet added to the overall submarket inventory over the past 5 years. The overall vacancy rate within the submarket has historically been below the vacancy rate for the entire market totaling 3.1%
for the 4th Quarter 2005. Mirroring the metropolitan trends, rental rates have increased during this period at rates matching inflation.

PROPERTY MANAGEMENT. The manager for the Smith Haven Mall is Simon Management
Associates, LLC., an affiliated entity of Simon Property Group, Inc.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Smith Haven Mall appraisal dated
      February 8, 2006.

-----------------------------------------------------------------------------------------------------------------------------------
                                                        LEASE ROLLOVER SCHEDULE

             NUMBER       SQUARE      % OF                   % OF BASE   CUMULATIVE    CUMULATIVE %    CUMULATIVE      CUMULATIVE %
            OF LEASES      FEET        NRA      BASE RENT      RENT      SQUARE FEET      OF NRA        BASE RENT      OF BASE RENT
YEAR        EXPIRING     EXPIRING   EXPIRING     EXPIRING    EXPIRINAG    EXPIRING       EXPIRING       EXPIRING         EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

Vacant            NAP      60,901       10.9%           NAP       NAP         60,901         10.9%            NAP               NAP
2006 & MTM         13      12,651        2.3    $   779,218      3.8%         73,552         13.2%    $   779,218              3.8%
2007               18      31,376        5.6      2,127,298      10.3        104,928         18.8%    $ 2,906,516             14.1%
2008                6      25,793        4.6      1,168,834       5.7        130,721         23.4%    $ 4,075,350             19.8%
2009               20      64,451       11.5      2,373,466      11.5        195,172         34.9%    $ 6,448,816             31.3%
2010               11      20,310        3.6      1,822,731       8.8        215,482         38.5%    $ 8,271,548             40.1%
2011                7      20,414        3.7      1,111,810       5.4        235,896         42.2%    $ 9,383,358             45.5%
2012               13     130,153       23.3      2,617,146      12.7        366,049         65.5%    $12,000,504             58.2%
2013               11      57,530       10.3      2,030,405       9.8        423,579         75.8%    $14,030,909             68.0%
2014               13      15,489        2.8      1,171,540       5.7        439,068         78.5%    $15,202,449             73.7%
2015               10      26,523        4.7      1,213,242       5.9        465,591         83.3%    $16,415,691             79.6%
2016                8      52,825        9.5      2,366,866      11.5        518,416         92.7%    $18,782,556             91.1%
After               8      40,574        7.3      1,840,003       8.9        558,990        100.0%    $20,622,559            100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL             138     558,990      100.0%   $20,622,559     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-14

--------------------------------------------------------------------------------
                                SMITH HAVEN MALL
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF SMITH HAVEN MALL OMITTED]

                                     A-3-15

--------------------------------------------------------------------------------
                                SMITH HAVEN MALL
--------------------------------------------------------------------------------

                     [SITE PLAN OF SMITH HAVEN MALL OMITTED]

                                     A-3-16

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-17

--------------------------------------------------------------------------------
                                THE GAP BUILDING
--------------------------------------------------------------------------------

                     [2 PHOTOS OF THE GAP BUILDING OMITTED]

                                     A-3-18

--------------------------------------------------------------------------------
                                THE GAP BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:             $107,500,000
CUT-OFF DATE PRINCIPAL BALANCE:         $107,500,000
% OF POOL BY IPB:                       5.0%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               550 Terry Francois Blvd., L.L.C.
SPONSOR:                                Tishman Speyer
ORIGINATION DATE:                       11/10/05
INTEREST RATE:                          5.494000%
INTEREST-ONLY PERIOD:                   84 months
MATURITY DATE:                          12/01/12
AMORTIZATION TYPE:                      Interest-Only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(54),O(3)
CROSS-COLLATERALIZATION:                No
LOCK BOX(1):                            Cash Management Agreement
ADDITIONAL DEBT:                        Yes
ADDITIONAL DEBT TYPE(2):                Revolving Line of Credit, Mezzanine
                                        Debt
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL        MONTHLY
                                                      --------------------------
TAXES:                                                     $0            $0
INSURANCE:                                                 $0            $0
CAPEX:                                                     $0            $0
TI/LC(3):                                          $9,512,886            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- CBD
SQUARE FOOTAGE:                         282,773
LOCATION:                               San Francisco, CA
YEAR BUILT:                             2002
OCCUPANCY:                              100.0%(4)
OCCUPANCY DATE:                         11/01/05
NUMBER OF TENANTS:                      1
HISTORICAL NOI:                         N/A(5)
UW REVENUES:                            $16,999,836
UW EXPENSES:                            $5,514,116
UW NOI:                                 $11,485,721
UW NET CASH FLOW:                       $11,429,166
APPRAISED VALUE:                        $172,300,000
APPRAISAL DATE:                         10/24/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $380
CUT-OFF DATE LTV:                       62.4%
MATURITY DATE LTV:                      62.4%
UW DSCR:                                1.91x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
TENANT NAME        MOODY'S/ S&P(6)   SQUARE FEET   % OF NRA    BASE RENT PSF   LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------

THE GAP, INC.        Baa3/BBB-       282,773        100.0%       $51.76                 2017
----------------------------------------------------------------------------------------------------

(1)   The loan is structured with a cash management agreement which triggers if
      (a) Gap, Inc. hasn't taken possession of and isn't operating in more than
      50% of the building by June 30, 2007 (b) The Gap, Inc.'s long-term rating falls below "BB" by S&P and/or "Ba2" by Moody's, or (c) there's an event of default. If the trigger is because of (a) or (b), then 25% of excess cash flow is swept into an escrow account. If both (a) or (b) are simultaneously occurring, or if (b) occurs during the final year of the loan term, then 100% of excess cash flow is swept into an escrow account.

(2)   In connection with certain corporate-level debt incurred by a subsidiary of the sponsor of the borrower, there is a pledge of this subsidiary's equity interest in an entity that wholly owns The Gap Building borrower.
      In the event that there is a default under such corporate-level loan, the indirect equity interest in the Borrower could be foreclosed upon. The corporate-level loan was made prior to the origination of The Gap Building loan and the cash flow from The Gap Building property was not underwritten as being necessary to service the corporate-level loan. The amount outstanding on the line of credit was $47,000,000 as of March 15, 2006.

(3)   Tishman Speyer is obligated to spend $9,512,886 in the form of a tenant improvement allowance to Gap, prior to the tenant moving into the building. The borrower may post this reserve in the form of cash, LOC, or guaranty.

(4)   The tenant, The Gap, Inc., is paying rent but is not yet in occupancy of the premises.

(5)   Historical NOI is not available as Tishman acquired the property from the developing entity in 2005.

(6)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-19

--------------------------------------------------------------------------------
                                THE GAP BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Gap Building mortgage loan is secured by a fee interest in a
282,773 square foot Class A office building located in San Francisco,
California.

THE BORROWER. The borrowing entity, 550 Terry Francois Blvd., L.L.C., is a special purpose entity controlled by Tishman Speyer ("Tishman"). Tishman, formed in 1978, is one of the leading owners, developers, fund managers and operators of Class A real estate , with a property portfolio totaling more than 74 million square feet in major metropolitan areas across the United States, Europe, Latin
America and Asia. Tishman has acquired, built or developed more than 131 properties which represents over $20 billion in total value.

THE PROPERTY. The Gap Building, built in 2002, is a 6-story Class A office building containing 282,773 square feet located in the Mission Bay neighborhood of San Francisco, California. The property is 100.0% leased to The Gap, Inc.
("Gap"). Gap signed a 15-year lease in 2002, but will not take occupancy until
November of 2006, as the building is still undergoing interior fit-out. Gap has announced that 1,000 employees will relocate to the property in the fall of 2006 and that Old Navy, a subsidiary of Gap, plans to move its 130-person product development team from New York to this San Francisco location.

Founded in 1969, Gap is a global specialty retailer whose stores sell casual apparel for men, women, and children under brands marketed under the Gap,
GapKids BabyGap, Banana Republic and Old Navy names. As of August 25, 2005, Gap operated 3,050 stores in the United States, Canada, the United Kingdom, France,
and Japan. As of January 5th, 2005, Gap had full year revenues and net income of
$16.27 billion and $1.15 billion, respectively. Gap's first thirty-nine weeks of
2005 sales were $11.2 billion. Gap has a current market capitalization of approximately $15.9 billion and approximately 152,000 full time employees.

The property is situated along San Francisco's southeastern waterfront and is located across the street from the Third Street Light Rail within Mission Bay.
It is adjacent to the 43-acre University of California at San Francisco's (UCSF)
Mission Bay life science campus and is in close proximity to many transportation networks including: the CalTrain, N Judah rail, Muni bus lines, Interstate 80 and Interstate 280, Highway 101, ferry service and BART stations. Mission Bay has been sold to developers like Alexandria over the last decade and is currently undergoing a 300-acre redevelopment project. At full build-out, which is expected over the next five to seven years, the market will contain approximately 5 million square feet of corporate offices and research facilities-including UCSF's 2.6 million square foot Research Campus, 6,000 residential units, and 750,000 square feet of retail space.

The mortgage loan is structured with a cash management agreement. The cash sweep trigger will occur if (a) Gap has not taken possession of and isn't operating in more than 50% of the building by June 30, 2007 (b) Gap's long-term rating falls below "BB" by S&P and/or "Ba2" by Moody's, or (c) there's an event of default.
If the trigger is because of (a) or (b), then 25% of excess cash flow is swept into an escrow account. If both (a) or (b) are simultaneously occurring, or if
(b) occurs during the final year of the loan term, then 100% of excess cash flow is swept into an escrow account.

THE MARKET(1). The Gap Building is located in the San Francisco regional office market. The regional market is comprised of 80.9 million square feet of office space and 44.6 million square feet of Class A office space. The property is located in Mission Bay which is part of the SOMA South submarket.

Net absorption of Class A office space turned positive in 2004 and has continued
into 2005. As of September 30, 2005, net absorption of Class A office space was
1.4 million square feet. The positive net absorption decreased direct vacancy from 17.2% to 13.5% in the San Francisco region over the first three quarters of
2005. New construction remains minimal in the region and market rent has been increasing since mid-2004. Average rents at comparable properties range from
$31.00 to $46.00 per square foot. Market rent at the property is approximately
$35.00 per square foot on a gross basis.

PROPERTY MANAGEMENT. The property is managed by Tishman Speyer Properties, L.P., an affiliate of the sponsor.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from The Gap Building appraisal dated
      October 24, 2005.

                                     A-3-20

--------------------------------------------------------------------------------
                                THE GAP BUILDING
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF THE GAP BUILDING OMITTED]

                                     A-3-21

--------------------------------------------------------------------------------
                                   VALLEY MALL
--------------------------------------------------------------------------------

                        [5 PHOTOS OF VALLEY MALL OMITTED]

                                     A-3-22

--------------------------------------------------------------------------------
                                   VALLEY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:             $90,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $90,000,000
% OF POOL BY IPB:                       4.2%
LOAN SELLER:                            Eurohypo AG, New York Branch
BORROWER:                               PR Hagerstown LLC and PR Valley
                                        Limited Partnership(1)
SPONSOR:                                PREIT Associates LP
ORIGINATION DATE:                       02/13/06
INTEREST RATE:                          5.494900%
INTEREST-ONLY PERIOD:                   24 months
MATURITY DATE:                          03/01/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(24),Def(95),O(1)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Springing
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                          INITIAL                 MONTHLY
                                        ----------------------------------------

TAXES:                                       $490,958              $61,370
INSURANCE:                                    $40,000               $6,667
CAPEX:                                             $0               $8,241
OTHER(2):                                  $1,900,000                   $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Retail -- Anchored
SQUARE FOOTAGE:                         659,310
LOCATION:                               Hagerstown, MD
YEAR BUILT/RENOVATED:                   1974/2000
OCCUPANCY:                              98.8%
OCCUPANCY DATE:                         11/30/05
NUMBER OF TENANTS:                      104

HISTORICAL NOI:
    2003:                               $7,556,238
    2004:                               $7,740,566
    TTM AS OF 11/30/05:                 $8,194,219

AVERAGE IN-LINE SALES/SF:               $339(3)
OCCUPANCY COST:                         9.2%(3)
UW REVENUES:                            $13,977,724
UW EXPENSES:                            $5,777,815
UW NOI:                                 $8,199,909
UW NET CASH FLOW:                       $7,674,113
APPRAISED VALUE:                        $120,000,000
APPRAISAL DATE:                         01/04/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                   $137
CUT-OFF DATE LTV:                       75.0%
MATURITY DATE LTV:                      65.7%
UW DSCR:                                1.25x

--------------------------------------------------------------------------------

(1)   The mortgage loan was structured as an indemnity deed of trust. PR Valley
      Limited Partnership, the fee owner of the property, granted a lien in favor of the lender under an indemnity deed of trust.

(2)   A $1,900,000 letter of credit was posted as additional collateral for the mortgage loan, which is associated with a pending lease with Olive Garden.
      Olive Garden will occupy space presently occupied by Firestone, which will relocate to a to-be-built, 7,653 square foot building on a pad site. The letter of credit will not be released until both Olive Garden and
      Firestone are in occupancy, open for business, paying rent, and have delivered estoppels acceptable to the lender. In addition, the borrower is required to post an additional $1,260,000 letter of credit in the event income associated with these tenant relocations temporarily ceases, to be released once Firestone is paying full rent and has delivered an estoppel acceptable to the lender.

(3)   Sales PSF and occupancy cost are based on comparable tenants occupying less than 10,000 square feet for the trailing twelve month period ending
      October 2005.

                                     A-3-23

--------------------------------------------------------------------------------
                                   VALLEY MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY

                                      RATINGS                    % OF       ANNUAL     ANNUAL BASE                  LEASE EXPIRATION
TENANT NAME                       (MOODY'S/S&P)(1)  TOTAL SF   TOTAL SF   BASE RENT     RENT PSF      SALES PSF           YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS
J.C. PENNEY                           Baa3/BB+       171,254      19.0%     $388,139         $2.27           $127         2009
SEARS (NOT PART OF COLLATERAL)        Ba1/BB+        123,400      13.7             0         $0.00   ANCHOR OWNED
BON TON                                B2/B+         123,094      13.6       516,995         $4.20           $119         2014
HECHT'S (NOT PART OF COLLATERAL)      Baa1/BBB       120,000      13.3             0         $0.00   ANCHOR OWNED
                                                    --------   --------   ----------   -----------
SUBTOTAL/WTD. AVG.                                   537,748      59.6%     $905,134         $3.08

TOP 10 TENANTS
--------------
REGAL CINEMAS                          B3/BB-         53,059       5.9%     $689,767        $13.00       $310,455(2)      2020
TOYS 'R' US                                           34,200       3.8       188,100         $5.50           $295         2010
OLD NAVY CLOTHING CO.                Baa3/BBB-        24,480       2.7       293,760        $12.00           $337         2010
GAP/GAP KIDS                         Baa3/BBB-        10,044       1.1       110,484        $11.00           $189         2011
FASHION BUG/FASHION BUG PLUS                           8,872       1.0        88,720        $10.00           $127         2010
FYE                                                    8,524       0.9       187,396        $21.98           $260         2011
CHUCK E. CHEESE'S                                      8,000       0.9        75,000         $9.38            N/A(3)      2015
AMERICAN OUTFITTERS                                    7,500       0.8        60,000         $8.00            $86         2009
SHOE DEPARTMENT                                        7,463       0.8        70,899         $9.50           $166         2007
THE FINISH LINE                                        6,600       0.7       118,800        $18.00           $309         2009
                                                    --------   --------   ----------   -----------
SUBTOTAL/WTD. AVG.                                   168,742      18.7%   $1,882,926        $11.16

INLINE 0 TO 6,500 SF                                 196,220      21.7%   $4,797,579        $24.45            N/A          N/A
--------------------                                --------   --------   ----------   -----------
SUBTOTAL                                             196,220      21.7%   $4,797,579        $24.45

VACANT SQUARE FEET                                     7,616       1.2%          N/A
TOTAL OWNED NRA                                      659,310              $7,585,639
TOTAL CENTER NRA                                     902,710              $7,585,639
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company for the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   Sales are represented on a "per screen" basis.

(3)   First full year of sales are not yet available.

                                     A-3-24

--------------------------------------------------------------------------------
                                   VALLEY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Valley Mall loan is secured by a first mortgage on a fee interest in 659,310 square feet of a 902,710 square foot regional mall located in
Hagerstown, Maryland.

THE BORROWER. The borrower, PR Hagerstown LLC, and the indemnity guarantor, PR
Valley Limited Partnership, are each a special purpose entity, which are controlled by Pennsylvania Real Estate Investment Trust ("PREIT").

THE SPONSOR. PREIT was founded in 1960 and has a primary investment focus on retail shopping malls and power centers located in the eastern United States. As of October 31, 2005, PREIT owned or had an interest in 52 properties across 13 states located in the eastern U.S. PREIT's assets are primarily in Pennsylvania, but are also in several other states, including New Jersey, Massachusetts,
Delaware, Maryland, and Virginia. The properties comprise approximately 34.5 million square feet. PREIT's portfolio consists of 39 shopping malls and 12 strip and power centers and one office property.

THE PROPERTY. Valley Mall is a 902,710 square foot, regional mall located in
Hagerstown, Maryland, of which 659,310 square feet serve as collateral for the subject loan. Valley Mall sits on 89 acres at the intersection of Interstates 70 and 81. Access to the area is provided via both arterials, Halfway Boulevard and
Massey Boulevard. The Hagerstown Central Business District is located approximately 5 miles northeast of the property.

The single, enclosed center was constructed in 1974, renovated in 1995 and subsequently expanded in 2000. The property is anchored by J.C. Penney, Sears,
Bon Ton and Hecht's. J.C. Penney and Bon Ton serve as collateral for the loan while Sears and Hecht's own their respective pads and improvements and as such, are not included in the collateral. Additional collateral for the loan includes
243,179 square feet of in-line space and 121,783 square feet of junior anchor and cinema space. Over 100 tenants occupy the Valley Mall property, including nationally recognized tenants such as Foot Locker, Gap, and Victoria's Secret.
As of November 30, 2005, the Valley Mall property was 98.8% occupied, with 96.9%
occupancy for in-line space. Average in-line sales for comparable tenants at the property during the trailing twelve months ended October 2005 were $339 per square foot, with an average occupancy cost ratio of 9.20%.

SIGNIFICANT TENANTS.

J.C. Penney. J.C. Penney's occupies 26.0% of the total leasable area ("NRA") and is owned and operated by J.C. Penney Company, Inc. The company is a national department store, catalog and e-commerce retailers. As of April 30, 2005, the company operated 1,017 department stores throughout the U.S. and Puerto Rico, and 62 Renner department stores in Brazil. J.C. Penney's is publicly traded on the NYSE under the ticker symbol JCP, and for the fiscal year 2005, the company reported gross revenues of $18.4 billion with net income of $524 million and total assets of $14.1 billion.

Bon Ton. Bon Ton occupies 18.7% of the NRA and is owned and operated by Bon Ton
Stores Inc. The company offers merchandise in apparel, cosmetics, shoes, accessories and distinctive home fashions, as well as private-label merchandise.
The company is a regional department store chain operating 139 department stores and two furniture stores in 16 states under the Bon-Ton and Elder-Beerman names.
BonTon is publicly traded on the NYSE under the ticker symbol BONT, and for the fiscal year 2005, the company reported gross revenues of $1.3 billion with net income of $20 million and total assets of $648 million.

Regal Cinema. Regal Cinema occupies 8.0% of the NRA and is owned and operated by
Regal Entertainment Group. The parent company, which is one of the nation's largest theater owners, has more than 6,600 screens at an estimated 558 theaters in 40 states. Regal brands include Regal Cinemas, Edwards Theaters, United
Artists Theatre Company, and Hoyts Cinema. Regal Entertainment Group is publicly traded on the NYSE under the ticker symbol RGC, and for fiscal year 2004, the company reported gross revenues of $2.47 billion with net income of $82.5 million and total assets of $2.54 billion.

Toys 'R' Us. Toys `R' Us occupies 5.2% of the NRA and is owned and operated by
Global Toys Acquisitions LLC. Toys `R' Us brands include Toys `R' Us, U.S., including Geoffrey's Toys `R' Us; Toys `R' Us, International; Babies `R' Us; and
Toysrus.com. For the fiscal year ended 1/29/05, net sales for Toys `R' Us were
$11.1 billion and net earnings were $252 million.

Old Navy. Old Navy occupies 3.7% of the NRA and is owned and operated by The Gap
Inc. The Gap Inc. is an international specialty retailer with more than 3,000 stores and fiscal 2005 revenues of $6.4 billion. The Gap Inc. offers clothing, accessories and personal care products for men, women, children and babies under the Gap, Banana Republic, Old Navy, and Forth & Towne brand names. The Gap Inc.
is publicly traded on the NYSE under the ticker symbol GPS, and for fiscal year
2005, the company reported gross revenues of $6.4 billion, with net income of
$1.15 billion and total assets of $10.1 billion.

THE MARKET(1). Valley Mall is located in the City of Hagerstown, Washington
County, Maryland. The Hagerstown MSA is located in central Maryland and includes
Washington, Morgan and Berkley Counties. As of 2004, the MSA's population totaled approximately 136,000, with an average household income of over $55,000.
While Valley Mall draws customers across three states (Maryland, Pennsylvania and West Virginia), the primary trade area ("PTA") for the center extends in a
20-mile ring around the property. As of 2004, the PTA's population was approximately 272,000 in nearly 106,000 households with an average household income of over $55,000.

The area's largest private employers include: Washington County Health Systems
-- 2,908; State of Maryland -- 2,876; Washington County Board of Education --
2,563; Citicorp Credit Services -- 2,640; and First Data Merchant Services --
2,230. Other large employers include Lennox China (distribution center); FedEx
(regional distribution center); Mack Truck -- Volvo; Mountainside Teleport
Corporation (a subsidiary of Intelsat); and the University of Maryland.

--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Valley Mall appraisal dated
      January 4, 2006.

                                     A-3-25

--------------------------------------------------------------------------------
                                   VALLEY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Seven regional malls have been identified in the competitive set, which range in size from 443,889 square feet to 709,581 square feet, and are located within an approximate range of 2 to 38 miles from Valley Mall. Reported occupancies amongst the competitive set range from 77% to 100%, with an average of 88%.
Reported mall shop sales per square foot ranged from $200 per square foot to
$350 per square foot with an average of $268 per square foot.

The three most competitive properties are Prime Outlets at Hagerstown, Center at
Hagerstown and Martinsburg Mall, which consist of 485,263 square feet, 650,000 square feet and 556,395 square feet, respectively.

PROPERTY MANAGEMENT. The property is managed by PREIT Services, LLC, an affiliate of the sponsor.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

              NUMBER OF     SQUARE                            % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
               LEASES        FEET     % OF NRA   BASE RENT      RENT      SQUARE FEET      OF NRA       BASE RENT    OF BASE RENT
YEAR          EXPIRING     EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP          7,616       1.2%          NAP        NAP          7,616       1.2%               NAP       NAP
2006 & MTM       14          26,792       4.1      $568,355        7.5%        34,408       5.2%          $568,355       7.5%
2007              9          17,924       2.7       414,779        5.5         52,332       7.9%          $983,134      13.0%
2008             17          32,931       5.0       731,498        9.6         85,263      12.9%        $1,714,632      22.6%
2009             21         215,764      32.7     1,414,039       18.6        301,027      45.7%        $3,128,671      41.2%
2010             21         109,075      16.5     1,623,389       21.4        410,102      62.2%        $4,752,060      62.6%
2011             11          39,767       6.0       830,335       10.9        449,869      68.2%        $5,582,395      73.6%
2012              1           1,659       0.3        52,033        0.7        451,528      68.5%        $5,634,428      74.3%
2013              2           6,047       0.9       157,358        2.1        457,575      69.4%        $5,791,786      76.4%
2014              1         123,094      18.7       516,995        6.8        580,669      88.1%        $6,308,781      83.2%
2015              5          16,938       2.6       254,665        3.4        597,607      90.6%        $6,563,446      86.5%
2016              3           8,644       1.3       332,426        4.4        606,251      92.0%        $6,895,872      90.9%
AFTER             1          53,059       8.0       689,767        9.1        659,310     100.0%        $7,585,639     100.0%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:           106        659,310     100.0%   $7,585,639      100.0%
---------------------------------------------------------------------------------------------------------------------------------

                                     A-3-26

--------------------------------------------------------------------------------
                                   VALLEY MALL
--------------------------------------------------------------------------------

                [MAP INDICATING LOCATION OF VALLEY MALL OMITTED]

                                     A-3-27

--------------------------------------------------------------------------------
                                   VALLEY MALL
--------------------------------------------------------------------------------

                       [SITE PLAN OF VALLEY MALL OMITTED]

                                     A-3-28

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-29

--------------------------------------------------------------------------------
                                 30 BROAD STREET
--------------------------------------------------------------------------------

                      [3 PHOTOS OF 30 BROAD STREET OMITTED]

                                     A-3-30

--------------------------------------------------------------------------------
                                 30 BROAD STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:             $83,300,000
CUT-OFF DATE PRINCIPAL BALANCE:         $83,300,000
% OF POOL BY IPB:                       3.9%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               Gotham Broad LLC
SPONSOR:                                Charles Ishay
ORIGINATION DATE:                       03/09/06
INTEREST RATE:                          5.640000%
INTEREST-ONLY PERIOD:                   36 months
MATURITY DATE:                          04/01/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(23),Def(93),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        $4,500,000
ADDITIONAL DEBT TYPE(1):                Mezzanine Debt
LOAN PURPOSE:                           Acquisition

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ESCROWS/RESERVES:
--------------------------------------------------------------------------------

                                           INITIAL                 MONTHLY
                                        ----------------------------------------

TAXES:                                       $692,104             $138,421
INSURANCE:                                    $61,583              $30,792
CAPEX:                                        $27,500               $3,544
TI/LC(2):                                  $2,500,000                   $0
GROUND LEASE(3):                              $35,834            Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Leasehold
PROPERTY TYPE:                          Office -- CBD
SQUARE FOOTAGE:                         427,568
LOCATION:                               New York, NY
YEAR BUILT/RENOVATED:                   1937 / 1997
OCCUPANCY:                              92.5%
OCCUPANCY DATE:                         01/01/06
NUMBER OF TENANTS:                      40

HISTORICAL NOI:
     2004:                              $6,562,472
     2005:                              $6,871,040

UW REVENUES:                            $13,661,231
UW EXPENSES:                            $6,214,462
UW NOI:                                 $7,446,769
UW NET CASH FLOW:                       $6,907,650
APPRAISED VALUE:                        $105,000,000
APPRAISAL DATE:                         01/19/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                   $195
CUT-OFF DATE LTV:                       79.3%
MATURITY DATE LTV:                      71.2%
UW DSCR:                                1.20x

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                             SIGNIFICANT TENANTS

                                      RATINGS          SQUARE     % OF       BASE RENT      LEASE EXPIRATION
TENANT NAME                       MOODY'S/ S&P(4)       FEET       NRA          PSF               YEAR
------------------------------------------------------------------------------------------------------------

MAXIMUS, INC.                                          55,101     12.9%       $30.52              2010
WALL STREET SYSTEMS                                    48,340     11.3%       $33.04              2009
NEW YORK STOCK EXCHANGE                                46,927     11.0%       $44.20              2008
UTENDAHL CAPITAL                                       22,662      5.3%       $23.62              2010
BANK OF NEW YORK                       Aa3/A+          21,952      5.1%       $23.21              2010
------------------------------------------------------------------------------------------------------------

(1)   $4.5 million of additional mezzanine debt exists on the mortgaged property that is secured by a pledge of 100.0% of the principal's equity in the borrower. There is no interest payable on this mezzanine note; however, there is profit participation for the mezzanine lender of 50% of the 25%
      profit interest that the managing member receives on the property after a
      7% priority return of the regular class members.

(2)   Lender will collect a $2.5 million in upfront TI/LC reserve for potential lease expiration from 2006 until 2010. Additionally, a full cash flow sweep will take effect if NYSE, Maximus or Utendahl do not renew their leases at the property.

(3)   The lender collected $35,834 at origination, representing one month's ground lease rent. This amount remains in place for the life of the mortgage loan and must be replenished if drawn upon.

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-31

--------------------------------------------------------------------------------
                                 30 BROAD STREET
--------------------------------------------------------------------------------

THE LOAN. The 30 Broad Street loan is secured by a first mortgage on a leasehold interest in a 427,568 square foot office building located in New York, New York.

THE BORROWER. The borrower is Gotham Broad LLC, a singe asset entity which is an affiliate of Gotham Realty Holdings (a.k.a. "Gotham"), a New York based real estate investment firm focused on investing in commercial properties in urban areas since 1992. Gotham's commercial portfolio consists of 10 properties including 3.5 million square feet of properties in various commercial markets, including California, Connecticut, Washington, DC and New York. Gotham's
commercial portfolio includes the Bank of America Building located in the heart of San Francisco's financial district.

THE PROPERTY. 30 Broad Street is a 48-story, 427,568 square foot Class "B+"
office building located 200 feet south of the New York Stock Exchange (NYSE) at the southwest corner of Broad Street and Exchange Place in the Financial
District of Lower Manhattan New York. The property was originally constructed in
1937 and renovated in 1997.

The property is 92.5% leased by 40 tenants, none of which account for more than
13% of the total net rentable area (NRA). The property has been over 85%
occupied since 2003. Average in-place rents at the property are approximately
$30 per square foot on a modified gross basis. The tenants occupying the property consist of firms involved in a diversified range of industries, including trading firms, government contractors, advertising firms, financial software firms, money management firms, engineering firms and non-profit firms.

Maximus, the largest tenant at the property, occupies 55,101 square feet, 12.9%
of the NRA. Maximus offers the government a unique range of services, products and solutions categorized into three groups: Government Program Management and
Operations, Consulting and Systems. The operation in the premises manages the
Medicaid program for the government. Maximus, Inc. is paying $30.52 per square foot in rent and has a lease expiring in 2010.

Wall Street Systems, the second largest tenant, occupies 48,340 square feet, approximately 11.3% of the NRA. Wall Street Systems engages in trading and treasury management technology. They serve clients in 175 locations in 50 cities around the world and two-thirds of their client base consists of 75 international banks. They also provide technology to Foreign Exchange banks and
24% of the Fortune 25 is a client of Wall Street Systems. Wall Street Systems is paying $33.04 per square foot in rent and has a lease expiring in 2009.

New York Stock Exchange (NYSE), the third largest tenant, occupies 46,927 square feet, approximately 11.0% of the NRA. NYSE is a leading provider of securities listing, trading and market data products and services. As of December 31, 2005, the NYSE was home to approximately 2,126 operating companies with a total global market value of $21 trillion. A broad spectrum of market participants, including listed companies, individual investors, institutional buyers and member firms comprise the NYSE market. The NYSE has invested approximately $85 million into their space. NYSE is paying $44.20 per square foot in rent and has a lease expiring in 2008.

THE MARKET(1). The property is located in the Financial District of Lower
Manhattan in New York City and is situated at the southwest corner of Broad
Street and Exchange Place, just 200 feet south of the New York Stock Exchange.
The property's neighborhood is bounded by Broadway to the west, the East River to the east, Maiden Lane and Liberty Street to the North, and State Street to
the South. Lower Manhattan is served by 15 subway lines, over 30 local and express bus routes, 20 ferry routes, and the PATH transit system. The area is also accessible by car through a network of highways, bridges and tunnels.

The Financial District office submarket of Downtown Manhattan, according to the appraisal, had an inventory of approximately 43,000,000 square feet of office space that is contained within 88 buildings as of the fourth quarter 2005. The submarket vacancy was 6.6% (down from a vacancy rate of 7.5% one year ago) with average asking rents of $29.00 to $31.00 per square foot for Class "B" office buildings. Net absorption of Class "B" space as of the fourth quarter 2005 was a positive 30,469 square feet, significantly outperforming the first quarter 2005.

PROPERTY MANAGEMENT. The property will be managed by Downtown Broad Management,
LLC, an affiliate of the borrowing entity.

--------------------------------------------------------------------------------
(1)   Certain information was obtained from the 30 Broad appraisal dated January
      19, 2006.

----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

              NUMBER OF     SQUARE                             % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
               LEASES        FEET     % OF NRA    BASE RENT      RENT      SQUARE FEET      OF NRA       BASE RENT    OF BASE RENT
YEAR          EXPIRING     EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP         31,940       7.5%           NAP        NAP       31,940          7.5%              NAP       NAP
2006 & MTM        5          28,766       6.7       $611,213        4.9%      60,706         14.2%         $611,213        4.9%
2007              2           9,881       2.3        302,443        2.4       70,587         16.5%         $913,656        7.4%
2008              4          55,367      12.9      2,343,356       18.9      125,954         29.5%       $3,257,012       26.2%
2009              7          63,340      14.8      2,067,865       16.7      189,294         44.3%       $5,324,877       42.9%
2010              9         121,367      28.4      3,537,084       28.5      310,661         72.7%       $8,861,961       71.4%
2011              2          17,111       4.0        522,790        4.2      327,772         76.7%       $9,384,750       75.6%
2012              5          30,696       7.2        872,617        7.0      358,468         83.8%      $10,257,367       82.7%
2013              5          41,700       9.8      1,050,316        8.5      400,168         93.6%      $11,307,683       91.1%
2014              5          22,400       5.2        951,888        7.7      422,568         98.8%      $12,259,571       98.8%
2015              0               0       0.0              0        0.0      422,568         98.8%      $12,259,571       98.8%
2016              1           5,000       1.2        150,000        1.2      427,568        100.0%      $12,409,571      100.0%
AFTER             0               0       0.0              0        0.0      427,568        100.0%      $12,409,571      100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:           45         427,568     100.0%   $12,409,571      100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-32

--------------------------------------------------------------------------------
                                 30 BROAD STREET
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF 30 BROAD STREET OMITTED]

                                     A-3-33

--------------------------------------------------------------------------------
                                 30 BROAD STREET
--------------------------------------------------------------------------------

                       [STACKING PLAN OF 30 BROAD STREET
                      INDICATING TENANTS AND SQUARE FOOTAGE
                    PER FLOOR AS OF NOVEMBER 1, 2005 OMITTED]

                                     A-3-34

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-35

--------------------------------------------------------------------------------
                                 CENTERPOINT II
--------------------------------------------------------------------------------

                      [4 PHOTOS OF CENTERPOINT II OMITTED]

                                     A-3-36

--------------------------------------------------------------------------------
                                 CENTERPOINT II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE(1):          $67,419,000

CUT-OFF DATE PRINCIPAL BALANCE(1):      $67,419,000

% OF POOL BY IPB:                       3.1%

SHADOW RATING (MOODY'S/S&P):            Aa3/A-

LOAN SELLER:                            JPMorgan Chase Bank, N.A.

BORROWER:                               CJF2 LLC

SPONSOR:                                CenterPoint Properties Trust and
                                        JF US Industrial Trust

ORIGINATION DATE:                       02/01/06

INTEREST RATE:                          5.543000%

INTEREST-ONLY PERIOD:                   60 months

MATURITY DATE:                          02/07/11

AMORTIZATION TYPE:                      Interest-Only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(24),Def(31),O(4)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        $7,491,000

ADDITIONAL DEBT TYPE(2):                Pari Passu Floating Rate Debt

LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                          INITIAL                 MONTHLY
                                        ----------------------------------------

TAXES:                                             $0                   $0

INSURANCE:                                         $0                   $0

CAPEX:                                             $0                   $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Portfolio
TITLE:                                  Fee
PROPERTY TYPE:                          Industrial -- Warehouse/Distribution
SQUARE FOOTAGE:                         4,156,890
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              87.4%
OCCUPANCY DATE:                         01/01/06
NUMBER OF TENANTS:                      30

HISTORICAL NOI:
     2004:                              $11,024,662
     2005:                              $12,421,902

UW REVENUES:                            $20,142,367
UW EXPENSES:                            $7,461,756
UW NOI:                                 $12,680,612
UW NET CASH FLOW:                       $11,517,722
APPRAISED VALUE:                        $161,250,000
APPRAISAL DATE:                         Various

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                   $16

CUT-OFF DATE LTV(3):                    46.5%

MATURITY DATE LTV(3):                   46.5%

UW DSCR(3),(4):                         2.76x

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS
-------------------------------------------------------------------------------------------------------------
                                                                                                     LEASE
                                           RATINGS                          % OF      BASE RENT    EXPIRATION
TENANT NAME                             MOODY'S/ S&P(5)    SQUARE FEET    TOTAL SF       PSF          YEAR
-------------------------------------------------------------------------------------------------------------

APL LIMITED                                                  630,410       15.2%        $2.82         2007
NEWELL RUBBERMAID                         Baa2/BBB+          499,200       12.0%        $3.31         2009
ALSIP PAPER CONDOMINIUM ASSOCIATION                          400,076        9.6%        $3.05         2007
NEXUS DISTRIBUTION                                           301,000        7.2%        $3.35(6)      2011
ADVERTISING RESOURCES                                        260,000        6.3%        $3.67         2011
SUPERIOR MAILING                                             242,690        5.8%        $3.19         2014
-------------------------------------------------------------------------------------------------------------

(1)   The $74,910,000 loan was bifurcated into a $67,419,000 fixed rate note, included in the trust, and a $7,491,000 pari passu floating rate note, which is not included in the trust.

(2)   The pari passu floating rate portion has an initial term of 2 years with
      (3) one-year extension options and a LIBOR cap of 8.0%

(3)   Calculated on a total note amount of $74,910,000.

(4)   An assumed LIBOR of 4.50% was used for the pari passu floating rate portion to calculate DSCR. If the LIBOR cap of 8.00% is used for the pari passu floating rate portion, the DSCR of the loan will be 2.59x.

(5)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(6)   Nexus Distribution is currently in tenancy, but subject to a free rent period, expiring July 2006.

                                     A-3-37

--------------------------------------------------------------------------------
                                 CENTERPOINT II
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              LEAD
                                                      YEAR    SQUARE   OCCUPANCY(1)                         TENANT %  ALLOCATED LOAN
PROPERTY NAME                 LOCATION (CITY, STATE)  BUILT     FEET        %             LEAD TENANT        OF NRA     AMOUNT(2)
------------------------------------------------------------------------------------------------------------------------------------

6600 RIVER ROAD               Hodgkins, IL            1968    630,410     100.0%          APL Limited        100.0%     $7,875,000
5990 WEST TOUHY AVENUE        Niles, IL               1960    302,378     100.0%           Ed Garvey          49.4%     $7,083,000
1750 SOUTH LINCOLN DRIVE      Freeport, IL            2001    499,200     100.0%       Newell Rubbermaid     100.0%     $6,759,000
13040 SOUTH PULASKI AVENUE    Alsip, IL               1976    400,076     100.0%          Alsip Paper        100.0%     $5,400,000
                                                                                          Condominium
                                                                                          Association
11601 SOUTH CENTRAL AVENUE    Alsip, IL               1970    260,000     100.0%     Advertising Resources   100.0%     $4,500,000
1455 SEQUOIA DRIVE            Aurora, IL              2000    257,600      21.4%          Voicestream         21.4%     $4,203,000
6558 WEST 73RD STREET         Bedford Park, IL        1975    301,000     100.0%     Nexus Distribution(3)   100.0%     $4,059,000
6751 SOUTH SAYRE AVENUE       Bedford Park, IL        1968    242,690     100.0%       Superior Mailing      100.0%     $3,690,000
8200 100TH STREET             Pleasant Prairie, WI    1990    148,472     100.0%          Orion Corp         100.0%     $3,150,000
6000 WEST 73RD STREET         Bedford Park, IL        1974    148,091     100.0%       Prairie Packaging     100.0%     $2,430,000
6736 WEST WASHINGTON STREET   West Allis, WI          1999    113,620      39.9%            Graebel           39.9%     $2,160,000
525 WEST MARQUETTE            Oak Creek, WI           1979    112,144     100.0%          Henkel Corp        100.0%     $2,106,000
1796 SHERWIN AVENUE           Des Plaines, IL         1964     95,220      43.9%      National Equipment      43.9%     $2,016,000
                                                                                           Services
9901 SOUTH 79TH STREET        Hickory Hills, IL       1981     83,096     100.0%        Hawk Fasteners        25.8%     $1,935,000
5110 SOUTH 6TH STREET         Milwaukee, WI           1972     58,500     100.0%        Airborn Freight      100.0%     $1,530,000
1020 FRONTENAC ROAD           Naperville, IL          1980     99,684       0.0%              N/A            100.0%     $1,521,000
1560 FRONTENAC ROAD           Naperville, IL          1987     85,608      35.0%     Integrated Logistics     35.0%     $1,440,000
3841-3865 SWANSON COURT       Gurnee, IL              1978    100,000      55.7%        Martis Culinary       30.7%     $1,350,000
1850 GREENLEAF AVENUE         Elk Grove Village, IL   1965     58,627     100.0%            Wilson           100.0%     $1,125,000
1200-24 INDEPENDENCE
  BOULEVARD                   Romeoville, IL          1983     42,804     100.0%          Titan Steel        100.0%       $900,000
8100 100TH STREET             Pleasant Prairie, WI    1991     38,290     100.0%          Orion Corp         100.0%       $792,000
1541-1543 ABBOTT DRIVE        Wheeling, IL            1990     43,930     100.0%          Orvel Kent          52.8%       $765,000
10047 VIRGINIA AVENUE         Chicago Ridge, IL       1994     35,450     100.0%            Clopay            61.0%       $630,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                      4,156,890      87.4%                                       $67,419,000
------------------------------------------------------------------------------------------------------------------------------------

(1)   For the first full year of the loan a master lease agreement will be in effect. Under this agreement, CenterPoint Properties Trust will pay the base annual rent as well as additional rents on all vacant space at the time the master lease agreement was executed. Additionally, rents will be paid on rollover space currently leased that becomes vacant during the term of the master lease agreement.

(2)   For each property, the pro rata allocation to the $67,419,000 fixed rate note included in the trust.

(3)   Nexus Distribution is currently in tenancy, but subject to a free rent period expiring July 2006.

                                     A-3-38

--------------------------------------------------------------------------------
                                 CENTERPOINT II
--------------------------------------------------------------------------------

THE LOAN. The Centerpoint II loan is secured by the fee simple interest in 23 industrial properties comprising approximately 4,156,890 square feet located in the Chicago, Illinois and Milwaukee, Wisconsin areas.

The total financing amount of $74,910,000 is bifurcated into two pari-passu notes, a $67,419,000 fixed rate A-1 note included in the trust and a $7,491,000 floating rate note not included in the trust.

THE BORROWER. The borrowing entity is a joint venture between Centerpoint
Properties Trust ("CenterPoint") and James Fielding. CenterPoint, the largest industrial landlord in the Midwest, was recently acquired by CalEast Industrial
Investors, whose members include California Public Employees Retirement System
(Calpers) and LaSalle Investment Management. Calpers is the nation's largest public pension fund and LaSalle Investment Management is the institutional asset management division of global real estate services firm Jones Lang LaSalle.
LaSalle is CalEast's managing member. CenterPoint owns a portfolio of approximately 215 industrial properties with over 37 million square feet. JF US
Industrial Trust is a property trust which is publicly listed on the Australian
Stock Exchange (ASX:JUICA). JF US Industrial Trust is managed by James Fielding
Funds Management Limited, the property funds management arm of the Mirvac Group.
The Mirvac Group is a leading diversified property group listed on the
Australian Stock Exchange with a market capitalization of more than $3 billion.

MASTER LEASE. The CenterPoint II mortgage loan is subject to a Master Lease
Agreement (the "Master Lease") executed by CenterPoint, which will be in effect for the first full year of the loan. Under this agreement, CenterPoint
Properties Trust will pay the base annual rent as well as additional rents on all vacant space at the time the Master Lease was executed. Additionally, rents will be paid for one year on currently leased space that becomes vacant during the term of the Master Lease.

RELEASE. Provided there is no event of default, individual properties may be released from the lien of the mortgage subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the borrower of an amount equal to 110% of the allocated loan amount of the individual property to be released; and (ii) the DSCR following the proposed release will equal or exceed the DSCR for the 12 calendar months immediately prior to the date of the release.

SUBSTITUTION. The borrower may obtain a release of an individual mortgaged property by substituting its interest in other properties as collateral subject to the satisfaction of certain conditions, including but not limited to: (i) no event of default exists; (ii) the aggregate value of all properties released
(through one or more substitutions) will not exceed more than 50% of the original value of the Center Point II mortgaged properties on the date of origination (amounts over 35% are required to receive confirmation from the
Rating Agencies); (iii) the DSCR following the substitution shall equal or exceed the DSCR for the 12 calendar months immediately prior to the date of the proposed substitution and; (iv) the appraised value of the substitution property shall equal or exceed the appraised value of the property to be substituted.

THE PROPERTIES. CenterPoint II is a portfolio of 23 industrial warehouse facilities consisting of approximately 4,156,890 square feet located in and around the Chicago MSA and the Milwaukee MSA. Eighteen properties comprising approximately 88.7% of the total net rentable area is located in the Chicago MSA and five facilities comprising approximately 11.3% of the total net rentable area are located in or around the Milwaukee MSA. The majority of the properties were built between 1960 and 2001. The portfolio is approximately 87.4% leased to
30 local, regional, and national tenants. Twelve properties or approximately
73.1% of the net rentable area are single tenant facilities. The portfolio's top five tenants are APL Limited, Newell Rubbermaid, Alsip Paper Condo, Nexus
Distribution and Advertising Resources which comprise approximately 2.2 million square feet, or approximately 50.9% of the total rentable area.

APL Limited ("APL") occupies 630,410 square feet or approximately 15.2% of the portfolio's net rentable area. APL, a Florida corporation, is an innovator in worldwide logistics and technology management. APL is a third-party logistics and supply-chain management supplier that has developed relationships and expertise within the automotive, retail, consumer electronics, and consumer durables & packaged goods industries. APL operates on 4 continents, and is a member of Neptune Orient Lines Group ("NOL").

Newell Rubbermaid, (NYSE:NWL) occupies 499,200 square feet or approximately
12.0% of the portfolio's net rentable area. Newell Manufacturing Company, Inc.
was founded in 1903 and in 1999 acquired Rubbermaid. Newell Rubbermaid ("NR") is a manufacturer and full-service marketer of staple consumer products sold to high-volume purchasers, including discount stores, warehouse clubs home centers, hardware stores, office superstores, and contract stationers. NR's multi-product offering consists of staple consumer products in three business segments:
household products, hardware, and home furnishings & office products, which as of March 2005 had a market capitalization of $3.1 billion. Its best-known brands include: Rubbermaid, Shur-Line (tools), Sharpie (markers), Paper Mate (pens),
Little Tykes (toys & child accessories), and Graco (child accessories). NR has revenues of approximately $6.34 billion and a market cap of $6.99 billion.

Alsip Paper Condominium Assoc. occupies 400,076 square feet or approximately
9.6% of the portfolio's net rentable area. -- The Alsip Paper Condominium
Association ("APCA") consists of two members- Madison Paper International
("MPI") and SCA Tissue North America ("SCA"). APCA was established as a means to manage the utilities and common areas of the warehouse and paper mill out of which MPI and SCA operate. Therefore, while APCA is the entity on the lease, the underlying credit is that of MPA and SCA. MPI which is part of Myllykoski
Corporation owns or manages 9 mills, 19 machines, approximately 3,700 employees, and approximately 2.7 million tons of production, Myllykoski Corporation is one of the largest producers of groundwork publication print. Most of MPI's tissues, towels, and napkins are produced at the Alsip Mill.

SCA is one of North America's three largest producers of "Away-From-Home"
tissues. SCA's product line includes: napkins, towels, bath & facial wipes, dispenser systems and soap systems. SCA is a business division of Svenska
Cellulosa Aktiebolaget- a $13 billion company based in Stockholm, Sweden that produces and sells absorbent hygiene products, packaging solutions, and publication paper.

                                     A-3-39

--------------------------------------------------------------------------------
                                 CENTERPOINT II
--------------------------------------------------------------------------------

THE MARKETS(1).

CHICAGO MSA (18 PROPERTIES)

Eighteen properties comprising approximately 88.7% of the portfolio's net rentable area is located in the Chicago MSA. The Chicago MSA consists of 9 counties in northeast Illinois encompassing more than 5,065 square miles. With a population of nearly 8.6 million, the Chicago MSA ranks as the third most populous MSA in the nation, behind New York and Los Angeles. As the business and logistics hub of the Midwest, Chicago is one of the largest industrial markets in the U.S., and currently ranks only behind Los Angeles in both total industrial inventory and warehouse/distribution inventory. The Chicago MSA contains just over 1.0 billion square feet of industrial space concentrated primarily in Cook and DuPage Counties and Chicago's warehouse/distribution sector contains over 490 million square feet of space.

During the first quarter of 2005, warehouse distribution leasing reached 6.0 million square feet. As a result, the Chicago warehouse/distribution market recorded a positive 3.6 million square feet of net absorption. The Chicago warehouse/distribution market has an overall vacancy rate of approximately
12.3%. As of March 30, 2005 asking rents for industrial space in the overall market averaged $4.27 per square foot on a triple net basis. The North Chicago submarket had the highest asking rents in the Chicago MSA at $5.48 per square foot, while the Western Kane County submarket posted the lowest asking rents in the Chicago MSA at an average of $3.22.

MILWAUKEE MSA (5 PROPERTIES)

Five facilities comprising 11.3% of the portfolio's net rentable area are located in or around the Milwaukee MSA. The Milwaukee industrial market totals over 280 million square feet of area and has an overall vacancy rate of 6.9%.
The Waukesha County warehouse/distribution submarket has an overall vacancy rate of approximately 8.7% with average rents ranging between $3.50 and $5.50 per square foot on a triple net basis. Milwaukee and Kenosha Counties'
warehouse/distribution submarkets have an overall vacancy rate of approximately
7.1% and 3.9% respectively and average rents ranging between $2.00 and $4.50 per square foot on a triple net basis.

PROPERTY MANAGEMENT. The portfolio is managed by CenterPoint which owns or manages a portfolio of approximately 215 industrial properties with over 37 million square feet.

--------------------------------------------------------------------------------

(1)   Certain information was obtained from the CenterPoint II appraisals dated
      June 14, 2005 and January 18, 2006.

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
               NUMBER      SQUARE       % OF                   % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
              OF LEASES     FEET        NRA       BASE RENT      RENT      SQUARE FEET      OF NRA       BASE RENT    OF BASE RENT
YEAR          EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP        523,681      12.6%           NAP        NAP       523,681         12.6%             NAP        NAP
2006 & MTM        7         360,645       8.7     $1,572,401       11.7%      884,326         21.3%      $1,572,401       11.7%
2007              6       1,297,356      31.2      4,246,199       31.7     2,181,682         52.5%      $5,818,600       43.4%
2008              2         133,600       3.2        534,014        4.0     2,315,282         55.7%      $6,352,614       47.4%
2009              8         792,079      19.1      2,694,141       20.1     3,107,361         74.8%      $9,046,755       67.5%
2010              2          29,456       0.7        205,052        1.5     3,136,817         75.5%      $9,251,807       69.1%
2011              3         582,456      14.0      2,068,207       15.4     3,719,273         89.5%     $11,320,014       84.5%
2012              1          41,795       1.0        291,991        2.2     3,761,068         90.5%     $11,612,005       86.7%
2013              2         153,132       3.7      1,011,776        7.6     3,914,200         94.2%     $12,623,780       94.2%
2014              1         242,690       5.8        774,000        5.8     4,156,890        100.0%     $13,397,780      100.0%
2015              0               0       0.0              0        0.0     4,156,890        100.0%     $13,397,780      100.0%
2016              0               0       0.0              0        0.0     4,156,890        100.0%     $13,397,780      100.0%
AFTER             0               0       0.0              0        0.0     4,156,890        100.0%     $13,397,780      100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL             32      4,156,890     100.0%   $13,397,780      100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-40

--------------------------------------------------------------------------------
                                 CENTERPOINT II
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS ROLLING IN 2007
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                    % OF 2007     PROPERTY RENT
                                                                      SQUARE FEET      ANNUAL       BASE RENT      PSF/MARKET
PROPERTY NAME                  TENANT                                  EXPIRING      BASE RENT     EXPIRING(1)     RENT PSF(2)
-------------------------------------------------------------------------------------------------------------------------------

6600 RIVER ROAD                APL Limited                                630,410    $1,776,000       41.8%        $2.82/$2.75
13040 SOUTH PULASKI AVENUE     Alsip Paper Condominium Association        400,076     1,218,634       28.7         $3.05/$3.00
8100 & 8200 100TH STREET       Orion Corp                                 186,762       826,014       19.5         $4.42/$4.00
5110 SOUTH 6TH STREET          Airborn Freight                             58,000       345,150        8.1         $5.90/$4.75
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                   1,275,748    $4,165,798       98.1%
-------------------------------------------------------------------------------------------------------------------------------
2007 TOTAL BASE RENT:           $4,246,199
-------------------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2007.

(2)   Based on certain information obtained from the appraisal.

-------------------------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS ROLLING IN 2009
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                    % OF 2009     PROPERTY RENT
                                                                      SQUARE FEET      ANNUAL       BASE RENT      PSF/MARKET
PROPERTY NAME                  TENANT                                  EXPIRING      BASE RENT     EXPIRING(1)     RENT PSF(2)
-------------------------------------------------------------------------------------------------------------------------------

1750 SOUTH LINCOLN DRIVE       Newell Rubbermaid                          499,200    $1,653,072       61.4%        $3.31/$3.25
6000 WEST 73RD STREET          Prairie Packaging                          148,091       491,400       18.2         $3.32/$3.10
1455 SEQUOIA DRIVE             Voicestream                                 55,200       213,960        7.9         $3.88/$3.75
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                     702,491    $2,358,432       87.5%
-------------------------------------------------------------------------------------------------------------------------------
2009 TOTAL BASE RENT:          $2,694,141
-------------------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2009.

(2)   Based on certain information obtained from the appraisal.

-------------------------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS ROLLING IN 2011
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                    % OF 2011     PROPERTY RENT
                                                                      SQUARE FEET      ANNUAL       BASE RENT      PSF/MARKET
PROPERTY NAME                  TENANT                                  EXPIRING      BASE RENT     EXPIRING(1)     RENT PSF(2)
-------------------------------------------------------------------------------------------------------------------------------

6558 WEST 73RD STREET          Nexus Distribution                        301,000     $1,008,000       48.7%       $3.35/ $3.10
11601 SOUTH CENTRAL AVENUE     Advertisting Resources                    260,000        954,000       46.1        $3.67/ $3.50
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                    561,000     $1,962,000       94.8%
-------------------------------------------------------------------------------------------------------------------------------
2006 TOTAL BASE RENT:          $2,068,557
-------------------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent to be collected in 2011.

(2)   Based on certain information obtained from the appraisal.

                                     A-3-41

--------------------------------------------------------------------------------
                                 CENTERPOINT II
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF CENTERPOINT II OMITTED]

                                     A-3-42

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-43

--------------------------------------------------------------------------------
                         MILLENNIUM INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

              [3 PHOTOS OF MILLENNIUM INDUSTRIAL PORTFOLIO OMITTED]

                                     A-3-44

--------------------------------------------------------------------------------
                         MILLENNIUM INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:             $63,000,000

CUT-OFF DATE PRINCIPAL BALANCE:         $62,914,278

% OF POOL BY IPB:                       2.9%

LOAN SELLER:                            Eurohypo AG, New York Branch

BORROWER:                               Horizon/McClellan LLC, MP Cargo
                                        LAX Property LLC, MP Cargo ORD
                                        Property LLC and MP Cargo LAX I
                                        LLC.

SPONSOR:                                Millennium CAF II LLC

ORIGINATION DATE:                       01/30/06

INTEREST RATE:                          5.770000%

INTEREST ONLY PERIOD:                   N/A

MATURITY DATE:                          02/11/16

AMORTIZATION TYPE:                      Balloon

ORIGINAL AMORTIZATION:                  360 months

REMAINING AMORTIZATION:                 359 months

CALL PROTECTION:                        L(24),Def(90),O(5)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Hard

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE:                   N/A

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL                 MONTHLY
                                        ----------------------------------------

TAXES:                                             $0              $49,361

INSURANCE:                                   $124,347              $13,816

CAPEX:                                             $0               $4,862

TI/LC:                                  $3,124,251(1)                   $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Portfolio

TITLE:                                  Fee

PROPERTY TYPE:                          Industrial -- Warehouse/Distribution

SQUARE FOOTAGE:                         584,044

LOCATION:                               Hawthorne, CA; Inglewood, CA;
                                        Bensenville, IL; Boston, MA

YEAR BUILT/RENOVATED:                   Various

OCCUPANCY:                              100.0%(2)

OCCUPANCY DATE:                         12/15/05

NUMBER OF TENANTS:                      9

HISTORICAL NOI:                         N/A

UW REVENUES:                            $7,330,942

UW EXPENSES:                            $1,672,153

UW NOI:                                 $5,658,789

UW NET CASH FLOW:                       $5,343,174

APPRAISED VALUE:                        $83,540,000

APPRAISAL DATE:                         Various

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                   $108

CUT-OFF DATE LTV:                       75.3%

MATURITY DATE LTV:                      63.5%

UW DSCR:                                1.21x

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT PORTFOLIO TENANTS
------------------------------------------------------------------------------------------------------------------------------
                                      RATINGS                                  % OF                           LEASE EXPIRATION
TENANT NAME                       MOODY'S / S&P(3)     TOTAL SQUARE FEET     TOTAL SF      BASE RENT PSF            YEAR
------------------------------------------------------------------------------------------------------------------------------

BAX GLOBAL                             Aa1/AA               215,411           36.9%           $10.79                2014

THE HARPER GROUP(4)                                          96,039           16.4%           $10.18                2010

UNDERWING INTERNATIONAL                                      92,000           15.8%            $5.87                2016

PILOT AIR FREIGHT                                            85,000           14.6%           $12.60                2016

AIR CONTAINER TRANSPORT, INC                                 47,359            8.1%           $11.76                2016
------------------------------------------------------------------------------------------------------------------------------

(1)   TI/LC reserve of $3,124,251 is comprised of $2,362,926 of outstanding
      TI/LC costs for The Exchange Building 5 and $761,325 collected at closing for rent abatements pertaining to the Pilot Air Freight tenant at The
      Exchange Building 5.

(2)   Represents total percentage of leased space, including space that is leased but currently unoccupied.

(3)   Ratings provided are for the parent company for the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(4)   Approximately 74,000 square feet under sub-lease to J&J International
      Trucking of California Inc., expiring November 2008.

                                     A-3-45

--------------------------------------------------------------------------------
                         MILLENNIUM INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                PORTFOLIO SUMMARY
---------------------------------------------------------------------------------------
                                                                   SQUARE
PROPERTY NAME                       LOCATION          YEAR BUILT    FEET     OCCUPANCY
---------------------------------------------------------------------------------------

THE EXCHANGE BUILDING 6             Hawthorne, CA        2004      215,411       100.0%
THE EXCHANGE BUILDING 5             Hawthorne, CA        2004      159,606       100.0
THE COVE PORTFOLIO -- LA            Inglewood, CA        1994       96,039       100.0
THE COVE PORTFOLIO -- CHI           Bensenville, IL      1994       92,000       100.0
160 WILLIAM F. MCCLELLAN HIGHWAY    Boston, MA           1979       20,988       100.0
---------------------------------------------------------------------------------------
TOTAL                                                              584,044       100.0%
---------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                                      ALLOCATED       APPRAISED
PROPERTY NAME                       LEAD TENANTS                     LOAN BALANCE       VALUE
------------------------------------------------------------------------------------------------

THE EXCHANGE BUILDING 6             BAX Global                        $26,361,083    $35,000,000
THE EXCHANGE BUILDING 5             Pilot Air Freight                  17,465,004     23,190,000
THE COVE PORTFOLIO -- LA            The Harper Group(1)                10,726,884     14,250,000
THE COVE PORTFOLIO -- CHI           Underwing International             6,027,188      8,000,000
160 WILLIAM F. MCCLELLAN HIGHWAY    Horizon Air Services, Inc.(2)       2,334,120      3,100,000
------------------------------------------------------------------------------------------------
TOTAL                                                                 $62,914,278    $83,540,000
------------------------------------------------------------------------------------------------

(1)   Approximately 74,000 square feet is under sub-lease to J&J International
      Trucking of California, Inc. and is expiring in November 2008.

(2)   Approximately 13,945 square feet is under sub-lease to JetBlue Airways
      Corporation and is expiring in January 2009.

                                     A-3-46

--------------------------------------------------------------------------------
                         MILLENNIUM INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Millennium Industrial Portfolio loan is secured by first mortgages on the fee interests in five industrial properties comprising approximately
584,044 square feet located in California, Illinois, and Massachusetts.

THE BORROWER. The borrowers, Horizon/McClellan LLC, MP Cargo LAX Property LLC,
MP Cargo ORD Property LLC and MP Cargo LAX I LLC, are special purpose entities sponsored by Millennium CAF II LLC.

THE SPONSOR. Millennium Partners, LLC, the parent of the sponsor, was founded in
1990, and is a developer of mixed-use real estate in the United States. It has formed a joint venture with Cargo Ventures LLC ("Cargo") to develop, own and acquire airport and seaport-centric logistics properties in the United States and abroad. Cargo performs an array of services including predevelopment planning and managing the projects for its investors and clients. Cargo's management team includes Jacob Citrin, the Chairman, who was formerly a Managing
Director of International Airport Centers LLC, a privately held real estate company.

RELEASE. The Millennium Industrial Portfolio loan permits the release of one or more Mortgaged Properties (a) prior to the expiration of the applicable defeasance lockout period, subject to certain conditions, including (i) the payment of a release price of 120% of the related allocated loan amount of the
Mortgaged Property to be released, together with payment of the applicable yield maintenance premium, (ii) the satisfaction of specified debt service coverage tests and loan to value ratio tests for the remaining Mortgaged Properties after the partial release, and (iii) confirmation of "no downgrade" from each Rating
Agency; and (b) after the expiration of the applicable defeasance lockout period, subject to certain conditions, including (i) the principal balance of the defeased portion of the mortgage loan must be equal to 120% of the allocated loan amount of the Mortgaged Property to be released, (ii) the satisfaction of specified debt service coverage tests and loan to value ratio tests for the remaining Mortgaged Properties after the partial defeasance, and (iii)
confirmation of "no downgrade" from each Rating Agency. In addition, in the case of both a partial prepayment and a partial defeasance, if the borrowers would otherwise fail to satisfy the specified debt service coverage tests and loan to value ratio tests for the remaining Mortgaged Properties after the partial release or partial defeasance, the borrowers are permitted to either prepay or defease an additional amount so as to reduce the debt service on the outstanding principal amount of the mortgage loan and satisfy the specified debt service coverage tests and loan to value ratio tests.

THE PROPERTIES.

THE EXCHANGE BUILDING 5. Hawthorne, CA

The Exchange Building 5 ("Bldg. 5") is situated on an approximately 8.2 acre rectangular site in Hawthorne, CA. Constructed in 2004, the property consists of
159,606 square feet of net rentable area ("NRA") which includes 132,296 square feet of warehouse space (82.9% of NRA) and 27,310 square feet of office space
(17.1% of NRA). The building is fully sprinklered, has a clear ceiling height of
30 feet, and a total of 53 overhead doors of which 51 are dock-high and two are at grade. There are 253 parking spaces (1.59 spaces per 1,000 square feet). The building accommodates a 125-foot turning radius. Access to the site is via two curb cuts on El Segundo Boulevard. El Segundo Boulevard is a major east/west traffic artery and is improved with three lanes of traffic in both directions.
The Exchange Building 5 is 100.0% leased to five tenants.

THE EXCHANGE BUILDING 6. Hawthorne, CA

The Exchange Building 6 ("Bldg. 6") is situated on an approximately 10.2 acre rectangular site in Hawthorne, CA. Constructed in 2004, the property consists of approximately 215,411 square feet of NRA which includes 170,411 square feet of warehouse space (79.1% of NRA) and 45,000 square feet of office space (20.9% of
NRA). The building is fully sprinklered, has a clear ceiling height of 30 feet, and a total of 110, 24-foot wide overhead doors, of which 107 are dock-high and three are at grade. There are 254 parking spaces (1.18 spaces per 1,000 square feet). The property is located directly adjacent to I-105 to the north and within close proximity to I-405 and I-110 which provides convenient access to
LAX Airport. Access to the site is via two curb cuts on El Segundo Blvd. The property is 100.0% leased to BAX Global.

THE COVE PORTFOLIO - LA. Inglewood, CA

The Cove Portfolio - LA is situated on an approximately 2.7 acre rectangular site in Inglewood, CA. Constructed in 1994, the property consists of 96,039 square feet of NRA which includes 74,000 square feet of warehouse space (77.1%
of NRA) and 22,000 square feet of office space (22.9% of NRA). The building is fully sprinklered, has a clear ceiling height of 22 feet, and a total of 15 overhead doors of which 13 are dock-high and two are at grade. There are 254 parking spaces (2.65 spaces per 1,000 square feet). The building has direct access to I-405 and is in close proximity to I-105 and airport cargo facilities.
Access to the site is via a curb cut on Hillcrest Blvd and one on Glasgow Ave.
At the site both are secondary roads that are 66 feet wide with one lane of traffic in either direction. The property is 100.0% leased to The Harper Group, of which 74,000 square feet of the NRA is subleased to J&J International
Trucking of California, Inc.

THE COVE PORTFOLIO - CHI. Bensenville, IL

The Cove Portfolio - CHI is situated on an approximately 4.5 acre rectangular site in Bensenville, IL. Constructed in 1994, the property consists of 92,000 square feet of NRA which includes 72,000 square feet of warehouse space (78.3%
of NRA) and 20,000 square feet of office space (21.7% of NRA). The building is fully sprinklered, has a clear ceiling height of 24 feet and a total of 18 overhead doors of which 17 are dock-high and one is located in a low bay. The building is located in the primary off-airport freight forwarder market serving
O'Hare International Airport. The property is located adjacent to O'Hare with excellent access to both the existing on-airport cargo area, as well as to the site proposed for additional on-airport cargo facilities. Access to the site is via a curb cut on Supreme Drive. Supreme Drive is an industrial service road that has one lane in both directions. The property is 100.0% leased to Underwing
International. At origination, Millennium CAF II, LLC guaranteed payment of two years of rent at this property ($1,080,000).
--------------------------------------------------------------------------------

                                     A-3-47

--------------------------------------------------------------------------------
                         MILLENNIUM INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
160 WILLIAM F. MCCLELLAN HIGHWAY. Boston, MA

160 William F. McClellan Highway is situated on an approximately 2.8 acre site in East Boston, MA. Constructed in 1979, the property consists of 20,988 square feet of NRA which includes 18,988 square feet of warehouse space (90.5% of NRA)
and 2,000 square feet of office space (9.5% of NRA). The building is fully sprinklered, has a clear ceiling height of 18 feet, and a total of seven overhead doors with loading docks and no levelers. This property is less than one mile from loading facilities at Logan Airport, and the stock of buildings in the immediate vicinity is older with similar ceiling heights and at the same time, limited, because the airport is located on a peninsula with limited industrially zoned land. Access to the site is via a curb cut on McClellan and on Bennington Street. The property is 100.0% leased to Horizon Air Services Inc.
Horizon Air Services Inc. vacated the property in December 2005 but continues to pay rent under a lease expiring in December 2014; however, approximately 66% of the space is currently sub-leased to JetBlue Airways Corporation. Millennium CAF
II, LLC guaranteed payment of one year of rent at this property ($272,844).

THE MARKETS(1). The properties are located in 4 cities in California, Illinois, and Massachusetts.

THE EXCHANGE BUILDING 5, 6, AND THE COVE PORTFOLIO -- LA are all located in the
South Bay industrial market. The South Bay industrial market contains approximately 222 million square feet of industrial space and accounts for 25.3%
of the total inventory in Los Angeles County. The market availability rate for
Third Quarter 2005 is 4.76%, which decreased from an availability rate of 5.12%
as of the Second Quarter 2005. The average asking lease rate of the South Bay market was $7.20 per square foot per year.

THE EXCHANGE BUILDING 5 AND 6 are located in the Hawthorne submarket, which has an availability rate of 2.8%. The market rental rate for large warehouse/distribution space is $12.00 per square feet and $15.00 per square feet for mezzanine office space for Bldg. 5. The market rental rate is $10.92 per square foot for Bldg. 6.

THE COVE PORTFOLIO - LA is located in the Inglewood submarket, which has an availability rate of 4.35%. The market rental rate for the subject is $10.20 per square feet.

THE COVE PORTFOLIO - CHI is located in the O'Hare industrial submarket with access to both the existing on-airport cargo area, as well as to the site proposed for additional on-airport cargo facilities. The O'Hare submarket has an
8.4% vacancy rate versus the overall Chicago MSA vacancy rate of 8.8%. This submarket contains approximately 107 million square feet of industrial space and accounts for 10.3% of the total inventory in the Chicago MSA. The average asking lease rate in the O'Hare submarket ranges from $3.50 per square feet to $5.50 per square feet.

160 WILLIAM F. MCCLELLAN HIGHWAY is located in the Close-In North industrial market. The Close-In North industrial market contains approximately 8.1 million square feet of industrial space and accounts for 6.0% of the total inventory in the overall suburban market. The property is located approximately 1.5 miles from Logan International Airport. The greater suburban industrial market has an availability rate of 18.1% compared with the Close-In North availability rate for general industrial buildings of 10.8% for the Third Quarter 2005. The property is located in East Boston and a direct peer group analysis reveals an availability rate of 8.24% for properties located in East Boston and Chelsea.
The property's contract rent is $13.00 per square feet which is within the market rent range of $10.00 to $15.00 per square feet.

PROPERTY MANAGEMENT. The properties are managed by Cargo Ventures LLC, an affiliate of the borrower.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the appraisal reports on the
      Millennium Industrial Portfolio dated January 2006.

                                     A-3-48

--------------------------------------------------------------------------------
                         MILLENNIUM INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE

            NUMBER OF   SQUARE                                          CUMULATIVE   CUMULATIVE %  CUMULATIVE  CUMULATIVE %
             LEASES      FEET     % OF NRA   BASE RENT     % OF BASE    SQUARE FEET     OF NRA      BASE RENT  OF BASE RENT
YEAR        EXPIRING   EXPIRING   EXPIRING    EXPIRING   RENT EXPIRING   EXPIRING      EXPIRING     EXPIRING     EXPIRING
----------------------------------------------------------------------------------------------------------------------------

VACANT         0              0      0.0%            $0        0.0%             0        0.0%              $0       0.0%
2006 & MTM     0              0      0.0              0        0.0              0        0.0%              $0       0.0%
2007           0              0      0.0              0        0.0              0        0.0%              $0       0.0%
2008           0              0      0.0              0        0.0              0        0.0%              $0       0.0%
2009           0              0      0.0              0        0.0              0        0.0%              $0       0.0%
2010           2         98,147     16.8      1,009,297       16.6         98,147       16.8%      $1,009,297      16.6%
2011           2         25,139      4.3        321,008        5.3        123,286       21.1%      $1,330,305      21.8%
2012           0              0      0.0              0        0.0        123,286       21.1%      $1,330,305      21.8%
2013           0              0      0.0              0        0.0        123,286       21.1%      $1,330,305      21.8%
2014           2        236,399     40.5      2,596,442       42.6        359,685       61.6%      $3,926,746      64.4%
2015           0              0      0.0              0        0.0        359,685       61.6%      $3,926,746      64.4%
2016           3        224,359     38.4      2,167,942       35.6        584,044      100.0%      $6,094,688     100.0%
AFTER          0              0      0.0              0        0.0        584,044      100.0%      $6,094,688     100.0%
----------------------------------------------------------------------------------------------------------------------------
TOTAL          9        584,044    100.0%    $6,094,688     100.00%
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                      SIGNIFICANT TENANTS ROLLING IN 2010

                                                            SQUARE      ANNUAL      % OF 2010    PROPERTY RENT
                                                             FEET        BASE       BASE RENT     PSF/MARKET
PROPERTY NAME               TENANT                         EXPIRING      RENT      EXPIRING(1)    RENT PSF(2)
---------------------------------------------------------------------------------------------------------------

THE COVE PORTFOLIO -- LA    The Harper Group                96,039    $  977,677      96.9%      $10.18/$10.20
THE EXCHANGE BUILDING 5     IJS Global Inc.                  2,108        31,620       3.1       $15.00/$15.00
---------------------------------------------------------------------------------------------------------------
TOTAL                                                       98,147    $1,009,297     100.0%
---------------------------------------------------------------------------------------------------------------
2010 TOTAL BASE RENT:       $1,009,297
---------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2010.

(2)   Based on certain information obtained from the appraisal.

---------------------------------------------------------------------------------------------------------------
                                      SIGNIFICANT TENANTS ROLLING IN 2014

                                                            SQUARE      ANNUAL      % OF 2014    PROPERTY RENT
                                                             FEET        BASE       BASE RENT     PSF/MARKET
PROPERTY NAME               TENANT                         EXPIRING      RENT      EXPIRING(1)    RENT PSF(2)
---------------------------------------------------------------------------------------------------------------

THE EXCHANGE BUILDING 6     BAX Global                     215,411    $2,323,598      89.5%      $10.79/$10.92
160 WILLIAM F. MCCLELLAN
  HIGHWAY                   Horizon Air Services, Inc.      20,988       272,844      10.5       $13.00/$12.50
---------------------------------------------------------------------------------------------------------------
  TOTAL                                                    236,399    $2,596,442     100.0%
---------------------------------------------------------------------------------------------------------------
2014 TOTAL BASE RENT:       $2,596,442
---------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2014.

(2)   Based on certain information obtained from the appraisal.

                                     A-3-49

--------------------------------------------------------------------------------
                         MILLENNIUM INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                      SIGNIFICANT TENANTS ROLLING IN 2016

                                                            SQUARE      ANNUAL      % OF 2016    PROPERTY RENT
                                                             FEET        BASE       BASE RENT     PSF/MARKET
PROPERTY NAME               TENANT                         EXPIRING      RENT      EXPIRING(1)    RENT PSF(2)
---------------------------------------------------------------------------------------------------------------

THE EXCHANGE BUILDING 5     Pilot Air Freight               85,000    $1,071,000      49.4%      $12.60/$12.00
THE EXCHANGE BUILDING 5     Air Container Transport, Inc    47,359       556,942      25.7       $11.76/$12.00
THE COVE PORTFOLIO -- CHI   Underwing International         92,000       540,000      24.9       $5.87/$4.50
---------------------------------------------------------------------------------------------------------------
TOTAL                                                      224,359    $2,167,942     100.0%
---------------------------------------------------------------------------------------------------------------
2016 TOTAL BASE RENT:       $2,167,942
---------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2016.

(2)   Based on certain information obtained from the appraisal.

                                     A-3-50

--------------------------------------------------------------------------------
                         MILLENNIUM INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

    [3 MAPS INDICATING LOCATIONS OF MILLENNIUM INDUSTRIAL PORTFOLIO OMITTED]

                                     A-3-51

--------------------------------------------------------------------------------
                          VILLAGE PROPERTIES PORTFOLIO
--------------------------------------------------------------------------------

               [4 PHOTOS OF VILLAGE PROPERTIES PORTFOLIO OMITTED]

                                     A-3-52

--------------------------------------------------------------------------------
                          VILLAGE PROPERTIES PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $41,719,000
CUT-OFF DATE PRINCIPAL BALANCE:         $41,719,000
% OF POOL BY IPB:                       1.9%
LOAN SELLER:                            PNC Real Estate Finance
BORROWER:                               BC Wood Investment Fund II, LLC,
                                        Danville Manor, LLC, BC Wood
                                        Investment Holdings III, LLC
SPONSOR:                                Brian C. Wood
ORIGINATION DATE:                       2/16/2006
INTEREST RATE:                          5.186417%
INTEREST-ONLY PERIOD:                   24 months
MATURITY DATE:                          03/01/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(36),Def(80),O(4)
CROSS-COLLATERALIZATION:                Yes
LOCK BOX:                               No
ADDITIONAL DEBT:                        $2,616,500
ADDITIONAL DEBT TYPE:                   B-Note
LOAN PURPOSE:                           Refinance/Acquisition
--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                               INITIAL            MONTHLY
                                             ------------------------------
TAXES:                                                $0           $47,772
INSURANCE:                                            $0           $15,285
CAPEX:                                                $0           $17,864
TI/LC:                                                $0           $12,974
ENGINEERING:                                     $28,125                $0
OTHER:                                           $29,700(1)             $0
--------------------------------------------------------------------------------
                               PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Portfolio (3 loans and
                                        10 properties)
TITLE:                                  Fee(2)
PROPERTY TYPE:                          Retail -- Anchored
SQUARE FOOTAGE:                         1,176,757
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              96.9%
OCCUPANCY DATE:                         Various
NUMBER OF TENANTS:                      121

HISTORICAL NOI:
   2004:                                $4,206,428
   2005:                                $5,137,713

AVERAGE IN-LINE SALES/SF:
UW REVENUES:                            $5,983,499
UW EXPENSES:                            $1,839,014
UW NOI:                                 $4,144,485
UW NET CASH FLOW:                       $3,591,205
APPRAISED VALUE:                        $52,340,000
APPRAISAL DATE:                         Various

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                             A-NOTE             WHOLE LOAN
                                          -----------------------------------
CUT-OFF DATE LOAN/SF:                          $35                  $38
CUT-OFF DATE LTV:                             79.7%                84.7%
MATURITY DATE LTV:                            69.3%                74.2%
UW DSCR:                                      1.31x                1.16x

--------------------------------------------------------------------------------------------------
                                       SIGNIFICANT TENANTS

                          RATINGS                  % OF
TENANT SUMMARY         MOODY'S/ S&P   TOTAL SF   TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
--------------------------------------------------------------------------------------------------

PEEBLE'S                               120,420    10.2%         2.92              2008-2015
FRED'S                                 100,215     8.5%         3.49              2007-2009
TRACTOR SUPPLY CO.(3)                   95,948     8.2%         4.33              2007-2014
--------------------------------------------------------------------------------------------------

(1)   $29,700 upfront other reserve was established at closing for the Danville
      Manor Shopping Center Loan.

(2)   Beech Lake Shopping Center and Tullahoma Shopping Center are fee/leasehold interests.

(3)   Includes the 25,000 square feet that Tractor Supply is subleasing from
      Wal-Mart.

                                     A-3-53

--------------------------------------------------------------------------------
                          VILLAGE PROPERTIES PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                     PORTFOLIO SUMMARY

                                                                                                                 ALLOCATED
         PROPERTY NAME                LOCATION        YEAR BUILT   SQUARE FEET   OCCUPANCY      LEAD TENANTS      LOAN AMOUNT
-----------------------------------------------------------------------------------------------------------------------------

BEECHLAKE SHOPPING CENTER         Lexington, TN         1988         141,960       100%           Fred's          $5,080,000
FRANKLIN SHOPPING CENTER          Franklin, KY          1975          75,888       100%       Lottery Bingo       $1,920,000
HUMBOLDT SHOPPING CENTER          Humboldt, TN          1973         115,847      89.7%          Peebles          $2,400,000
LAWRENCEBURG SHOPPING CENTER      Lawrenceburg, TN      1972         174,788      99.3%        Wal-Mart(1)        $5,360,000
LINCOLN PARK SHOPPING CENTER      Fayetteville, TN      1980         130,716       100%       Tractor Supply      $4,264,000
MARSHALL COUNTY PLAZA             Lewisburg, TN         1978          94,570       100%          Goodwill         $2,584,000
RIVER OAKS SHOPPING CENTER        Fayetteville, TN      1974          93,050      95.7%           Fred's          $4,392,000
WESTGATE SHOPPING CENTER          Pulaski, TN           1979          93,444       100%           Fred's          $2,800,000
DANVILLE MANOR SHOPPING CENTER    Danville, KY          1970         185,444      91.0%     Peddlers Mall, LLC    $9,807,000
TULLAHOMA SHOPPING CENTER         Tullahoma, TN         1987          71,050      95.5%         Food Lion         $3,112,000
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                             1,176,757      96.9%                          $41,719,000
-----------------------------------------------------------------------------------------------------------------------------

(1)   Tractor Supply and Big Lots sublease from Wal-Mart.

THE LOAN. The Village Properties Portfolio is comprised of 3 separate loans secured by 10 anchored retail properties in Kentucky and Tennessee. Two notes totaling $31,912,000 provided acquisition financing for 9 properties totaling
991,313 square feet. The third loan for $9,807,000 was used to refinance the
Sponsor's 185,444 square feet anchored retail property in Danville, Ky. All three loans are cross collateralized and cross defaulted. Each loan has an interest only period of 24 months and the capital structure includes an additional 3 Mezzcap B-Notes totaling $2,616,500.

THE BORROWER. The 3 Borrowing entities are: BC Wood Investment Fund II LLC,
Danville Manor, LLC, and BC Wood Investment Holdings III, LLC Brian C. Wood
(99%) and his wife, Lori (1%), are the sole owners. Mr. Wood is the non-recourse indemnitor for the 3 loans.

THE SPONSOR. Brian Wood is a real estate investor with a considerable net worth.
Entities owned or controlled by Mr. Wood own and manage more than 3 million square feet of retail property in Kentucky and Tennessee. BC Wood Companies, LLC a full service real estate company owned by Mr. Woods based in Lexington,
Kentucky, manages the properties. This business was formed in 1961 by Mr. Wood's father who ceded control to Brian Wood in 1995.

THE PROPERTIES. The Village Properties Portfolio is comprised of 10 anchored retail properties totaling 1,176,757 square feet in Tennessee and Kentucky. The properties are anchored with national and regional tenants including Tractor
Supply, Peebles, Dollar General and Fred's. Non-anchor spaces are leased to a mixture of national, regional and local tenants including Aaron Rents, Sears,
Auto Zone and Radio Shack. Many of these properties are former Wal-Mart locations that were retenanted after Wal-Mart built larger Supercenters. The properties have additional shadow anchors and are located in areas considered to be prime retail within their respective markets. The trade areas for most of the properties are regional extending beyond 5 miles.

RELEASE. Provided that no event of default exists, the Tullahoma Shopping Center
Property may be released from the lien of the mortgage subject to the satisfaction of certain conditions, including, but not limited to: (1) a debt service coverage ratio of at least 1.25 and a combined loan to value ratio of no more than 80%.

THE MARKETS(1). All of the properties are located in primary retail corridors for the markets they serve. All are anchored and most have additional shadow anchors. There are no published reports for these markets, however, occupancy costs in these properties are relatively low and the trade areas are relatively large. These properties have attracted a mix of local, regional and national tenants to serve their respective trade areas and historical occupancy has been good.

The properties are all geographically diverse and located in 7 different
Tennessee and Kentucky counties. The county populations are typical of the trade area sizes and average approximately 40,000 people each. The average median household income for these trade areas is in a range between $35,000 and
$40,000. Each trade area has its own economic factors, but on average each market is forecast to have population and income growth ranging between .5% and
1.0% annually. These are stable markets and no individual property dominates the portfolio.

PROPERTY MANAGEMENT: Management for all ten properties is provided by BC Wood
Companies, LLC. The company manages a portfolio in excess of 3 million square feet in Tennessee and Kentucky.

(1)   Certain information was obtained from the Village Properties appraisals dated between September 19, 2005 and October 15, 2005.

                                     A-3-54

--------------------------------------------------------------------------------
                          VILLAGE PROPERTIES PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                                        CUMULATIVE   CUMULATIVE %  CUMULATIVE  CUMULATIVE %
              LEASES       FEET    % OF NRA  BASE RENT    % OF BASE     SQUARE FEET     OF NRA      BASE RENT  OF BASE RENT
YEAR         EXPIRING    EXPIRING  EXPIRING  EXPIRING    RENT EXPIRING    EXPIRING      EXPIRING     EXPIRING    EXPIRING
----------------------------------------------------------------------------------------------------------------------------

VACANT             NAP     37,384    3.2%       NAP           NAP           37,384       3.2%         NAP           NAP
2006 & MTM          26    206,347   17.5      $886,148       17.3%         243,731     20.70%        $886,148      17.3%
2007                17    143,587   12.2       595,967       11.6          387,318      32.9%      $1,482,115      28.9%
2008                30    250,281   21.3     1,026,520       20.0          637,599      54.2%      $2,508,635      48.9%
2009                16    156,099   13.3       719,269       14.0          793,698      67.4%      $3,227,904      62.9%
2010                13     98,810    8.4       429,244        8.4          892,508      75.8%      $3,657,148      71.2%
2011                 4     67,424    5.7       232,098        4.5          959,932      81.6%      $3,889,246      75.7%
2012                 2     30,400    2.6       168,048        3.3          990,332      84.2%      $4,057,294      79.0%
2013                 2     20,040    1.7       111,953        2.2        1,010,372      85.9%      $4,169,247      81.2%
2014                 6     99,459    8.5       514,000       10.0        1,109,831      94.3%      $4,683,247      91.2%
2015                 3     30,786    2.6       180,569        3.5        1,140,617      96.9%      $4,863,816      94.7%
2016                 1      7,140    0.6        66,630        1.3        1,147,757      97.5%      $4,930,446      96.0%
THEREAFTER           1     29,000    2.5       204,450        4.0        1,176,757     100.0%      $5,134,896     100.0%
----------------------------------------------------------------------------------------------------------------------------
TOTAL              121  1,176,757  100.0%   $5,134,896      100.0%

---------------------------------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS ROLLING IN 2006 & MTM

                                                      SQUARE     ANNUAL    % OF 2006& MTM   TENANT RENT
                                                       FEET       BASE       BASE RENT       PSF/MARKET
      PROPERTY NAME                 TENANT           EXPIRING     RENT      EXPIRING(1)     RENT PSF(2)
---------------------------------------------------------------------------------------------------------

LAWRENCEBURG SHOPPING CENTER   Wal-Mart                65,904   $230,664       26.0%        $3.50/$4.19
FRANKLIN SHOPPING CENTER       Lottery/Bingo           30,600     83,500        9.4         $2.73/$3.25
RIVER OAKS SHOPPING CENTER     Goodwill                15,460     65,705        7.4         $4.25/$4.66
TULLAHOMA SHOPPING CENTER      Movie Gallery            4,550     45,500        5.1         $10.00/$5.18
---------------------------------------------------------------------------------------------------------
TOTAL                                                 116,514   $425,369       48.0%
---------------------------------------------------------------------------------------------------------
2006 & MTM TOTAL BASE RENT:    $886,148
---------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2006 and on a month to month basis.

(2)   Based on certain information obtained from the appraisal

-------------------------------------------------------------------------------------------------------
                                  SIGNIFICANT TENANTS ROLLING IN 2008

                                                      SQUARE     ANNUAL     % OF 2008    PROPERTY RENT
                                                       FEET       BASE      BASE RENT     PSF/MARKET
     PROPERTY NAME                  TENANT           EXPIRING     RENT     EXPIRING(1)    RENT PSF(2)
-------------------------------------------------------------------------------------------------------

LAWRENCEBURG SHOPPING CENTER   Peebles                 25,550    $89,425       8.7%       $3.50/$4.19
BEECHLAKE SHOPPING CENTER      Fred's                  22,950     87,669       8.5        $3.82/$4.19
RIVER OAKS SHOPPING CENTER     Fred's                  18,200     72,800       7.1        $4.00/$4.66
MARSHALL COUNTY PLAZA          Fred's                  22,310     66,930       6.5        $3.00/$4.19
BEECHLAKE SHOPPING CENTER      Magic Dollar            12,514     58,690       5.7        $4.69/$4.50
TULLAHOMA SHOPPING CENTER      Aaron's Rent to Own     12,760     58,080       5.7        $4.55/$4.66
-------------------------------------------------------------------------------------------------------
TOTAL                                                 114,284   $433,594      42.2%
-------------------------------------------------------------------------------------------------------
2008 TOTAL BASE RENT:          $1,026,520
-------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2008.

(2)   Based on certain information obtained from the appraisal

                                     A-3-55

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--------------------------------------------------------------------------------

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                           PANOS/SMITH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

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                                     A-3-60

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                           PANOS/SMITH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $41,300,000
CUT-OFF DATE PRINCIPAL BALANCE:         $41,300,000
% OF POOL BY IPB:                       1.9%
LOAN SELLER:                            IXIS Real Estate Capital Inc.
BORROWER:                               Smith/Curry Hotel Group Kings Grant
                                        LLC, Smith/Curry Hotel Group
                                        HH-Harris LLC, Smith/Curry Hotel
                                        Group Manchester Village LLC,
                                        Smith/Curry Hotel Group Pineville
                                        II LLC, Smith/Curry Hotel
                                        Group CI-Harris LLC
SPONSOR:                                C. W. Smith and H. Lee Curry
ORIGINATION DATE:                       02/28/06
INTEREST RATE:                          5.740000%
INTEREST-ONLY PERIOD:                   12 months
MATURITY DATE:                          03/05/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  300 months
REMAINING AMORTIZATION:                 300 months
CALL PROTECTION:                        L(24), Def(93), O(3)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Hard
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                           INITIAL              MONTHLY
                                           ----------------------------------
TAXES:                                        $93,099              $31,033
INSURANCE:                                    $38,595              $12,868
SEASONALITY RESERVE(1)                            N/A                  N/A
FF&E(2):                                           $0              $12,939
--------------------------------------------------------------------------------
                        PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio
TITLE:                                  Fee
PROPERTY TYPE:                          Hotel -- Various
ROOMS:                                  580
LOCATION:                               Various
YEAR BUILT:                             Various
OCCUPANCY:                              71%
OCCUPANCY DATE:                         12/31/2005

HISTORICAL NOI:
     2004:                              $3,649,297
     2005(3):                           $4,801,851

UW REVENUES:                            $13,813,113
UW EXPENSES:                            $8,946,729
UW NOI:                                 $4,866,384
UW NET CASH FLOW:                       $4,313,859
APPRAISED VALUE (AS IS):                $59,600,000
APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                  MORTGAGE
                                         TRUST ASSET                LOAN
                                        ----------------------------------------
CUT-OFF DATE LOAN/ROOM:                    $71,207                $71,207
CUT-OFF DATE LTV:                           69.3%                  69.3%
MATURITY DATE LTV:                          55.3%                  55.3%
UW DSCR:                                    1.38x                  1.38x

--------------------------------------------------------------------------------------------------------------------------------
                                                       PROPERTY SUMMARY
                                                                                                             ORIGINAL ALLOCATED
                                   LOCATION      # OF                 APPRAISED VALUE   ORIGINAL ALLOCATED    LOAN AMOUNT PER
PROPERTY                         (CITY,STATE)    ROOMS   YEAR BUILT       (AS IS)          LOAN AMOUNT              ROOM
--------------------------------------------------------------------------------------------------------------------------------

HAMPTON INN -- SPEEDWAY          Concord, NC      125       2000        $19,600,000        $13,581,879            $108,665
HILTON GARDEN INN -- PINEVILLE   Pineville, NC    112       2000         $9,000,000         $6,236,577             $55,684
HILTON GARDEN INN -- ROCK HILL   Rock Hill, SC    127       2001        $11,400,000         $7,899,664             $62,202
HILTON GARDEN INN -- NORTH       Charlotte, NC    112       1999        $11,800,000         $8,176,846             $73,008
COMFORT SUITES -- NORTH          Charlotte, NC    104       2001         $7,800,000         $5,405,034             $51,791
--------------------------------------------------------------------------------------------------------------------------------

(1)   The following amounts are collected on the payment dates in the following months: April: $8,544, May: $69,544, June: $12,544, July: $4,544, August:
      $22,544, and September: $37,544.

(2)   One-twelfth of 4% gross revenue for previous calendar year.

(3)   As of December 31, 2005 per the Agreed Upon Procedures.

                                     A-3-61

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                           PANOS/SMITH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                    PROPERTY HISTORICAL OPERATING STATISTICS

                                         OCCUPANCY                     ADR                       REVPAR

PROPERTY                           2003     2004     2005     2003     2004     2005     2003     2004     2005
-----------------------------------------------------------------------------------------------------------------

HAMPTON INN -- SPEEDWAY           68.55%   76.20%   80.19%   $89.10   $89.77   $94.31   $61.08   $68.40   $75.63
HILTON GARDEN INN -- PINEVILLE    59.12%   59.19%   64.53%   $70.04   $72.12   $79.13   $41.41   $42.69   $51.06
HILTON GARDEN INN -- ROCK HILL    66.13%   68.17%   72.50%   $68.33   $72.04   $77.84   $45.19   $49.11   $56.43
HILTON GARDEN INN -- NORTH        57.87%   63.27%   68.30%   $77.12   $79.95   $89.06   $44.63   $50.58   $60.82
COMFORT SUITES -- NORTH           43.39%   55.72%   66.16%   $69.53   $63.78   $69.56   $30.17   $35.54   $46.02
-----------------------------------------------------------------------------------------------------------------

THE LOAN. The mortgage loan is secured by the fee interest in a five-property,
580-room cross-collateralized portfolio of hotels located in and around
Charlotte, N.C. The mortgage loan does not provide for any property releases.

THE BORROWER. The borrowers are special purpose entities owned by the sponsors,
C.W. Smith and H. Lee Curry.

Mr. Smith and Mr. Curry have been in the hospitality business since 1987 when they built their first hotel in Gastonia, North Carolina. Their company,
Panos-Smith Hotel Group, currently owns eight hotels, all located in the greater
Charlotte area. Mr. Smith previously built and owned companies that made transmissions for GM and Mr. Curry was his chief financial officer.

THE PROPERTIES.

HILTON GARDEN INN -- NORTH

Hilton Garden Inn -- North is a modified full-service lodging facility containing 112 rentable units, 2,500 square feet of meeting space, a restaurant, a business center, an indoor/outdoor pool, exercise room, guest laundry, and back-of-the-house facilities.

The hotel is located within the northeast quadrant formed by the intersection of
Interstate 77 and W.T. Harris Boulevard, in the City of Charlotte, North
Carolina. The hotel is situated approximately 13 miles north of the international airport and 10 miles north of the Charlotte central business district. Primary vehicular access to the property is provided by Statesville
Road. According to the property appraisal, the Hilton Garden Inn North benefits from access off Interstate 77 and is located less than 1/2 mile from the North
Lake Mall.The hotel is located on the main intersection that is traveled daily by many corporate clients. The Hilton Garden Inn North's demand is driven by business travelers (95% of demand in 2005) during the workweek. Offering a free shuttle service not only to corporate offices within a five mile radius, but also for guests visiting the North Lake Mall should have a positive effect on each of these market segments. The top five accounts for the Hilton Garden Inn
North in 2005 include: Carrier (850 rooms at $74.00 ADR), Electrolux (650 rooms at $69.00 ADR), Aramak (600 rooms at $91.00 ADR), Bic (570 rooms at $79.00 ADR)
and United Technologies (400 rooms at $84.00 ADR). Other nearby businesses include: Lucent technologies (0.5 miles east), Husqvarna (1.0 mile north),
Aramark (1.0 mile north) and BIC Corporation (1.5 miles northwest).

COMFORT SUITES -- NORTH

Comfort Suites -- North is a limited-service lodging facility containing 104 rooms, 1,000 square feet of meeting space, a breakfast area where complimentary breakfast is served daily, a business center, an outdoor pool, exercise room, guest laundry, and appropriate back-of-the-house facilities. The hotel is located within the northeast quadrant formed by the intersection of Interstate
77 and W.T. Harris Boulevard, Charlotte, North Carolina. The hotel is situated approximately 14 miles north east of the international airport and 10 miles north of the Charlotte central business district. Primary vehicular access to the property is provided by Smith Corners Boulevard. Comfort Suites is close not only to Interstate 77, but also has easy access to Interstate 85. Comfort Suites
-- North's demand is driven by business travelers (99.3% of demand in 2005)
during the workweek. According to the property appraisal, the top five accounts for the Comfort Suites -- North in 2005 include: Applied Polymerics (949 rooms at $54.95 ADR), Hecht's (830 rooms at $96 ADR), Metrolina Expo (713 rooms at
$59.95 ADR), Tidewater Skanska (699 rooms at $49.95 ADR) and Cronatron (657 rooms at $64.95 ADR). Other nearby businesses include Lucent Technology (0.5 miles east), Husqvarna (1 mile north), Aramark (1 mile north), and BIC
Corporation (1.5 miles NW).

Interstate 77 and Interstate 85. Locally, Polk Street, Carolina Place
Parkway/Leitner Drive, and Nations Ford Road provide north/south access through the area, while Park Road and Pineville-Matthews Road provide the area with east/west motor travel.

                                     A-3-62

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                           PANOS/SMITH HOTEL PORTFOLIO
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HILTON GARDEN INN -- ROCK HILL

Hilton Garden Inn -- Rock Hill is a focused-service lodging facility containing
127 rooms, outdoor pool and whirlpool, exercise room, business center, convenience market, 3,482 square feet of meeting space, a breakfast area, guest laundry and back-of-the-house-facilities. The subject property is located on the northwest quadrant of the intersection formed by Interstate 77 and North Dave
Lyle Boulevard, in Rock Hill, South Carolina. The hotel is situated 25 miles south of the international airport and 23 miles from the Charlotte central business district. Access to the property is provided by North Dave Lyle
Boulevard and Interstate 77. Interstate 77 provides access to central South
Carolina and continues as far north as Ohio. The subject site benefits from accessibility and visibility within the local neighborhood.

HILTON GARDEN INN -- PINEVILLE

The Hilton Garden Inn -- Pineville is a limited-service lodging facility containing 112 rooms, indoor whirlpool, convenience market, 2,502 square feet of meeting space, a breakfast area, a business center, exercise room, guest laundry and back-of-the-house-facilities. The hotel is located on the southeast quadrant of the intersection formed by Pineville-Matthews Road and Towne Centre
Boulevard, Pineville, North Carolina. The Hotel is situated 15 miles south of the international airport and approximately 13 miles south of the central business district. According to the property appraisal, access is provided by
Pineville-Matthews Road (State Highway 51) and north/south Interstate 485.

HAMPTON INN -- SPEEDWAY

The Hampton Inn & Suites is a limited-service lodging facility containing 125 rooms, 2,004 square feet of meeting space, outdoor pool, whirlpool, a breakfast area, a business center, exercise room, guest laundry, convenience market and appropriate back-of-the-house-facilities. The subject property is located on the northeast quadrant of the intersection formed by Interstate 85 and Speedway
Boulevard, in Concord, North Carolina. The hotel is situated approximately 19 miles north west of the international airport, 4 miles east of the Concord
Regional Airport and 17 miles north of the Charlotte central business district.
Access to the property is provided by east/west Concord Mills/Speedway Boulevard and north/south Interstate 85.

THE MARKETS. Charlotte is the center of the nation's fifth largest urban region and with a population of approximately 632,760 is the largest city within the region. Of the major distribution centers in the Southeast, Charlotte has 6.9 million and Atlanta has 7.5 million people living within a 100-mile radius. The radius population well exceeds Miami's 5.8 million and the 2.6 million around
Memphis. Charlotte is among the financial, distribution and transportation centers for the urban region.

According to the property appraisal, North Carolina's economy continues to make notable progress on many fronts. During the past ten years, 8,468 new firms have invested $9.6 billion in new Charlotte facilities. Abundant modern office space is conveniently located throughout the city, with 6.7 million square feet available for lease. The growth of service jobs in particular has been helpful in cushioning a decline in manufacturing employment. According to U.S. Bureau of
Labor Statistics, from 1994-2004, the state gained 613,000 service-providing jobs, an increase of 26%. North Carolina is also a leading financial center with
Bank of America (nation's 2nd largest bank with approximately $736 billion in assets) and Wachovia (nation's 4th largest bank with $499 billion in assets)
both headquartered in Charlotte. Charlotte serves as the subsidiary headquarters for many major national and international companies. Major employers include
Computer Associates, R.F. Micro Devices (Charlotte division), Clarke American,
GE Polymerland, Americredit, GE Polymershapes, Ingersoll-Rand, and GE Power
Systems E Commerce Division.

Charlotte-Douglas International Airport currently ranks as the 16th busiest airport in the nation. With over 600 daily departures, the airport provides non-stop travel to 117 destinations, including 25 international cities. The airport will begin construction of a 9,000-foot runway, the airport's fourth, in
Fall 2006. In 2006, the airport is also adding an additional 3,000-space parking deck and installing a wireless environment. Historically, passenger counts at
Charlotte Douglas International Airport increased steadily, expanding at an average annual rate of 1.6% between 1997 and 2004. Compared to prior years, passenger traffic declined in only two periods - 1999 and 2003. Furthermore, in the periods following those years, traffic was up considerably, as indicated by the increase of 7.6% in 2000, 10.8% in 2004, and 14.0% for the year-to-date period through October 2005.

PINEVILLE

Pineville is a small town, located in suburban Charlotte. According to the property appraisal, the Carolina Place Mall is continuing to expand, with new stores including REI being added in 2006. While the town of Pineville does not have much developable land remaining, it is strategically positioned to take advantage of a variety of businesses generated by major corporations in the
Charlotte area, as well as those moving into the suburbs or into South Carolina to take advantage of state tax incentives. The neighboring Ballantyne area will attract additional commercial demand with Ballantyne Corporate Park, a 535-acre master-planned office community zoned for five million square feet of office space, medical office, and restaurants. Greenways are being built along the city's many creeks, preserving the natural beauty of the area and connecting neighborhoods and business communities. In addition, the completion of the southern leg of Charlotte Area Transit System's light rail in early 2007 will bring retail and residential growth near the terminal, situated just north of
Interstate 485 in Pineville.

                                     A-3-63

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                           PANOS/SMITH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

ROCK HILL

According to the property appraisal, Rock Hill area is part of the greater
Charlotte economic base, which is one of the fastest growing economic bases in the country. The largest employer for the market is the Piedmont Medical Center.
With almost 300 beds and ever expanding services, this facility serves residents of York, Chester, and Lancaster counties. The market is in the midst of strengthening, and the general outlook for the area is optimistic with an expectation of continued growth in 2006. The new Manchester Village shopping center, located directly to the west of the subject property, has already established itself as a major retail outlet. The Galleria mall is also under new ownership and will be expanding in 2006 with new retail establishments and restaurants, as well as a revitalized exterior and signage. In addition, 3D
Systems will be relocating to Rock Hill in the fall of 2006. It will be consolidating its corporate headquarters, operations, and R&D facilities into this new facility.

CONCORD

According to the appraisal, the City of Concord is a growing market for business and tourism in the greater Charlotte area. The completion of the eastern leg of the Interstate 485 outer loop has made the area more accessible, and the future completion of the leg joining Interstate 77 and Interstate 85 will open the area to even more opportunities for growth. Tourist attractions such as Lowe's Motor
Speedway and Concord Mills have bolstered the lodging and retail industries in recent years. The opening of the Embassy Suites in 2006 will provide additional opportunities in attracting meetings and groups to the area. The expansion of the Concord Regional Airport will also allow for more freight and commuter travel in the area, which will further strengthen the area's popularity with racing and automotive parts companies. As the City of Charlotte continues to expand, residential and retail will spread further into suburban areas such as
Concord. The market benefits from a variety of tourist and leisure attractions in the area. The peak season for tourism in this area is during the summer vacation months. However, shopping at the Concord Mills Mall and events at the
Speedway attract a steady flow of visitors throughout the year. During other times of the year, weekend demand comprises travelers passing through en route to other destinations, people visiting friends or relatives, and other similar weekend demand generators. Primary attractions in the area include: Concord
Mills Mall, the Charlotte area's number one tourist attraction, is located one mile west of the subject property. NASCAR Speed Park is located one mile west of the subject property. Lowe's Motor Speedway and The Dirt Track at Lowe's Motor
Speedway, the Charlotte area's third and fourteenth most popular tourist attractions, are located two miles east of the subject property. The Hendrick
Motorsports Museum, the Charlotte area's twelfth most popular tourist attraction, is located three miles southeast of the subject property. The Roush
Racing Museum, the Charlotte area's seventeenth most popular tourist attraction, is located three miles northeast of the subject property.

PROPERTY MANAGEMENT. The Hilton Garden Inn North and the Comfort Suites North
are managed by Strand Development Company LLC. The Hilton Garden Inn Pineville,
Hilton Garden Inn Rock Hill and the Hampton Inn Speedway are managed by HP Hotel
Management.

Strand Development Corporation was established in 1970 for the purpose of developing and operating Holiday Inn Hotels in Myrtle Beach, South Carolina.
Throughout the 1970s, Strand Development owned and operated the Holiday Inn
North, Holiday Inn Downtown, Holiday Inn Surfside and the Holiday Lodge. During
this period, the Company grew to be the largest hotel operator on the Grand
Strand - the entire Myrtle Beach Area - with more than 700 hotel rooms & 500 employees. Currently Strand Development Company, LLC manages 18 hotels in the
South Eastern United States.

HP Hotel Management Company owns and operates 17 hotels in Dallas, Texas and
Charlotte, North Carolina.

                                     A-3-64

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                           PANOS/SMITH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                               HILTON GARDEN INN -- NORTH -- HISTORICAL OPERATING STATISTICS BY INDEX

                                                        2003                          2004                          2005

PROPERTY                                     OCCUPANCY    ADR     REVPAR   OCCUPANCY    ADR     REVPAR   OCCUPANCY    ADR     REVPAR
------------------------------------------------------------------------------------------------------------------------------------

HILTON GARDEN INN NORTH                         99.1%     108.7%   107.7%    100.0%     110.7%   110.7%     98.4%    110.7%   112.2%
COMFORT SUITES NORTH                            74.3%      98.0%    72.8%     87.4%      89.0%    77.8%     95.1%     89.0%    84.7%
FAIRFIELD INN NORTH                             92.5%      95.8%    88.6%     92.6%      90.4%    83.7%     98.0%     90.4%    93.9%
SPRINGHILL SUITES UNIVERSITY RESEARCH PARK     113.0%      98.6%   111.5%    108.3%     101.5%   110.0%    109.5%    101.5%   110.6%
HOLIDAY INN EXPRESS CHARLOTTE HUNTERSVILLE     111.3%      98.6%   109.8%    106.8%     104.3%   111.3%     98.0%    104.3%    96.4%
COUNTRY INN & SUITES LAKE NORMAN               111.3%      98.6%   109.8%    105.2%     101.5%   106.8%    111.0%    101.5%    95.0%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                COMFORT SUITES -- NORTH -- HISTORICAL OPERATING STATISTICS BY INDEX

                                                        2003                          2004                          2005

PROPERTY                                     OCCUPANCY    ADR     REVPAR   OCCUPANCY    ADR     REVPAR   OCCUPANCY    ADR     REVPAR
------------------------------------------------------------------------------------------------------------------------------------

COMFORT SUITES NORTH                           84.59%     87.44%   95.10%    98.03%     88.99%   77.73%    95.10%    89.06%   84.74%
HILTON GARDEN INN NORTH                        99.32%    100.47%   98.41%   108.64%    110.66%  111.10%    98.41%   114.06%  112.24%
FAIRFIELD INN NORTH                            92.47%     92.62%   97.98%    95.79%     90.37%   83.64%    97.98%    95.83%   93.91%
SPRINGHILL SUITES UNIVERSITY RESEARCH PARK    113.01%    108.32%  109.51%    98.61%    101.49%  109.86%   109.51%   100.95%  112.02%
HOLIDAY INN EXPRESS CHARLOTTE HUNTERSVILLE    111.30%    106.75%   97.98%    98.61%    104.27%  111.23%    97.98%    98.39%   96.41%
COUNTRY INN & SUITES LAKE NORMAN              111.30%    105.18%   96.54%    98.61%    101.49%  106.67%    96.54%    98.39%   94.99%
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
        HILTON GARDEN INN -- PINEVILLE -- HISTORICAL OPERATING STATISTICS BY INDEX

                                         2004                            2005

PROPERTY                     OCCUPANCY     ADR     REVPAR    OCCUPANCY    ADR      REVPAR
-------------------------------------------------------------------------------------------

HILTON GARDEN INN             106.61%    109.70%   117.12%    106.91%    117.17%   125.21%
HAMPTON INN & SUITES          119.64%    109.00%   130.51%    116.78%    108.58%   126.76%
BEST WESTERN CROWN SUITES     100.00%     96.71%    96.79%    100.33%     95.38%    95.66%
QUALITY SUITES                 91.07%     95.18%    86.75%     92.11%     92.44%    85.11%
COMFORT SUITES                 87.50%     92.11%    80.66%     88.82%     89.51%    79.47%
HOLIDAY INN EXPRESS            91.07%     89.04%    81.15%     92.11%     86.57%    79.71%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
        HILTON GARDEN INN -- ROCK HILL -- HISTORICAL OPERATING STATISTICS BY INDEX

                                         2004                            2005

PROPERTY                     OCCUPANCY     ADR     REVPAR    OCCUPANCY    ADR      REVPAR
-------------------------------------------------------------------------------------------

HILTON GARDEN INN             106.36%    106.20%   112.90%    105.10%    112.17%   117.96%
WINGATE INN                   102.33%    100.91%   103.22%    107.95%     98.22%   106.09%
HAMPTON INN                   106.98%     99.42%   106.32%    106.45%     98.22%   104.61%
COURTYARD BY MARRIOTT         110.08%    100.91%   111.04%    107.95%     99.64%   107.62%
HOLIDAY INN                    75.97%     90.52%    68.28%     74.96%     88.26%    66.20%
-------------------------------------------------------------------------------------------

                                     A-3-65

--------------------------------------------------------------------------------
                               PANOS/SMITH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
           HAMPTON INN -- SPEEDWAY -- HISTORICAL OPERATING STATISTICS BY INDEX

                                         2004                            2005

PROPERTY                     OCCUPANCY     ADR     REVPAR    OCCUPANCY    ADR      REVPAR
-------------------------------------------------------------------------------------------

HAMPTON INN & SUITES          109.47%    116.17%   113.82%    108.11%    108.40%   111.76%
WINGATE INN                   107.99%     98.21%    94.84%    102.70%     94.11%    92.18%
SPRINGHILL SUITES              97.63%     99.52%    86.89%    102.70%     94.11%    92.18%
-------------------------------------------------------------------------------------------

                                     A-3-66

--------------------------------------------------------------------------------
                           PANOS/SMITH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

        [MAP INDICATING LOCATION OF PANOS/SMITH HOTEL PORTFOLIO OMITTED]

                                     A-3-67

--------------------------------------------------------------------------------
                              215 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

                    [PHOTO OF 215 PARK AVENUE SOUTH OMITTED]

                                     A-3-68

--------------------------------------------------------------------------------
                              215 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $38,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $38,000,000
% OF POOL BY IPB:                       1.8%
LOAN SELLER:                            JPMorgan Chase Bank N.A.
BORROWER:                               Dever Properties, LLC
SPONSOR:                                Taeib Rashldmanesh, Mehdi
                                        Harandi
ORIGINATION DATE:                       03/01/06
INTEREST RATE:                          5.500000%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          04/01/16
AMORTIZATION TYPE:                      Interest-Only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(23),Def(93),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               No
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL                MONTHLY
                                        ----------------------------------------
TAXES:                                       $668,345                   $0
INSURANCE:                                         $0                   $0
CAPEX:                                        $49,313                   $0
TI/LC(1):                                  $3,600,000                   $0
HOLDBACK(2):                               $4,700,000                   $0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- CBD
SQUARE FOOTAGE:                         311,457
LOCATION:                               New York, NY
YEAR BUILT/RENOVATED:                   1914 / 1982
OCCUPANCY:                              76.4%
OCCUPANCY DATE:                         01/09/06
NUMBER OF TENANTS:                      36

HISTORICAL NOI:
     2003:                              $5,683,298
     2004:                              $5,985,896
     2005:                              $4,636,597

UW REVENUES:                            $10,811,557
UW EXPENSES:                            $5,055,543
UW NOI:                                 $5,756,014
UW NET CASH FLOW:                       $5,304,407
APPRAISED VALUE:                        $90,000,000
APPRAISAL DATE:                         02/01/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $122
CUT-OFF DATE LTV:                       42.2%
MATURITY DATE LTV:                      42.2%
UW DSCR:                                2.50x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                  SIGNIFICANT TENANTS

                                                                               LEASE
                                RATINGS      SQUARE              BASE RENT   EXPIRATION
TENANT NAME                  MOODY'S/ S&P(3)  FEET    % OF NRA      PSF        YEAR
----------------------------------------------------------------------------------------

HOUGHTON MIFFLIN COMPANY                     28,704     9.2%       $21.86       2016
KIMBALL INTERNATIONAL INC.                   16,500     5.3%       $34.50       2016
THE CRITERION COLLECTION                     16,500     5.3%       $31.00       2015
BINDER & BINDER LLC                          16,500     5.3%       $26.00       2012
AKA, INC.                                    16,500     5.3%       $25.81       2016
ZENO GROUP                                   16,200     5.2%       $29.07       2014
CVS CORPORATION                 A3/A--       11,000     3.5%       $96.18       2019

(1)   Lender will escrow $3.6 million associated with any unpaid TI/LC and free rent costs to be released to borrower as costs are incurred.

(2)   Lender will hold back $4.7 million for lease-up, subject to release after achieving a 1.22x DSCR at a stress constant of 10.09%.

(3)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-69

--------------------------------------------------------------------------------
                              215 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan is secured by a leasehold interest in 215 Park Ave
South, a 311,457 square foot Class B office tower located in Midtown South
Manhattan, in New York, New York.

THE BORROWER. The borrowing entity is Dever Properties, LLC., a special purpose entity, 100% owned by Dever Properties N.V., a Netherlands Antilles Corporation.
The controlling principals of are Taieb Rashidmanesh and Mehdi Harandi who report a combined minimum net worth of at least $10 million of which at least $1 million is liquid. Mr. Rashidmanesh and Mr. Harandi have owned the Property for over 20 years and also have a combined 58% ownership interest in Cresthaven
Apartments in Yonkers, NY.

THE PROPERTY. -The property is a 20-story, 311,457 square foot, Class B office building with ground floor retail space situated on a 14,273 square foot parcel of land located in the Union Square District of Midtown South, Manhattan. The
property's net rentable area includes 11,000 square feet of corner-ground-floor retail space occupied by CVS.

-Built in 1914, the property is currently 76.4% leased to 36 tenants, with no tenant occupying more than 10% of the net rentable area or comprising more than
13% of the income. The tenant base represents a variety of industries. The largest tenants include: Houghton Mifflin comprising approximately 9.3% of the net rentable area expiring in 2016, Kimble International, Inc. comprising approximately 5.3% of the net rentable area expiring in 2016; Binder and Binder,
LLC comprising approximately 5.7% of the net rentable area expiring in 2012; The
Criterion Collection comprising approximately 5.7% of the net rentable area expiring in 2015 and CVS (A3/A-) comprising approximately 3.5% of the net rentable area expiring in 2015.

The collateral consists of a fee simple interest in the property, subject to a ground lease with an SL Green-related entity. An existing leasehold mortgage between the ground lessee and a borrower-related entity will be pledged to the lender as additional collateral. Detailed lease payments through a waterfall were set up for tax purposes, however, the borrower effectively receives all of the property's net cash flow (after operating expenses and capital expenditures), less the leasehold mortgage payment of approximately $975,000 to the borrower-related entity which will be pledged to the lender as additional collateral. For underwriting purposes, this payment has been excluded from the property's underwritten expenses. The ground lease expires in October 2023.

The property is situated on a 14,273 square foot parcel of land and is situated at the south west corner of 18th Street and Park Avenue South, one block north of Union Square. The property site contains 78.6 feet of frontage on the west side of Park Avenue South and 175.2 feet of frontage on the south side of East
18th Street. The property's close proximity to the Union Square Station provides direct or indirect access to all subway lines. Regional train service is available from Grand Central Station and Penn Station and through various transportation routes, travelers can access all three NY/NJ airports; LaGuardia
(NY), Newark (NJ) and JFK (NY).

SIGNIFICANT TENANTS.

Houghton Mifflin Company, based in Boston, is one of the leading educational publishers in the US. Houghton Mifflin Company publishes textbooks, instructional technology, assessments and other educational materials. Houghton
Mifflin also publishes an extensive line of reference works and award-winning fiction and non-fiction for adults and young readers. Net sales for the 3rd quarter 2005 were $626.9 million, a 9.9% increase over $570.4 million in the 3rd quarter 2004.

Kimball International, Inc. is a manufacturer of furniture and electronic assemblies, serving customers around the world. Kimball International, Inc.
provides a variety of products from its two business segments: the furniture and cabinets segment and the electronic contract assemblies segment. The furniture and cabinets segment provides furniture for the office and hospitality industries, sold under Kimball International, Inc.'s family of brand names and also provides engineering and manufacturing services to customers in the office furniture and residential furniture and cabinets industries. The electronic contract assemblies segment provides engineering and manufacturing services which utilize common production and support capabilities to a variety of industries globally. 2005 net sales increased by 0.3%, from $1.121 billion in
2004 to $1.124 billion.

Binder & Binder, LLC, which is headquartered in Manhattan, NY 215 Park Avenue
South, is a social security disability advocacy firm with 23 offices throughout the US.

CVS (NYSE:CVS) is America's largest retail pharmacy, operating over 5,400 retail and specialty pharmacy stores in 37 states and the District of Columbia. On July
31, 2004, CVS acquired certain assets and assumed certain liabilities from JC
Penney Company and certain of its subsidiaries, including Eckerd Corporation.
The acquisition included more than 1,200 Eckerd retail drugstores. Excluding the sales from the acquired businesses, total sales increased approximately 7.5% and
8.6% during the 3rd quarter and first nine months of 2005, respectively. CVS is rated A3/A- by Moody's and S&P respectively.

                                     A-3-70

--------------------------------------------------------------------------------
                              215 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

THE MARKET1 . The property is located in the submarket of Madison / Union Square in Midtown South Manhattan. As of 3rd quarter 2005, there were 138 Class B buildings within this submarket, totaling approximately 17,597,895 square feet with a vacancy rate of 8.4%. The direct vacancy rate is 7.3% and the sublease vacancy rate is 1.0%. The submarket has a direct weighted average rental rate of
$34.45. Several office buildings within the sub-district of Midtown South are competitive with the subject property. Upon considering the 23 buildings competitive with the subject, eight buildings on Park Avenue South appear directly competitive. Based upon their similar age, location, occupancy and physical characteristics, these buildings are considered the most similar to the property. Although the overall Manhattan vacancy rate remained almost flat in
3rd quarter 2005, declining to 9.2% from only 9.3% at the end of 2nd quarter
2005, the Midtown South vacancy rate declined sharply during this period from
9.0% to 8.1%.

PROPERTY MANAGEMENT. SL Green Realty Corp. (NYSE: SLG) owns and operates a portfolio of 29 office buildings with over 17 million SF in Manhattan. SL Green
Realty Corp. ("SL Green") formed in 1997 to continue the commercial real estate business of SL Green Properties, Inc., founded in 1980 by Stephen Green, the
Chairman. For more than 20 years, SL Green has been in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.
Today, SL Green is a fully-integrated, self-managed, self-administered REIT exclusively focused on owning and operating Manhattan office buildings.

(1)   Certain information was obtained from the 215 Park Avenue South appraisal dated February 1, 2006.

-------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                 NUMBER     SQUARE                           % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                OF LEASES    FEET    % OF NRA   BASE RENT      RENT      SQUARE FEET      OF NRA      BASE RENT      OF BASE
  YEAR          EXPIRING   EXPIRING  EXPIRING    EXPIRING    EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

VACANT            NAP       73,645    23.6%            NAP      NAP         73,645        23.6%              NAP       NAP
2006 & MTM          6       37,010    11.9      $1,215,036     15.6%       110,655        35.5%       $1,215,036      15.6%
2007                2        3,455     1.1         111,314      1.4        114,110        36.6%       $1,326,350      17.1%
2008                3        3,706     1.2          96,201      1.2        117,816        37.8%       $1,422,551      18.3%
2009                5       21,038     6.8         640,971      8.3        138,854        44.6%       $2,063,522      26.6%
2010                7       16,025     5.1         502,600      6.5        154,879        49.7%       $2,566,122      33.0%
2011                3        7,805     2.5         305,999      3.9        162,684        52.2%       $2,872,120      37.0%
2012                4       14,490     4.7         492,494      6.3        177,174        56.9%       $3,364,614      43.3%
2013                1        1,278     0.4          42,174      0.5        178,452        57.3%       $3,406,788      43.9%
2014                1        2,855     0.9          72,803      0.9        181,307        58.2%       $3,479,590      44.8%
2015                4       40,946    13.1       1,113,362     14.3        222,253        71.4%       $4,592,953      59.1%
2016                5       78,204    25.1       2,116,849     27.3        300,457        96.5%       $6,709,802      86.4%
AFTER               1       11,000     3.5       1,058,000     13.6        311,457        100.0%      $7,767,802     100.0%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL              42      311,457   100.0%     $7,767,802    100.0%
-------------------------------------------------------------------------------------------------------------------------------

                                     A-3-71

--------------------------------------------------------------------------------
                              215 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

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                                     A-3-72

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-73

--------------------------------------------------------------------------------
                       INVITROGEN CORPORATION HEADQUARTERS
--------------------------------------------------------------------------------

                    [3 PHOTOS AND MAP INDICATING LOCATION OF
                  INVITROGEN CORPORATION HEADQUARTERS OMITTED]

                                     A-3-74

--------------------------------------------------------------------------------
                       INVITROGEN CORPORATION HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:             $37,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $37,000,000
% OF POOL BY IPB:                       1.7%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               Griffin Capital Investors, LLC
SPONSOR:                                Kevin A. Shields
ORIGINATION DATE:                       02/10/06
INTEREST RATE:                          5.800000%
INTEREST ONLY PERIOD:                   N/A
MATURITY DATE:                          03/01/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX1:                              Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   Permitted Mezzanine Debt
LOAN PURPOSE:                           Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                  INITIAL            MONTHLY
                                                 -------------------------------
TAXES:                                               $0                 $0
INSURANCE:                                           $0                 $0
CAPEX:                                               $0                 $0
REQUIRED REPAIRS:                                    $0                 $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Industrial -- Flex
SQUARE FOOTAGE:                         328,655
LOCATION:                               Carlsbad, CA
YEAR BUILT/RENOVATED:                   1999 / 2002
OCCUPANCY:                              100.0%
OCCUPANCY DATE:                         02/01/06
NUMBER OF TENANTS:                      1
HISTORICAL NOI:                         N/A(2)
UW REVENUES:                            $5,548,942
UW EXPENSES:                            $2,266,068
UW NOI:                                 $3,282,873
UW NET CASH FLOW:                       $3,233,673
APPRAISED VALUE:                        $52,000,000
APPRAISAL DATE:                         12/15/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $113
CUT-OFF DATE LTV:                       71.2%
MATURITY DATE LTV:                      60.0%
UW DSCR:                                1.24x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                       RATINGS             SQUARE              % OF            BASE RENT     LEASE EXPIRATION
TENANT NAME                          MOODY'S/ S&P           FEET                NRA               PSF              YEAR
-------------------------------------------------------------------------------------------------------------------------------

INVITROGEN CORPORATION                                     328,655             100.0%            $11.26             2022
-------------------------------------------------------------------------------------------------------------------------------

(1)   A cash sweep will be triggered upon the occurrence of certain events including but not limited to (i) event of default, (ii) Invitrogen filing for bankruptcy or engaging in insolvency proceedings, (iii) Invitrogen's net worth as determined by lender falls below $1,000,000,000, or (iv)
      Invitrogen has ceased operations at the property or vacated the property.

(2)   There is no historical NOI for this asset as the borrower recently acquired the property from the current tenant.

                                     A-3-75

--------------------------------------------------------------------------------
                                THE BENSON HOTEL
--------------------------------------------------------------------------------

       [3 PHOTOS AND MAP INDICATING LOCATION OF THE BENSON HOTEL OMITTED]

                                     A-3-76

--------------------------------------------------------------------------------
                                THE BENSON HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:             $35,500,000
CUT-OFF DATE PRINCIPAL BALANCE:         $35,418,274
% OF POOL BY IPB:                       1.7%
LOAN SELLER:                            IXIS Real Estate Capital Inc.
BORROWER:                               Benson Hotel Limited Partnership
SPONSOR:                                D. Michael Bashaw, Rodney Olson,
                                        Gordon Sondland and Lisa
                                        Swanbeck-Johnson
ORIGINATION DATE:                       12/21/05
INTEREST RATE:                          5.615000%
INTEREST-ONLY PERIOD:                   N/A
MATURITY DATE:                          01/5/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 358 months
CALL PROTECTION:                        L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Springing
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                 INITIAL             MONTHLY
                                                 -----------------------------
TAXES:                                            $66,500             $13,300
INSURANCE:                                        $71,183              $8,498
FF&E1:                                                 $0             $57,214
ENVIRONMENTAL:                                       $625                  $0
--------------------------------------------------------------------------------

(1)   One-twelfth of 4% gross revenue for previous calendar year.

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Hotel -- Full Service
ROOMS:                                  287
LOCATION:                               Portland, OR
YEAR BUILT/RENOVATED:                   1912 / 1991
OCCUPANCY:                              73.7%
OCCUPANCY DATE:                         10/31/05
HISTORICAL NOI:
    2004:                               $3,293,924
    TTM AS OF 10/31/05:                 $4,379,838
UW REVENUES:                            $17,163,342
UW EXPENSES:                            $13,074,675
UW NOI:                                 $4,088,667
UW NET CASH FLOW:                       $3,402,133
APPRAISED VALUE:                        $53,400,000
APPRAISAL DATE:                         11/23/05

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                 $123,409
CUT-OFF DATE LTV:                       66.3%
MATURITY DATE LTV:                      55.7%
UW DSCR:                                1.39x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                            PROPERTY HISTORICAL OPERATING STATISTICS

                                  OCCUPANCY                              ADR                               REVPAR
PROPERTY               2003         2004        2005        2003        2004         2005        2003       2004       2005
------------------------------------------------------------------------------------------------------------------------------

THE BENSON HOTEL      61.6%        68.6%        73.7%     $115.41     $116.83       $122.35     $71.09     $80.15     $90.17
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                    BENSON HOTEL -- HISTORICAL OPERATING STATISTICS BY INDEX

                                     2003                                   2004                               2005

  PROPERTY            OCCUPANCY       ADR       REVPAR       OCCUPANCY       ADR       REVPAR     OCCUPANCY     ADR        REVPAR
-----------------------------------------------------------------------------------------------------------------------------------

  THE BENSON HOTEL     92.21%       101.09%      93.09%        97.34%      102.07%      99.29%     98.29%      101.04%       99.26%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-77

--------------------------------------------------------------------------------
                                  BIGG'S PLACE
--------------------------------------------------------------------------------

           [PHOTO AND MAP INDICATING LOCATION OF BIGG'S PLACE OMITTED]

                                     A-3-78

--------------------------------------------------------------------------------
                                  BIGG'S PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:             $29,600,000
CUT-OFF DATE PRINCIPAL BALANCE:         $29,600,000
% OF POOL BY IPB:                       1.4%
LOAN SELLER:                            JPMorgan Chase Bank N.A.
BORROWER:                               Amerishop Bigg's Place, LLC
SPONSOR:                                DD Investment Partners II, LP
ORIGINATION DATE:                       09/01/05
INTEREST RATE:                          5.286000%
INTEREST-ONLY PERIOD:                   36 months
MATURITY DATE:                          09/01/15
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(24),Def(86),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               No
ADDITIONAL DEBT:                        $1,850,000
ADDITIONAL DEBT TYPE:                   B-Note
LOAN PURPOSE:                           Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                     INITIAL        MONTHLY
                                                     -------------------------
TAXES:                                                $78,864         $39,432
INSURANCE:                                                 $0              $0
CAPEX:                                                     $0          $2,558
TI/LC:                                                     $0         $45,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Retail -- Anchored
SQUARE FOOTAGE:                         402,634
LOCATION:                               Cincinnati, OH
YEAR BUILT/RENOVATED:                   1984 / 2000
OCCUPANCY:                              92.9%
OCCUPANCY DATE:                         06/01/05
NUMBER OF TENANTS:                      16
HISTORICAL NOI:
  2004:                                 $2,353,124
  2005:                                 $2,596,666
UW REVENUES:                            $3,955,784
UW EXPENSES:                            $1,208,361
UW NOI:                                 $2,747,423
UW NET CASH FLOW:                       $2,525,078
APPRAISED VALUE:                        $37,000,000
APPRAISAL DATE:                         04/15/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                       A NOTE     WHOLE LOAN
                                                      -----------------------
CUT-OFF DATE LOAN/SF:                                     $74            $78
CUT-OFF DATE LTV:                                       80.0%          85.0%
MATURITY DATE LTV:                                      71.2%          76.4%
UW DSCR:                                                1.28x          1.14x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                            SIGNIFICANT TENANTS

                                     RATINGS                       % OF      BASE RENT
  TENANT NAME                   MOODY'S/ S&P   SQUARE FEET     TOTAL SF        PSF         SALES PSF        LEASE EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------------------------------

BIGG'S HYPERMARKET                               190,809          47.4%          $6.40     $257                    2011
HOBBY LOBBY CREATIVE CENTER                       55,680          13.8%          $6.50     $67                     2012
GOLDS GYM                                         38,713           9.6%         $10.00     $41                     2012
DANBARRY CINEMAS(1)                               27,766           6.9%          $5.00     $103,197/screen         2009
---------------------------------------------------------------------------------------------------------------------------------

(1)   Sales figures for Danbarry Cinemas are on a per screen basis. Danbarry
      Cinemas has 8 screens.

                                     A-3-79

--------------------------------------------------------------------------------
                       MARQUIS AT CARMEL VALLEY APARTMENTS
--------------------------------------------------------------------------------

                    [2 PHOTOS AND MAP INDICATING LOCATION OF
                  MARQUIS AT CARMEL VALLEY APARTMENTS OMITTED]

                                     A-3-80

--------------------------------------------------------------------------------
                       MARQUIS AT CARMEL VALLEY APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $28,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $28,000,000
% OF POOL BY IPB:                       1.3%
LOAN SELLER:                            Nomura Credit & Capital, Inc.
BORROWER:                               Carmel Valley Associates,
                                        CWS Carmel Valley 97, LLC, CWS
                                        Stonegate Austin -- Carmel
                                        Valley I, L.P.
SPONSOR:                                CWS Apartments Homes, LLC
ORIGINATION DATE:                       02/22/06
INTEREST RATE:                          5.850000%
INTEREST-ONLY PERIOD:                   84 months
MATURITY DATE:                          03/01/13
AMORTIZATION TYPE:                      Interest-Only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(42),O(18)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               No
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                     INITIAL         MONTHLY
                                                      ------------------------
TAXES:                                                $160,039        $32,008
INSURANCE:                                                  $0             $0
CAPEX:                                                      $0        $ 7,067
ENGINEERING:                                          $193,876             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Multifamily -- Garden
UNITS:                                  424
LOCATION:                               Charlotte, NC
YEAR BUILT:                             1997
OCCUPANCY:                              93.9%
OCCUPANCY DATE:                         01/29/06
HISTORICAL NOI:
  2003:                                 $2,105,522
  2004:                                 $2,134,761
  2005:                                 $2,209,464
UW REVENUES:                            $3,761,690
UW EXPENSES:                            $1,495,685
UW NOI:                                 $2,266,005
UW NET CASH FLOW:                       $2,181,205
APPRAISED VALUE:                        $37,375,000
APPRAISAL DATE:                         01/26/06

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/UNIT:                 $66,038
CUT-OFF DATE LTV:                       74.9%
MATURITY DATE LTV:                      74.9%
UW DSCR:                                1.31x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                            SUMMARY OF MULTIFAMILY INFORMATION

                                         AVERAGE UNIT   APPROXIMATE NET     % OF       WEIGHTED AVERAGE      WEIGHTED AVERAGE
UNIT MIX                  NO. OF UNITS   SQUARE FEET      RENTABLE SF     TOTAL SF    MONTHLY ASKING RENT   MONTHLY MARKET RENT
-------------------------------------------------------------------------------------------------------------------------------

ONE BEDROOM                   204             769           156,840        38.0%            $   740               $   740
TWO BEDROOM                   180           1,113           200,340        48.5%            $   891               $   891
THREE BEDROOM                  40           1,391            55,648        13.5%            $ 1,120               $ 1,120
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE        424             974           412,828       100.0%            $   840               $   840
-------------------------------------------------------------------------------------------------------------------------------

                                     A-3-81

--------------------------------------------------------------------------------
                             IDT ENTERTAINMENT PLAZA
--------------------------------------------------------------------------------

                    [2 PHOTOS AND MAP INDICATING LOCATION OF
                        IDT ENTERTAINMENT PLAZA OMITTED]

                                     A-3-82

--------------------------------------------------------------------------------
                             IDT ENTERTAINMENT PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $27,500,000
CUT-OFF DATE PRINCIPAL BALANCE:         $27,500,000
% OF POOL BY IPB:                       1.3%
LOAN SELLER:                            Eurohypo AG, New York Branch
BORROWER:                               Burbank Owner Corp.
SPONSOR:                                Strategic Realty Advisors Limited(1)
ORIGINATION DATE:                       03/31/06
INTEREST RATE:                          6.300000%
INTEREST-ONLY PERIOD:                   60 months
MATURITY DATE:                          04/11/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(23),Def(93),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Hard
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                INITIAL         MONTHLY
                                                -------------------------
TAXES:                                          $  166,133       $40,333
INSURANCE:                                      $   38,716       $10,167
CAPEX:                                                  $0       $ 2,583
TI/LC2:                                         $3,786,572            $0
OTHER3:                                         $2,825,000            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- Suburban
SQUARE FOOTAGE:                         155,042
LOCATION:                               Burbank, CA
YEAR BUILT/RENOVATED:                   2001/ 2004
OCCUPANCY:                              98.8%(4)
OCCUPANCY DATE:                         01/01/06
NUMBER OF TENANTS:                      5
UW REVENUES:                            $3,996,565
UW EXPENSES:                            $1,434,731
UW NOI:                                 $2,561,834
UW NET CASH FLOW:                       $2,446,998
APPRAISED VALUE:                        $39,900,000
APPRAISAL DATE:                         02/06/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $177
CUT-OFF DATE LTV:                       68.9%
MATURITY DATE LTV:                      64.7%
UW DSCR:                                1.20x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                               SIGNIFICANT TENANTS

TENANT NAME                   MOODY'S/ S&P(5)  SQUARE FEET     % OF NRA   BASE RENT PSF    LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------

IDT ENTERTAINMENT                  B2           111,894(6)      72.2%        $25.36                2016
PSYCHOLOGICAL SERVICE                            14,913          9.6%        $23.52                2014
TEAM ACQUISITION                                 11,527          7.4%        $23.77                2009
STARBUCKS                                        10,692          6.9%        $23.94                2008
LOCKHEED MARTIN                 Baa1/BBB+         4,219          2.7%        $24.00                2010
----------------------------------------------------------------------------------------------------------------

(1)   Strategic Realty Advisors Limited, a real estate investment advisor, is the representative of the sponsor of the borrower, an investor who adheres to Islamic law. The loan has been structured to be Shari'ah compliant.

(2)   The reserve was established in connection with outstanding TI/LC obligations, vacancy, and rent abatements for IDT Entertainment and
      Psychological Services.

(3)   In connection with future TI/LC obligations associated with the IDT
      Entertainment space, the borrower posted a (i) $2,500,000 letter of credit at origination and (ii) $325,000 letter of credit which is required to be renewed annually.

(4)   Occupancy rate includes 24,449 square feet of expansion space for IDT
      Entertainment under a signed lease with a rent commencement date of July
      1, 2006. Current physical occupancy is 83.0%.

(5)   Ratings provided are for the parent of the entity listed in the "Tenant
      Name" field whether or not the parent company guarantees the lease.

(6)   Includes 24,449 square feet of expansion space under a signed lease with a rent commencement date of July 1, 2006.

                                     A-3-83

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

 ANNEX
  ID #     LOAN #    SELLER    PROPERTY NAME                                     STREET ADDRESS
---------------------------------------------------------------------------------------------------------------------

   14        16       NCCI     Marquis at Carmel Valley Apartments               6905 Poppy Hills Lane
   20        22        EHY     Osborn Manor/Hastings Terraces                    Various
 20.01      22.01              Hastings Terraces                                 555-565 Broadway
 20.02      22.02              Osborn Manor                                      300 Broadway
   23        25       NCCI     Harbor Grand Apartments                           15120 Grand Avenue
   27        29        PNC     Carrington Park Apartments                        1801 Champlin Drive
   36        38        PNC     Villas at Stonebridge Apartments                  157 Stonebridge Boulevard
   43        45       JPMCB    Trostel Square Apartments                         1818 North Commerce Street
   47        49        EHY     10 Stanton Street                                 10 Stanton Street
   55        57       JPMCB    Thetford 10 - Market North I and II Apartments    111 Darlington Avenue
 55.01      57.01              Thetford 10 - Market North II Apartments          111 Darlington Avenue
 55.02      57.02              Thetford 10 - Market North I Apartments           111 Darlington Avenue
   62        64        EHY     110 North Fulton                                  110 North Fulton Street
   65        67       JPMCB    13750 Lemoli Avenue Apartments                    13750 Lemoli Avenue
   70        72       IXIS     Chase Hill Apartments                             15801 Chase Hill Boulevard
   79        81       JPMCB    Arden's Run Apartments                            30630 UMES Boulevard
   82        84       JPMCB    1760 Madison Avenue                               1760 Madison Avenue
   83        85       JPMCB    Robinson Mobile Home Park                         901 North Almon Street
   84        86       JPMCB    3525 Decatur Avenue                               3525 Decatur Avenue
   88        90       JPMCB    Torrey Place Apartments                           575 East Torrey Street
   93        95       IXIS     University Loft                                   680 West Virginia Street
   94        96       JPMCB    Shalimar Village MHP                              6529 Stone Road
  100        102      NCCI     Emerald Park Apartments                           8341 Emerald Hills Way
  101        103      JPMCB    Superior Townhomes                                1002 East 11th Avenue
  115        117      JPMCB    Monaco Square                                     2361 South Monaco Parkway
  120        122      NCCI     The New Yorker Apartments                         13951 Moorpark Street
  126        128      IXIS     Woodland Apartments                               1401 McDonald Way & 1400 Valhalla
  129        131      JPMCB    Thetford 10 - Glendale Court Apartments           31 Glendale Court
  134        136      JPMCB    Broadway Apartments                               312 East Broad Street
  135        137      JPMCB    The Lodges Apartments                             2506 Spring Avenue Southwest
  140        142      JPMCB    Woodbridge Apartments                             2101 & 2111 Southeast Caulder Avenue
  143        145      JPMCB    Thetford 10- Beaumont Avenue Apartments           1336 North Beaumont Court
  144        146      JPMCB    Brookwood Apartments                              1904 West White Avenue
  145        147      JPMCB    Crowwood Apartments                               3901-4002 Crowwood Drive
  146        148      JPMCB    Rolo Court                                        Route 15 and West Lisburn Road
  150        152      IXIS     381 E. 160th Street                               381 East 160th Street
  154        156      IXIS     2260 Washington Avenue                            2260 Washington Avenue
  155        157      JPMCB    Thetford 10 - Coleridge Road Apartments           1101 Kemp Boulevard
  157        159      JPMCB    Willo Farm Village                                Willo Farm Lane
  158        160      IXIS     371 E. 165th Street                               371 East 165th Street
  159        161       EHY     Palm Courts Apartments                            3510 St. John Street
  160        162      JPMCB    Mimosa MHP                                        184 Campbell Road

 ANNEX                                                                      NUMBER OF    PROPERTY               PROPERTY
 ID #      CITY                      STATE    ZIP CODE    COUNTY           PROPERTIES    TYPE                   SUBTYPE
------------------------------------------------------------------------------------------------------------------------------------

  14       Charlotte                   NC       28226     Mecklenburg          1         Multifamily            Garden
  20       Various                     NY      Various    Westchester          2         Multifamily            Various
 20.01     Hastings-on-Hudson          NY       10706     Westchester          1         Multifamily            Mid/High Rise
 20.02     Dobbs Ferry                 NY       10522     Westchester          1         Multifamily            Garden
  23       Lake Elsinore               CA       92530     Riverside            1         Multifamily            Garden
  27       Little Rock                 AR       72223     Pulaski              1         Multifamily            Garden
  36       Edmond                      OK       73013     Oklahoma             1         Multifamily            Garden
  43       Milwaukee                   WI       53212     Milwaukee            1         Multifamily            Garden
  47       New York                    NY       10002     New York             1         Multifamily            Mid/High Rise
  55       Wilmington                  NC       28403     Various              2         Multifamily            Garden
 55.01     Wilmington                  NC       28403     New Hanover          1         Multifamily            Garden
 55.02     Wilmington                  NC       28403     Wilmington           1         Multifamily            Garden
  62       Bloomfield                  NJ       07003     Essex                1         Multifamily            Garden
  65       Hawthorne                   CA       90250     Los Angeles          1         Multifamily            Garden
  70       San Antonio                 TX       78256     Bexar                1         Multifamily            Garden
  79       Princess Anne               MD       21853     Somerset             1         Multifamily            Garden
  82       New York                    NY       10029     New York             1         Multifamily            Mid/High Rise
  83       Moscow                      ID       83843     Latah                1         Manufactured Housing   Manufactured Housing
  84       Bronx                       NY       10467     Bronx                1         Multifamily            Garden
  88       New Braunfels               TX       78130     Comal                1         Multifamily            Garden
  93       Tallahassee                 FL       32304     Leon                 1         Multifamily            Garden
  94       Port Richey                 FL       34668     Pasco                1         Manufactured Housing   Manufactured Housing
  100      North Richland Hills        TX       76180     Tarrant              1         Multifamily            Garden
  101      Superior                    WI       54880     Douglas              1         Multifamily            Garden
  115      Denver                      CO       80222     Denver               1         Multifamily            Garden
  120      Sherman Oaks                CA       91423     Los Angeles          1         Multifamily            Garden
  126      Bakersfield                 CA       93309     Kern                 1         Multifamily            Garden
  129      Greenville                  NC       27834     Pitt                 1         Multifamily            Garden
  134      Richmond                    VA       23219     Richmond City        1         Multifamily            Mid/High Rise
  135      Decatur                     AL       35601     Morgan               1         Multifamily            Garden
  140      Des Moines                  IA       50320     Polk                 1         Multifamily            Garden
  143      Burlington                  NC       27217     Alamance             1         Multifamily            Garden
  144      McKinney                    TX       75069     Collin               1         Multifamily            Garden
  145      Champaign                   IL       61822     Champaign            1         Multifamily            Garden
  146      Mechanicsburg               PA       17055     Cumberland           1         Manufactured Housing   Manufactured Housing
  150      Bronx                       NY       10451     Bronx                1         Multifamily            Garden
  154      Bronx                       NY       10457     Bronx                1         Multifamily            Mid/High Rise
  155      Asheboro                    NC       27203     Randolph             1         Multifamily            Garden
  157      Lower Swatara Township      PA       17111     Dauphin              1         Manufactured Housing   Manufactured Housing
  158      Bronx                       NY       10456     Bronx                1         Multifamily            Garden
  159      Panama City                 FL       32401     Bay                  1         Multifamily            Garden
  160      Hellam                      PA       17402     York                 1         Manufactured Housing   Manufactured Housing

                                                           PAD
                                                    ------------------
 ANNEX       CURRENT         LOAN    TOTAL UNIT/    NO. OF     AVERAGE
 ID #      BALANCE ($)      GROUP      BEDS/PADS      PADS    PAD RENT
----------------------------------------------------------------------

  14       28,000,000.00      2              424         0           0
  20       20,000,000.00      1              198         0           0
 20.01     11,625,000.00                     120         0           0
 20.02      8,375,000.00                      78         0           0
  23       18,500,000.00      2              192         0           0
  27       15,920,000.00      2              202         0           0
  36       13,200,000.00      2              236         0           0
  43       11,350,000.00      2               99         0           0
  47       10,500,000.00      2              146         0           0
  55        8,510,000.00      2              204         0           0
 55.01      4,910,000.00                     100         0           0
 55.02      3,600,000.00                     102         0           0
  62        7,600,000.00      2               48         0           0
  65        7,500,000.00      2              107         0           0
  70        7,000,000.00      2              200         0           0
  79        6,100,000.00      2              240         0           0
  82        5,900,000.00      2               84         0           0
  83        5,775,000.00      1              291       291         271
  84        5,750,000.00      2               84         0           0
  88        5,600,000.00      2              148         0           0
  93        5,487,160.70      2              101         0           0
  94        5,400,000.00      2              178       178         323
  100       4,738,000.00      2              152         0           0
  101       4,717,254.41      2               80         0           0
  115       3,850,000.00      2              105         0           0
  120       3,490,000.00      1               34         0           0
  126       3,290,000.00      2               64         0           0
  129       3,000,000.00      2              100         0           0
  134       2,693,645.23      2               28         0           0
  135       2,675,000.00      2               96         0           0
  140       2,394,524.41      2              192         0           0
  143       2,280,000.00      2              100         0           0
  144       2,200,000.00      2               60         0           0
  145       2,181,000.00      2               32         0           0
  146       2,174,902.62      1              122       122         300
  150       1,910,000.00      2               26         0           0
  154       1,800,000.00      2               20         0           0
  155       1,790,000.00      2               99         0           0
  157       1,676,103.79      1               90        90         284
  158       1,625,000.00      2               21         0           0
  159       1,497,950.46      2               50         0           0
  160       1,497,302.66      1               82        82         315

                   STUDIO                  ONE BEDROOM                TWO BEDROOM               THREE BEDROOM
           ----------------------    -----------------------    -----------------------    -----------------------
 ANNEX      NO. OF        AVERAGE        NO. OF      AVERAGE       NO. OF       AVERAGE        NO. OF      AVERAGE
 ID #      STUDIOS    STUDIO RENT    1-BR UNITS    1-BR RENT    2-BR UNITS    2-BR RENT    3-BR UNITS    3-BR RENT
------------------------------------------------------------------------------------------------------------------

  14             0              0           204          740           180          891            40        1,120
  20             0              0             0            0             0            0             0            0
 20.01           0              0            68        1,182            52        1,401             0            0
 20.02           0              0            12        1,001            66        1,372             0            0
  23             0              0            48          835           123          975            21        1,225
  27             0              0            68          715           100          909            34        1,379
  36             0              0           108          575           120          682             8          854
  43             0              0            18        1,108            81        1,372             0            0
  47             0              0            33        1,943            87        2,494            26        3,150
  55             0              0             0            0             0            0             0            0
 55.01           0              0             0            0            50          620            50          860
 55.02           0              0             0            0            54          514            48          711
  62             0              0            32        1,428            16        1,768             0            0
  65            17            700            70          800            20        1,150             0            0
  70            32            497            60          559           107          680             1          999
  79             0              0             0            0             0            0             0            0
  82             0              0            23        1,208            48          840            13        2,100
  83             0              0             0            0             0            0             0            0
  84             6            752            62          911            16        1,100             0            0
  88             0              0            61          550            87          691             0            0
  93            48            484            53          616             0            0             0            0
  94             0              0             0            0             0            0             0            0
  100            0              0             8          562           144          646             0            0
  101            0              0             0            0            19          638            59          807
  115            0              0            49          469            56          634             0            0
  120            1          1,000             5        1,100            23        1,600             5        1,800
  126            0              0            32          565            32          665             0            0
  129            0              0             0            0            56          474            44          620
  134            0              0             2          690            26          899             0            0
  135            0              0            32          375            64          425             0            0
  140            0              0            42          510           150          565             0            0
  143            0              0            30          365            25          442            25          545
  144            0              0            36          592            16          700             8          850
  145            0              0             0            0            32          388             0            0
  146            0              0             0            0             0            0             0            0
  150            0              0             0            0            21          876             5          888
  154            0              0             3          861            15        1,002             2        1,625
  155            0              0            25          377            25          416            25          456
  157            0              0             0            0             0            0             0            0
  158            0              0             0            0            16          950             5        1,055
  159            0              0             8          425            20          495            22          625
  160            0              0             0            0             0            0             0            0

                FOUR BEDROOM
           -----------------------
 ANNEX         NO. OF      AVERAGE             UTILITIES             ELEVATOR    ANNEX
 ID #      4-BR UNITS    4-BR RENT            TENANT PAYS            PRESENT     ID #     LOAN #
------------------------------------------------------------------------------------------------

  14                0            0       Electric, Water, Sewer         No        14        16
  20                0            0              Various              Various      20        22
 20.01              0            0           Electric, Gas             Yes       20.01     22.01
 20.02              0            0              Electric                No       20.02     22.02
  23                0            0    Electric, Gas, Water, Sewer       No        23        25
  27                0            0           Electric, Gas              No        27        29
  36                0            0              Electric                No        36        38
  43                0            0       Electric, Water, Sewer        Yes        43        45
  47                0            0              Electric               Yes        47        49
  55                0            0              Electric                No        55        57
 55.01              0            0              Electric                No       55.01     57.01
 55.02              0            0              Electric                No       55.02     57.02
  62                0            0           Electric, Gas              No        62        64
  65                0            0                None                 Yes        65        67
  70                0            0              Electric                No        70        72
  79              240          422                None                  No        79        81
  82                0            0              Electric                No        82        84
  83                0            0                                     NAP        83        85
  84                0            0              Electric               Yes        84        86
  88                0            0    Electric, Gas, Water, Sewer       No        88        90
  93                0            0       Electric, Water, Sewer         No        93        95
  94                0            0                                     NAP        94        96
  100               0            0              Electric                No        100       102
  101               2          970                None                  No        101       103
  115               0            0    Electric, Gas, Water, Sewer       No        115       117
  120               0            0       Electric, Water, Sewer        Yes        120       122
  126               0            0              Electric                No        126       128
  129               0            0              Electric                No        129       131
  134               0            0              Electric               Yes        134       136
  135               0            0        Electric, Gas, Sewer          No        135       137
  140               0            0              Electric                No        140       142
  143              20          620              Electric                No        143       145
  144               0            0          Electric, Water             No        144       146
  145               0            0            Water, Sewer              No        145       147
  146               0            0                                     NAP        146       148
  150               0            0           Electric, Gas              No        150       152
  154               0            0           Electric, Gas              No        154       156
  155              24          495       Electric, Water, Sewer         No        155       157
  157               0            0                                     NAP        157       159
  158               0            0           Electric, Gas              No        158       160
  159               0            0              Electric                No        159       161
  160               0            0                                     NAP        160       162

                                                                         ANNEX C

    INFORMATION IN THESE MATERIALS MAY BE AMENDED OR COMPLETED PRIOR TO SALE

MARCH 15, 2006                                                   JPMCC 2006-LDP6

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL INFORMATION
--------------------------------------------------------------------------------

                           -------------------------
                                 $1,980,793,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP6

                            -------------------------

                            JPMORGAN CHASE BANK, N.A.
                          EUROHYPO AG, NEW YORK BRANCH
                          NOMURA CREDIT & CAPITAL, INC.
                          IXIS REAL ESTATE CAPITAL INC.
                         PNC BANK, NATIONAL ASSOCIATION
                              Mortgage Loan Sellers

JPMORGAN                                                                            NOMURA

EHY SECURITIES (USA), LLC     IXIS SECURITIES NORTH AMERICA INC.   PNC CAPITAL MARKETS, INC.

BANC OF AMERICA SECURITIES LLC             CITIGROUP                   MERRILL LYNCH  &  CO.

This material is for your information, and none of J.P. Morgan Securities Inc.,
Nomura Securities International, Inc., EHY Securities (USA), LLC, IXIS
Securities North America Inc., PNC Capital Markets, Inc., Banc of America
Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch Pierce Fenner &
Smith Incorporated (collectively, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-126661) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.
As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the "Free
Writing Prospectus") dated March 15, 2006.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP6

----------------------------------------------------------------------------------------------------------------------------------
                                                                            KEY FEATURES
----------------------------------------------------------------------------------------------------------------------------------

       CO-LEAD MANAGERS:             J.P. Morgan Securities Inc. (Joint Bookrunner)
                                     Nomura Securities International, Inc. (Joint Bookrunner)

       CO-MANAGERS:                  Banc of America Securities LLC, Citigroup Global Markets Inc., EHY Securities (USA), LLC,
                                     IXIS Securities North America Inc., Merrill Lynch Pierce Fenner & Smith Incorporated, PNC
                                     Capital Markets, Inc.

       MORTGAGE LOAN SELLERS:        JPMorgan Chase Bank, N.A. (46.0%), Eurohypo AG, New York Branch (17.5%), Nomura
                                     Credit & Capital, Inc. (14.3%), IXIS Real Estate Capital Inc. (13.8%), PNC Bank, National
                                     Association (8.4%)

       MASTER SERVICERS:             Midland Loan Services, Inc. with respect to 71.9% of the cut-off date principal balance of the mortgage loans and GMAC Commercial Mortgage Corporation with respect to 28.1% of the cut-off date principal balance of the mortgage loans

       SPECIAL SERVICER:             LNR Partners, Inc.

       TRUSTEE/PAYING AGENT:         Wells Fargo Bank, N.A.

       RATING AGENCIES:              Moody's Investors Service, Inc./ Standard & Poor's

       PRICING DATE:                 On or about March 24, 2006

       CLOSING DATE:                 On or about March 30, 2006

       CUT-OFF DATE:                 With respect to each mortgage loan, the related due date of such mortgage loan in March
                                     2006, or with respect to those loans that were originated in February 2006 and have their first payment date in April 2006, March 1, 2006, or with respect to those mortgage loans that were originated in March 2006 and have their first due date after March 2006, the origination date of that mortgage loan

       DISTRIBUTION DATE:            15th of each month, or if the 15th day is not a business day, on the next succeeding business day, beginning in April 2006

       PAYMENT DELAY:                14 days

       TAX STATUS:                   REMIC and with respect to the Class A-3FL Certificates, a grantor trust in respect of the beneficial interest in the swap contract and related regular interest

       ERISA CONSIDERATION:          It is expected that the Offered Certificates will be ERISA eligible

       OPTIONAL TERMINATION:         1.0% (Clean-up Call)

       MINIMUM DENOMINATIONS:        $10,000 with respect to each class of Certificates (other than the Class X-1 and X-2
                                     Certificates) and with respect to the Class X-1 and Class X-2 Certificates, $1,000,000

       SETTLEMENT TERMS:             DTC, Euroclear and Clearstream Banking

----------------------------------------------------------------------------------------------------------------------------------
                                                    COLLATERAL CHARACTERISTICS
----------------------------------------------------------------------------------------------------------------------------------

        COLLATERAL CHARACTERISTICS                                  MORTGAGE LOANS          LOAN GROUP(1)         LOAN GROUP(2)
        --------------------------                                  --------------         --------------         -------------

        INITIAL POOL BALANCE (IPB):                                 $2,144,296,208         $1,939,336,672         $204,959,535

        NUMBER OF MORTGAGE LOANS:                                              164                    132                   32

        NUMBER OF MORTGAGED PROPERTIES:                                        229                    196                   33

        AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:                $13,074,977            $14,691,944           $6,404,985

        AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                      $9,363,739             $9,894,575           $6,210,895

        WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                     5.618843%              5.604452%            5.755014%

        WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                             1.55x                  1.56x                1.42x

        WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                   67.2%                  66.8%                71.7%
        WEIGHTED AVERAGE MATURITY DATE LTV1:                                 60.4%                  59.9%                65.4%
        WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(2):        111 months             112 months           105 months
        WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):        355 months             354 months           359 months
        WEIGHTED AVERAGE SEASONING (MONTHS):                              1 months               1 months             1 months
        10 LARGEST MORTGAGE LOANS AS % OF IPB:                               44.4%                  49.1%                62.5%
        % OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                            18.0%                  18.2%                15.8%
        % OF MORTGAGE LOANS WITH SINGLE TENANTS:                             10.5%                  11.6%                 0.0%

(1)   Excludes the fully amortizing mortgage loans.

(2)   Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

(3)   Excludes mortgage loans that are interest-only for the entire term.

                                     2 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP6

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

---------------------------------------------------------------------------------------------------------------------------------
              EXPECTED RATINGS       APPROXIMATE FACE       CREDIT SUPPORT          EXPECTED WEIGHTED        EXPECTED PAYMENT
  CLASS        (MOODY'S/S&P)              AMOUNT(1)        (% OF BALANCE)(2)      AVG. LIFE (YEARS)(3)          WINDOW(3)
---------------------------------------------------------------------------------------------------------------------------------

  A-1           Aaa / AAA               $60,030,000             30.000%                   3.01                  4/06-1/11
  A-2           Aaa / AAA              $155,890,000             30.000%                   4.90                  2/11-4/11
  A-3FL         Aaa / AAA              $100,000,000             30.000%                   6.71                 12/12-12/12
  A-3B          Aaa / AAA               $55,733,000             30.000%                   7.14                 12/12-03/14
  A-4           Aaa / AAA              $820,579,000             30.000%                   9.85                  5/15-3/16
  A-SB          Aaa / AAA              $103,816,000             30.000%                   7.08                  1/11-5/15
  A-1A          Aaa / AAA              $204,959,000             30.000%                   8.28                  4/06-3/16
  A-M           Aaa / AAA              $214,429,000             20.000%                   9.96                  3/16-3/16
  A-J           Aaa / AAA              $163,503,000             12.375%                   9.96                  3/16-3/16
  X-2           Aaa / AAA            $2,098,755,000               N/A                      N/A                     N/A
  B             Aa2 / AA                $48,247,000             10.125%                   10.02                 3/16-4/16
  C             Aa3 / AA-               $18,762,000             9.250%                    10.04                 4/16-4/16
  D              A2 / A                 $34,845,000             7.625%                    10.04                 4/16-4/16
---------------------------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES

---------------------------------------------------------------------------------------------------------------------------------
              EXPECTED RATINGS       APPROXIMATE FACE       CREDIT SUPPORT          EXPECTED WEIGHTED        EXPECTED PAYMENT
  CLASS        (MOODY'S/S&P)              AMOUNT(1)        (% OF BALANCE)(2)      AVG. LIFE (YEARS)(3)          WINDOW(3)
---------------------------------------------------------------------------------------------------------------------------------

  X-1            Aaa / AAA            $2,144,296,207              N/A                       N/A                     N/A
  E               A3 / A-                $21,443,000            6.625%                      N/A                     N/A
  F             Baa1 / BBB+              $29,484,000            5.250%                      N/A                     N/A
  G              Baa2 / BBB              $21,443,000            4.250%                      N/A                     N/A
  H             Baa3 / BBB-              $21,443,000            3.250%                      N/A                     N/A
  J              Ba1 / BB+               $10,722,000            2.750%                      N/A                     N/A
  K               Ba2 / BB               $10,721,000            2.250%                      N/A                     N/A
  L              Ba3 / BB-                $5,361,000            2.000%                      N/A                     N/A
  M               NR / B+                 $5,361,000            1.750%                      N/A                     N/A
  N                NR / B                 $5,360,000            1.500%                      N/A                     N/A
  P               NR / B-                 $8,041,000            1.125%                      N/A                     N/A
  NR              NR / NR                $24,124,207              N/A                       N/A                     N/A
---------------------------------------------------------------------------------------------------------------------------------

(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The credit support percentages set forth for Class A-1, Class A-2, Class
      A-3FL, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)   The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
      Considerations-Weighted Average Life" in the free writing prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                     3 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP6

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o     For the purposes of making distributions to the Class A-1, A-2, A-3B, A-4,
      A-SB and A-1A Certificates and the Class A-3FL Regular Interest, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan
      Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3B, A-4 and A-SB Certificates and
      the Class A-3FL Regular Interest will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the
      Class A-1A Certificates will be based on amounts available relating to
      Loan Group 2.

o     Interest payments will be made concurrently to the Class A-1, A-2, A-3B,
      A-4 and A-SB Certificates and the Class A-3FL Regular Interest (pro rata to the Class A-1, A-2, A-3B, A-4 and A-SB Certificates and the Class A-3FL
      Regular Interest (and the fixed interest payment on the Class A-3FL
      Regular Interest will be converted under a swap contract to a floating interest payment to the Class A-3FL Certificates as described in the free writing prospectus) from Loan Group 1, and to the Class A-1A Certificates from Loan Group 2, the foregoing classes, collectively, the "Class A
      Certificates"), Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class
      X-1 and X-2 Certificates), interest will be paid to the Class A-M
      Certificates and then interest will be paid sequentially to the Class A-J,
      B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.

o     The pass-through rates on the Class A-1, A-2, A-3B, A-4, A-1A, A-SB, A-M,
      A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates and the
      Class A-3FL Regular Interest will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii)
      above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o     The pass-through rate on the Class A-3FL Certificates will be based on
      LIBOR plus a specified percentage, provided, that interest payments made under the swap contract are subject to reduction as described in the free writing prospectus. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the Class A-3FL accrual period. Under certain circumstances described in the free writing prospectus, the pass-through rate for the Class A-3FL Certificates may convert to a fixed rate. See "Description of the Swap Contract -- The Swap
      Contract" in the free writing prospectus. There may be special requirements under ERISA for purchasing the Class A-3FL Certificates. See
      "Certain ERISA Considerations" in the free writing prospectus.

o     All Classes, except for the Class A-3FL Certificates, will accrue interest on a 30/360 basis. The Class A-3FL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class
      A-3FL Certificates converts to a fixed rate, interest will accrue on a
      30/360 basis.

o     Generally, the Class A-1, A-2, A-3B, A-4 and A-SB Certificates and the
      Class A-3FL Regular Interest will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan
      Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balances of the
      Class A-4 and Class A-SB Certificates have been reduced to zero. However, on any distribution date on which the certificate balances of the Class
      A-M Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the
      Class A-1, A-2, A-3B, A-4, A-1A and A-SB Certificates and the Class A-3FL
      Regular Interest on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except in three cases:
      (i) the Class A-SB Certificates are entitled to a certain priority with respect to being paid down to their planned principal balance as described in the free writing prospectus, (ii) the Class A-M Certificates will be entitled to principal distributions prior to the Class A-J Certificates and (iii) with respect to the Class A-3FL Regular Interest and Class A-3B
      Certificates, (a) prior to July 15, 2012, unless the Class A-3B
      Certificates have been reduced to zero, principal will be distributed to the Class A-3B Certificates from Loan Group 1 (and Loan Group 2 after the
      Class A-1A Certificates have been reduced to zero) and (b) on and after
      July 15, 2012, principal will be distributed first to the Class A-3FL
      Regular Interest until reduced to zero and then to the Class A-3B
      Certificates from Loan Group 1 (and Loan Group 2 after the Class A-1A
      Certificates have been retired). After the certificate balances of the
      Class A-1, A-2, A-3B, A-4, A-1A and A-SB Certificates and the Class A-3FL
      Regular Interest have been reduced to zero, principal payments will be paid to the Class A-M Certificates until the certificate balance for such
      Class has been reduced to zero and then sequentially to the Class A-J, B,
      C, D, E, F, G, H, J, K, L, M, N, O, P and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The
      Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o     Losses will be borne by the Classes (other than the Class A-3FL, X-1 and
      X-2 Certificates) in reverse sequential order, from the Class NR
      Certificates up to the Class A-J Certificates, then to the Class A-M
      Certificates, and then, pro rata, to the Class A-1, Class A-2, Class A-3B,
      Class A-4, Class A-1A and Class A-SB Certificates and the Class A-3FL
      Regular Interest (without regard to loan group or the Class A-SB planned principal balance).

                                     4 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP6

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o     Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates (other than the Class A-3FL Certificates and the Class X-2
      Certificates) and the A-3FL Regular Interest and the Class E, F, G and H
      Certificates in the following manner: the holders of each class of offered certificates (other than the Class A-3FL Certificates and the Class X-2
      Certificates) and the A-3FL Regular Interest and the Class E, F, G, and H
      Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3B, A-4, A-SB and A-1A
      Certificates and the Class A-3FL Regular Interest) on each Distribution
      Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the
      Class X-1 Certificates). Any Yield Maintenance Charges payable to the
      A-3FL Regular Interest will be paid to the Swap Counterparty.

       YM        Group Principal Paid to Class        (Pass-Through Rate on Class -- Discount Rate)
             x   ------------------------------   x   ---------------------------------------------
     Charge       Group Total Principal Paid             (Mortgage Rate on Loan -- Discount Rate)

o     Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o     The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
      P&I Advance will be reduced in proportion to such adjustment.

                                     5 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP6

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                              CUT-OFF DATE PRINCIPAL BALANCE
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF     WA     WA UW
RANGE OF PRINCIPAL BALANCES          LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

$1,342,000 - $2,999,999               33      $    71,046,706     3.3%   70.6%   1.32x
$3,000,000 - $3,999,999               19           66,222,935     3.1    70.0%   1.36x
$4,000,000 - $4,999,999               13           56,826,625     2.7    69.6%   1.42x
$5,000,000 - $6,999,999               28          162,200,056     7.6    69.1%   1.35x
$7,000,000 - $9,999,999               21          170,465,882     7.9    73.0%   1.34x
$10,000,000 - $14,999,99              20          238,265,400    11.1    70.5%   1.47x
$15,000,000 - $24,999,99              14          257,517,051    12.0    74.2%   1.36x
$25,000,000 - $49,999,99               9          290,618,274    13.6    68.6%   1.45x
$50,000,000 - $149,999,9               5          411,133,278    19.2    67.9%   1.65x
$150,000,000 - $240,000,000            2          420,000,000    19.6    55.0%   1.92x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              164      $ 2,144,296,208    100.0%  67.2%   1.55x
----------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:       $13,074,977
AVERAGE BALANCE PER PROPERTY:    $9,363,739
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
----------------------------------------------------------------------------------------

RANGE OF MORTGAGE                  NUMBER OF      PRINCIPAL      % OF     WA     WA UW
INTEREST RATES                       LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

5.1300% - 5.4999%                     22      $   535,518,160    25.0%   60.6%   1.99x
5.5000% - 5.9999%                    131        1,510,754,175    70.5    69.9%   1.39x
6.0000% - 6.4999%                     10           96,681,873     4.5    61.9%   1.63x
6.5000% - 6.8500%                      1            1,342,000     0.1    78.9%   1.20x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              164      $ 2,144,296,208   100.0%   67.2%   1.55x
----------------------------------------------------------------------------------------
WA INTEREST RATE:                  5.6188%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
----------------------------------------------------------------------------------------

RANGE OF ORIGINAL TERMS TO         NUMBER OF      PRINCIPAL      % OF     WA     WA UW
MATURITY/ARD                         LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

60                                    12      $   189,337,000     8.8%   60.1%   1.97x
61 - 84                                6          181,200,000     8.5    61.8%   1.91x
85 - 120                             142        1,744,530,684    81.4    68.4%   1.47x
121 - 180                              4           29,228,523     1.4    75.7%   1.25x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              164      $ 2,144,296,208    100.0%  67.2%   1.55x
----------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:               112
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                            GEOGRAPHIC DISTRIBUTION(1)
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF     WA     WA UW
GEOGRAPHIC LOCATION                PROPERTIES      BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

CALIFORNIA                            35      $   430,740,590    20.1%   69.3%   1.43x
    SOUTHERN CALIFORNIA               28          283,305,590    13.2    72.1%   1.27x
    NORTHERN CALIFORNIA                7          147,435,000     6.9    63.9%   1.74x
NEW YORK                              15          390,982,000    18.2    55.0%   2.17x
PENNSYLVANIA                          14          157,219,588     7.3    65.3%   1.38x
MARYLAND                               5          144,614,000     6.7    74.0%   1.28x
TEXAS                                 21          133,833,859     6.2    73.7%   1.33x
OTHER                                139          886,906,171    41.4    69.9%   1.44x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              229      $ 2,144,296,208   100.0%   67.2%   1.55x
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
----------------------------------------------------------------------------------------
RANGE OF UW                        NUMBER OF      PRINCIPAL      % OF     WA     WA UW
DSCRS                                LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

1.19X                                  2      $     6,730,000     0.3%   68.8%   1.19x
1.20X - 1.29X                         88        1,189,752,134    55.5    73.1%   1.23x
1.30X - 1.39X                         39          353,734,904    16.5    72.7%   1.34x
1.40X - 1.49X                         15           81,955,502     3.8    68.2%   1.44x
1.50X - 1.69X                          6           45,735,602     2.1    71.2%   1.53x
1.70X - 1.99X                          4          122,150,000     5.7    61.7%   1.90x
2.00X - 2.99X                          9          333,738,065    15.6    43.2%   2.75x
3.00X - 3.81X                          1           10,500,000     0.5    23.8%   3.81x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              164      $ 2,144,296,208   100.0%   67.2%   1.55x
----------------------------------------------------------------------------------------
WA UW DSCR:                        1.55X
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
----------------------------------------------------------------------------------------

RANGE OF REMAINING                 NUMBER OF      PRINCIPAL      % OF     WA     WA UW
TERMS TO MATURITY                    LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

58 - 60                               12      $   189,337,000     8.8%   60.1%   1.97x
61 - 84                                6          181,200,000     8.5    61.8%   1.91x
85 - 120                             142        1,744,530,684    81.4    68.4%   1.47x
121 - 180                              4           29,228,523     1.4    75.7%   1.25x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              164      $ 2,144,296,208    100.0%  67.2%   1.55x
----------------------------------------------------------------------------------------
WA REMAINING TERM:                   111
----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      PROPERTY TYPE DISTRIBUTION(1)
-------------------------------------------------------------------------------------------------------
                                            NUMBER OF     PRINCIPAL      % OF        WA        WA UW
PROPERTY TYPE        SUB PROPERTY TYPE     PROPERTIES      BALANCE        IPB       LTV         DSCR
-------------------------------------------------------------------------------------------------------

RETAIL               Anchored                   42         733,259,682    34.2%     64.3%       1.64x
                     Unanchored                 20         103,922,955     4.8      74.5%       1.29x
                     Shadow Anchored            11          68,474,741     3.2      71.8%       1.30x
                     SUBTOTAL:                  73      $  905,657,378    42.2%     66.1%       1.57x
-------------------------------------------------------------------------------------------------------
OFFICE               Suburban                   38      $  259,950,541    12.1%     71.8%       1.36x
                     CBD                         3         228,800,000    10.7      65.2%       1.75x
                     SUBTOTAL:                  41      $  488,750,541    22.8%     68.7%       1.54x
-------------------------------------------------------------------------------------------------------
INDUSTRIAL           Warehouse/Distribution     33         160,206,948     7.5%     62.2%       1.86x
                     Flex                       14         120,829,435     5.6      68.9%       1.34x
                     SUBTOTAL:                  47      $  281,036,384    13.1%     65.1%       1.64x
-------------------------------------------------------------------------------------------------------
MULTIFAMILY          Garden                     30      $  190,530,890     8.9%     75.0%       1.27x
                     Mid/High Rise               5          32,518,645     1.5      52.2%       2.19x
                     SUBTOTAL:                  35      $  223,049,535    10.4%     71.7%       1.40x
-------------------------------------------------------------------------------------------------------
HOTEL                Full Service               11         135,840,316     6.3%     65.5%       1.60x
                     Limited Service            13          80,607,735     3.8      67.1%       1.43x
                     SUBTOTAL:                  24      $  216,448,050    10.1%     66.1%       1.54x
-------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                             5      $   16,523,309     0.8%     75.1%       1.29x
-------------------------------------------------------------------------------------------------------
SELF-STORAGE                                     4      $   12,831,010     0.6%     72.4%       1.35x
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        229      $2,144,296,208   100.0%     67.2%       1.55x
-------------------------------------------------------------------------------------------------------

1     Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     6 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP6

--------------------------------------------------------------------------------
                 COLLATERAL CHARACTERISTICS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

RANGE OF ORIGINAL                  NUMBER OF      PRINCIPAL      % OF     WA     WA UW
AMORTIZATION TERMS                   LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

240                                    1      $     1,421,293     0.1%   56.9%   1.30x
241 - 300                             18          115,427,698     7.1    66.4%   1.42x
301 - 330                              4           32,992,254     2.0    67.9%   1.27x
331 - 360                            129        1,467,909,962    90.7    72.8%   1.27x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              152      $ 1,617,751,208    100.0%  72.2%   1.28x
----------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:              355
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
----------------------------------------------------------------------------------------

RANGE OF CUT-OFF                   NUMBER OF      PRINCIPAL      % OF     WA     WA UW
LTVS                                 LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

23.8% - 50.0%                          9      $   323,706,590    15.1%   41.5%   2.80x
50.1% - 60.0%                         10           55,035,009     2.6    55.8%   1.89x
60.1% - 65.0%                         15          183,122,725     8.5    62.7%   1.69x
65.1% - 70.0%                         25          468,943,560    21.9    67.1%   1.27x
70.1% - 75.0%                         50          509,153,617    23.7    73.5%   1.26x
75.1% - 80.0%                         55          604,334,707    28.2    78.2%   1.26x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              164      $ 2,144,296,208   100.0%   67.2%   1.55x
----------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:          67.2%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                               AMORTIZATION TYPES
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF     WA     WA UW
AMORTIZATION TYPES                   LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

BALLOON LOANS
    Partial Interest-Only(2)          81      $ 1,105,963,000    51.6%   72.4%   1.26x
    Interest-Only(3)                  12          526,545,000    24.6    51.9%   2.37x
    Balloon(4)                        71          511,788,208    23.9    71.8%   1.33x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              164      $ 2,144,296,208    100.0%  67.2%   1.55x
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
----------------------------------------------------------------------------------------

PARTIAL INTEREST-ONLY              NUMBER OF      PRINCIPAL      % OF     WA     WA UW
PERIODS                              LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

12                                     9      $    71,702,000     3.3%   69.4%   1.34x
13 - 24                               22          238,425,000    11.1    73.1%   1.31x
25 - 36                               36          616,681,000    28.8    72.0%   1.23x
37 - 48                                5           66,500,000     3.1    74.9%   1.23x
49 - 60                                9          112,655,000     5.3    73.7%   1.23x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               81      $ 1,105,963,000    51.6%   72.4%   1.26x
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------

RANGE OF REMAINING                 NUMBER OF      PRINCIPAL      % OF     WA     WA UW
AMORTIZATION TERMS                   LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

239 - 240                              1      $     1,421,293     0.1%   56.9%   1.30x
241 - 300                             18          115,427,698     7.1    66.4%   1.42x
301 - 330                              4           32,992,254     2.0    67.9%   1.27x
331 - 360                            129        1,467,909,962    90.7    72.8%   1.27x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              152      $ 1,617,751,208   100.0%   72.2%   1.28x
----------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:             354
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                     LTV RATIOS AS OF THE MATURITY/ARD DATE
----------------------------------------------------------------------------------------

RANGE OF MATURITY                  NUMBER OF      PRINCIPAL      % OF     WA     WA UW
LTVS                                 LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

23.8% - 30.0%                          1      $    10,500,000     0.5%   23.8%   3.81x
30.1% - 50.0%                         19          358,356,451    16.7    44.3%   2.60x
50.1% - 60.0%                         40          545,724,099    25.5    66.3%   1.33x
60.1% - 70.0%                         80          888,218,658    41.4    73.4%   1.35x
70.1% - 79.1%                         24          341,497,000    15.9    78.0%   1.24x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              164      $ 2,144,296,208   100.0%   67.2%   1.55x
----------------------------------------------------------------------------------------
WA LTV RATIO AT
MATURITY/ARD DATE:                  60.4%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(5)
----------------------------------------------------------------------------------------

                                    NUMBER OF     PRINCIPAL      % OF     WA     WA UW
YEAR BUILT/RENOVATED               PROPERTIES      BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

1927 - 1959                            5      $    29,175,000     1.4%   73.9%   1.20x
1960 - 1969                            6           18,372,000     0.9    53.6%   2.42x
1970 - 1979                           18           81,110,016     3.8    63.8%   1.81x
1980 - 1989                           30          422,128,233    19.7    54.2%   2.15x
1990 - 1999                           60          502,884,131    23.5    73.5%   1.29x
2000 - 2006                          110        1,090,626,828    50.9    69.7%   1.41x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              229      $ 2,144,296,208   100.0%   67.2%   1.55x
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF     WA     WA UW
PREPAYMENT PROTECTION                LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

DEFEASANCE                           151      $ 2,022,879,147    94.3%   67.0%   1.55x
YIELD MAINTENANCE                     12           96,417,061     4.5    70.1%   1.55x
YIELD MAINTENANCE/DEFEASANCE           1           25,000,000     1.2    73.5%   1.21x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              164      $ 2,144,296,208   100.0%   67.2%   1.55x
----------------------------------------------------------------------------------------

(1)   Excludes mortgage loans that are interest-only for the entire term.

(2)   Includes one partial interest-only ARD loan representing 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(3)   Includes two interest-only ARD loans representing 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)   Excludes the mortgage loans that pay interest-only for a portion of their term.

(5)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                     7 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP6

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP(1)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF     WA     WA UW
RANGE OF PRINCIPAL BALANCES          LOANS         BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

$1,342,000 - $2,999,999               22       $   47,999,586     2.5%   69.6%   1.33x
$3,000,000 - $3,999,999               16           56,082,935     2.9    69.7%   1.37x
$4,000,000 - $4,999,999               11           47,371,370     2.4    69.1%   1.45x
$5,000,000 - $6,999,999               22          127,962,896     6.6    68.6%   1.35x
$7,000,000 - $9,999,999               17          139,855,882     7.2    72.9%   1.36x
$10,000,000 - $14,999,999             17          203,215,400    10.5    72.1%   1.37x
$15,000,000 - $24,999,999             12          223,097,051    11.5    73.7%   1.38x
$25,000,000 - $49,999,999              8          262,618,274    13.5    67.9%   1.47x
$50,000,000 - $149,999,999             5          411,133,278    21.2    67.9%   1.65x
$150,000,000 - $240,000,000            2          420,000,000    21.7    55.0%   1.92x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              132       $1,939,336,672   100.0%   66.8%   1.56x
----------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:        $14,691,944
AVERAGE BALANCE PER PROPERTY:    $9,894,575
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST         NUMBER OF      PRINCIPAL      % OF     WA     WA UW
RATES                               LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

5.1300% - 5.4999%                     16       $  511,249,515    26.4%   59.9%   2.02x
5.5000% - 5.9999%                    107        1,346,663,285    69.4    69.4%   1.40x
6.0000% - 6.4999%                      8           80,081,873     4.1    65.8%   1.38x
6.5000% - 6.8500%                      1            1,342,000     0.1    78.9%   1.20x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              132       $1,939,336,672   100.0%   66.8%   1.56x
----------------------------------------------------------------------------------------
WA INTEREST RATE:                   5.6045%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

RANGE OF ORIGINAL TERMS TO         NUMBER OF      PRINCIPAL      % OF      WA     WA UW
MATURITY/ARD                         LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

                                       9       $  157,437,000     8.1%   57.9%   2.09x
61 - 84                                4          142,700,000     7.4    62.0%   1.89x
85 - 120                             116        1,616,071,149    83.3    67.9%   1.49x
121 - 180                              3           23,128,523     1.2    75.3%   1.26x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              132       $1,939,336,672   100.0%   66.8%   1.56x
----------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:               113
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF      WA     WA UW
GEOGRAPHIC LOCATION               PROPERTIES      BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

CALIFORNIA                            32       $  401,450,590    20.7%   68.8%   1.44x
     SOUTHERN CALIFORNIA              25          254,015,590    13.1    71.7%   1.27x
     NORTHERN CALIFORNIA               7          147,435,000     7.6    63.9%   1.74x
NEW YORK                               9          363,497,000    18.7    55.4%   2.16x
PENNSYLVANIA                          14          157,219,588     8.1    65.3%   1.38x
MARYLAND                               4          138,514,000     7.1    73.9%   1.28x
TEXAS                                 17          114,295,859     5.9    73.2%   1.33x
OTHER                                120          764,359,636    39.4    69.1%   1.47x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              196       $1,939,336,672   100.0%   66.8%   1.56x
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
----------------------------------------------------------------------------------------

RANGE OF UW                        NUMBER OF      PRINCIPAL      % OF      WA     WA UW
DSCRS                                LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

1.19X                                  1       $    3,440,000     0.2%   71.7%   1.19x
1.20X - 1.29X                         69        1,066,845,124    55.0    72.8%   1.23x
1.30X - 1.39X                         32          299,816,904    15.5    72.0%   1.35x
1.40X - 1.69X                         18          119,246,579     6.1    69.5%   1.48x
1.70X - 1.99X                          3          116,250,000     6.0    62.6%   1.90x
2.00X - 2.96X                          9          333,738,065    17.2    43.2%   2.75x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              132       $1,939,336,672   100.0%   66.8%   1.56x
----------------------------------------------------------------------------------------
WA UW DSCR:                         1.56X
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
----------------------------------------------------------------------------------------

RANGE OF REMAINING TERMS           NUMBER OF      PRINCIPAL      % OF      WA     WA UW
TO MATURITY                          LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

59 - 60                                9       $  157,437,000     8.1%   57.9%   2.09x
61 - 84                                4          142,700,000     7.4    62.0%   1.89x
85 - 120                             116        1,616,071,149    83.3    67.9%   1.49x
121 - 180                              3           23,128,523     1.2    75.3%   1.26x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              132       $1,939,336,672   100.0%   66.8%   1.56x
----------------------------------------------------------------------------------------
WA REMAINING TERM:                   112
----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                 PROPERTY TYPE DISTRIBUTION(1)
-------------------------------------------------------------------------------------------------------------------------
                                                    NUMBER OF       PRINCIPAL            % OF         WA          WA UW
PROPERTY TYPE              SUB PROPERTY TYPE        PROPERTIES      BALANCE              IPB          LTV         DSCR
-------------------------------------------------------------------------------------------------------------------------

RETAIL                     Anchored                      42       $  733,259,682         37.8%        64.3%       1.64x
                           Unanchored                    20          103,922,955         5.4          74.5%       1.29x
                           Shadow Anchored               11           68,474,741         3.5          71.8%       1.30x
                           SUBTOTAL:                     73       $  905,657,378         46.7%        66.1%       1.57x
-------------------------------------------------------------------------------------------------------------------------
OFFICE                     Suburban                      38       $  259,950,541         13.4%        71.8%       1.36x
                           CBD                           3           228,800,000         11.8         65.2%       1.75x
                           SUBTOTAL:                     41       $  488,750,541         25.2%        68.7%       1.54x
-------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                 Warehouse/Distribution        33       $  160,206,948         8.3%         62.2%       1.86x
                           Flex                          14          120,829,435         6.2          68.9%       1.34x
                           SUBTOTAL:                     47       $  281,036,384         14.5%        65.1%       1.64x
-------------------------------------------------------------------------------------------------------------------------
HOTEL                      Full Service                  11       $  135,840,316         7.0%         65.5%       1.60x
                           Limited Service               13           80,607,735         4.2          67.1%       1.43x
                           SUBTOTAL:                     24       $  216,448,050         11.2%        66.1%       1.54x
-------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY                Garden                        2        $   11,865,000         0.6%         70.9%       1.24x
                           Mid/High Rise                 1            11,625,000         0.6          73.5%       1.20x
                           SUBTOTAL:                     3        $   23,490,000         1.2%         72.2%       1.22x
-------------------------------------------------------------------------------------------------------------------------
SELF-STORAGE                                             4        $   12,831,010         0.7%         72.4%       1.35x
-------------------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                     4        $   11,123,309         0.6%         75.7%       1.33x
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 196       $1,939,336,672         100.0%       66.8%       1.56x
-------------------------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     8 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP6

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP(1)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                      ORIGINAL AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------
RANGE OF ORIGINAL AMORTIZATION     NUMBER OF      PRINCIPAL      % OF      WA     WA UW
TERMS                                LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

240                                    1       $    1,421,293     0.1%   56.9%   1.30x
241 - 300                             18          115,427,698     7.9    66.4%   1.42x
301 - 330                              3           28,275,000     1.9    67.1%   1.29x
331 - 360                            101        1,324,667,681    90.1    72.7%   1.27x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              123       $1,469,791,672   100.0%   72.1%   1.28x
----------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:              354
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF      WA     WA UW
RANGE OF CUT-OFF LTVS               LOANS         BALANCE        IPB      LTV     DSCR
----------------------------------------------------------------------------------------

34.8% - 50.0%                          6       $  304,912,065    15.7%   42.0%   2.79x
50.1% - 60.0%                         10           55,035,009     2.8    55.8%   1.89x
60.1% - 65.0%                         15          183,122,725     9.4    62.7%   1.69x
65.1% - 70.0%                         20          450,524,609    23.2    67.1%   1.27x
70.1% - 75.0%                         41          446,929,717    23.0    73.5%   1.26x
75.1% - 80.0%                         40          498,812,546    25.7    78.3%   1.26x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              132       $1,939,336,672   100.0%   66.8%   1.56x
----------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:          66.8%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                               AMORTIZATION TYPES
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF      WA     WA UW
AMORTIZATION TYPES                   LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

BALLOON LOANS
   Partial Interest-Only(2)           61       $  996,022,000    51.4%   72.2%   1.25x
   Interest-Only(3)                    9          469,545,000    24.2    50.1%   2.44x
   Balloon(4)                         62          473,769,672    24.4    71.9%   1.34x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              132       $1,939,336,672   100.0%   66.8%   1.56x
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
----------------------------------------------------------------------------------------

PARTIAL INTEREST-ONLY               NUMBER OF      PRINCIPAL      % OF      WA     WA UW
PERIODS                               LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

12                                     7       $   62,002,000     3.2%   68.9%   1.36x
13 - 24                               17       $  218,069,000    11.2    73.9%   1.30x
25 - 36                               24          548,146,000    28.3    71.4%   1.23x
37 - 48                                5           66,500,000     3.4    74.9%   1.23x
49 - 60                                8          101,305,000     5.2    73.3%   1.23x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               61       $  996,022,000    51.4%   72.2%   1.25x
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS (1)
----------------------------------------------------------------------------------------

RANGE OF REMAINING                  NUMBER OF      PRINCIPAL      % OF      WA     WA UW
AMORTIZATION TERMS                    LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

239 - 240                              1       $    1,421,293     0.1%   56.9%   1.30x
241 - 300                             18          115,427,698     7.9    66.4%   1.42x
301 - 330                              3           28,275,000     1.9    67.1%   1.29x
331 - 360                            101        1,324,667,681    90.1    72.7%   1.27x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              123       $1,469,791,672   100.0%   72.1%   1.28x
----------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:             354
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                     LTV RATIOS AS OF THE MATURITY/ARD DATE
----------------------------------------------------------------------------------------

                                    NUMBER OF      PRINCIPAL      % OF      WA     WA UW
RANGE OF MATURITY LTVS                LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

30.3% - 50.0%                         17       $  350,061,927    18.1%   44.3%   2.62x
50.1% - 60.0%                         36          528,618,894    27.3    66.3%   1.33x
60.1% - 70.0%                         64          797,173,852    41.1    73.2%   1.36x
70.1% - 75.6%                         15          263,482,000    13.6    78.2%   1.23x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              132       $1,939,336,672   100.0%   66.8%   1.56x
----------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:   59.9%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(5)
----------------------------------------------------------------------------------------

                                    NUMBER OF      PRINCIPAL      % OF      WA     WA UW
YEAR BUILT/RENOVATED                PROPERTIES      BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

1950 - 1959                            2       $   20,000,000     1.0%   73.5%   1.20x
1960 - 1969                            5           14,772,000     0.8    47.5%   2.68x
1970 - 1979                           15           68,145,016     3.5    61.7%   1.92x
1980 - 1989                           26          382,490,233    19.7    53.7%   2.16x
1990 - 1999                           55          446,374,131    23.0    73.2%   1.29x
2000 - 2006                           93        1,007,555,293    52.0    69.4%   1.42x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              196       $1,939,336,672   100.0%   66.8%   1.56x
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                    PREPAYMENT PROTECTION
----------------------------------------------------------------------------------------

                                    NUMBER OF      PRINCIPAL      % OF      WA     WA UW
PREPAYMENT PROTECTION                 LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

DEFEASANCE                           120       $1,831,119,611    94.4%   66.6%   1.57x
YIELD MAINTENANCE                     11           83,217,061     4.3    68.9%   1.60x
YIELD MAINTENANCE/DEFEASANCE          1            25,000,000     1.3    73.5%   1.21x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              132       $1,939,336,672    100.0%  66.8%   1.56x
----------------------------------------------------------------------------------------

(1)   Excludes loans that are interest-only for the entire term.

(2)   Includes one partial interest-only ARD loan representing 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(3)   Includes two interest-only ARD loans representing 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)   Excludes the mortgage loans that pay interest-only for a portion of their term.

(5)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                     9 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP6

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
----------------------------------------------------------------------------------------

RANGE OF                           NUMBER OF      PRINCIPAL      % OF      WA    WA UW
PRINCIPAL BALANCES                   LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

$1,497,950 - $2,999,9                 11       $   23,047,120    11.2%   72.6%   1.29x
$3,000,000 - $3,999,9                  3           10,140,000     4.9    71.6%   1.33x
$4,000,000 - $4,999,9                  2            9,455,254     4.6    72.2%   1.27x
$5,000,000 - $6,999,9                  6           34,237,161    16.7    71.1%   1.37x
$7,000,000 - $9,999,9                  4           30,610,000    14.9    73.4%   1.24x
$10,000,000 - $14,999                  3           35,050,000    17.1    61.4%   2.01x
$15,000,000 - $24,999                  2           34,420,000    16.8    77.8%   1.25x
$25,000,000 - $28,000                  1           28,000,000    13.7    74.9%   1.31x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               32       $  204,959,535   100.0%   71.7%   1.42x
----------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:         $6,404,985
AVERAGE BALANCE PER PROPERTY:     $6,210,895
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
----------------------------------------------------------------------------------------

RANGE OF MORTGAGE                  NUMBER OF      PRINCIPAL      % OF      WA    WA UW
INTEREST RATES                       LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

5.4009% - 5.4999%                      6       $   24,268,645    11.8%   74.9%   1.21x
5.5000% - 5.9999%                     24          164,090,890    80.1    74.0%   1.30x
6.0000% - 6.3614%                      2           16,600,000     8.1    43.4%   2.85x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               32       $  204,959,535   100.0%   71.7%   1.42x
----------------------------------------------------------------------------------------
WA INTEREST RATE:                   5.7550%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
----------------------------------------------------------------------------------------

RANGE OF ORIGINAL TERMS            NUMBER OF      PRINCIPAL      % OF      WA    WA UW
TO MATURITY/ARD                      LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

60                                     3       $   31,900,000    15.6%   71.0%   1.36x
61 - 84                                2       $   38,500,000    18.8    61.0%   1.99x
85 - 120                              26       $  128,459,535    62.7    74.8%   1.27x
121 - 180                              1            6,100,000     3.0    77.2%   1.20x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               32       $  204,959,535   100.0%   71.7%   1.42x
----------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:               106
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF      WA    WA UW
GEOGRAPHIC LOCATION               PROPERTIES       BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

NORTH CAROLINA                         6       $   43,580,000    21.3%   76.4%   1.32x
SOUTHERN CALIFORNIA                    3           29,290,000    14.3    75.8%   1.22x
NEW YORK                               6           27,485,000    13.4    49.1%   2.36x
TEXAS                                  4           19,538,000     9.5    76.3%   1.32x
WISCONSIN                              2           16,067,254     7.8    75.8%   1.20x
ARKANSAS                               1           15,920,000     7.8    76.2%   1.27x
OKLAHOMA                               1           13,200,000     6.4    77.6%   1.27x
FLORIDA                                3           12,385,111     6.0    74.7%   1.24x
OTHER                                  7           27,494,170    13.4    69.7%   1.26x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               33       $  204,959,535   100.0%   71.7%   1.42x
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF      WA    WA UW
RANGE OF UW DSCRS                    LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

1.19X                                  1       $    3,290,000     1.6%   65.8%   1.19x
1.20X - 1.29X                         19          122,907,011    60.0    75.6%   1.23x
1.30X - 1.39X                          7           53,918,000    26.3    76.4%   1.33x
1.40X - 1.99X                          4           14,344,524     7.0    56.9%   1.65x
2.00X - 3.81X                          1           10,500,000     5.1    23.8%   3.81x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               32       $  204,959,535   100.0%   71.7%   1.42x
----------------------------------------------------------------------------------------
WA UW DSCR:                         1.42X
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
----------------------------------------------------------------------------------------

RANGE OF REMAINING TERMS TO        NUMBER OF      PRINCIPAL      % OF      WA    WA UW
MATURITY                             LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

58 - 60                                3       $   31,900,000    15.6%   71.0%   1.36x
61 - 84                                2           38,500,000    18.8    61.0%   1.99x
85 - 120                              26          128,459,535    62.7    74.8%   1.27x
121 - 180                              1            6,100,000     3.0    77.2%   1.20x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               32       $  204,959,535   100.0%   71.7%   1.42x
----------------------------------------------------------------------------------------
WA REMAINING TERM:                   105
----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                           PROPERTY TYPE DISTRIBUTION(1)
-----------------------------------------------------------------------------------------------------------------

                                                   NUMBER OF         PRINCIPAL        % OF     WA         WA UW
PROPERTY TYPE               SUB PROPERTY TYPE      PROPERTIES        BALANCE          IPB      LTV        DSCR
-----------------------------------------------------------------------------------------------------------------

MULTIFAMILY                 Garden                     28           $178,665,890     87.2%      75.3%     1.27x
                            Mid/High Rise              4              20,893,645     10.2       40.3%     2.74x
                            SUBTOTAL:                  32           $199,559,535     97.4%      71.6%     1.42x
-----------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                   1               5,400,000      2.6       74.0%     1.20x
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                33           $204,959,535     100.0%     71.7%     1.42x
-----------------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    10 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP6

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF      WA    WA UW
ORIGINAL AMORTIZATION TERM           LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

330                                    1       $    4,717,254     3.2%   72.6%   1.20x
331 - 360                             28          143,242,281    96.8    73.5%   1.29x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               29       $  147,959,535   100.0%   73.5%   1.29x
----------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:              359
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF      WA    WA UW
CUT-OFF LTV                          LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

23.8% - 50.0%                          3       $   18,794,524     9.2%   33.6%   2.92x
50.1% - 75.0%                         14           80,642,850    39.3    72.4%   1.26x
75.1% - 80.0%                         15          105,522,161    51.5    77.9%   1.27x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               32       $  204,959,535   100.0%   71.7%   1.42x
----------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:          71.7%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                               AMORTIZATION TYPES
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF      WA    WA UW
AMORTIZED TYPES                      LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

BALLOON LOANS
  Partial Interest-Only               20       $  109,941,000    53.6%   74.5%   1.29x
  Interest-Only                        3           57,000,000    27.8    66.9%   1.74x
  Balloon(2)                           9           38,018,535    18.5    70.7%   1.28x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               32       $  204,959,535   100.0%   71.7%   1.42x
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF      WA    WA UW
PARTIAL INTEREST-ONLY PERIODS        LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

12 - 36                               19       $   98,591,000    48.1%   74.2%   1.30x
37 - 60                                1           11,350,000     5.5    77.2%   1.20x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               20       $  109,941,000    53.6%   74.5%   1.29x
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF      WA    WA UW
REMAINING AMORTIZATION TERM          LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

328 - 330                              1       $    4,717,254     3.2%   72.6%   1.20x
331 - 360                             28          143,242,281    96.8    73.5%   1.29x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               29       $  147,959,535   100.0%   73.5%   1.29x
----------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:             359
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                     LTV RATIOS AS OF THE MATURITY/ARD DATE
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF      WA    WA UW
MATURITY LTV                        LOANS          BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

23.8% - 50.0%                          3       $   18,794,524     9.2%   33.6%   2.92x
50.1% - 60.0%                          4           17,105,205     8.3    67.7%   1.20x
60.1% - 70.0%                         16           91,044,806    44.4    75.4%   1.27x
70.1% - 79.1%                          9           78,015,000    38.1    77.4%   1.28x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               32       $  204,959,535   100.0%   71.7%   1.42x
----------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:  65.4%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(3)
----------------------------------------------------------------------------------------

                                   NUMBER OF      PRINCIPAL      % OF      WA    WA UW
YEAR BUILT/RENOVATED               PROPERTIES      BALANCE       IPB      LTV    DSCR
----------------------------------------------------------------------------------------

1927 - 1959                            3       $    9,175,000     4.5%   74.6%   1.20x
1960 - 1969                            1            3,600,000     1.8    78.8%   1.34x
1970 - 1979                            3           12,965,000     6.3    74.7%   1.20x
1980 - 1989                            4           39,638,000    19.3    58.4%   2.03x
1990 - 1999                            5           56,510,000    27.6    75.7%   1.29x
2000 - 2005                           17           83,071,535    40.5    74.1%   1.27x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               33       $  204,959,535   100.0%   71.7%   1.42x
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                PREPAYMENT PROTECTION
----------------------------------------------------------------------------------------
PREPAYMENT                         NUMBER OF      PRINCIPAL      % OF      WA    WA UW
PROTECTION                           LOANS         BALANCE        IPB      LTV    DSCR
----------------------------------------------------------------------------------------

DEFEASANCE                            31       $  191,759,535    93.6%   71.3%   1.43x
YIELD MAINTENANCE                      1           13,200,000     6.4    77.6%   1.27x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               32       $  204,959,535   100.0%   71.7%   1.42x
----------------------------------------------------------------------------------------

(1)   Excludes loans that are interest-only for the entire term.

(2)   Excludes the mortgage loans that pay interest-only for a portion of their term.

(3)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                    11 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP6

--------------------------------------------------------------------------------
 TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS(1)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                        Number
Loan                                                                                      of            Loan
Seller(1)        Loan Name                                  City, State               Properties        Group
-----------------------------------------------------------------------------------------------------------------

JPMCB            Centro Portfolio                           Various, Various              12              1
NCCI             Smith Haven Mall                           Lake Grove, NY                 1              1
JPMCB            The Gap Building                           San Francisco, CA              1              1
EHY              Valley Mall                                Hagerstown, MD                 1              1
JPMCB            30 Broad Street                            New York, NY                   1              1
JPMCB            CenterPoint II                             Various, Various              23              1
EHY              Millennium Industrial Portfolio            Various, Various               5              1
PNC              Village Properties Portfolio               Various, Various              10
IXIS             Panos/Smith Hotel Portfolio                Various, Various               5              1
JPMCB            215 Park Avenue South                      New York, NY                   1              1
JPMCB            Invitrogen Corporation                     Carlsbad, CA                   1              1
                 Headquarters
IXIS             The Benson Hotel                           Portland, OR                   1              1
JPMCB            Bigg's Place                               Cincinnati, OH                 1              1
NCCI             Marquis at Carmel Valley                   Charlotte, NC                  1              2
                 Apartments
EHY              IDT Entertainment Plaza                    Burbank, CA                    1              1
-----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                            Cut-off                                                                Cut-off
  Loan                       Date                  % of           SF/Units/             UW           LTV         Property
Seller(1)                   Balance                IPB              Rooms              DSCR         Ratio          Type
----------------------------------------------------------------------------------------------------------------------------

  JPMCB                 $  240,000,000            11.2%            2,558,521            1.21x       65.8%         Retail
  NCCI                  $  180,000,000             8.4%              558,990            2.86x       40.7%         Retail
  JPMCB                 $  107,500,000             5.0%              282,773            1.91x       62.4%         Office
  EHY                   $   90,000,000             4.2%              659,310            1.25x       75.0%         Retail
  JPMCB                 $   83,300,000             3.9%              427,568            1.20x       79.3%         Office
  JPMCB                 $   67,419,000             3.1%            4,156,890            2.76x       46.5%       Industrial
  EHY                   $   62,914,278             2.9%              584,044            1.21x       75.3%       Industrial
  PNC                   $   41,719,000             1.9%            1,176,757            1.31x       79.7%         Retail
  IXIS                  $   41,300,000             1.9%                  580            1.38x       69.3%         Hotel
  JPMCB                 $   38,000,000             1.8%              311,457            2.50x       42.2%         Office
  JPMCB                 $   37,000,000             1.7%              328,655            1.24x       71.2%       Industrial
  IXIS                  $   35,418,274             1.7%                  287            1.39x       66.3%         Hotel
  JPMCB                 $   29,600,000             1.4%              402,634            1.28x       80.0%         Retail
  NCCI                  $   28,000,000             1.3%                  424            1.31x       74.9%      Multifamily
  EHY                   $   27,500,000             1.3%              155,042            1.20x       68.9%         Office
----------------------------------------------------------------------------------------------------------------------------
TOP 5 TOTAL/WEIGHTED    $  700,800,000            32.7%                                 1.75x       61.6%
AVERAGE
TOP 10                  $  952,152,278            44.4%                                 1.78x       61.8%
TOTAL/WEIGHTED
AVERAGE
TOP 15                  $1,109,670,552            51.7%                                 1.71x       63.3%
TOTAL/WEIGHTED
AVERAGE
----------------------------------------------------------------------------------------------------------------------------

(1)   "JPMCB" = JPMorgan Chase Bank, N.A.; "NCCI" = Nomura Credit & Capital,
      Inc; "EHY" = Eurohypo AG, New York Branch; "PNC" = PNC Bank, National
      Association; "IXIS" = IXIS Real Estate Capital Inc.

                                    12 of 13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP6

--------------------------------------------------------------------------------
                            PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
     LOAN ID                        A-NOTE BALANCE AS OF                                       SPECIAL
      NO.        PROPERTY NAME        CUT-OFF DATE            TRANSACTION         SERVICER     SERVICER
---------------------------------------------------------------------------------------------------------

      6            CenterPoint II        $67,419,000        JPMCC 2006-LDP6        Midland       LNR
                                         $ 7,491,000        JPMCC 2006-FL1
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LOAN GROUP 1 SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      LOAN       LOAN                                              PROPERTY
     ID NO.      SELLER          LOAN NAME                           TYPE
--------------------------------------------------------------------------------
        3        JPMCB           The Gap Building                   Office
        6        JPMCB           CenterPoint II                   Industrial
       22        EHY             Osborn Manor/Hastings            Multifamily
                                 Terraces
       24        NCCI            Bristol Center                     Retail
       27        NCCI            Bridgeside Point Office            Office
                                 Building
       32        JPMCB           Sorrento Pines                   Industrial
       39        JPMCB           Gainey Suites Hotel                 Hotel
       41        JPMCB           Crow Canyon Center                 Office
       43        PNC             Hilton Garden Inn -- Tampa          Hotel
                                 North
       46        IXIS            1601 Belvedere, FL                 Office
       60        NCCI            Thermo Process Systems           Industrial
       65        EHY             Hawthorne Square                   Retail
                                 Shopping Center
       94        JPMCB           Tiburon Hospitality                 Hotel
      164        JPMCB           Beeman Design Center             Industrial
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                CUT-OFF
    LOAN          DATE          % OF      REMAINING     REM. IO    UW LTV       CUT-OFF
   ID NO.       BALANCE         IPB         TERM          TERM      DSCR         RATIO
-----------------------------------------------------------------------------------------

      3       $107,500,000      5.0%         81            81       1.91x        62.4%
      6       $ 67,419,000      3.1%         59            59       2.76x        46.5%
     22       $ 20,000,000      0.9%         59            59       1.20x        73.5%
     24       $ 18,600,000      0.9%         60            60       1.28x        72.4%
     27       $ 17,325,000      0.8%         59            59       2.47x        54.5%
     32       $ 15,200,000      0.7%         96            48       1.22x        76.6%
     39       $ 12,500,000      0.6%         84            84       2.96x        39.9%
     41       $ 12,000,000      0.6%         83            35       1.24x        75.0%
     43       $ 11,450,000      0.5%         60            N/A      1.48x        69.4%
     46       $ 10,700,000      0.5%         81            21       1.20x        69.0%
     60       $  8,201,000      0.4%         60            60       2.15x        58.6%
     65       $  7,600,000      0.4%         60            30       1.24x        69.7%
     94       $  5,500,000      0.3%         60            N/A      1.33x        56.7%
    164       $  1,342,000      0.1%         60            12       1.20x        78.9%
-----------------------------------------------------------------------------------------

                                    13 of 13

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         Annex D

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                     DISTRIBUTION DATE STATEMENT

                            =========================================================================
                            STATEMENT SECTIONS                                                PAGE(S)
                            ------------------                                                -------
                            Certificate Distribution Detail                                      2
                            Certificate Factor Detail                                            3
                            Reconciliation Detail                                                4
                            Other Required Information                                           5
                            Cash Reconciliation Detail                                           6
                            Ratings Detail                                                       7
                            Current Mortgage Loan and Property Stratification Tables          8 - 16
                            Mortgage Loan Detail                                                17
                            Principal Prepayment Detail                                         18
                            Historical Detail                                                   19
                            Delinquency Loan Detail                                             20
                            Specially Serviced Loan Detail                                   21 - 22
                            Modified Loan Detail                                                23
                            Liquidated Loan Detail                                              24
                            Bond / Collateral Realized Loss Reconciliation                      25
                            Supplemental Reporting                                              26
                            =========================================================================

         DEPOSITOR                       MASTER SERVICER                MASTER SERVICER                  SPECIAL SERVICER
=============================== ================================ ==================================== =============================
J.P. Morgan Commercial Mortgage Midland Loan Services, Inc.      GMAC Commercial Mortgage Corporation LNR Partners, Inc.
Securities Corp.                10851 Mastin Street, Building 82 550 California Stree                 1601 Washington Avenue
270 Park Avenue                 Overland Park, KS 66210          San Francisco, CA 94104              Suite 800
10th Floor                                                                                            Miami Beach, FL 33139
New York, NY 10017

Contact:      Brian Baker       Contact:      Brad Hauger        Contact:      CMBS Portfolio Manager Contact:      Vickie Taylor
Phone Number: (212) 834-3813    Phone Number: (913) 253-9000     Phone Number: (415) 835-9200         Phone Number: (305) 229-6614
=============================== ================================ ==================================== =============================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 1 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

==================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                                                                                      Additional                        Current
 Class  CUSIP Pass-Through Original  Beginning   Principal     Interest    Prepayment Trust Fund    Total      Ending Subordination
                  Rate     Balance    Balance   Distribution  Distribution  Premium    Expenses  Distribution Balance   Level (1)
======= =====  ========== ========  ==========  ============  ============ ========== ========== ============ =======  ============
  A-1          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-2          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-3FL        0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-3B         0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-4          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-SB         0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
 A-1A          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-M          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-J          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   B           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   C           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   D           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   E           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   F           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   G           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   H           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   J           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   K           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   L           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   M           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   N           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   P           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   NR          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   S           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   R           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   LR          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
======= =====  ========== ========  ========    ============  ============ ========== ========== ============ =======  ============
Totals                       0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
===================================================================================================================================

================================================================================================
 Class  CUSIP  Pass-Through  Original   Beginning   Interest   Prepayment    Total      Ending
                   Rate      Notional   Notional  Distribution  Premium   Distribution  Notional
                             Amount      Amount                                          Amount
======= =====  ===========  =========  ========== ============ ========== ============= ========
  X-1            0.000000     0.00        0.00        0.00        0.00         0.00      0.00
  X-2            0.000000     0.00        0.00        0.00        0.00         0.00      0.00
================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 2 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                    CERTIFICATE FACTOR DETAIL

===============================================================================================
                                                                   Realized Loss/
 Class  CUSIP  Beginning     Principal      Interest    Prepayment Additional Trust   Ending
                Balance     Distribution  Distribution    Premium     Fund Expenses   Balance
===============================================================================================
  A-1          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-2          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-3FL        0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-3B         0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-4          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-SB         0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
 A-1A          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-M          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-J          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   B           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   C           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   D           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   E           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   F           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   G           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   H           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   J           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   K           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   L           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   M           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   N           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   P           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   NR          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   S           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   R           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   LR          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
===============================================================================================

==================================================================
               Beginning                                Ending
 Class  CUSIP  Notional      Interest    Prepayment     Notional
                Amount     Distribution    Premium      Amount
==================================================================
  X-1          0.00000000   0.00000000   0.00000000   0.00000000
  X-2          0.00000000   0.00000000   0.00000000   0.00000000
==================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 3 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                       RECONCILIATION DETAIL

           ADVANCE SUMMARY                                                       SERVICING FEE SUMMARY

P & I Advances Outstanding                       0.00                Current Period Accrued Servicing Fees                     0.00
Servicing Advances Outstanding                   0.00                Less Servicing Fees on Delinquent Payments                0.00
Reimbursements for Interest on P & I             0.00                Less Reductions to Servicing Fees                         0.00
Advances paid from general collections                               Plus Servicing Fees on Delinquent Payments Received       0.00
Reimbursements for Interest on Servicing         0.00                Plus Adjustments for Prior Servicing Calculation          0.00
Advances paid from general collections                               Total Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

===================================================================================================================================
                       Accrued     Net Aggregate    Distributable Distributable WAC CAP   Additional  Interest     Remaining Unpaid
             Accrual Certificate    Prepayment       Certificate   Certificate  Shortfall Trust Fund Distribution    Distributable
   Class      Days    Interest        Interest         Interest      Interest             Expenses                   Certificate
                                     Shortfall                      Adjustment                                        Interest
===================================================================================================================================
    A-1        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-2        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-3FL      0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-3B       0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-4        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-SB       0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
   A-1A        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-M        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-J        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    X-1        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    X-2        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     B         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     C         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     D         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     E         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     F         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     G         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     H         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     J         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     K         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     L         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     M         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     N         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     P         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     NR        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     S         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
===================================================================================================================================
  Totals                0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
===================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 4 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Available Distribution Amount                   0.00                 Additional Trust Fund Expenses/(Gains)    0.00
                                                                           Fees Paid to Special Servicer       0.00
                                                                           Interest on Advances                0.00
                                                                           Other Expenses of Trust             0.00
Aggregate Number of Outstanding Loans              0
Aggregate Unpaid Principal Balance of Loans     0.00                 Appraisal Reduction Amount
Aggregate Stated Principal Balance of Loans     0.00                 ====================================================
                                                                               Appraisal     Cumulative     Most Recent
                                                                      Loan     Reduction        ASER         App. Red.
                                                                     Number     Effected       Amount           Date
                                                                     ====================================================
Aggregate Amount of Servicing Fee               0.00
Aggregate Amount of Special Servicing Fee       0.00
Aggregate Amount of Trustee Fee                 0.00
Aggregate Stand-by Fee                          0.00
Aggregate Paying Agent Fee                      0.00
Aggregate Trust Fund Expenses                   0.00
                                                                     ====================================================
                                                                       Total
                                                                     ====================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 5 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------       Reimbursement for Interest on Advances           0.00
      TOTAL INTEREST COLLECTED                               0.00       ASER Amount                                      0.00
                                                                        Special Servicing Fee                            0.00
                                                                        Rating Agency Expenses                           0.00
  PRINCIPAL:                                                            Attorney Fees & Expenses                         0.00
    Scheduled Principal                               0.00              Bankruptcy Expense                               0.00
    Unscheduled Principal                             0.00              Taxes Imposed on Trust Fund                      0.00
      Principal Prepayments                           0.00              Non-Recoverable Advances                         0.00
      Collection of Principal after Maturity Date     0.00              Other Expenses                                   0.00
      Recoveries from Liquidation and Insurance                                                                               ------
         Proceeds                                     0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Excess of Prior Principal Amounts paid          0.00
      Curtailments                                    0.00            INTEREST RESERVE DEPOSIT                                  0.00
    Negative Amortization                             0.00
    Principal Adjustments                             0.00
                                                           ------
      TOTAL PRINCIPAL COLLECTED                              0.00     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
                                                                        Interest Distribution                            0.00
  OTHER:                                                                Principal Distribution                           0.00
    Prepayment Penalties/Yield Maintenance            0.00              Prepayment Penalties/Yield Maintenance           0.00
    Repayment Fees                                    0.00              Borrower Option Extension Fees                   0.00
    Borrower Option Extension Fees                    0.00              Equity Payments Paid                             0.00
    Equity Payments Received                          0.00              Net Swap Counterparty Payments Paid              0.00
    Net Swap Counterparty Payments Received           0.00                                                                    ------
                                                           ------         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
      TOTAL OTHER COLLECTED                                  0.00                                                             ------
                                                           ------   TOTAL FUNDS DISTRIBUTED                                     0.00
TOTAL FUNDS COLLECTED                                        0.00                                                             ======
                                                           ======

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 6 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL
                           ========================================================================
                                                   Original Ratings           Current Ratings (1)
                                                -----------------------     -----------------------
                           Class       CUSIP    Fitch    Moody's    S&P     Fitch    Moody's    S&P
                           ========================================================================
                           A-1
                           A-2
                           A-3FL
                           A-3B
                           A-4
                           A-SB
                          A-1A
                           A-M
                           A-J
                           X-1
                           X-2
                            B
                            C
                            D
                            E
                            F
                            G
                            H
                            J
                            K
                            L
                            M
                            N
                            P
                            NR
                            S
                           NR    - Designates that the class was not rated by the above agency at the time of original issuance.
                           X     - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
                           N/A   - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                  Moody's Investors Service                    Standard & Poor's Rating Services
One State Street Plaza                       99 Church Street                             55 Water Street
New York, New York 10004                     New York, New York 10007                     New York, New York 10041
(212) 908-0500                               (212) 553-0300                               (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 7 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                       AGGREGATE POOL

                       SCHEDULED BALANCE                                                       STATE (3)
===============================================================     ===============================================================
                               % of                                                                % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                     # of   Scheduled   Agg.   WAM          Weighted
 Balance     loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)    State       Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================     ===============================================================

===============================================================     ===============================================================
Totals                                                              Totals
===============================================================     ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 8 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                 DEBT SERVICE COVERAGE RATIO                                                PROPERTY TYPE (3)
================================================================    ================================================================
                                   % of                                                                % of
 Debt Service   # of    Scheduled   Agg.  WAM        Weighted       Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)      Type          Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

                            NOTE RATE                                                           SEASONING
================================================================    ================================================================
                                   % of                                                                % of
Note            # of    Scheduled   Agg.  WAM        Weighted                       # of    Scheduled   Agg.  WAM        Weighted
Rate            loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)    Seasoning       loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 9 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          AGGREGATE POOL

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                          % of                   Weighted    Remaining                       % of                Weighted
 Remaining     # of     Scheduled     Agg.    WAM             Avg        Stated     # of     Scheduled   Agg.   WAM           Avg
  Term (2)     loans     Balance      Bal.    (2)    WAC    DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI
====================================================================    ============================================================
  Remaining                          % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
    Term       loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 10 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                  CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          GROUP I

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 11 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of                Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 12 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 13 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                            GROUP II

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 14 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of               Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 15 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 16 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                             Anticipated               Neg.   Beginning     Ending
 Loan            Property                   Interest    Principal    Gross    Repayment    Maturity   Amort   Scheduled    Scheduled
Number   ODCR    Type (1)    City   State    Payment     Payment    Coupon       Date        Date     (Y/N)    Balance      Balance
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

==================================================================
         Paid    Appraisal    Appraisal
 Loan    Thru    Reduction    Reduction    Res. Strat.  Mod. Code
Number   Date      Date        Amount          (2)         (3)
==================================================================

==================================================================
Totals
==================================================================

       (1) Property Type Code                         (2) Resolution Strategy Code                            (3) Modification Code
       ----------------------                         ----------------------------                            ---------------------

MF - Multi-Family      OF - Office        1 - Modification  6 - DPO                10 - Deed in Lieu Of     1 - Maturity Date
RT - Retail            MU - Mixed Use     2 - Foreclosure   7 - REO                     Foreclosure             Extension
HC - Health Care       LO - Lodging       3 - Bankruptcy    8 - Resolved           11 - Full Payoff         2 - Authorization Change
IN - Industrial        SS - Self Storage  4 - Extension     9 - Pending Return     12 - Reps and Warranties 3 - Principal Write-Off
WH - Warehouse         OT - Other         5 - Note Sale         to Master Servicer 13 - Other or TBD        4 - Combination
MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 17 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                                              Principal Prepayment Amount                     Prepayment Penalities
                 Offering Document       -------------------------------------------------------------------------------------------
Loan Number       Cross-Reference        Payoff Amount      Curtailment Amount     Percentage Premium     Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 18 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

=======================================================================================================================
                                                       Delinquencies
-----------------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days       60-89 Days     90 Days or More     Foreclosure           REO            Modifications
   Date         #    Balance     #    Balance     #    Balance      #     Balance     #    Balance        #     Balance
=======================================================================================================================

=======================================================================================================================

================================================================================
                            Prepayments                 Rate and Maturities
--------------------------------------------------------------------------------
Distribution     Curtailments       Payoff          Next Weighted Avg.
   Date         #    Balance     #    Balance       Coupon       Remit      WAM
================================================================================

================================================================================
Note: Foreclosure and REO Totals are excluded from the delinquencies.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 19 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

====================================================================================================================================
            Offering           # of       Paid       Current       Outstanding      Status of       Resolution     Servicing
 Loan       Document          Months    Through       P & I           P & I          Mortgage        Strategy       Transfer
Number   Cross-Reference      Delinq.     Date       Advances      Advances **       Loan (1)        Code (2)         Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

======================================================================================
                              Current        Outstanding
 Loan      Foreclosure       Servicing        Servicing       Bankruptcy        REO
Number        Date            Advances         Advances          Date           Date
======================================================================================

======================================================================================
Totals
======================================================================================

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                    ---------------------------                                        ----------------------------
A - Payments Not Received      2 - Two Months Delinquent             1 - Modification   6 - DPO                 10 - Deed in Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure    7 - REO                      Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension      9 - Pending Return      12 - Reps and
0 - Current                    7 - Foreclosure                       5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent       9 - REO                                                                          13 - Other or TBD
------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 20 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                            Offering         Servicing      Resolution
Distribution    Loan        Document          Transfer       Strategy      Scheduled     Property               Interest    Actual
   Date        Number    Cross-Reference        Date         Code (1)       Balance      Type (2)     State       Rate      Balance
====================================================================================================================================

=======================================================================================================================

====================================================================================
                  Net                                                    Remaining
Distribution   Operating      NOI                 Note      Maturity    Amortization
   Date         Income        Date      DSCR      Date        Date          Term
====================================================================================

====================================================================================

                  (1) Resolution Strategy Code                                     (2) Property Type Code
                  ----------------------------                                     ----------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of         MF - Multi-Family             OF - Office
2 - Foreclosure    7 - REO                      Foreclosure             RT - Retail                   MU - Mixed Use
3 - Bankruptcy     8 - Resolved            11 - Full Payoff             HC - Health Care              LO - Lodging
4 - Extension      9 - Pending Return      12 - Reps and                IN - Industrial               SS - Self Storage
5 - Note Sale          to Master Servicer       Warranties              WH - Warehouse                OT - Other
                                           13 - Other or TBD            MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 21 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                  SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                           Offering       Resolution      Site                                        Other REO
Distribution    Loan       Document        Strategy    Inspection   Phase 1   Appraisal   Appraisal    Property
   Date        Number   Cross-Reference    Code (1)       Date        Date      Date        Value       Revenue         Comment
====================================================================================================================================

====================================================================================================================================

                  (1) Resolution Strategy Code
                  ----------------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of
2 - Foreclosure    7 - REO                      Foreclosure
3 - Bankruptcy     8 - Resolved            11 - Full Payoff
4 - Extension      9 - Pending Return      12 - Reps and
5 - Note Sale          to Master Servicer       Warranties
                                           13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 22 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                      MODIFIED LOAN DETAIL

====================================================================================================================================
           Offering
 Loan      Document       Pre-Modification   Post-Modification   Pre-Modification  Post-Modification  Modification    Modification
Number  Cross-Reference       Balance            Balance           Interest Rate     Interest Rate        Date         Description
====================================================================================================================================

====================================================================================================================================
Totals
===================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 23 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                LIQUIDATED LOAN DETAIL

===================================================================================================================
         Final Recovery      Offering                                                                Gross Proceeds
 Loan     Determination      Document        Appraisal      Appraisal      Actual        Gross          as a % of
Number        Date       Cross-Reference        Date           Value       Balance      Proceeds     Actual Balance
===================================================================================================================

===================================================================================================================
Current Total
===================================================================================================================
Cumulative Total
===================================================================================================================

================================================================================================
             Aggregate            Net             Net Proceeds                       Repurchased
 Loan       Liquidation       Liquidation          as a % of          Realized        by Seller
Number       Expenses*         Proceeds          Actual Balance         Loss            (Y/N)
================================================================================================

================================================================================================
Current Total
================================================================================================
Cumulative Total
================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees
  (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 24 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                           BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                               Beginning                                            Amounts Covered by         Interest (Shortage)/
                               Balance of       Aggregate      Prior Realized      Overcollateralization         Excesses applied
Distribution    Prospectus    the Loan at     Realized Loss     Loss Applied            and other                   to other
   Date             Id        Liquidation        on Loans      to Certificates        Credit Support             Credit Support
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

====================================================================================================================================
                    Modification           Additional               Current           Recoveries of
                    Adjustments/         (Recoveries)/           Realized Loss           Realized           (Recoveries)/Realized
Distribution    Appraisal Reduction     Expenses applied           Applied to          Losses Paid             Loss Applied to
   Date              Adjustment        to Realized Losses         Certificates           as Cash             Certificate Interest
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 25 of 26

                                                                                          For Additional Information please contact
                                                                                                   CTSLink Customer Service
   [WELLS FARGO                   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
   LOGO OMITTED]                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                               SERIES 2006-LDP6                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                       SUPPLEMENTAL REPORTING

====================================================================================================================================

====================================================================================================================================

====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 26 of 26

ANNEX E

CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)

Period Ending	Class A-1	Class A-2	Class A-3FL	Class A-3B	Class A-4	Class A-SB	Class A-1A	Class A-M	Class A-J
September 15, 2006	$57,556,000	$155,890,000	$100,000,000	$55,733,000	$820,579,000	$103,816,000	$204,778,000	$214,429,000	$163,503,000
March 15, 2007	$54,497,000	$155,890,000	$100,000,000	$55,733,000	$820,579,000	$103,816,000	$204,538,000	$214,429,000	$163,503,000
September 15, 2007	$18,889,000	$155,890,000	$100,000,000	$55,733,000	$820,579,000	$103,816,000	$200,846,000	$214,429,000	$163,503,000
March 15, 2008	—	$111,871,000	$100,000,000	$55,733,000	$820,579,000	$103,816,000	$196,614,000	$214,429,000	$163,503,000
September 15, 2008	—	$39,408,000	$100,000,000	$55,733,000	$820,579,000	$103,816,000	$192,399,000	$214,429,000	$163,503,000
March 15, 2009	—	$0	$100,000,000	$55,466,000	$820,579,000	$103,816,000	$188,319,000	$214,429,000	$163,503,000
September 15, 2009	—	—	$87,854,000	—	$820,579,000	$103,816,000	$184,021,000	$214,429,000	$163,503,000
March 15, 2010	—	—	$49,243,000	—	$820,579,000	$103,816,000	$179,848,000	$214,429,000	$163,503,000
September 15, 2010	—	—	$11,478,000	—	$820,579,000	$103,816,000	$175,745,000	$214,429,000	$163,503,000
March 15, 2011	—	—	—	—	$697,515,000	$102,210,000	$142,302,000	$214,429,000	$163,503,000
September 15, 2011	—	—	—	—	$669,108,000	$91,102,000	$134,528,000	$214,429,000	$163,503,000
March 15, 2012	—	—	—	—	$647,624,000	$80,229,000	$111,557,000	$214,429,000	$163,503,000
September 15, 2012	—	—	—	—	$619,746,000	$68,600,000	$108,657,000	$214,429,000	$163,503,000
March 15, 2013	—	—	—	—	$510,621,000	$57,092,000	$98,833,000	$214,429,000	$163,503,000

Period Ending	Class B	Class C	Class D	Class E	Class F	Class G	Class H	Class J	Class K	Class L	Total
September 15, 2006	$48,247,000	$18,762,000	$34,845,000	$21,443,000	$29,484,000	$21,443,000	$21,443,000	$10,722,000	$10,721,000	$5,361,000	$2,098,755,000
March 15, 2007	$48,247,000	$18,762,000	$34,845,000	$21,443,000	$29,484,000	$21,443,000	$21,443,000	$10,722,000	$10,721,000	$5,361,000	$2,095,456,000
September 15, 2007	$48,247,000	$18,762,000	$34,845,000	$21,443,000	$29,484,000	$21,443,000	$21,443,000	$10,722,000	$10,721,000	$5,361,000	$2,056,156,000
March 15, 2008	$48,247,000	$18,762,000	$34,845,000	$21,443,000	$29,484,000	$21,443,000	$21,443,000	$10,722,000	$10,721,000	$5,361,000	$1,989,016,000
September 15, 2008	$48,247,000	$18,762,000	$34,845,000	$21,443,000	$29,484,000	$21,443,000	$21,443,000	$6,832,000	—	—	$1,892,366,000
March 15, 2009	$48,247,000	$18,762,000	$34,845,000	$21,443,000	$29,484,000	$21,443,000	$7,445,000	—	—	—	$1,827,781,000
September 15, 2009	$48,247,000	$18,762,000	$34,845,000	$21,443,000	$29,484,000	$9,200,000	—	—	—	—	$1,736,183,000
March 15, 2010	$48,247,000	$18,762,000	$34,845,000	$21,443,000	$19,760,000	—	—	—	—	—	$1,674,475,000
September 15, 2010	$48,247,000	$18,762,000	$34,845,000	$21,443,000	$1,676,000	—	—	—	—	—	$1,614,523,000
March 15, 2011	$48,247,000	$18,762,000	$34,845,000	$5,774,000	—	—	—	—	—	—	$1,427,587,000
September 15, 2011	$48,247,000	$18,762,000	$25,077,000	—	—	—	—	—	—	—	$1,364,756,000
March 15, 2012	$48,247,000	$18,762,000	$10,192,000	—	—	—	—	—	—	—	$1,294,543,000
September 15, 2012	$48,247,000	$14,792,000	—	—	—	—	—	—	—	—	$1,237,974,000
March 15, 2013	$48,247,000	$1,606,000	—	—	—	—	—	—	—	—	$1,094,331,000

(1)	The total Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the notional amounts of the components set forth in the table above. Each of those components of the total Notional Amount of the Class X-2 Certificates will relate to a particular Class of Series 2006-LDP6 Principal Balance Certificates (i.e., Classes A-1, A-2, A-3FL, A-3B, A-4, A-SB, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L, respectively). At any particular time during each indicated period through and including the related Distribution Date on which such period ends, the component of the Notional Amount of the Class X-2 Certificates relating to each indicated Class of Series 2006-LDP6 Principal Balance Certificates will equal the lesser of (a) the notional amount stated in the table above for that Class and period and (b) the then actual Certificate Balance of that Class.

Annex E-1

ANNEX F

CLASS X-2 REFERENCE RATES

Distribution Date	Reference Rate
April 2006%
May 2006%
June 2006%
July 2006%
August 2006%
September 2006%
October 2006%
November 2006%
December 2006%
January 2007%
February 2007%
March 2007%
April 2007%
May 2007%
June 2007%
July 2007%
August 2007%
September 2007%
October 2007%
November 2007%
December 2007%
January 2008%
February 2008%
March 2008%
April 2008%
May 2008%
June 2008%
July 2008%
August 2008%
September 2008%
October 2008%
November 2008%
December 2008%
January 2009%
February 2009%
March 2009%
April 2009%
May 2009%
June 2009%
July 2009%
August 2009%
September 2009%
October 2009%
November 2009%
December 2009%
January 2010%

Annex F-1

Distribution Date	Reference Rate
February 2010%
March 2010%
April 2010%
May 2010%
June 2010%
July 2010%
August 2010%
September 2010%
October 2010%
November 2010%
December 2010%
January 2011%
February 2011%
March 2011%
April 2011%
May 2011%
June 2011%
July 2011%
August 2011%
September 2011%
October 2011%
November 2011%
December 2011%
January 2012%
February 2012%
March 2012%
April 2012%
May 2012%
June 2012%
July 2012%
August 2012%
September 2012%
October 2012%
November 2012%
December 2012%
January 2013%
February 2013%
March 2013%

Annex F-2

ANNEX G

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Annex G-1

PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

March 15, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 132 in this prospectus.

In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts	10
Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	10
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	11
Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	11
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	13
Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates	13
Borrowers May Be Unable to Make Balloon Payments	16
Credit Support May Not Cover Losses	17
Certain Additional Risks Relating to Tenants	18
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	19
Tenant Bankruptcy Entails Risks	19
Assignment of Leases and Rents May Be Limited by State Law	19
Failure to Comply with Environmental Law May Result in Additional Losses	19
Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties	20
Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property	20
Property Value May Be Adversely Affected Even When Current Operating Income Is Not	21
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	21
Your Lack of Control Over Trust Fund Can Create Risks	22
One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property	22
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions	22
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited	23
Inspections of the Mortgaged Properties Will Be Limited	24
Compliance with Americans with Disabilities Act May Result in Additional Losses	23
Litigation Concerns	24
Some Certificates May Not Be Appropriate for Benefit Plans	24
Certain Federal Tax Considerations Regarding Residual Certificates	24
Certain Federal Tax Considerations Regarding Original Issue Discount	25
Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates	25
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	26
Risks Relating to Borrower Default	26
Risks Relating to Certain Payments	27
Risks Relating to Enforceability	27
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	27
Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates	27
In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty	28
Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates	28
Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Certificates	28
If a Failed Remarketing Is Declared, You Will Be Required To Rely On a Sale Through the Secondary Market If You Wish To Sell Your Reset Rate Certificates	29
DESCRIPTION OF THE TRUST FUNDS	30
General	30
Mortgage Loans	30
MBS	34

Certificate Accounts	35
Other Accounts	35
Credit Support	35
Cash Flow Agreements	35
YIELD AND MATURITY CONSIDERATIONS	37
General	37
Pass-Through Rate	37
Payment Delays	37
Certain Shortfalls in Collections of Interest	37
Yield and Prepayment Considerations	38
Weighted Average Life and Maturity	39
Controlled Amortization Classes and Companion Classes	40
Other Factors Affecting Yield, Weighted Average Life and Maturity	41
THE SPONSOR	43
THE DEPOSITOR	44
THE ISSUING ENTITY	44
USE OF PROCEEDS	44
DESCRIPTION OF THE CERTIFICATES	44
General	44
Distributions	45
Distributions of Interest on the Certificates	46
Determination of Interest Rates	47
Distributions of Principal on the Certificates	52
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	52
Additional Information Regarding Reset Rate Certificates	52
Allocation of Losses and Shortfalls	60
Advances in Respect of Delinquencies	60
Reports to Certificateholders	61
Voting Rights	62
Termination	62
Book-Entry Registration and Definitive Certificates	63
DESCRIPTION OF THE POOLING AGREEMENTS	66
General	66
Assignment of Mortgage Loans; Repurchases	66
Representations and Warranties; Repurchases	67
Collection and Other Servicing Procedures	68
Sub-Servicers	68
Special Servicers	69
Certificate Account	69
Modifications, Waivers and Amendments of Mortgage Loans	72
Realization Upon Defaulted Mortgage Loans	72
Hazard Insurance Policies	73
Due-on-Sale and Due-on-Encumbrance Provisions	73
Servicing Compensation and Payment of Expenses	74
Evidence as to Compliance	74
Certain Matters Regarding the Master Servicer and the Depositor	75
Events of Default	75
Amendment	75
List of Certificateholders	76
The Trustee	76
Duties of the Trustee	76
Certain Matters Regarding the Trustee	77
Resignation and Removal of the Trustee	77
DESCRIPTION OF CREDIT SUPPORT	78
General	78
Subordinate Certificates	78
Cross-Support Provisions	79
Insurance or Guarantees with Respect to Mortgage Loans	79
Letter of Credit	79
Certificate Insurance and Surety Bonds	79
Reserve Funds	79
Credit Support with Respect to MBS	80
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	81
General	81
Types of Mortgage Instruments	81
Leases and Rents	81
Personalty	82
Foreclosure	82
Bankruptcy Laws	85
Environmental Risks	88
Due-on-Sale and Due-on-Encumbrance	90
Subordinate Financing	90
Default Interest and Limitations on Prepayments	90
Applicability of Usury Laws	90
Servicemembers Civil Relief Act	91
Type of Mortgaged Property	91
Americans with Disabilities Act	92

Forfeiture for Drug, RICO and Money Laundering Violations	92
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	93
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	93
General	93
Characterization of Investments in REMIC Certificates	93
Qualification as a REMIC	94
Taxation of Regular Certificates	96
Taxation of Residual Certificates	104
Taxes That May Be Imposed on the REMIC Pool	112
Liquidation of the REMIC Pool	113
Administrative Matters	113
Limitations on Deduction of Certain Expenses	113
Taxation of Certain Foreign Investors	114
Backup Withholding	115
Reporting Requirements	116
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	117
Standard Certificates	117
Stripped Certificates	120
Reset Rate Certificates	123
Reporting Requirements and Backup Withholding	123
Taxation of Certain Foreign Investors	124
STATE AND OTHER TAX CONSIDERATIONS	124
CERTAIN ERISA CONSIDERATIONS	124
General	124
Plan Asset Regulations	125
Administrative Exemptions	126
Insurance Company General Accounts	126
Unrelated Business Taxable Income; Residual Certificates	126
LEGAL INVESTMENT	127
METHOD OF DISTRIBUTION	129
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	130
WHERE YOU CAN FIND MORE INFORMATION	131
LEGAL MATTERS	131
FINANCIAL INFORMATION	131
RATING	131
INDEX OF DEFINED TERMS	132

v

SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation.

Sponsor	The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, N.A., a national banking association may be a sponsor. For more information, see "The Sponsor" in this prospectus.

Issuing Entity	For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see "Issuing Entity" in this prospectus.

Master Servicer	The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer	One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

•	office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be guaranteed only to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

•	may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

•	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

•	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds — Mortgage Loans" in this prospectus.

If so specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

•	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

•	Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds — MBS" in this prospectus.

B. Certificate Account	Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See "Description of the Trust Funds — Certificate Accounts" and "Description of the Pooling Agreements — Certificate Account" in this prospectus.

C. Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, a remarketing fee account.

D. Credit Support	If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk Factors — Credit Support May Not Cover Losses," "Description of the Trust Funds — Credit Support" and "Description of Credit Support" in this prospectus.

E. Cash Flow Agreements	If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust Funds — Cash Flow Agreements" in this prospectus.

Description of Certificates	We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable, reset rate or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See "Risk Factors — The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on the Certificates	Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable, reset rate or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk Factors — Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield"; "Yield and Maturity Considerations" and "Description of the Certificates — Distributions of Interest on the Certificates" in this prospectus.

Distributions of Principal of the Certificates	Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

•	be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

•	be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

See "Description of the Certificates — Distributions of Principal on the Certificates" in this prospectus.

Advances	If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates — Advances in Respect of Delinquencies" in this prospectus.

Termination	If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the Certificates — Termination" in this prospectus.

Registration of Book-Entry Certificates	If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk Factors — Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" and "Description of the Certificates — Book-Entry Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax Consequences	The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations	If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment	The applicable prospectus supplement will specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating	At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates — Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

•	The perceived liquidity of the certificates;

•	The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

•	The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

•	The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates — Termination" in this prospectus.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

If not described in the related prospectus supplement,

•	The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

•	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

•	A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

•	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See "Description of the Trust Funds — Mortgage Loans — Default and Loss Considerations with Respect to the Mortgage Loans" in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	Changes in general or local economic conditions and/or specific industry segments;

•	Declines in real estate values;

•	Declines in rental or occupancy rates;

•	Increases in interest rates, real estate tax rates and other operating expenses;

•	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	Acts of God; and

•	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk. For instance:

•	Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•	Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•	The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

•	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	Construction of competing hotels or resorts;

•	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans — Foreclosure" in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower’s ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	The fair market value of the related mortgaged property;

•	The level of available mortgage interest rates at the time of sale or refinancing;

•	The borrower’s equity in the related mortgaged property;

•	The borrower’s financial condition;

•	The operating history and occupancy level of the related mortgaged property;

•	Tax laws with respect to certain residential properties;

•	Reductions in government assistance/rent subsidy programs;

•	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

•	Prevailing general and regional economic conditions; and

•	The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "— Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks," "Description of the Certificates" and "Description of Credit Support" in this prospectus.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re leased;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such "dark" space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Assignment of Leases and Rents May Be Limited by State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans — Leases and Rents" in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of Mortgage Loans — Environmental Risks" in this prospectus.

Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties

The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

•	fire;

•	lightning;

•	explosion;

•	smoke;

•	windstorm and hail; and

•	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements — Hazard Insurance Policies" in this prospectus.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

•	operating the properties;

•	providing building services;

•	establishing and implementing the rental structure;

•	managing operating expenses;

•	responding to changes in the local market; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)–(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Your Lack of Control Over Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans — General" in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "judicial action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans — Foreclosure" in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act May Result in Additional Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See

"Certain Legal Aspects of Mortgage Loans — Americans with Disabilities Act" in this prospectus. To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Some Certificates May Not Be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

Certain Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

•	generally, will not be subject to offset by losses from other activities;

•	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

•	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates" in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce periodic payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The bankruptcy code also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans — Foreclosure" in this prospectus.

Risks Relating to Certain Payments

To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

Risks Relating to Enforceability

The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See "Description of the Certificates — Book-Entry Registration and Definitive Certificates" in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds — Mortgage Loans — General" in this prospectus.

In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty

To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Certificates

The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

If a Failed Remarketing Is Declared, You Will Be Required To Rely On a Sale Through the Secondary Market If You Wish To Sell Your Reset Rate Certificates

In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.	various types of multifamily or commercial mortgage loans,

2.	mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.	a combination of mortgage loans and MBS.

J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading "— Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.  The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

•	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service Coverage Ratio that are applicable to a specific series. "Net Operating Income" generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The "Loan-to-Value Ratio" of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

•	the Value of the related Mortgaged Property.

The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method which calculates the cost of replacing the property at that date,

•	the income capitalization method which projects value based upon the property’s projected net cash flow, or

•	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors — Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates" and "— Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

Payment Provisions of the Mortgage Loans.    In general, each mortgage loan:

•	will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

•	may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•	may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

•	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

•	with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

•	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

MBS may include:

•	private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•	certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a Pooling Agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

•	the original and remaining term to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate of the MBS or the formula for determining the rates,

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

•	a description of the credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "— Mortgage Loans — Mortgage Loan Information in Prospectus Supplements" above, and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Other Accounts

The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors — Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors — Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements — Servicing Compensation and Payment of Expenses" in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the Mortgaged Properties are located,

•	the quality of management of the Mortgaged Properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment,

•	the existence of Lock-out Periods,

•	requirements that principal prepayments be accompanied by Prepayment Premiums, and

•	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "— Yield and Prepayment Considerations" above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.	amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.	Excess Funds, or

3.	any other amounts described in the related prospectus supplement.

"Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE SPONSOR

The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association ("JPMCB"), a national banking association, may be a sponsor (in such capacity, the "Sponsor"). JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017.

JPMCB may also act as a mortgage loan seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities Inc.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling Agreement for providing the master servicer, special servicer and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

THE ISSUING ENTITY

The issuing entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

•	are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors — Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" and "— Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. The "Available Distribution Amount" for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.	based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.	equal to the principal balances of one or more other classes of certificates of the same series, or

3.	an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement. See "Risk Factors — Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates.    The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•	"30/360" which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•	"Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•	"Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•	"Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

•	"Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•	"Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

•	where the number of days in the relevant accrual period is equal to or shorter than the Determination Period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)	the number of days in such accrual period falling in the Determination Period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)	the number of days in such accrual period falling in the next Determination Period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where "Determination Period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "— LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

LIBOR.    The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

•	"LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

•	"Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	"Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate.    If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper — Financial".

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

•	If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper — Financial". The "Bond Equivalent Yield" will be calculated as follows:

Bond Equivalent Yield =         N x D            x 100

360 (D x 90)

where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

•	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate.    If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption "Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for:

•	If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

•	If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•	If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•	If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate Page shown above and published in H.15(519).

•	If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•	If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

•	If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•	If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate.    If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption "Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal Funds Rate". The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

•	If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds (Effective)".

•	If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

•	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate.    If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate.    If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

The following procedures will be observed if the Prime Rate cannot be determined as described above:

•	If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

•	If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank’s prime rate or base lending rate as in effect on that interest determination date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

•	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Additional Information Regarding Reset Rate Certificates

Interest.    The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement. Interest on a class of reset rate certificates during any reset period:

•	when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

•	when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis; and

•	when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under "— Determination of Indices — Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates" above.

Except for the initial accrual period or if specified in the related prospectus supplement:

•	an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

•	accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

Principal.    Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

Reset Periods.    During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

•	the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

•	the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "— Floating Rate Mode" and "— Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under "— Spread Determination Date."

Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "— Tender of Reset Rate Certificates; Remarketing Procedures" below.

Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

•	at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

•	at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date.    The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement (not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

•	the expected weighted average life of that class of reset rate certificates;

•	the name and contact information of the remarketing agents;

•	the next reset date and reset period;

•	the applicable minimum denomination and additional increments;

•	if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•	the interest rate mode, i.e., fixed rate or floating rate;

•	if in floating rate mode, the applicable interest rate index;

•	if in floating rate mode, the interval between interest rate change dates;

•	if in floating rate mode, the applicable interest rate determination date;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

•	the applicable interest rate day count convention;

•	the related all-hold rate, if applicable; and

•	the principal payment priority of the applicable class, if it will differ from that previously in effect.

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "Rating Agency Condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in Europe ("Euroclear") and Clearstream

Banking, société anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See "— Tender of Reset Rate Certificates; Remarketing Procedures" below.

If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100% of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "— Failed Remarketing" below.

Spread Determination Date.    On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained as described under "— Reset Rate Certificates" below.

In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC’s, Euroclear’s and Clearstream’s respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

Timeline:    The following chart shows an example of a timeline of the remarketing process:

The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

Failed Remarketing.    There will be a failed remarketing if:

•	the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

•	the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

•	either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

•	one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under "— Floating Rate Mode" and "— Fixed Rate Mode" below;

•	certain conditions specified in the related remarketing agreement are not satisfied; or

•	any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

In the event a failed remarketing is declared with respect to a class of reset rate certificates:

•	all holders of that class will retain their reset rate certificates;

•	the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

•	the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

•	any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

Floating Rate Mode.    If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the Rating Agency Condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

Fixed Rate Mode.    If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

•	the applicable spread as determined by the remarketing agents on the spread determination date; and

•	the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust’s ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

•	the next succeeding reset date;

•	the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

•	if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the Rating Agency Condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under "— Floating Rate Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

Tender of Reset Rate Certificates; Remarketing Procedures.    A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

•	inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates, and

•	request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker’s cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust’s financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent’s not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that will set forth, among other things, in each case to the extent applicable:

•	the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

•	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

•	the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

•	if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

•	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

•	if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

•	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates — Book-Entry Registration and Definitive Certificates" in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See "Description of the Pooling Agreements — Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements — Events of Default," and "— Resignation and Removal of the Trustee" in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

•	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

•	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•	the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

•	the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under "— Reports to Certificateholders; Certain Available Information" in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

•	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

•	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.	the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.	applicable law, and

3.	the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "— Certificate Account" and "— Servicing Compensation and Payment of Expenses" in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General.    The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.    A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.	all payments on account of principal, including principal prepayments, on the mortgage loans;

2.	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the Terms and Conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

5.	any advances made as described under "Description of the Certificates — Advances in Respect of Delinquencies" in this prospectus;

6.	any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds — Cash Flow Agreements" in this prospectus;

7.	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "— Assignment of Mortgage Loans; Repurchases" and "— Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "— Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates — Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

8.	any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "— Servicing Compensation and Payment of Expenses" in this prospectus;

9.	to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

10.	all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "— Hazard Insurance Policies" in this prospectus;

11.	any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.	any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.    A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.	to make distributions to the certificateholders on each distribution date;

2.	to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.	to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates — Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.	to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.	to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.	if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.	if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.	to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "— Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

9.	if described in the related prospectus supplement, to pay the fees of trustee;

10.	to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "— Certain Matters Regarding the Trustee" in this prospectus;

11.	if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.	if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.	to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.	to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

16.	to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.	to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.	to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the Terms and Conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical Terms and Conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans — Due-on-Sale and Due-on-Encumbrance" in this prospectus.

Servicing Compensation and Payment of Expenses

A master servicer’s primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest" in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Events of Default

Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

1.	to cure any ambiguity,

2.	to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.	to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

4.	to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

1.	reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.	adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

3.	modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under the credit support,

•	any conditions to payment under the credit support not otherwise described in this prospectus,

•	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

•	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

•	its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors — Credit Support May Not Cover Losses" in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds — Mortgage Loans" in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "— Bankruptcy Laws" below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "— Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

Cooperative Shares.    Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Generally.    The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. If this is done the full amount due under the original loan may never be repaid.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.    The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

•	may pose an imminent or substantial endangerment to human health or welfare or the environment,

•	may result in a release or threatened release of any hazardous material, or

•	may give rise to any environmental claim or demand,

•	may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial, treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to Terms and Conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, the related Pooling Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related Pooling Agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance would be complicated and may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential,

including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.	hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.	the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

 FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.	the making of an election,

2.	compliance with the Pooling Agreement and any other governing documents and

3.	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "— Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "— Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations" below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

1.	the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.	substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

•	a mortgage in default or as to which default is reasonably foreseeable,

•	mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

•	a mortgage that was fraudulently procured by the mortgagor, and

•	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "— Election to Treat All Interest Under the Constant Yield Method" below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

1.	the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.	the yield to maturity of the Regular Certificate at the issue date,

2.	events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "— Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.	the issue price does not exceed the original principal balance by more than a specified amount, and

2.	the interest compounds or is payable at least annually at current values of

(a)	one or more "qualified floating rates,"

(b)	a single fixed rate and one or more qualified floating rates,

(c)	a single "objective rate," or

(d)	a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "— Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year.

The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "— Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "— Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "— Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "— Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "— Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

1.	if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

2.	in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.	to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.	all bad loans will be deductible as business bad debts, and

3.	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "— Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "— Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "— Treatment of Certain Items of REMIC Income and Expense — Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "— Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "— Taxation of Regular Certificates — Original Issue Discount" and "— Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "— Premium" above.

Deferred Interest.    Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "— Taxation of Regular Certificates — Deferred Interest" above.

Market Discount.    The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "— Taxation of Regular Certificates — Market Discount" above.

Premium.    Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "— Taxation of Regular Certificates — Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to

30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "— Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "— Taxation of Certain Foreign Investors — Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.	"Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

2.	"Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

3.	an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.    The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "— Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "— Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "— Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "— Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The Treasury has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

1.	the disposition of a qualified mortgage other than for:

(a)	substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)	foreclosure, default or imminent default of a qualified mortgage,

(c)	bankruptcy or insolvency of the REMIC Pool, or

(d)	a qualified (complete) liquidation,

2.	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.	the receipt of compensation for services or

4.	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

1.	during the three months following the Startup Day,

2.	made to a qualified reserve fund by a Residual Certificateholder,

3.	in the nature of a guarantee,

4.	made to facilitate a qualified liquidation or clean-up call, and

5.	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If that statement, or any other required statement, is not provided, 30% withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

The Treasury has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "— Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "— Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "— Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 28% (which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "— Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under "— Qualification as a REMIC" above.

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "— Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "— Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "— Stripped Certificates" and "— Recharacterization of Servicing Fees," below.

Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.	Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.	Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

3.	Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.    The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "— Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Treatment of Certain Items of REMIC Income and Expense — Premium" above.

Original Issue Discount.    The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.    Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "— Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "— Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.	we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.	the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "— Standard Certificates — Recharacterization of Servicing Fees" above), and

3.	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "— Standard Certificates — Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "— Standard Certificates — General" above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "— Taxation of Stripped Certificates — Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount.    Except as described under "— General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Original Issue Discount" and "— Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "— General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under "— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.    Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

1.	one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.	a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reset Rate Certificates

As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See "Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "— Federal Income Tax Consequences for REMIC Certificates — Backup Withholding" above.

On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "— Federal Income Tax Consequences for REMIC Certificates — Taxation of Certain Foreign Investors — Regular Certificates" above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan

"fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of

Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations."

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the OTS effective May 26, 1998 and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

1.	by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.	through direct offerings by the Depositor.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts,

concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing. In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable Trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

Page
1998 Policy Statement	128
30/360	47
401(c) Regulations	126
91-day Treasury Bill Rate	51
91-day Treasury Bills	51
Accrual Certificates	46
Accrued Certificate Interest	46
Actual/360	47
Actual/365 (fixed)	47
Actual/Actual (accrual basis)	47
Actual/Actual (ISMA)	47
Actual/Actual (payment basis)	47
ADA	92
Amendments	126
ARM Loans	33
Assessment of Compliance	74
Attestation Report	75
Available Distribution Amount	45
Bankruptcy Code	83
Bond Equivalent Yield	49
Book-Entry Certificates	45
calculation date	48
Cash Flow Agreement	36
CERCLA	88
Certificate Owner	63
Clearstream	55
CMT Rate	49
Code	62
Commercial Paper Rate	49
Cooperatives	30
CPR	40
Debt Service Coverage Ratio	31
defective obligation	95
Definitive Certificates	45
Depositor	30
Determination Date	37
Determination Period	48
Direct Participants	63
Disqualified Organization	109, 127
Distribution Date Statement	61
DOL	125
Dow Jones Market Service Page 3750	48
DTC	45
Due Dates	33
Due Period	37
EDGAR	131
electing large partnership	109
Equity Participation	33
Euroclear	54
Event of Default	75
Excess Funds	43
excess servicing	119
Exemptions	126
FAMC	34
Federal Funds Rate	50
FHLMC	34
FNMA	34
Garn Act	90
GNMA	34
Indirect Participants	63
Insurance and Condemnation Proceeds	70
IRS	93
ISMA	47
JPMCB	43
L/C Bank	79
LIBOR Determination Date	48
Liquidation Proceeds	70
Loan-to-Value Ratio	32
Lock-out Date	33
Lock-out Period	33
MBS	30
MBS Agreement	34
MBS Issuer	34
MBS Servicer	34
MBS Trustee	34
Mortgage Asset Seller	30
Mortgage Notes	30
Mortgaged Properties	30
Mortgages	30
NCUA	128
Net Leases	32
Net Operating Income	31
Nonrecoverable Advance	60
Non-SMMEA Certificates	127
Non-U.S. Person	115
OCC	128
OID Regulations	97
OTS	128
Participants	63
Parties in Interest	125
Pass-Through Entity	109
Permitted Investments	69
Plans	125
Pooling Agreement	66
prepayment	40
Prepayment Assumption	98
Prepayment Interest Shortfall	37
Prepayment Premium	33

Page
Prime Rate	51
PTCE	126
Random Lot Certificates	97
Rating Agency Condition	54
Record Date	45
Reference Banks	48
Reform Act	96
Registration Statement	131
Regular Certificateholder	96
Regular Certificates	93
Related Proceeds	60
Relief Act	91
REMIC	8, 93
REMIC Certificates	93
REMIC Pool	93
REMIC Regulations	93
REO Property	68
Residual Certificateholders	104
Residual Certificates	46
Rules	65
secured-creditor exemption	89
Securities Act	130
Senior Certificates	44
Servicing Standard	68
Similar Law	125
SMMEA	127
SPA	40
Sponsor	43
Standard Certificateholder	117
Standard Certificates	117
Startup Day	94
Stripped Certificateholder	121
Stripped Certificates	120
Subordinate Certificates	44
Sub-Servicing Agreement	69
Terms and Conditions	65
Title V	90
Treasury	93
Treasury Notes	50
U.S. Person	111
Value	32
Warranting Party	67

The attached diskette contains a Microsoft Excel 2000,1 Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is ‘‘JPMCC 2006-LDP6.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and in Annex A-1 and Annex A-2 to the free writing prospectus. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this free writing prospectus. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this free writing prospectus. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and in Annex A-1 and Annex A-2 to the free writing prospectus, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final free writing prospectus and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any jurisdiction where the offer is not permitted.

Free Writing Prospectus

Summary of Certificates	S-9
Summary of Terms	S-11
Risk Factors	S-42
Description of the Mortgage Pool	S-85
Transaction Parties	S-115
Description of the Certificates	S-142
Description of the Swap Contract	S-182
Servicing of the Mortgage Loans	S-185
Yield and Maturity Considerations	S-205
Certain Federal Income Tax Consequences	S-219
Certain ERISA Considerations	S-222
Legal Matters	S-224
Certain Legal Aspects of the Mortgage Loans	S-225
Ratings	S-226
Legal Investment	S-227
Index of Defined Terms	S-228
Prospectus
Summary of Prospectus	1
Risk Factors	10
Description of the Trust Funds	30
Yield and Maturity Considerations	37
The Sponsor	43
The Depositor	44
The Issuing Entity	44
Use of Proceeds	44
Description of the Certificates	44
Description of the Pooling Agreements	66
Description of Credit Support	78
Certain Legal Aspects of Mortgage Loans	81
Certain Federal Income Tax Consequences	93
State and Other Tax Considerations	124
Certain ERISA Considerations	124
Legal Investment	127
Method of Distribution	129
Incorporation of Certain Information by Reference	130
Where You Can Find More Information	131
Legal Matters	131
Financial Information	131
Rating	131
Index of Defined Terms	132

$1,980,793,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

J.P. Morgan Chase
Commercial Mortgage
Securities Trust 2006-LDP6
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2006-LDP6

Class A-1	$60,030,000
Class A-2	$155,890,000
Class A-3FL	$100,000,000
Class A-3B	$55,733,000
Class A-4	$820,579,000
Class A-SB	$103,816,000
Class A-1A	$204,959,000
Class A-M	$214,429,000
Class A-J	$163,503,000
Class X-2	$2,098,755,000
Class B	$48,247,000
Class C	$18,762,000
Class D	$34,845,000

FREE WRITING PROSPECTUS

JPMorgan

NOMURA

EHY Securities (USA), LLC
IXIS Securities North America Inc.
PNC Capital Markets LLC
Banc of America Securities LLC
Citigroup
Merrill Lynch & Co.

March     , 2006